As filed with the Securities and Exchange Commission on December 14, 2007

Registration No. 333-135982

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 3

to

Form S-11

FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933

OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Fidelity Property Income Trust

(Exact Name of Registrant as Specified in its Governing Instruments)

500 Salem Street

Smithfield, RI 02917

(401) 292-5000

(Address, Including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Pyramis Global Advisors Trust Company

500 Salem Street

Smithfield, RI 02917

Attention: John R. Barrie

(401) 292-5000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Ettore A. Santucci, Esq.

Eric J. Graham, Esq.

Goodwin Procter LLP

Exchange Place, 53 State Street

Boston, MA 02109

(617) 570-1000

Approximate date of commencement of proposed sale to the public:  As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission and the applicable state securities commissions is effective. This prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 14, 2007

P R O S P E C T U S

Fidelity Property Income Trust

$1,000,000,000 of Common Shares

This is the initial public offering of Fidelity Property Income Trust, or the trust. We were formed as an externally advised, open-ended real estate investment trust, or REIT, to invest primarily in a diversified pool of income-producing commercial real estate properties and other real estate related assets. Pursuant to an investment advisory agreement we will delegate to our advisor, Pyramis Global Advisors Trust Company, an affiliate of FMR Corp., authority to make decisions related to our and our controlled partnership’s day-to-day business. We intend to qualify the trust as a REIT for federal income tax purposes. We are not a mutual fund registered under the Investment Company Act of 1940, as amended, or the Investment Company Act.

We are selling up to $1,000,000,000 of our common shares to investors.

	Price to Public		Selling Commissions / Expenses(1)	Proceeds to Us
Per Share	$10.00	(2)	$0.00	100%
Total Maximum	$1,000,000,000	(3)	$0.00	100%

(1)	No selling commissions will be paid and all organizational and offering expenses related to this offering will be paid by us or our advisor. Our advisor, directly or through an affiliate, including FMR Corp., has funded approximately $ of organizational pre-offering expenses for which it has agreed not to seek reimbursement from us.
(2)	On the initial offering date, the per-share purchase price for our common shares will be $10.00. Thereafter, the per-share purchase price for our common shares in our continuous offering to the public will vary from day to day and, on any given day, will be equal to the trust’s net asset value, or NAV, divided by the number of common shares outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day. The trust’s NAV will be calculated by our advisor in accordance with our valuation guidelines. Our continuous offering of common shares is subject to continued compliance with the rules and regulations of the SEC and applicable state laws.
(3)	Includes the common shares being offered under our distribution reinvestment plan.

Our common shares are not listed on an exchange or other trading market. We do not intend to list our common shares for trading on an exchange or other trading market. In an effort to provide our shareholders with liquidity in respect of their investment in our common shares, we have adopted a redemption plan whereby on a daily basis, but subject to specified limitations, shareholders may request that the trust redeem all or any portion of their shares. The redemption price per share on any business day will be the same price per share at which new shares are offered to the public on that day, which will be equal to the trust’s per-share NAV. Subject to limited exceptions, shares redeemed within 270 days of the date of purchase will be subject to a short-term trading fee equal to 2% of the gross proceeds of such redemption. See “Our Principal Policies—Redemption of Shares.”

See “ Risk Factors” beginning on page 15 for certain risk factors relevant to an investment in our common shares, including, among others:

•	We have no operating history as a REIT or a public company;

•

While our controlled partnership has acquired an initial portfolio of assets, we have not yet identified any new assets to be purchased with the net proceeds of this offering and, therefore, you will not be able to evaluate such assets prior to our investment therein;

•

We may not be able to generate an amount of cash sufficient to satisfy all redemption requests. In addition, our board of trustees may suspend or terminate our redemption plan, or delay or reject any one or more redemption requests;

•

As an externally advised REIT, we are dependent on our advisor and may not be able to find a suitable replacement if our advisor terminates the investment advisory agreement or its key personnel are no longer available to us;

•	If we fail to qualify as a REIT for federal income tax purposes and no relief provisions apply, the trust’s NAV and cash available for distribution to our shareholders could materially decrease;

•

Our advisor will face conflicts of interest as a result of, among other things, time constraints, competition for investments and the fact that its advisory fee will be based on our NAV which will be calculated by our advisor.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE USE OF FORECASTS IN THIS OFFERING IS PROHIBITED. ANY REPRESENTATION TO THE CONTRARY AND ANY PREDICTIONS, WRITTEN OR ORAL, AS TO THE AMOUNT OR CERTAINTY OF ANY PRESENT OR FUTURE CASH BENEFIT OR TAX CONSEQUENCE WHICH MAY FLOW FROM AN INVESTMENT IN OUR COMMON SHARES IS NOT PERMITTED.

AN INVESTMENT IN OUR COMMON SHARES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE OUR COMMON SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

The date of this prospectus is                     , 2007

SUITABILITY STANDARDS

The following states require that certain investors in our common shares meet minimum income and/or net worth standards: Alabama, Arkansas, Arizona, California, Iowa, Kansas, Kentucky, Massachusetts, Michigan, Minnesota, Missouri, North Carolina, North Dakota, Nebraska, New Mexico, Ohio, Oregon, Pennsylvania, Rhode Island, Tennessee, Texas and Washington. In order to comply with these requirements, we have established financial suitability standards for initial shareholders in this offering and subsequent transferees. These suitability standards require that a purchaser of shares have either:

•	a gross annual income of at least $70,000 and a net worth of at least $70,000; or

•	a net worth of at least $250,000.

For purposes of determining whether you satisfy these standards, net worth should be calculated excluding the value of the investor’s home, furnishings and automobiles. In the case of sales to fiduciary accounts, the suitability standards described above must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares, or by the beneficiary of the account.

PLEASE NOTE: The income and net worth standards set forth above do not apply to participant-directed purchases under a 401(k) or other defined contribution plan where the authorized plan fiduciary has approved the trust’s common shares as an available investment option under the plan.

The trust recommends that investors diversify their investment portfolios. The States of Ohio and Kansas recommend that investors not invest more than 10% of their net worth in the trust and similar products.

The minimum investment in our shares for initial purchases from the trust is $2,500.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of our common shares in any state where such offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

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ABOUT THIS PROSPECTUS AND PROSPECTUS SUPPLEMENTS,

INCLUDING PRICING SUPPLEMENTS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a continuous offering process. Periodically, as we make material investments or have other material developments, we will provide a prospectus supplement, or file an amendment to the registration statement with the SEC, that may add, update or change information contained in this prospectus. We may also reflect the latest offering price and other relevant data concerning our continuous offering of common shares in periodic amendments to the registration statement.

We will provide a prospectus supplement in connection with the daily determination of the trust’s NAV and the calculation of NAV per common share, which will be both the price at which new common shares may be purchased and the price at which common shares will be redeemed pursuant to our redemption plan. We will endeavor to avoid interruptions in our continuous offering of common shares, including, to the extent permitted under the rules and regulations of the SEC, filing an amendment to the registration statement with the SEC on or before such time as the most recent offering price per share represents a 20% change from the $10.00 per share price set forth in the registration statement as originally declared effective by the SEC or the price per share set forth in the latest amendment thereto filed with the SEC. There can be no assurance, however, that our continuous offering will not be suspended while the SEC reviews such amendment, until it is declared effective.

Any statements that we make in this prospectus, as supplemented, will be modified or superseded by any inconsistent or updated statement made by us in a subsequent prospectus supplement or amendment to the registration statement. The registration statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this prospectus. You should read this prospectus, together with the most recent prospectus supplement or supplements furnished to you, and the related exhibits filed with the SEC. Please refer to the sections of this prospectus titled “Shareholder Information” and “Where You Can Find More Information” for additional instructions on how to purchase common shares and where to obtain up-to-date information about us.

QUESTIONS AND ANSWERS ABOUT THIS OFFERING

Below are some questions (and accompanying answers) we anticipate investors interested in this offering may have. See ‘‘Prospectus Summary” and the remainder of this prospectus for more detailed information about this offering. You should read this entire prospectus and the latest prospectus supplement furnished to you before deciding to purchase our common shares.

Q:	What is Fidelity Property Income Trust?

A:	We were formed as an externally advised, open-ended REIT to invest primarily in a diversified pool of income-producing commercial real estate properties and other real estate related assets. We seek to generate an attractive level of current income with the potential for capital appreciation, principally through moderately leveraged investments in U.S. core real estate, while maintaining low to moderate operating risk. “Core” real estate is defined generally as stabilized operating properties principally in the retail, office, industrial and multi-family sectors. It is anticipated that over time our commercial real estate property investment portfolio will reflect the broad trends and returns of the U.S. core commercial real estate property sector.

Although we intend to invest primarily in U.S. core real estate, we also intend to invest a portion of our assets in real estate related and other types of assets and investments, such as equity securities of other REITs, commercial mortgage-backed securities, or CMBS, corporate bonds, government securities and cash equivalents. In addition, we may invest a limited portion of our assets in non-core real estate and real estate located outside the United States. See “Investment Objectives, Strategy and Guidelines—Investment Guidelines.”

Q:	What is a real estate investment trust, or REIT?

A:	In general, a REIT is a company that:

•	combines the capital of many investors to acquire or provide financing for real estate;

•	generally offers the benefit of a diversified real estate portfolio under professional management;

•

is able to qualify as a REIT for U.S. federal income tax purposes and is therefore generally not subject to federal corporate income taxes on its net income that it currently distributes to its shareholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and shareholder levels) that generally results from investments in a corporation; and

•	must distribute to investors at least 90% of its annual REIT taxable income.

We are not currently qualified as a REIT, but we expect to qualify as a REIT beginning with our taxable year ending December 31 of the year in which the initial offering date occurs.

Q:	What is an open-ended REIT?

A:	We use the term “open-ended REIT” to describe an investment vehicle in which (1) equity securities of the REIT are continuously sold at a price based on the net asset value of the underlying assets and (2) investors have liquidity through an ability to request redemption of their interests at fair market value at a time of their choosing, with some specified limitations. An open-ended REIT also: (1) is dedicated to investing capital contributed by investors primarily in commercial real estate properties and to a limited extent in real estate related assets; (2) qualifies as a REIT for federal income tax purposes; and (3) has no set limits on the number of properties in which it can invest, the number of investors that can invest in it, or the period during which it can accept additional investors and remain active.

To date open-ended real estate funds of the kind described above have generally been offered primarily to institutional investors as a vehicle to acquire an equity interest in a portfolio of real estate assets. This is in contrast to mutual funds registered under the Investment Company Act which generally invest in the equity securities of real estate companies. We have structured the trust as an open-ended REIT to offer a similar opportunity to acquire an equity interest in a portfolio of assets to the broader universe of investors who are accustomed to other offerings by FMR Corp. or its consolidated subsidiaries, hereafter “Fidelity.”

Q:	What is an ‘‘UPREIT’’ and why is Fidelity Property Income Trust organized as an UPREIT?

A:	UPREIT stands for “Umbrella Partnership Real Estate Investment Trust.” An UPREIT is a REIT that holds all or substantially all of its assets through a partnership in which the REIT holds a controlling interest. We have elected to use an UPREIT structure for a number of reasons, including to (1) increase our appeal to certain institutional and other large investors willing to make significant commitments to us and (2) facilitate commercial real estate property acquisitions. The UPREIT structure may enhance our appeal to institutional and other large investors that are willing to make substantial investments in our controlled partnership and to contractually agree to more restrictive redemption terms than those in the trust’s redemption plan (including minimum time commitments or “lock ups” and less frequent redemptions) in exchange for advisory fees payable at rates lower than the 1.1% applicable to the trust. Due to certain restrictions in applicable tax laws, the typical REIT structure generally does not afford the REIT entity the opportunity to vary the advisory fee rate among its shareholders based on factors such as the respective investment sizes of and redemption terms applicable to such investors and, therefore, the ability to encourage investments from institutional and other large investors is comparatively limited. In addition, the UPREIT structure may facilitate commercial real estate property acquisitions by us, as it will provide a seller of appreciated property with the ability to defer taxable gain on the transfer of such property to us. In order to achieve this benefit, a seller may transfer the property to our controlled partnership in exchange for limited partnership interests. Such exchange could be made on a tax-free basis. Being able to offer a seller the opportunity to defer taxation of gain until the seller redeems its interests in the controlled partnership for cash may give us a competitive advantage in acquiring desired properties or investments relative to buyers who cannot offer this opportunity. See “Prospectus Summary—Our Structure” for a chart showing our ownership structure and our relationship with our advisor upon consummation of the formation transactions.

Q:	Who is the advisor and what will it do?

A:	We will be externally managed and advised by Pyramis Global Advisors Trust Company, or Pyramis, a New Hampshire chartered limited purpose trust company and an affiliate of FMR Corp. Pyramis is an investment management company focused on serving corporate and public retirement funds, endowments, foundations, other institutions and non-U.S. investors. It offers active and risk controlled domestic equity, international equity, fixed income and real estate disciplines. Pyramis employs over 400 people, including more than 150 dedicated investment professionals. Pursuant to an investment advisory agreement, which will be effective as of the initial offering date, we will delegate to our advisor authority to make decisions related to our and our controlled partnership’s day-to-day business, the acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations. Among other things, our advisor will provide marketing, investor relations and other administrative services. See “Our Advisor” for a more detailed description of the background and experience of select officers and key employees of our advisor that will be responsible for the advisory services provided to us as well as a detailed description of the services our advisor will provide to us.

Q:	What conflicts of interest will the advisor face?

A:	Conflicts of interest that our advisor will face are principally due to the following:

•

In addition to the services it will provide to us, our advisor will advise affiliates of FMR Corp. with respect to several investment programs that invest in commercial real estate properties and real estate related assets and other investments in which we may be interested. Our advisor has adopted allocation policies designed to address these potential conflicts of interests;

•

We will rely on the personnel of our advisor and its affiliates to manage our assets and daily operations. Our officers and our non-independent trustee are also officers of our advisor and therefore will face conflicts of interest in allocating their time, services and functions among the trust and other real estate programs or business ventures that our advisor organizes or serves. Our advisor has informed us that it and its affiliates will employ sufficient staff to be fully capable of discharging their responsibilities to us in light of the other real estate programs that from time to time will be advised or managed by our advisor; and

•

We may purchase commercial real estate properties from sellers with whom our advisor or its affiliates have purchased properties in the past and may purchase properties in the future. Our advisor has informed us that it will not consummate such purchases in a manner that it believes would result in a breach of any fiduciary obligations to the trust.

Q:	What is the experience of Fidelity Property Income Trust’s officers and trustees?

A:	Our management team has extensive experience investing in and managing commercial real estate properties. See “Management—Trustees and Executive Officers” for a detailed description of the experience of each of our executive officers and trustees.

Q:	What investment or ownership interests does FMR Corp. and its affiliates, including our advisor, have in us?

A:	A wholly owned subsidiary of FMR Corp., has invested $1,000 in the trust. An affiliate of FMR Corp. acts as the investment advisor to Fidelity’s family of mutual funds and FMR Corp. is the ultimate parent of our advisor. See “Our Advisor—Control of Our Advisor.” This nominal investment will be completely redeemed with a portion of the net proceeds received from the sale of our common shares on the initial offering date.

In anticipation of this offering and as part of the formation transactions described under “Structure and Formation of the Trust,” an affiliate of FMR Corp. provided up to $100 million of “seed” capital to our controlled partnership, as the initial limited partner. This initial equity capital, together with up to $100 million of proceeds from borrowings, will be used to acquire the initial portfolio of investments to be held by our controlled partnership. This initial portfolio will allow purchasers of our common shares on the initial offering date to acquire an interest in a portfolio of assets with a significant degree of diversification, as opposed to offerings in which the initial public investors provide the capital necessary to begin the enterprise’s investment activities. Even with the initial limited partner’s seed capital, however, we will face an initial ramp-up period following the initial offering date, which is discussed under the heading “Prospectus Summary—Initial Ramp-Up Period.” The initial limited partner has agreed that it will not seek to have any of its seed capital returned until the end of this initial ramp-up period. Therefore, until the gross value of the controlled partnership’s assets exceeds $500 million, the initial limited partner will continue to hold its investment as a limited partner in our controlled partnership while the trust’s investment as a general partner increases with the contribution of proceeds from this offering to the controlled partnership. We may also obtain investment capital from institutional or other investors who invest directly as limited partners in our controlled partnership rather than through the trust.

Upon the completion of our initial ramp-up period, the initial limited partner or its permitted assignee will be eligible to begin to withdraw its investment in our controlled partnership pursuant to the terms of a non-discretionary redemption program. According to the terms of this redemption program, each business day, to the extent such redemption does not cause the gross value of the controlled partnership’s assets to fall below $500 million, a portion of the amount designated for redemption by the initial limited partner equal to the lesser of (1) the remaining amount to be redeemed or (2) one-half of the sum of net proceeds

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from the sale of the trust’s common shares and interests in our controlled partnership on such day (after taking into account redemptions by existing shareholders and other limited partners and not including net proceeds generated from certain investors for whom Fidelity acts in a fiduciary capacity) will be redeemed. The initial limited partner, our advisor or one or more of our advisor’s affiliates will at all times maintain an aggregate investment in the trust or our controlled partnership equal to at least $200,000 or the minimum amount required by state regulators. See “Use of Proceeds.” The initial limited partner’s commitment to us and the limitations on withdrawal of its capital described above are conditioned on Pyramis or another affiliate of FMR Corp. acting as our advisor. If Pyramis’s relationship with us were to terminate and if we did not subsequently engage another affiliate of FMR Corp. to act as our advisor, the initial limited partner would have the right to seek a redemption of its limited partnership interest without restriction. See “Risk Factors—Risks Related to Our Relationship with Our Advisor and its Affiliates—The termination of Pyramis as our advisor and replacement with an entity that is not an affiliate of FMR Corp. would allow the initial limited partner to withdraw its seed capital without restriction” and “Description of Amended and Restated Partnership Agreement of Fidelity Property Income Trust Limited Partnership—Redemption Right/Exchange Right.”

Q:	What fees and expenses will Fidelity Property Income Trust incur in connection with the offering and on-going operations?

A:	We will incur various fees and expenses related to this offering and our on-going operations, including, but not limited to, legal and audit expenses, federal and state filing fees, printing expenses, transfer agent fees, marketing and distribution expenses and fees related to appraising and managing our commercial real estate properties. Our advisor will incur certain of these expenses and fees and we will reimburse them subject to certain limitations. In addition, the trust will pay our advisor an advisory fee for its services. This advisory fee will be payable quarterly in arrears and will accrue daily at the annualized rate of 1.1% of the trust’s daily NAV. See “Our Advisor—The Investment Advisory Agreement—Advisory Fee and Expense Reimbursements.” Our advisor, directly or through an affiliate, including FMR Corp., has agreed to fund organizational and pre-offering expenses through the effective date of the initial offering, in the approximate amount of $ , for which it has agreed not to seek reimbursement from us out of the proceeds from this offering or otherwise.

Q:	How will the payment of the advisory fee and other fees and expenses affect my invested capital?

A:	The fees and expenses that we pay, including the advisory fee, or for which we reimburse our advisor will reduce the amount that will be available to us to invest in our portfolio of assets and, therefore, will reduce the trust’s NAV.

Q:	Does Fidelity Property Income Trust currently own any assets?

A:	No. Upon consummation of the formation transactions, however, the trust will acquire an interest as general partner in the controlled partnership. Initially the controlled partnership will own the portfolio of assets purchased with the seed capital contributed by the initial limited partner and proceeds from borrowings. After the initial offering date, as additional net proceeds from this continuous offering are contributed by the trust to the controlled partnership, the controlled partnership will acquire additional assets.

Q:	What will Fidelity Property Income Trust do with the capital raised in this offering?

A:

On the initial offering date and thereafter on an ongoing basis, we intend to contribute the net proceeds from this offering, which are not used to pay the advisory fee and other expenses attributable to the trust’s operations or to fund redemptions of common shares, to our controlled partnership. Our controlled partnership will use the net proceeds received from us: (1) to reduce borrowings under our line of credit and repay indebtedness incurred under various financing instruments into which we may enter in anticipation of the formation transactions until we reach our target financial leverage; (2) to fund acquisitions and investments in accordance with our investment guidelines; (3) for working capital purposes; and/or (4) to fund redemptions of our common shares and interests in the controlled partnership (including, under certain circumstances, interests held by the initial limited partner or its permitted assignees). See “Use of Proceeds” and “Structure and Formation of the Trust.”

Q:	Who will choose the commercial real estate properties and other assets in which Fidelity Property Income Trust will invest?

A:	Our board of trustees will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the trust and our controlled partnership. Pursuant to an investment advisory agreement, which will be effective as of the initial offering date, however, we will delegate to our advisor authority to make decisions related to our and our controlled partnership’s day-to-day business, the acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations. The prior approval of our board of trustees will be required only for the acquisition or disposition of assets by the advisor that are not in accordance with our investment guidelines, which guidelines have been approved by our board of trustees.

Q:	Will Fidelity Property Income Trust invest in assets other than commercial real estate properties?

A:	Yes. Although we expect to invest at least 75% of our portfolio in commercial real estate properties, which we may own in their entirety or through joint ventures, we also intend to invest in a variety of real estate related assets, including debt and equity interests backed principally by real estate, such as CMBS, conventional and participating mortgage loans, common and preferred stock of REITs and other companies whose primary operations involve real estate, and cash, cash equivalents and other short-term investments, These investments are intended to help diversify our portfolio and assist us in achieving our objectives of maintaining a conservative balance sheet and sufficient liquidity to fund routine redemption requests from shareholders. Certain of our investments in real estate related assets, such as our investments in REITs and CMBS, may provide the potential for interest and dividend income as well as long-term capital appreciation. See “Investment Objectives, Strategies and Guidelines—Investment Guidelines.”

Q:	Will the advisor use any specific criteria when selecting a potential commercial real estate property acquisition?

A:	Yes. Our advisor has proposed and our board of trustees has adopted general investment and operating policies that list criteria to be considered prior to purchasing commercial real estate properties and other assets. See “Investment Objectives, Strategy and Guidelines—General Investment and Operating Policies.”

Q:	May Fidelity Property Income Trust acquire commercial real estate properties and other assets in joint ventures?

A:	We may acquire some of our commercial real estate properties and other assets in joint ventures. Joint ventures may allow us to acquire interests in commercial real estate properties and other assets without requiring that we fund the entire purchase price. In addition, certain commercial real estate properties and other assets may be available to us only through joint ventures. Using joint ventures may allow us to better diversify our portfolio of investments in terms of geographic region, property or asset type and industry group of our tenants.

Q:	What steps will Fidelity Property Income Trust take to make sure it purchases environmentally compliant commercial real estate properties?

A:

Our practices will include conducting, or requiring the seller to conduct, evaluations of the physical condition of commercial real estate properties and Phase I or similar environmental site assessments

(including a visual inspection for the potential presence of asbestos) in an attempt to identify potential environmental liabilities associated with a property prior to its acquisition. See “Risk Factors—Risks Related to Investments in Commercial Real Estate Properties—We could incur significant costs related to government regulation and private litigation over environmental matters” and “—Existing conditions at some of our commercial real estate properties may expose us to liability related to environmental matters.”

Q:	Will Fidelity Property Income Trust use leverage? If so, why?

A:	Yes. We believe the prudent use of financial leverage may allow us to acquire a more diverse portfolio and may provide higher returns to our shareholders. See “Investment Objectives, Strategy and Guidelines—Leverage.” The use of financial leverage, however, creates increased risk of loss if our investments fail to perform as expected. In addition, covenants in our debt instruments may limit our flexibility. See “Risk Factors—Risks Related to this Offering— Covenants in our debt agreements could adversely affect our financial condition” and “—Our indebtedness could adversely affect our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, low to moderate operating risk and an attractive level of current income.”

Although our declaration of trust contains the leverage limitation required by the Statement of Policy Regarding Real Estate Investment Trusts of the North American Securities Administration Association, Inc., or the NASAA Guidelines (i.e., the maximum amount of indebtedness we may incur generally is 300% of our net assets), we have a target leverage for the post initial ramp-up period of 25% of the gross value of our assets. Our controlled partnership has used significantly higher financial leverage than our 25% target to acquire its initial portfolio of commercial real estate properties with seed capital contributed by the initial limited partner, and has done so in anticipation of repaying some of the debt with some of the net proceeds from this offering. See “Use of Proceeds” and “Investment Objectives, Strategy And Guidelines—Initial Ramp-Up Period.”

Q:	What is the term or expected life of this offering?

A:	Pursuant to the registration statement of which this prospectus is a part, we have registered $1,000,000,000 of our common shares in anticipation of our initial public offering and a continuous offering that will begin immediately following the initial offering date and will not have a predetermined duration, subject to continued compliance with the rules and regulations of the SEC and applicable state laws. The amount we have registered pursuant to the registration statement is the amount we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Pursuant to this prospectus, we are offering to the public all of the common shares that we have registered. Though we have registered a fixed number of our common shares, we intend effectively to conduct a continuous offering of an unlimited number of our common shares over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. In certain states, however, the offering may continue for one year pursuant to initial clearance by applicable state authorities, after which we will need to renew the offering period for additional one-year periods (or longer, if permitted by the laws of each particular state).

Q:	What is the per-share purchase price?

A:

On the initial offering date, the per-share purchase price for our common shares will be $10.00. This amount represents the trust’s NAV divided by the number of common shares outstanding on the initial offering date prior to giving effect to any shares purchased on such date. On the initial offering date, prior to the consummation of the formation transactions, the trust’s NAV will consist solely of the $1,000 in cash initially invested by an affiliate of Fidelity in connection with the trust’s formation and the only common shares outstanding will consist of the 100 shares issued to such affiliate. Thereafter, the per-share purchase price for our common shares in our continuous offering to the public will vary from day to day and, on any given day, will be equal to the trust’s NAV divided by the number of common shares outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day. In this respect, there will be no difference to an investor between purchases made on the initial offering date and any subsequent date. In each case, the per-share purchase price for our common shares will be equal to the trust’s NAV divided by the number of common shares outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day. The value of the initial portfolio will not impact the trust’s NAV on the initial offering date because the net proceeds from the initial offering will be contributed by the trust to the controlled partnership in exchange for general partner interests representing a proportionate interest in the controlled partnership’s initial portfolio. The percentage interest the trust receives will be determined by dividing the amount of net proceeds contributed by the fair value of the controlled partnership’s net assets (including the net proceeds so contributed) on such date. See “Structure and Formation of the Trust.” The initial offering date is the first date on which our common shares are sold to the public. Such date will be determined by us and is expected to be promptly after the registration statement is declared effective by the SEC and cleared by the state securities regulators of the various states. The trust’s NAV will be calculated by our advisor in accordance with our valuation guidelines. See “Our Principal Policies—Valuation” and “Shareholder Information.”

Q:	How does Fidelity Property Income Trust calculate NAV?

A:	Our advisor will calculate the trust’s NAV after the end of each business day by subtracting the trust’s liabilities, including the advisory fee and other expenses attributable to the trust’s operations, from the trust’s assets, which will consist almost entirely of the value of the trust’s interest in the controlled partnership. The value of the trust’s interest in the controlled partnership will be equal to the trust’s percentage interest as the general partner of the controlled partnership multiplied by the difference between the controlled partnership’s assets (including its commercial real estate properties, real estate related assets and other investments) and its liabilities (including its debt and the expenses attributable to the controlled partnership’s operations). The trust’s percentage interest in the controlled partnership will fluctuate over time depending on: (1) the amount of proceeds raised from this offering that are contributed to the controlled partnership; (2) the amount of capital that the trust may withdraw from the controlled partnership to fund redemptions of common shares by existing shareholders or to pay liabilities or expenses of the trust; and (3) the amount of capital contributed to or withdrawn from our controlled partnership by other investors. The trust’s NAV per share as of the end of any business day will be determined by dividing the trust’s NAV by the number of its common shares outstanding as of the end of such day prior to giving effect to any share purchases or redemptions to be effected on such day.

The fair value of the controlled partnership’s investments will be the starting point for determining NAV. Our advisor has proposed and our board of trustees, including a majority of our independent trustees, has adopted valuation guidelines that contain a comprehensive set of methodologies that will be used by our advisor, our independent valuation expert, our third-party appraisal manager and our independent appraisers, as applicable, when valuing our commercial real estate properties and other assets and liabilities in connection with the calculation of the trust’s NAV. These valuation methodologies are largely based upon standard industry practices used by open-ended institutional and retail real estate funds. See “Our Principal Policies—Valuation.”

Q:	Will I be charged a commission or other sales expenses?

A:	If you purchase our shares through Fidelity Brokerage Services LLC, or FBS, which is an affiliate of FMR Corp., you will not be charged a commission or be responsible for sales expenses. If you purchase our shares through an investment professional, please speak with your investment professional to find out if any fees and/or commissions will be charged to you by your investment professional.

Q:	Is there any minimum investment required?

A:	Subject to limited exceptions, the minimum initial investment in our common shares is $2,500, and the minimum subsequent investment in our common shares is $250 per transaction. We may, in our sole discretion, waive these minimum investment amounts at any time. See “Shareholder Information.”

Q:	How do I buy common shares?

A:	If you choose to purchase common shares in this offering, you may do so through a Fidelity brokerage account. If you do not currently have a Fidelity brokerage account and would like to invest in us, you may need to complete an application. For more information about a Fidelity brokerage account, please visit Fidelity’s web site at www.fidelity.com, call 1-800-FIDELITY, or visit a Fidelity Investor Center (call 1-800-544-9797 for the center nearest you).

You may also buy our shares through a retirement account (such as an IRA or an account funded through salary deduction) or an investment professional. Fidelity retirement specialists are available at 1-800-544-4774 to answer your questions about Fidelity retirement products. See “Shareholder Information.”

Q:	If I buy common shares, will I receive distributions and how often?

A:	We intend to pay distributions to holders of our common shares on a quarterly basis. Any distributions we make, however, will be at the discretion of our board of trustees, in accordance with our earnings, cash flow, capital needs and general financial condition. Our board of trustees’ discretion as to the payment of distributions will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. To maintain our qualification as a REIT, we generally are required to make aggregate annual distributions to our shareholders of at least 90% of our REIT taxable income. See “Distribution Policy” and “Material United States Federal Income Tax Considerations.”

Q:	Will the distributions I receive be taxable as ordinary income?

A:	Yes and no. Generally, distributions that you receive will be considered ordinary income to the extent they are from current or accumulated earnings and profits. Dividends received from REITs are generally not eligible to be taxed at the lower rates applicable to dividends from taxable corporations. To the extent we recognize capital gains from sales of assets, we may pay capital gain distributions taxable at capital gain rates. In addition, because depreciation expense reduces taxable income but does not reduce cash available for the payment of distributions, and because we initially expect such depreciation expense to exceed our non-deductible expenditures, a portion of your distributions may be considered return of capital for tax purposes. These amounts will not be subject to tax immediately, but will instead reduce the tax basis of your investment. This in effect defers a portion of your tax until you redeem or sell your shares or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor’s tax implications are different, we suggest you consult with your tax advisor. See “Material United States Federal Income Tax Considerations.”

Q:	May I reinvest the distributions I may receive in common shares of Fidelity Property Income Trust?

A:	Yes. We have adopted a distribution reinvestment plan, which will be effective as of the initial offering date, whereby investors will be able to elect to have their cash distributions automatically reinvested in additional common shares. See “Our Principal Policies—Distribution Reinvestment Plan” and “Shareholder Information—Distribution Options—1. Reinvestment Option.” for more information regarding reinvestment of distributions you may receive from us.

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Q:	Will I be notified of how my investment is doing?

A:	Yes, we will provide you with periodic updates on the performance of your investment with us, including:

•	an annual report;

•	an annual IRS Form 1099-DIV and/or Form 1099-B, if required;

•	confirmation statements (after transactions affecting your balance, except reinvestment of distributions in us and certain transactions through automatic investment or withdrawal programs);

•	all material information regarding our distribution reinvestment plan and participation in it, including the tax consequences thereof, will be provided to participating shareholders annually; and

•	three quarterly financial reports.

Depending on legal requirements, we will provide this information to you via one or more of the following methods:

•	U.S. mail or other courier;

•	facsimile;

•	electronic delivery; and

•	posting on our website, www.fidelity.com.

In general, the above materials will be provided to you via U.S. mail unless you affirmatively elect to receive them via electronic delivery. Except for an annual report and any other reports required to be physically delivered to shareholders, we will not mail shareholders periodic or other reports we file with the SEC that are available to you on the SEC’s website at www.sec.gov.

In addition, our current NAV per share will be posted on our website after the end of each business day. Also, depending on how you purchased our common shares, you may receive additional reports; for example, if you purchase shares through a Fidelity brokerage account, you will receive monthly or quarterly account statements (detailing balances and all transactions completed in the account during the prior month or quarter).

Q:	When will I get my detailed tax information?

A:	Your Form 1099-DIV and/or Form 1099-B tax information, if required, will be mailed by January 31 of each year.

Q:	Will Fidelity Property Income Trust have a redemption plan?

A:	Yes. In an effort to provide our shareholders with liquidity in respect of their investment in our common shares, we have adopted a redemption plan, which will be effective as of the initial offering date, whereby on a daily basis, but subject to specified limitations, shareholders may request that the trust redeem all or any portion of their shares. See “Our Principal Policies—Redemption of Shares” for more information regarding this plan. Also see “Risk Factors—Risks Related to this Offering—Our ability to redeem our common shares may be limited and our board of trustees may suspend or terminate our redemption plan at any time.”

Q:	What is the redemption price?

A:

The redemption price per share on any business day will be the same price per share at which new shares are offered to the public on that day, which will be equal to the trust’s NAV divided by the number of its common shares outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day. Subject to limited exceptions, shares redeemed within 270 days of the date of purchase will be subject to a short-term trading fee equal to 2% of the gross proceeds payable with respect to the redemption of such shares. Short-term trading fees will inure to the benefit of the trust and will be used in the same manner as the net proceeds from this offering. See “Our Principal Policies—Redemption of Shares.”

Q:	Will the common shares be listed on a public exchange?

A:	No. We do not intend to list our common shares for trading on an exchange or other trading market. See “Risk Factors—Risks Related to this Offering—There is no current, and likely never will be a, public market for our common shares. In addition, redemption of common shares may be subject to a short-term trading fee.”

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your registered selling representative or:

Fidelity Property Income Trust

500 Salem Street

Smithfield, RI 02917

(401) 292-5000

PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information regarding the trust, including under the caption “Risk Factors,” and our financial statements and notes thereto, included elsewhere in this prospectus. References in this prospectus to the “initial offering date” refer to the first day our common shares are sold to the public pursuant to this offering. This prospectus is written in anticipation of the consummation of formation transactions that will occur in connection with the first public offering of common shares of the trust, but will continue to be used afterwards in connection with the continuous offering of our shares, as supplemented from time to time.

Unless the context otherwise requires or indicates, references in this prospectus to “we,” “the trust,” “our” and “us” refer to Fidelity Property Income Trust, a Maryland real estate investment trust, together with Fidelity Property Income Trust Limited Partnership, a Delaware limited partnership of which we will be the sole general partner as of the initial offering date and which we refer to in this prospectus as our “controlled partnership.” References in this prospectus to “Fidelity” refer to FMR. Corp. and its consolidated subsidiaries as a group.

Fidelity Property Income Trust

Overview

Fidelity Property Income Trust, a Maryland real estate investment trust, will invest primarily in a diversified pool of income-producing commercial real estate properties and other real estate related assets. We expect to qualify as a REIT for federal income tax purposes beginning with our taxable year ending December 31 of the year in which the initial offering date occurs. We were formed as an externally advised, open-ended REIT to pursue the investment objectives and strategies described elsewhere in this prospectus. We will focus on evaluating and selecting assets for investment or disposition, and will retain third-party managers for the day-to-day operation of the commercial real estate properties we acquire. We intend to hold our commercial real estate properties and other investments through our controlled partnership, of which we will be the sole general partner as of the initial offering date.

Our board of trustees will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the trust and our controlled partnership. Pursuant to an investment advisory agreement, which will be effective as of the initial offering date, however, we will delegate to our advisor authority to make decisions related to our and our controlled partnership’s day-to-day business, the acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations.

Upon consummation of the formation transactions, in connection with the initial public offering of our common shares, we will own an initial portfolio consisting of             commercial real estate properties located in              and             , containing a total of approximately             net rentable square feet acquired with seed capital provided by the initial limited partner of our controlled partnership, or the initial limited partner, which is an affiliate of FMR Corp., and proceeds from borrowings. This initial portfolio will allow purchasers of our common shares on the initial offering date to acquire an interest in a portfolio of assets with a significant degree of diversification, as opposed to offerings in which the initial public investors provide the capital necessary to begin the enterprise’s investment activities. Prior to the initial offering date, we will have no interest in the controlled partnership.

Our office is at 500 Salem Street, Smithfield, Rhode Island 02917. Our phone number is (401) 292-5000, and our web address is www.fidelity.com. The information on our website does not constitute a part of this prospectus.

Investment Objectives

We seek to generate an attractive level of current income with the potential for capital appreciation, principally through moderately leveraged investments in U.S. core real estate, while maintaining low to moderate operating risk. “Core” real estate is defined generally as stabilized operating properties principally in the retail, office, industrial and multi-family sectors. It is anticipated that over time our commercial real estate property investment portfolio will reflect the broad trends and returns of the U.S. core commercial real estate property sector.

Investment Strategy

We intend to achieve our investment objectives by investing primarily in a diversified pool of income-producing commercial real estate properties (such as retail, office, industrial and multi-family residential properties, to which we collectively refer in this prospectus as “commercial real estate properties”) and other real estate related assets (such as conventional and participating mortgage loans, commercial mortgage-backed securities and common and preferred stock of REITs and other companies whose primary operations involve real estate, to which we collectively refer in this prospectus as “real estate related assets”). We will employ a research-driven approach to market selection and asset allocation and focus on core real estate assets with high functionality, good construction quality and no known material environmental risks. We will concentrate our efforts on commercial real estate properties located in major and secondary U.S. metropolitan areas with positive long-term economic and demographic drivers. We may make investments alone or together with funds, accounts and investors, through holding company structures or joint ventures, real estate partnerships, real estate investment trusts or other collective investment vehicles.

Initial Ramp-Up Period

Since                     , 2007, our controlled partnership has been acquiring assets in anticipation of this offering using “seed” equity capital invested by the initial limited partner prior to the initial offering date, and borrowings under our line of credit or under mortgage loans secured by the acquired properties. See “Structure and Formation of the Trust” and “Material Agreements—Credit Agreement.” As of the date of this prospectus, the aggregate market value of the assets acquired by our controlled partnership, as determined in accordance with our valuation guidelines, is $             million. As of the date of this prospectus, the outstanding principal amount of our controlled partnership’s debt on an aggregate basis is $             million, of which $             million can be prepaid without penalty. Before giving effect to the receipt of any proceeds from this offering, our aggregate debt outstanding represents approximately       % of the gross value of our assets. See “Risk Factors—Risks Related to this Offering—Our indebtedness could adversely affect our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, low to moderate operating risk and an attractive level of current income.”

On the initial offering date and thereafter on an ongoing basis, we intend to contribute the net proceeds from this offering, which are not used to pay the advisory fee and other expenses attributable to the trust’s operations or to fund redemptions of common shares, to our controlled partnership. Our controlled partnership will use the net proceeds received from us: (1) to reduce borrowings under our line of credit and repay indebtedness incurred under various financing instruments into which we may enter in anticipation of the formation transactions until we reach our target financial leverage; (2) to fund acquisitions and investments in accordance with our investment guidelines; (3) for working capital purposes; and/or (4) to fund redemptions of our common shares and interests in the controlled partnership (including, under certain circumstances, interests held by the initial limited partner or its permitted assignees). See “Use of Proceeds” and “Structure and Formation of the Trust.” We intend to use net proceeds as provided above while managing our outstanding debt to be in line with our financial leverage target, which is 25% of the gross value of our assets. See “Investment Objectives, Strategy and Guidelines—Leverage.” The initial closing of this offering, however, is not conditioned upon receipt of any minimum amount of proceeds and, therefore, we cannot predict when or whether we will achieve this financial leverage target, because we cannot predict the timing or amount of receipt of proceeds from this offering or requests for redemptions. In addition, from time to time we may identify investment opportunities we find attractive and choose to consummate acquisitions of additional properties even if that may slow the pace at which we reduce our financial leverage and cause our financial leverage to remain higher than our target for a longer period of time than would otherwise be the case. Accordingly, we cannot anticipate the extent to which our aggregate debt outstanding will decrease as a percentage of the gross value of our assets from the current       %. We currently anticipate, however, that when the gross value of the controlled partnership’s assets exceeds $500 million, we will be in a position to manage the growth of our investments while maintaining our financial leverage in line with our 25% target, taking into consideration incremental capital we receive from purchasers of our common shares and from institutional or other investors who invest directly as limited partners in our controlled partnership as a well as cash required to fund redemptions of our common shares and limited partnership interests. See “Our Principal Policies—Redemption of Shares” and “Description of the Amended and Restated Partnership Agreement of Fidelity Property Income Trust Limited Partnership—Redemption Right/Exchange Right.”

In this prospectus we refer to the period from the initial offering date to the time when the gross value of the controlled partnership’s assets exceeds $500 million as our “initial ramp-up period.” During our initial ramp-up period we will balance the competing goals of growth/diversification of our portfolio and reduction of our financial leverage. We have adopted a gross asset value of $500 million as a proxy for when the size of our controlled partnership’s portfolio should be sufficient for our advisor to adhere more closely to our investment guidelines. We cannot predict how long the initial ramp-up period will last, and there can be no assurances that the gross value of our controlled partnership’s assets will in fact exceed $500 million. As a result of all the factors described in the preceding paragraphs, we expect that during the initial ramp-up period our financial leverage, which is currently         % of the gross value of our assets, will exceed our 25% target. Further, although we do not currently intend to increase our aggregate leverage percentage by incurring additional debt to fund acquisitions, if the market value of our assets decreases or we use debt to fund redemption requests, our aggregate outstanding debt as a percentage of the gross value of our assets may increase. In addition, during the initial ramp-up period, the diversification of our investments may not be in line with our long-term investment guidelines, which are discussed later in this prospectus. See “Investment Objectives, Strategy and Guidelines—Investment Guidelines,” “Risk Factors—Risks Related to this Offering—We may not be able to raise sufficient funds pursuant to this offering to achieve diversification of our portfolio and financial leverage consistent with our investment guidelines” and “Risk Factors—Risks Related to this Offering—Our indebtedness could adversely affect our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, low to moderate operating risk and an attractive level of current income.”

The initial limited partner has agreed that it will not seek to have any of its seed capital returned until the end of this initial ramp-up period. Therefore, until the gross value of the controlled partnership’s assets exceeds $500 million, the initial limited partner will continue to hold its investment as a limited partner in our controlled partnership while the trust’s investment as a general partner increases with the contribution of proceeds from this offering to the controlled partnership.

Upon the completion of our initial ramp-up period, the initial limited partner or its permitted assignee will be eligible to begin to withdraw its investment in our controlled partnership pursuant to the terms of a non-discretionary redemption program. According to the terms of this redemption program, each business day, to the extent such redemption does not cause the gross value of the controlled partnership’s assets to fall below $500 million, a portion of the amount designated for redemption by the initial limited partner equal to the lesser of (1) the remaining amount to be redeemed or (2) one-half of the sum of net proceeds from the sale of the trust’s common shares and interests in our controlled partnership on such day (after taking into account redemptions by existing shareholders and other limited partners and not including net proceeds generated from certain investors for whom Fidelity acts in a fiduciary capacity) will be redeemed. The initial limited partner, our advisor or one or more of our advisor’s affiliates will at all times maintain an aggregate investment in the trust or our controlled partnership equal to at least $200,000 or the minimum amount required by state regulators. See “Use of Proceeds.” The initial limited partner’s commitment to us and the limitations on withdrawal of its capital described above are conditioned on Pyramis or another affiliate of FMR Corp. acting as our advisor. If Pyramis’s relationship with us were to terminate and if we did not subsequently engage another affiliate of FMR Corp. to act as our advisor, the initial limited partner would have the right to seek a redemption of its limited partnership interest without restriction. See “Risk Factors—Risks Related to Our Relationship with Our Advisor and its Affiliates—The termination of Pyramis as our advisor and replacement with an entity that is not an affiliate of FMR Corp. would allow the initial limited partner to withdraw its seed capital without restriction” and “Description of Amended and Restated Partnership Agreement of Fidelity Property Income Trust Limited Partnership—Redemption Right/Exchange Right.”

Investment Guidelines

Our investment guidelines have been proposed by our advisor and adopted by our board of trustees. Our trustees will review our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, as often as they deem appropriate. Changes to our investment guidelines must be approved by our board of trustees. The guidelines described below relate to the period after the conclusion of the initial ramp-up period.

We expect that:

•	75% to 90% of our gross assets will be invested in commercial real estate properties, which we may own in their entirety or through joint ventures;

•

up to 15% of our gross assets will be invested in real estate related assets (e.g., debt and equity interests backed principally by real estate, such as CMBS, conventional and participating mortgage loans and common and preferred stock of REITs and other companies whose primary operations involve real estate); and

•	up to 10% of our gross assets will be invested in cash, cash equivalents and other short-term investments.

Notwithstanding the above, the actual percentage of our portfolio that is invested in each asset class may from time to time fall below or rise above the target levels provided above due to factors such as a large inflow of capital over a short period of time, a lack of attractive investment opportunities or an increase in anticipated cash requirements or redemption requests.

We anticipate that investments in individual commercial real estate properties will be diversified by property type and geography. We will follow the investment guidelines below with respect to our investments in commercial real estate properties:

•	no more than 15% of the gross value of our assets, or gross asset value, may be invested in any single commercial real estate property;

•	no more than 20% of our gross asset value may be invested, in the aggregate, in commercial real estate properties located in the same metropolitan statistical area;

•	no more than 5% of our gross asset value may be invested, in the aggregate, in commercial real estate properties located outside the United States; and

•	we will seek to maintain property type diversification with respect to our investments in commercial real estate properties according to the following target allocations:

• office	15 – 45%
• retail	15 – 35%
• industrial	15 – 35%
• multi-family	15 – 35%
• other	0 – 15%

These guidelines will be tested at the time of investment in a particular commercial real estate property and may be waived or amended at any time with the consent of our board of trustees. It is our intention also to seek to diversify our investments in real estate related assets, subject to maintenance of our REIT status, compliance with the operating company exception under ERISA’s plan assets regulation and maintenance of our exemption from the Investment Company Act.

Leverage

Our target leverage after the conclusion of the initial ramp-up period is 25% of the gross value of our assets. We may leverage our portfolio by assuming or incurring secured or unsecured asset-level or controlled partnership-level debt. An example of asset-level debt is a mortgage loan secured by an individual commercial real estate property or portfolio of commercial real estate properties incurred or assumed in connection with the acquisition of such property or portfolio of properties by us. An example of controlled partnership-level debt is borrowing under our line of credit. Borrowings under our line of credit may be used to fund acquisitions, to redeem shares or for any other corporate purpose.

Our target leverage will be 25% of the gross value of our assets, but our actual leverage is likely to be higher or lower depending on a number of factors, including the availability of attractive investment and disposition opportunities, inflows and outflows of capital and increases and decreases in the value of our portfolio. In particular, large outflows of capital over short periods of time could cause our leverage to be substantially higher than our 25% target. In an effort to have adequate cash available to support our redemption plan, we intend to reserve borrowing capacity under our line of credit of up to 25% of our gross asset value to fund redemptions. See “Our Principal Policies—Redemption of Shares.” We will consider actual borrowings used to fund redemptions when determining whether or not we are at our leverage target, but not unused borrowing capacity, including any unused portion of the line of credit reserved for redemptions. If, therefore, we are at our target leverage of 25% and we borrow additional amounts to fund redemptions our leverage could reach or, if the value of our portfolio decreases, exceed 50% of the gross value of our assets. We believe, however, that these extreme circumstances are unlikely to occur. In the event that our leverage exceeds our 25% target, regardless of the reason, we will thereafter endeavor to manage our leverage back down to our 25% target.

Our board of trustees may from time to time modify our debt policy as described above in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our declaration of trust and bylaws generally restrict the amount of indebtedness that we may incur to 300% of our net assets, but do not restrict the form of indebtedness we may incur (for example, we may incur recourse or non-recourse debt, cross collateralized debt, etc.). Notwithstanding the foregoing, our aggregate indebtedness may exceed such limit, but only if (1) such excess is approved by a majority of our independent trustees and (2) at least 80% of the trust’s net assets are comprised of first mortgage loans.

Our Advisor

We will be externally managed and advised by Pyramis Global Advisors Trust Company, which is an affiliate of FMR Corp. Pyramis is an investment management company focused on serving corporate and public retirement funds, endowments, foundations, other institutions and non-U.S. investors. It offers active and risk controlled domestic equity, international equity, fixed income and real estate disciplines. Pyramis employs over 400 people, including more than 150 dedicated investment professionals.

In 1993, Fidelity formed its Real Estate Group to broaden its historical investment activity in the U.S. property markets from investing in real estate securities to include private equity real estate and high yield real estate debt securities. Some of the investment professionals in the Real Estate Group became a part of Pyramis in connection with its establishment in 2005 to offer market insight and relative value perspective gained through public and private investing, as well as proprietary market and property fundamental research. All of the professionals who comprise the Real Estate Group, including the officers and employees who are part of Pyramis profiled under “Our Advisor,” are currently responsible for managing more than $15 billion of capital on behalf of 90 institutional clients as well as individual investors. For additional information about the historical experience of real estate programs sponsored by and/or managed by our advisor and its affiliates see “Our Advisor” included elsewhere in this prospectus.

Our board of trustees will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the trust and our controlled partnership. Pursuant to an investment advisory agreement, which will be effective as of the initial offering date, however, we will delegate to our advisor authority to make decisions related to our and our controlled partnership’s day-to-day business, the acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations.

Our advisor will be paid an advisory fee for its services, which advisory fee will accrue daily and be payable quarterly in arrears. The trust will pay an advisory fee to our advisor at the annualized rate of 1.1% of the trust’s daily net asset value, or NAV. Each limited partner in the controlled partnership will also pay an advisory fee to our advisor in respect of the capital invested directly in the controlled partnership by such limited partner. The advisory fee payable by the initial limited partner in respect of its investment in the controlled partnership will be at the same annualized rate of 1.1% applicable to the trust. Future limited partners will pay advisory fees at annualized rates that may be equal to or less than 1.1% of the daily net asset value of such partners’ respective interests in the controlled partnership. The trust and the limited partners will each bear economically advisory fees payable in respect of their respective investments. Payment by the trust of the advisory fee will be reflected in the trust’s NAV. The trust, in its capacity as general partner of the controlled partnership, will have the authority to admit additional limited partners to the controlled partnership from time to time and to approve advisory fee rates payable by such limited partners in respect of their investments that are less than 1.1%, if the trust’s board of trustees determines that doing so is in the best interests of the trust. In making such determinations, the trustees may take into consideration factors such as the size of the additional limited partners’ investments and the duration of the “lock up” or other redemption restrictions applicable to such investments.

Subject to certain limitations, we will reimburse our advisor for costs and expenses it incurs in connection with the services it provides to us. See “Our Advisor—The Investment Advisory Agreement.”

Fees and Expenses

We will pay our advisor, independent trustees, and certain affiliates the following fees and reimbursements in connection with their assistance in managing our business and assets:

Type of Compensation and Recipient	Method of Compensation	Estimated Amount
Advisory Fee—Our Advisor	The advisory fee is payable quarterly in arrears and will accrue daily at the annualized rate of 1.1% of the trust’s daily NAV. See “Our Advisor—The Investment Advisory Agreement—Advisory Fee and Expense Reimbursements.”	$ based on NAV of $ as of , 2007. The actual amounts to be paid will depend on NAV, which is expected to increase as we acquire additional properties.

Reimbursement for Costs and Expenses—Our Advisor	Subject to certain limitations, we will reimburse our advisor for costs and expenses it incurs in connection with the services it provides to us, including, but not limited to: (1) organization and offering expenses; (2) the annual cost of goods and services used by us and obtained from third parties; (3) expenses of managing and operating our properties; and (4) acquisition expenses related to the selection and acquisition of assets. Notwithstanding the foregoing, our advisor, directly or through an affiliate, including FMR Corp., has agreed to fund organizational and pre-offering expenses through the effective date of the initial offering, in the approximate amount of $ , for which it has agreed not to seek reimbursement from us out of the proceeds from this offering or otherwise.	The actual amounts to be paid will depend upon the actual amount of organization and offering expenses incurred by our advisor and its affiliates in connection with this offering, which cannot be determined at this time. These expenses are estimated to be approximately $ .

Independent Trustees’ Fees—Independent Trustees	We will pay each independent trustee an annual fee of $40,000 per year and $1,000 per meeting or teleconference meeting attended as compensation for his or her services as trustee.	The estimated aggregate compensation payable to the independent trustees as a group for a full fiscal year is approximately $ , assuming three independent trustees and meetings per year.

Servicing Fees—Fidelity Service Company	We will pay Fidelity Service Company, Inc. (“FSC”) to provide bookkeeping, accounting and related services, which will include, among other functions: calculating NAV and distributions for our shareholders and maintaining our portfolio and general accounting records.	FSC will receive a monthly fee based on our average daily net assets throughout the month. The annual rates for pricing and bookkeeping services for the trust are % of the first

Type of Compensation and Recipient	Method of Compensation	Estimated Amount
$ million of average net assets, % of average net assets between $ million and $ billion, % of average net assets between $ billion and $ billion, and % of average net assets in excess of $ billion.

Transfer Agent Fees—Fidelity Service Company	We will pay FSC for providing transfer agency, distribution disbursing, shareholder and other services.	FSC will receive a monthly fee equal to % of the trust’s average NAV determined as of the close of business on each business day throughout the month.

Property Management and Leasing Agents

We intend to hire local management companies to perform the day-to-day management services for our properties, including creating business plans for each property, supervising any on-site personnel, negotiating maintenance and service contracts, and providing advice on repairs and capital improvements. Each local manager will also recommend changes in rent schedules and create marketing and advertising programs to attain and maintain good occupancy rates by tenants. We may also hire leasing companies to perform or coordinate leasing and marketing services to fill any vacancies. The fees paid to the local management company, along with any leasing commissions and expenses, will reduce our cash flow from a property. See “Risk Factors—Risks Related to Investments in Commercial Real Estate Properties—We rely on third-party property managers to operate our properties and leasing agents to lease vacancies in our properties.”

Redemption of Shares

We expect that there will be no regular secondary trading market for our common shares. In an effort to provide our shareholders with liquidity in respect of their investment in our common shares, we have adopted a redemption plan, which will be effective as of the initial offering date, whereby on a daily basis, but subject to specified limitations, shareholders may request that the trust redeem all or any portion of their shares. The redemption price per share on any business day will be the same price per share at which new shares are offered to the public on that day, which will be equal to the trust’s NAV divided by the number of its common shares outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day. See “Description of the Amended and Restated Partnership Agreement of Fidelity Property Income Trust Limited Partnership—Capital Contributions.” The trust’s NAV will be determined in accordance with the procedures described in “Our Principal Policies—Valuation.” See also “Risk Factors—Risks Related to this Offering—Our ability to redeem our common shares may be limited and our board of trustees may suspend or terminate our redemption plan at any time.”

Subject to limited exceptions, shares redeemed within 270 days of the date of purchase will be subject to a short-term trading fee equal to 2% of the gross proceeds payable with respect to the redemption of such shares. Short-term trading fees will inure to the benefit of the trust and will be used in the same manner as the net proceeds from this offering.

We may, in our advisor’s discretion after taking our interests and the interests of our remaining shareholders into consideration, use proceeds from any available sources at our disposal to satisfy redemption requests, including, but not limited to, proceeds from sales of additional shares, cash flow from operations, sales of our liquid investments, incurrence of indebtedness and divestitures of our assets. In order to support redemptions we intend to use commercially reasonable efforts to (1) manage our portfolio with the objective of maintaining between 5% and 20% of our gross asset value in liquid investments and (2) reserve a significant amount of credit under our line of credit to be used principally to fund redemptions. Our objective is for our line of credit to afford us borrowing availability of up to 25% of our gross asset value to fund redemptions. As our assets increase, however, it may not be commercially feasible or we may not be able to secure a line of credit of that size. Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund redemptions or for other corporate purposes. For important information and a more detailed description of our redemption policies, see “Our Principal Policies—Redemption of Shares” and “Shareholder Information.”

Valuation

Our advisor will calculate the trust’s NAV after the end of each business day by subtracting the trust’s liabilities, including the advisory fee and other expenses attributable to the trust’s operations, from the trust’s assets, which will consist almost entirely of the value of the trust’s interest in the controlled partnership. The value of the trust’s interest in the controlled partnership will be equal to the trust’s percentage interest as the general partner of the controlled partnership multiplied by the difference between the controlled partnership’s assets (including its commercial real estate properties, real estate related assets and other investments) and its liabilities (including its debt and the expenses attributable to the controlled partnership’s operations). The trust’s percentage interest in the controlled partnership will fluctuate over time depending on: (1) the amount of proceeds raised from this offering that are contributed to the controlled partnership; (2) the amount of capital that the trust may withdraw from the controlled partnership to fund redemptions of common shares by existing shareholders or to pay liabilities or expenses of the trust; and (3) the amount of capital contributed to or withdrawn from our controlled partnership by other investors. The trust’s NAV per share as of the end of any business day will be determined by dividing the trust’s NAV by the number of its common shares outstanding as of the end of such day prior to giving effect to any share purchases or redemptions to be effected on such day.

The fair value of the controlled partnership’s investments will be the starting point for determining NAV. Our advisor has proposed and our board of trustees, including a majority of our independent trustees, has adopted valuation guidelines that contain a comprehensive set of methodologies that will be used by our advisor, our independent valuation expert, our third-party appraisal manager and our independent appraisers, as applicable, when valuing our commercial real estate properties and other assets and liabilities in connection with the calculation of the trust’s NAV. These valuation methodologies are largely based upon standard industry practices used by open-ended institutional and retail real estate funds. See “Our Principal Policies—Valuation.”

Upon the recommendation of our advisor, we will retain an independent valuation expert, and we have retained a third-party appraisal manager, to assist in the valuation of our commercial real estate properties, which will be appraised by an independent appraiser at least once during every calendar year after the respective calendar years in which such properties were acquired. The independent valuation expert will provide broad oversight and approval of our commercial real estate valuation process and our third-party appraisal manager will calculate quarterly valuations of our commercial real estate properties and manage the independent appraisers. We expect to engage only one independent valuation expert and only one third-party appraisal manager at any given time. We will only engage independent valuation experts and third-party appraisal managers that are engaged to a substantial extent in the business of rendering opinions regarding the value of commercial real estate properties of the type held by us.

Neither our independent valuation expert nor our third-party appraisal manager will be an affiliate of us, our advisor or Fidelity. In addition, our independent valuation expert will not have any other material current or prior business or personal relationships with our advisor or our trustees. Our board of trustees may replace the independent valuation expert or the third-party appraisal manager at any time. For more important information, including a summary of the valuation guidelines and a description of our contracts with the independent valuation expert and the third-party appraisal manager, see “Our Principal Policies—Valuation—Valuation Guidelines,” “Material Agreements—Independent Valuation Expert Agreement” and “Material Agreements—Appraisal Manager Agreement.”

Our Structure

The following chart shows our ownership structure and our relationship with our advisor upon consummation of the formation transactions. The Trust, as general partner of the controlled partnership, has the authority to admit additional limited partners to the controlled partnership from time to time. Our controlled partnership owns commercial real estate properties and other assets depicted below, directly or indirectly, generally through special purpose entities. See “Structure and Formation of the Trust.”

Conflicts of Interest

We are subject to conflicts of interest arising out of our relationships with our advisor and its affiliates. Our trustees have an obligation to act on our behalf in all situations in which a conflict of interest may arise and have a fiduciary obligation to act on behalf of our shareholders. These conflicts arise principally from our officers’ and our non-independent trustee’s employment with our advisor or its affiliates, insofar as their duties and commitments in addition to managing our business, may conflict with our business and interests, including with respect to matters related to:

•	allocation of management time and services; and

•	allocation of investment opportunities.

In an effort to eliminate certain conflicts of interest, our board of trustees has adopted a policy that prohibits our officers and trustees from owning any of our common shares. In addition, our declaration of trust contains provisions, and our advisor has adopted policies and procedures, that are designed to eliminate many of the various conflicts of interest arising out of our relationships with our advisor and its affiliates.

Our advisor also will face a conflict of interest because it will be paid an advisory fee that is based on the trust’s daily NAV, which daily NAV will be calculated by our advisor. Moreover, the calculation of NAV by our advisor includes certain subjective judgments on the part of the advisor, including estimates of market value of particular assets, and therefore may not correspond to realizable value upon a sale of those assets.

In addition, our duties as general partner to our controlled partnership and its limited partners may come into conflict with the duties of our trustees and officers to the trust and our shareholders. See “Conflicts of Interest.” Also see “Risk Factors—Risks Related to Our Relationship with Our Advisor and its Affiliates—There are conflicts of interest in our relationship with our advisor and its affiliates, which could result in decisions that are not in the best interest of our shareholders” and “Risk Factors—Risk Related to an Investment in our Shares—Conflicts of interest may arise between holders of our common shares and holders of partnership interests in our controlled partnership.”

Restrictions on Ownership of Our Shares

Our declaration of trust generally prohibits any person (other than a person who has been granted an exception, or an excepted holder) from actually or constructively owning more than 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding common shares or 9.8% (by value) of the aggregate of all classes and series of our outstanding shares of beneficial interest. Our declaration of trust permits exceptions to be made for shareholders provided our board of trustees determines such exceptions will not jeopardize our qualification as a REIT.

Our Tax Status

Commencing with our taxable year ending December 31 of the year in which the initial offering date occurs, we intend to operate in a manner that will allow us to qualify as a REIT under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, or the Code. We believe that we are organized in conformity with, and that our proposed ownership and method of operation will enable us to meet, the requirements for qualification and taxation as a REIT under the Code. We have received an opinion of our counsel, Goodwin Procter LLP, to that effect.

To qualify as a REIT, we must meet a number of organizational and operational requirements, including a requirement that we annually distribute at least 90% of our net taxable income, excluding net capital gains, to our shareholders. As a REIT, we generally will not be subject to U.S. federal income tax on taxable income that we currently distribute to our shareholders. If we fail to qualify as a REIT in any taxable year, we will be subject to U.S. federal income tax at regular corporate rates and, unless certain relief provisions apply, we will be precluded from electing to qualify as a REIT for four years following the year of disqualification. Even if we qualify for taxation as a REIT, we may be subject to some U.S. federal, state and local taxes on our income or property. See “Risk Factors—Risks Related to Our Status as a REIT—Failure to qualify as a REIT would have significant adverse consequences to us.”

Our Status Under the Investment Company Act

We do not believe that we are required and do not intend to register as an investment company under the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that would restrict our activities and significantly increase our operating expenses. See “Risk Factors—Risks Related to this Offering—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

ERISA Considerations

The Employee Retirement Income Security Act of 1974, as amended, or ERISA, is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor, or the DOL, under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA, or ERISA Plans, and their legal advisors.

It is intended that we will qualify as a “venture capital operating company,” our controlled partnership will qualify as a “real estate operating company” and that all of our common shares that will be acquired by ERISA Plans or plans that are not subject to ERISA, but are subject to Section 4975 of the Code, such as individual retirement accounts, will qualify as “publicly offered securities,” in each case, within the meaning of 29 C.F.R. §2510.3-101. Consequently, we will proceed on the basis that our assets will not constitute “plan assets” and that we therefore will not be subject to Title I of ERISA or Code Section 4975. See “ERISA Considerations.”

The Offering

Maximum Offering	$1,000,000,000 of common shares(1)

Minimum Initial Investment	$2,500 of common shares(2)

Minimum Subsequent Investment	$250 of common shares(2)

Price

On the initial offering date, the per-share purchase price for our common shares will be $10.00. Thereafter, the per-share purchase price for our common shares in our continuous offering to the public will vary from day to day and, on any given day, will be equal to the trust’s NAV divided by the number of common shares outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day. The trust’s NAV will be calculated by our advisor in accordance with our valuation guidelines.

Use of Proceeds

On the initial offering date and thereafter on an ongoing basis, we intend to contribute the net proceeds from this offering, which are not used to pay the advisory fee and other expenses attributable to the trust’s operations or to fund redemptions of common shares, to our controlled partnership. Our controlled partnership will use the net proceeds received from us: (1) to reduce borrowings under our line of credit and repay indebtedness incurred under various financing instruments into which we may enter in anticipation of the formation transactions until we reach our target financial leverage; (2) to fund acquisitions and investments in accordance with our investment guidelines; (3) for working capital purposes; and/or (4) to fund redemptions of our common shares and interests in the controlled partnership (including, under certain circumstances, interests held by the initial limited partner or its permitted assignees). See “Use of Proceeds” and “Structure and Formation of the Trust.”

Distribution Policy

Consistent with our objective of qualifying as a REIT, we expect to pay quarterly distributions and to distribute at least 90% of our REIT taxable income every year. Any distributions we make, however, will be at the discretion of our board of trustees, in accordance with our earnings, cash flow, capital needs and general financial condition. Except to the extent necessary to satisfy the REIT distribution requirements, we intend to pay our first distribution with respect to the first full quarter ending after the initial offering date. We cannot assure you that our intended distribution policy will be sustained. See “Distribution Policy.”

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan, which will be effective as of the initial offering date, whereby investors will be able to elect to have their cash distributions automatically reinvested in additional common shares. Investors who are not investing through a tax-advantaged retirement account and who elect to participate in our distribution reinvestment plan will most likely be taxed on their share of our taxable income even though they will not receive any cash distributions. We may end the distribution reinvestment plan at any time. See “Our Principal Policies—Distribution Reinvestment Plan” and “Shareholder Information—Distribution Options—1. Reinvestment Option.”

Redemption Plan

In an effort to provide our shareholders with liquidity in respect of their investment in our common shares, we have adopted a redemption plan, which will be effective as of the initial offering date, whereby on a daily basis, but subject to specified limitations, shareholders may request that the trust redeem all or any portion of their shares. The redemption price per share on any business day will be the same price per share at which new shares are offered to the public on that day, which will be equal to the trust’s NAV divided by the number of its common shares outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day. See “Risk Factors—Risks Related to this Offering—Our ability to redeem our common shares may be limited and our board of trustees may suspend or terminate our redemption plan at any time.”

Common Shares Listing	Our common shares are not listed on an exchange or other trading market. We do not intend to list our common shares for trading on an exchange or other trading market.

(1)	We intend effectively to conduct a continuous offering of an unlimited number of our common shares over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act; however, in certain states this offering is subject to annual extensions.
(2)	We may, in our sole discretion, waive these minimum investment amounts at any time. See “Shareholder Information—Minimums.”

RISK FACTORS

Investment in our common shares involves risks. You should carefully consider the following risk factors in addition to the other information contained in this prospectus and the latest prospectus supplement furnished to you before purchasing our common shares. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled “Statements Regarding Forward-Looking Information.”

Risks Related to this Offering

We have no operating history as a REIT or a public company.

We have no operating history as a REIT or a public company. We will rely on our advisor to implement our operating policies and strategies, and on our board of trustees to make important decisions. Neither our advisor nor any of our trustees has advised or managed a REIT previously. We cannot assure you that our past experience will be sufficient to successfully operate the trust as a REIT or a public company. If we fail to maintain our REIT status, our cash flow, and therefore our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income, could be materially adversely affected. See “—Risks Related to Our Status as a REIT—Failure to qualify as a REIT would have significant adverse consequences to us.”

While our controlled partnership has acquired an initial portfolio of assets, we have not yet identified any new assets to be purchased with the net proceeds of this offering and, therefore, you will not be able to evaluate such assets prior to our investment therein.

We have not yet identified the assets to be purchased with the net proceeds of this offering. Therefore, there could be a substantial delay between the time you invest in shares and the time the net proceeds are invested by us. This could cause a substantial delay in the time it takes for your investment to realize its full potential return, and could adversely affect your total return. If we fail to timely invest the net proceeds of this offering or to invest in quality assets, our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income, could be materially adversely affected. In addition, because we have not identified the assets to be purchased with the net proceeds of this offering, uncertainty and risk is increased to investors as they will be unable to evaluate the manner in which the net proceeds are to be invested and the economic merit of a particular asset prior to the investment.

We may not be able to raise sufficient funds pursuant to this offering to achieve diversification of our portfolio and financial leverage consistent with our investment guidelines.

Our ability to diversify our investments adequately, both geographically and by type of properties purchased, will be limited by the amount of funds at our disposal. The amount we have to invest will depend on the amount raised in this offering and the amount of money we are able to borrow. Lack of diversification would increase the potential adverse effect on us and you. Similarly, our ability to reach our financial leverage target primarily will depend on the amount of funds we are able to generate pursuant to this offering. If we fail to reach our financial leverage target, we will face an increased risk of loss if our investments fail to perform as expected.

There is no current, and likely never will be a, public market for our common shares. In addition, redemption of common shares may be subject to a short-term trading fee.

There is no current, and we do not expect there ever will be, a public market for our common shares and, therefore, redemption of common shares by us will likely be the only way for you to dispose of your common shares promptly. Subject to limited exceptions, common shares redeemed within 270 days of the date of purchase will be subject to a short-term trading fee equal to 2% of the gross proceeds payable with respect to the redemption of such common shares. Such fee will inure to the benefit of the trust. See “Our Principal Policies—Redemption of Shares” for a description of our redemption plan.

Our ability to redeem our common shares may be limited and our board of trustees may suspend or terminate our redemption plan at any time.

Our ability to redeem our common shares may be limited. Although we do not intend to maintain any quantitative ceilings or other automatic limitations on the number of our common shares that may be redeemed at any particular time, we may not always hold, particularly during our initial ramp-up period, or be able to borrow or generate, an amount of cash sufficient to satisfy all redemption requests. The general illiquid nature of real estate assets may at times limit our ability to generate an amount of cash sufficient to satisfy redemption requests. In addition, our board of trustees, in its reasonable discretion, may suspend or terminate our redemption plan, or delay or reject any one or more redemption requests, at any time, including if our board of trustees determines that such suspension, termination, delay or rejection is in our or our shareholders’ best interest or is necessary or advisable to protect non-redeeming shareholders, to ensure our continued qualification as a REIT for federal income tax purposes, to avoid any change in our tax or regulatory status or to avoid any violation of applicable law, rule or regulation. See “Our Principal Policies—Redemption of Shares” for a description of our redemption plan.

Rising market interest rates or other events that may cause our shareholders to seek to redeem their shares may materially adversely affect our cash flow and therefore our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income.

An increase in market interest rates and other events, such as the general negative performance of the commercial real estate property sector, could cause our shareholders to seek to redeem their shares. Though we may be able to satisfy all resulting redemption requests, our cash flow could be materially adversely affected. In addition, as we may be required to sell valuable assets to satisfy redemption requests, our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income, could be materially adversely affected.

We may change our investment and operational policies without shareholder consent.

Except for changes to the investment policies and investment restrictions contained in our declaration of trust, which requires shareholder consent to amend, we may change our investment and operational policies, including our policies with respect to investments, acquisitions, growth, operations, indebtedness, capitalization and distributions, at any time without the consent of our shareholders, which could result in our making investments that are different from, and possibly riskier than, the types of investments described in this prospectus. A change in our investment strategy may, among other things, increase our exposure to interest rate risk, default risk and commercial real estate property market fluctuations, all of which could materially adversely affect our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income.

We have owned our properties for a limited time.

Upon consummation of the formation transactions, we will own        properties, containing a total of approximately net rentable square feet. Prior to the initial offering date, we will have no interest in the controlled partnership. All of the properties that we will own upon the consummation of the formation transactions have been owned by the controlled partnership for less than one year. These properties may have characteristics or deficiencies unknown to us that could affect such properties’ valuation or revenue potential. There can be no assurance that the operating performance of the properties will not decline under our management.

Covenants in our debt agreements could adversely affect our financial condition.

The mortgages on our properties will likely contain customary covenants such as those that will limit our ability, without the prior consent of the lender, to immediately repay the mortgage without penalty, to further mortgage the applicable property or to discontinue insurance coverage. Our line of credit will contain customary restrictions, requirements and other limitations on our ability to incur indebtedness. Our continued ability to borrow under our line of credit will be subject to compliance with financial and other covenants. In addition, our failure to comply with such covenants could cause a default under the applicable debt agreement, and we may then be required to repay such debt with capital from other sources. Under those circumstances, other sources of capital may not be available to us, or be available only on unattractive terms. Additionally, in the future our ability to satisfy current or prospective lenders’ insurance requirements may be adversely affected if lenders generally insist upon greater insurance coverage than is available to us in the marketplace or on commercially reasonable terms.

We will use debt financing, including borrowings under our line of credit and debt secured by individual properties, to finance our acquisition activities and for working capital. If we are unable to obtain debt financing from these or other sources, or to refinance existing indebtedness upon maturity, our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income, could be materially adversely affected. If we breach covenants in our debt agreements, the lenders could declare a default and, if the debt is secured, could take possession of the property securing the defaulted loan through the foreclosure of their mortgage rights. In addition, our debt agreements may contain specific cross-default provisions with respect to specified other indebtedness, giving such lenders the right to declare a default on otherwise non-defaulted loans if we are in default under other loans in some circumstances. If we are unable to obtain debt financing from these or other sources, we are unable to refinance existing indebtedness upon maturity or we default under our debt agreements, our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income could be materially adversely affected.

Our indebtedness could adversely affect our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, low to moderate operating risk and an attractive level of current income.

Since                     , 2007, our controlled partnership has been acquiring assets in anticipation of this offering using “seed” equity capital invested by the initial limited partner prior to the initial offering date, and borrowings under our line of credit or under mortgage loans secured by the acquired properties. See “Structure and Formation of the Trust” and “Material Agreements—Credit Agreement.” As of the date of this prospectus, the aggregate market value of the assets acquired by our controlled partnership, as determined in accordance with our valuation guidelines, is $             million. As of the date of this prospectus, the outstanding principal amount of our controlled partnership’s debt on an aggregate basis is $             million, of which $             million can be prepaid without penalty. Before giving effect to the receipt of any proceeds from this offering, our aggregate debt outstanding represents approximately       % of the gross value of our assets.

On the initial offering date and thereafter on an ongoing basis, we intend to contribute the net proceeds from this offering, which are not used to pay the advisory fee and other expenses attributable to the trust’s operations or to fund redemptions of common shares, to our controlled partnership. Our controlled partnership will use the net proceeds received from us: (1) to reduce borrowings under our line of credit and repay indebtedness incurred under various financing instruments into which we may enter in anticipation of the formation transactions until we reach our target financial leverage; (2) to fund acquisitions and investments in accordance with our investment guidelines; (3) for working capital purposes; and/or (4) to fund redemptions of our common shares and interests in the controlled partnership (including, under certain circumstances, interests held by the initial limited partner or its permitted assignees). See “Use of Proceeds” and “Structure and Formation of the Trust.” We intend to use net proceeds as provided above while managing our outstanding debt to be in line with our financial leverage target, which is 25% of the gross value of our assets. See “Investment Objectives, Strategy and Guidelines—Leverage.” The initial closing of this offering, however, is not conditioned upon receipt of any minimum amount of proceeds and, therefore, we cannot predict when or whether we will achieve this financial leverage target, because we cannot predict the timing or amount of receipt of proceeds from this offering or requests for redemptions. In addition, from time to time we may identify investment opportunities we find attractive and choose to consummate acquisitions of additional properties even if that may slow the pace at which we reduce our financial leverage and cause our financial leverage to remain higher than our target for a longer period of time than would otherwise be the case. Accordingly, we cannot anticipate the extent to which our aggregate debt outstanding will decrease as a percentage of the gross value of our assets from the current       %. Furthermore, in an effort to have adequate cash available to support our redemption plan, we intend to reserve borrowing capacity under our line of credit of up to 25% of our gross asset value to fund redemptions. We will consider actual borrowings used to fund redemptions when determining whether or not we are at our leverage target, but not unused borrowing capacity, including any unused portion of the line of credit reserved for redemptions. If, therefore, we are at our post-initial ramp-up period target leverage of 25% and we borrow additional amounts to fund redemptions our leverage could reach or, if the value of our portfolio decreases, exceed 50% of the gross value of our assets. In the event that our leverage exceeds our 25% target, regardless of the reason, we will thereafter endeavor to manage our leverage back down to our 25% target.

During our initial ramp-up period we will balance the competing goals of growth/diversification of our portfolio and reduction of our financial leverage. We have adopted a gross asset value of $500 million as a proxy for when the size of our controlled partnership’s portfolio should be sufficient for our advisor to adhere more closely to our investment guidelines. We cannot predict how long the initial ramp-up period will last, and there can be no assurances that the gross value of our controlled partnership’s assets will in fact exceed $500 million. As a result of all the factors described in the preceding paragraphs, we expect that during the initial ramp-up period our financial leverage, which is currently     % of the gross value of our assets, will exceed our 25% target.

Therefore, at least until the conclusion of the initial ramp-up period we will be subject to risks associated with a more highly leveraged company. Our indebtedness could have important consequences to you. For example, it could:

•	require us to use a large portion of our cash to pay principal and interest on our indebtedness, which could reduce the availability of our cash flow and cash available for distribution to you;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	restrict us from making acquisitions or attractive investments;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds and dispose of assets.

In addition, certain of our borrowings, including borrowings under our line of credit may bear interest at variable rates. If these rates were to increase significantly, our ability to borrow additional funds may be reduced and the risks related to our indebtedness may increase. See “Material Agreements—Credit Agreement.” In addition, we may incur additional debt that bears interest at variable rates.

If we are unable to satisfy our obligations, we could be forced to restructure or refinance our obligations, seek additional equity and debt financing or sell assets. We may be unable to restructure or refinance these obligations, obtain equity financing or sell assets in a timely manner on terms satisfactory to us or at all. If we are unable to restructure or refinance our obligations, we may default under our obligations. An acceleration of our indebtedness would make it more difficult for us to redeem your shares pursuant to any redemption request.

Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income.

We may seek to manage our exposure to interest rate volatility by using interest rate hedging arrangements, such as interest rate cap or collar agreements and interest rate swap agreements. These agreements involve risks, such as the risk that counterparties may fail to honor their obligations under these arrangements and that these arrangements may not be effective in reducing our exposure to interest rate changes. These interest rate hedging arrangements may create additional assets and/or liabilities from time to time that may be held or liquidated separately from the underlying property or loan for which they were originally established. We have adopted a policy relating to the use of derivative financial instruments to hedge interest rate risks related to our borrowings. This policy governs our use of derivative financial instruments to manage the interest rates on our variable rate borrowings. See “Investment Objectives, Strategy and Guidelines—General Investment and Operating Policies—Other Policies.” As of the date of this prospectus, we have entered into interest rate swap agreements for $         million of our variable rate debt with an effective date as of                     , 2007. As a result, approximately       % of our total indebtedness as of                     , 2007, was subject to fixed interest rates. Hedging may reduce the overall returns on our investments. Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income.

Because this offering will not be underwritten, you will not have the benefit of an independent review of us, including our operations, internal controls and properties, or this prospectus customarily undertaken in underwritten offerings.

Generally, offerings of securities to the public are underwritten by an independent third-party “underwriter” within the meaning of the Securities Act. The structure of this offering does not require the use of an underwriter as we will issue common shares directly to investors, and thus you will not have the benefit of an independent review of us or this prospectus. The absence of an independent due diligence review increases the risks and uncertainty you face as a potential investor in our common shares.

Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.

We do not intend to register as an investment company under the Investment Company Act. If we were obligated to register as an investment company, we would have to comply with a variety of substantive requirements under the Investment Company Act that impose, among other things:

•	limitations on capital structure;

•	restrictions on specified investments;

•	prohibitions on transactions with affiliates;

•	compliance with reporting, record keeping, voting and proxy disclosure requirements; and

•	other rules and regulations that would significantly increase our operating expenses.

Generally, a company is an “investment company” and required to register under the Investment Company Act if, among other things, it holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. As an alternative to the 40% of assets test described above, Rule 3a-1 promulgated under the Investment Company Act provides flexibility by exempting from the definition of “investment company” a company that maintains at least 55% of the value of its assets (exclusive of government securities and cash items) and derives at least 55% of its net income after taxes (for the past four fiscal quarters combined) in securities other than government securities, securities issued by employees’ securities companies, securities issued by certain majority owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company, provided that certain other requirements are met. We believe we currently are not required to register under the Investment Company Act and we intend to continue to conduct our operations so as not to have to do so.

To maintain compliance with the exemptions from the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may be unable to purchase securities we would otherwise want to purchase. If we were required to register as an investment company, but failed to do so, we would be prohibited from engaging in our business, and criminal and civil actions could be brought against us. In addition, our contracts would be unenforceable unless a court were to require enforcement, and a court could appoint a receiver to take control of us and liquidate our business.

Your investment return may be reduced because we intend to qualify as a venture capital operating company under ERISA.

We intend to qualify as a “venture capital operating company” under ERISA based upon the qualification of our controlled partnership as a “real estate operating company” under ERISA. To maintain such qualification, our controlled partnership may be required to sell (or not sell) assets it would otherwise want to not sell (or sell) and may be unable to purchase assets it would otherwise want to purchase.

Appraisals of our commercial real estate properties and valuations of our investments in real estate related assets are estimates of market value and may not necessarily correspond to realizable value.

Our commercial real estate properties will initially be valued at cost. Going forward, valuations, which will include appraisals of each of our properties by our third-party appraisal manager on a quarterly basis and by independent appraisers at least once during every calendar year after the year in which such property was acquired, will be conducted in accordance with our valuation guidelines. Within the parameters of our valuation guidelines, the valuation methodologies used by our third-party appraisal manager to value our commercial real estate properties will involve subjective judgments regarding such factors as comparable rental and operating expense data, the capitalization and/or discount rate, and projections of future rent and expenses based on appropriate evidence. Our investments in real estate related assets will initially be valued at cost and thereafter will be valued daily or quarterly, as applicable, at market value as determined by our advisor in good faith. See “Our Principal Policies—Valuation—Valuation Guidelines.”

Although our valuation guidelines are designed to determine the accurate market value of our assets, appraisals of our commercial real estate properties and valuations of our investments in real estate related assets will be only estimates of market value and therefore may not correspond to realizable value upon a sale of those assets. In addition, because we will pay the fees of our third-party appraisal manager and the independent appraisers, they will each face a conflict of interest that could result in the valuations of our commercial real estate properties exceeding realizable value.

Unfavorable changes in market and economic conditions could reduce occupancy or rental rates and the market value of our commercial real estate properties and adversely affect the value of our real estate related assets, which in turn could have a material adverse effect on our cash flow and therefore our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income.

The market and economic conditions in the markets where our properties will be located may significantly affect occupancy or rental rates. Decreased occupancy and rental rates in those markets would decrease our cash flow, which in turn, could significantly affect our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income. The risks that may affect conditions in those markets include, but are not limited to, the following:

•	the economic climate, which may be adversely impacted by business closings, industry slowdowns, employment losses and other factors;

•	commercial real estate property sector conditions such as an oversupply of, or a reduced demand for, commercial real estate properties;

•	decline in population and/or household formation that adversely affects occupancy or rental rates;

•	the inability or unwillingness of lessees to pay rent increases;

•

the potential effect of rent control or rent stabilization laws, or other laws regulating housing, on any of our multi-family properties, which could prevent us from raising rents to offset increases in operating costs; and

•	the rental market which may limit the extent to which rents may be increased to meet increased expenses without decreasing occupancy rates.

In addition, unfavorable changes in market and economic conditions may adversely affect our investments in real estate related assets. For example, declining real estate values would likely reduce the level of new mortgage loan originations, since borrowers often use increases in the value of their existing properties to support the purchase or investment in additional properties. Borrowers may also be less able to pay principal and interest on their loans if the real estate economy weakens. Further, declining real estate values would significantly increase the likelihood that we would incur losses on loans we originate in the event of default because the value of our collateral may be insufficient to cover our cost on the loan. Any period of increased payment delinquencies, foreclosures or losses could adversely affect our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income.

A potential change in United States accounting standards regarding operating leases may make the leasing of facilities less attractive to our potential tenants, which could reduce overall tenant demand for our leasing services.

Under Statement of Financial Accounting Standard No. 13, Accounting for Leases, if the present value of a company’s minimum lease payments equal 90% or more of a property’s fair value, the lease is classified as a capital lease, and the lease obligation is included as a liability on the company’s balance sheet. If, however, the present value of the minimum lease payments is less than 90% of the property’s value, the lease is considered an operating lease, and the obligation does not appear on the company’s balance sheet, but rather in the footnotes thereto. Thus, entering into an operating lease can appear to enhance a tenant’s balance sheet. The SEC has conducted a study of off-balance-sheet financing, including leasing, and the Financial Accounting Standards Board together with the International Accounting Standards Board have commenced a joint project on lease accounting. If the accounting standards regarding the financial statement classification of operating leases are revised, then companies may be less willing to enter into leases because the apparent benefits to their balance sheets could be reduced or eliminated. This in turn could cause a delay in investing the net offering proceeds from this offering, and make it more difficult for us to enter into leases on terms our advisor finds favorable.

Risks Related to Our Relationship with Our Advisor and its Affiliates

We are dependent on our advisor and its key employees and may not be able to find a suitable replacement if our advisor terminates the investment advisory agreement or its key personnel are no longer available to us.

We have no direct employees. We have no separate facilities and our operations are reliant on our advisor, which has significant discretion as to the implementation of our operating policies and strategies. We are subject to the risk that our advisor will terminate the investment advisory agreement and that no suitable replacement will be found to manage us. We believe that our success depends to a significant extent upon the experience of our advisor’s officers and key employees, whose continued service is not guaranteed. Additionally, our future success depends in part upon our advisor’s ability to hire and retain additional highly skilled personnel.

There are conflicts of interest in our relationship with our advisor and its affiliates, which could result in decisions that are not in the best interest of our shareholders.

We are subject to potential conflicts of interest arising out of or relationship with our advisor and its affiliates. In addition to the services it will provide to us, our advisor will advise affiliates of FMR Corp. with respect to several investment programs that invest in commercial real estate properties and real estate related assets and other investments in which we may be interested. Our advisor and its affiliates could face conflicts of interest in determining which programs will have the opportunity to acquire such assets and participate in such investments as they become available. For example, both we and certain private funds advised by our advisor may seek to invest in commercial real estate property joint ventures. As a result, funds advised by our advisor may compete with us with respect to certain investments that we may want to acquire.

We will rely on the personnel of our advisor and its affiliates to manage our assets and daily operations. Our officers and our non-independent trustee are also officers of our advisor and therefore will have conflicts of interest in allocating their time, services and functions among us and other real estate programs or business ventures that our advisor organizes or serves.

We may purchase properties from sellers with whom our advisor or its affiliates have purchased properties in the past and may purchase properties in the future. If we purchase properties from such sellers, our advisor may experience a conflict between the current interests of the trust and its interests in preserving any ongoing business relationship with such seller.

In addition, the agreements and arrangements, including those relating to compensation, between the trust and our advisor will not be the result of arm’s-length negotiations and their terms may not be as favorable to us as if they had been negotiated with an unaffiliated third-party. See “Our Advisor—The Investment Advisory Agreement” for a description of the investment advisory agreement. Also see “Conflicts of Interest,” “Certain Relationships and Related Transactions” and “Plan of Distribution.”

Our advisor will face a conflict of interest because the advisory fee it will receive is based on our NAV which will be calculated by our advisor.

Our advisor will be paid an advisory fee for its services at the annualized rate of 1.1% of the trust’s daily NAV, which daily NAV will be calculated by our advisor in accordance with our valuation guidelines. The calculation of our NAV by our advisor in accordance with our valuation guidelines includes certain subjective judgments on the part of the advisor, including estimates of market value of particular assets, and therefore may not correspond to realizable value upon a sale of those assets. Our advisor may benefit by us retaining ownership of our assets at times when our shareholders may be better served by the sale or disposition of our assets. In addition, our advisor may recommend that we purchase assets that increase our NAV but that are not necessarily the most suitable investments for our portfolio. Because the amount of the advisory fee that we will pay to our advisor is based on our NAV, it is not possible to predict the amount of the advisory fee that we will be required to pay our advisor. Because we cannot predict the amount of the advisory fee, we cannot predict how precisely the advisory fee will impact our distributions. The amount of the advisory fee will reduce our cash available for distribution to you.

Our board of trustees will not approve each investment decision made by our advisor.

Our advisor will be authorized to follow very broad investment guidelines and will have great latitude within the broad parameters of our investment guidelines in determining the types of assets it may decide are proper investments for us. Our trustees will review our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, as often as they deem appropriate. Our board of trustees, however, will not review each proposed investment. The prior approval of our board of trustees will be required only for the acquisition or disposition of assets by the advisor that are not in accordance with our investment guidelines. In addition, in conducting periodic reviews, our trustees will rely primarily on information provided to them by our advisor. Furthermore, transactions entered into by our advisor may be costly, difficult or impossible to unwind by the time they are reviewed by our board of trustees.

The termination or replacement of our advisor could trigger a default or repayment event under our mortgage loans for some of our properties and the credit agreement governing our line of credit.

Lenders for certain of our properties may request provisions in the mortgage loan documentation that would make the termination or replacement of Pyramis Global Advisors Trust Company as our advisor an event of default or an event requiring the immediate repayment of the full outstanding balance of the loan. While we will attempt to negotiate not to include such provisions, lenders may require them. The termination or replacement of our advisor could trigger an event of default under the credit agreement governing our line of credit. If an event of default or repayment event occurs with respect to any of our properties, our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income, could be materially adversely affected.

The termination of Pyramis as our advisor and replacement with an entity that is not an affiliate of FMR Corp. would allow the initial limited partner to withdraw its seed capital without restriction.

Upon the completion of our initial ramp-up period, the initial limited partner or its permitted assignee will be eligible to begin to withdraw its investment in our controlled partnership pursuant to the terms of a non-discretionary redemption program. According to the terms of this redemption program, each business day, to the extent such redemption does not cause the gross value of the controlled partnership’s assets to fall below $500 million, a portion of the amount designated for redemption by the initial limited partners equal to the lesser of (1) the remaining amount to be redeemed or (2) one-half of the sum of net proceeds from the sale of the trust’s common shares and interests in our controlled partnership on such day (after taking into account redemptions by existing shareholders and other limited partners and not including net proceeds generated from certain investors for whom Fidelity acts in a fiduciary capacity) will be redeemed. The initial limited partner, our advisor or one or more of our advisor’s affiliates will at all times maintain an aggregate investment in the trust or our controlled partnership equal to at least $200,000 or the minimum amount required by state regulators. See “Use of Proceeds.” The initial limited partner’s commitment to us and the limitations on withdrawal of its capital described above are conditioned on Pyramis or another affiliate of FMR Corp. acting as our advisor. If Pyramis’s relationship with us were to terminate and if we did not subsequently engage another affiliate of FMR Corp. to act as our advisor, the initial limited partner would have the right to seek a redemption of its limited partnership interest without restriction. The occurrence of such a redemption could have a material adverse affect on our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income.

Risks Related to Investments in Commercial Real Estate Properties

We face risks associated with property acquisitions.

We intend to acquire properties and portfolios of properties, including large portfolios that will increase our size and result in alterations to our capital structure. Our acquisition activities and their success are subject to the following risks:

•	we may be unable to complete an acquisition after making a non-refundable deposit and incurring certain other acquisition-related costs;

•	we may be unable to obtain financing for acquisitions on favorable terms or at all;

•	acquired properties may fail to perform as expected;

•	the actual costs of repositioning or redeveloping acquired properties may be greater than our estimates;

•

acquired properties may be located in new markets in which we may face risks associated with a lack of market knowledge or understanding of the local economy, lack of business relationships in the area and unfamiliarity with local governmental and permitting procedures; and

•	we may be unable to quickly and efficiently integrate new acquisitions, particularly acquisitions of portfolios of properties, into our existing operations.

In the future we may acquire properties or portfolios of properties through tax-deferred contribution transactions in exchange for interests in our controlled partnership. This acquisition structure has the effect, among others, of reducing the amount of tax depreciation we can deduct over the tax life of the acquired properties, and will typically require that we agree to protect the contributors’ ability to defer recognition of taxable gain through restrictions on our ability to dispose of the acquired properties and/or the allocation of partnership debt to the contributors to maintain their tax bases. These restrictions on dispositions could limit our ability to sell an asset at a time, or on terms, that would be favorable absent such restrictions.

Competition for acquisitions may result in increased prices for properties.

We plan to acquire properties as we are presented with attractive opportunities. We may face competition for acquisition opportunities with other investors and this competition may adversely affect us by subjecting us to the following risks:

•

we may be unable to acquire a desired property because of competition from other well-capitalized real estate investors, including publicly traded and private REITs, institutional investment funds and other real estate investors; and

•	even if we are able to acquire a desired property, competition from other real estate investors may significantly increase the purchase price.

Potential losses or damage to our properties may not be covered by insurance.

On or before the initial offering date, we plan to carry comprehensive liability, fire, extended coverage, earthquake, business interruption and rental loss insurance covering all of the properties in our portfolio under a blanket policy. We will select policy specifications and insured limits which we believe to be appropriate and adequate given the relative risk of loss, the cost of the coverage and industry practice. We will not carry insurance for generally uninsurable losses such as loss from riots, war, terrorist attacks or acts of God. Insurance policies on our properties may include some coverage for terrorist acts, but we can not assure you that it will be adequate to cover all losses. Some of our policies, like those covering losses due to floods, will be insured subject to limitations involving large deductibles or co-payments and policy limits which may not be sufficient to cover losses.

If we or one or more of our tenants experience a loss which is uninsured or which exceeds policy limits, we could lose the capital invested in the damaged properties as well as the anticipated future cash flows from those properties. In addition, if the damaged properties are subject to recourse indebtedness, we would continue to be liable for the indebtedness, even if these properties were irreparably damaged.

Our properties will face significant competition.

We will face significant competition from developers, owners and operators of commercial real estate properties, including sublease space available from our tenants. Substantially all of our properties will face competition from similar properties in the same market. This competition may affect our ability to attract and retain tenants and may reduce the rents we are able to charge. These competing properties may have vacancy rates higher than our properties, which may result in their owners being willing to lease available space at lower prices than the space in our properties.

We face potential adverse effects from major tenants’ bankruptcies or insolvencies.

The bankruptcy or insolvency of a major tenant may adversely affect the income produced by our properties. Our tenants could file for bankruptcy protection or become insolvent in the future. We cannot evict a tenant solely because of its bankruptcy. On the other hand, a bankrupt tenant may reject and terminate its lease with us. In such case, our claim against the bankrupt tenant for unpaid and future rent would be subject to a statutory cap that might be substantially less than the remaining rent actually owed under the lease, and, even so, our claim for unpaid rent would likely not be paid in full. This shortfall could adversely affect our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income.

We will face potential difficulties or delays renewing leases or re-leasing space.

We will derive a significant portion of our net income from rent received from our tenants. If a tenant experiences a downturn in its business or other types of financial distress, it may be unable to make timely rental payments. Also, when our tenants decide not to renew their leases or terminate early, we may not be able to re-let the space. Even if tenants decide to renew or lease new space, the terms of renewals or new leases, including the cost of required renovations or concessions to tenants, may be less favorable to us than current lease terms. As a result, our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income, could be materially adversely affected.

We may have difficulty selling our properties, which may limit our flexibility.

The type of properties we will own and intend to acquire could be difficult to sell. This may limit our ability to change our portfolio promptly in response to changes in economic or other conditions. In addition, federal tax laws that impose a 100% excise tax on gains from sales of dealer property by a REIT (generally, property held for sale, rather than investment) could limit our ability to sell properties and may affect our ability to sell properties without adversely affecting returns to our shareholders. These restrictions reduce our ability to respond to changes in the performance of our investments and could adversely affect our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income.

Our ability to dispose of some of our properties may be constrained by their tax attributes. Properties that we may own for a significant period of time or that we may acquire through tax deferred contribution transactions in exchange for interests in our controlled partnership will often have low tax bases. If we dispose of these properties outright in taxable transactions, we may be required to distribute a significant amount of the taxable gain to our shareholders under the requirements of the Code for REITs, which in turn would impact our cash flow. In some cases, we may be restricted in our ability to dispose of properties contributed in exchange for our limited partnership interests under agreements with the contributors of such properties. To dispose of low basis or tax-protected properties efficiently we may use like-kind exchanges, which qualify for non-recognition of taxable gain, but can be difficult to consummate and result in the property for which the disposed assets are exchanged inheriting their low bases and other tax attributes (including tax protection covenants).

Joint venture investments could be adversely affected by our lack of sole decision-making authority, our reliance on co-venturers’ financial conditions and disputes between us and our co-venturers.

We may co-invest in the future with third parties through partnerships or other entities (collectively, “joint ventures”), acquiring non-controlling interests in or sharing responsibility for managing the affairs of the joint venture. In such event, we would not be in a position to exercise sole decision-making authority regarding the joint venture. Investments in joint ventures may, under certain circumstances, involve risks not present were a third party not involved, including the possibility that partners or co-venturers might become bankrupt or fail to fund their shares of required capital contributions. Co-venturers may have economic or other business interests or goals which are inconsistent with our business interests or goals, and may be in a position to take actions contrary to our policies or objectives. Such investments may also have the potential risk of impasses on decisions, such as a sale, because neither we nor the co-venturer would have full control over the joint venture. Disputes between us and co-venturers may result in litigation or arbitration that would increase our expenses and prevent our officers and/or trustees from focusing their time and effort on our business. Consequently, actions by or disputes with co-venturers might result in subjecting properties owned by the joint venture to additional risk. In addition, we may in certain circumstances be liable for the actions of our co-venturers.

Our sale-leaseback agreements may permit tenants to purchase a property at a predetermined price, which could limit our realization of any appreciation.

In some circumstances, we may grant tenants a right to purchase the property leased by the tenant. The purchase price may be a fixed price or it may be based on a formula. If a tenant exercises its right to purchase the property and the property’s market value has increased beyond the price at which the tenant can purchase the property, we would be limited in fully realizing the appreciation on that property.

Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and materially adversely affect our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income.

Because real estate investments are relatively illiquid, our ability to promptly sell one or more commercial real estate properties or joint venture interests in our portfolio in response to adverse changes in the performance of such commercial real estate properties or joint ventures may be limited, thus harming our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate properties portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income. The commercial real estate property sector is affected by many factors that are beyond our control, including:

•	adverse changes in national and local economic and market conditions;

•	changes in interest rates and in the availability, cost and terms of debt financing;

•	changes in governmental laws and regulations, fiscal policies and zoning ordinances and costs of compliance with laws and regulations, fiscal policies and ordinances;

•	the ongoing need for capital improvements, particularly in older structures;

•	changes in operating expenses; and

•	civil unrest, acts of war, terrorist attacks and natural disasters, including earthquakes and floods, which may result in uninsured and underinsured losses.

We could incur significant costs related to government regulation and private litigation over environmental matters.

Under various laws relating to the protection of the environment, a current or previous owner or operator of real estate may be liable for contamination resulting from the presence or discharge of hazardous or toxic substances at that property, and may be required to investigate and clean up such contamination at or emanating from that property. Such laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the presence of the contaminants, and the liability may be joint and several. Previous owners or tenants may have used some of the commercial real estate properties we acquire for industrial or retail purposes, so those commercial real estate properties may contain some level of environmental contamination. The presence of contamination or the failure to remediate contamination at our commercial real estate properties may expose us to third-party liability or materially adversely affect our ability to sell, lease or develop the commercial real estate property or to borrow using the commercial real estate property as collateral.

Some of the commercial real estate properties may contain asbestos-containing building materials. Environmental laws require that asbestos-containing building materials be properly managed and maintained, and may impose fines and penalties on building owners or operators for failure to comply with these requirements. These laws may also allow third parties to seek recovery from owners or operators for personal injury associated with exposure to asbestos-containing building materials.

Existing conditions at the commercial real estate properties we acquire may expose us to liability related to environmental matters.

Independent environmental consultants will conduct Phase I or similar environmental site assessments on our commercial real estate properties. Site assessments are intended to discover and evaluate information regarding the environmental condition of the surveyed property and surrounding properties. These assessments do not generally include soil samplings, subsurface investigations or an asbestos survey. The assessments may fail to reveal all environmental conditions, liabilities or compliance concerns. Material environmental conditions, liabilities or compliance concerns may arise after a review is completed or may arise in the future; and future laws, ordinances or regulations may impose material additional environmental liability.

We cannot assure you that costs of future environmental compliance will not materially adversely affect our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate properties portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income.

Our commercial real estate properties may contain or develop harmful mold or suffer from other air quality issues, which could lead to liability for adverse health effects and costs of remediating the problem.

When excessive moisture accumulates in buildings or on building materials, mold growth may occur, particularly if the moisture problem remains undiscovered or is not addressed over a period of time. Some molds may produce airborne toxins or irritants. Indoor air quality issues can also stem from inadequate ventilation, chemical contamination from indoor or outdoor sources and other biological contaminants such as pollen, viruses and bacteria. Indoor exposure to airborne toxins or irritants above certain levels can be alleged to cause a variety of adverse health effects and symptoms, including allergic or other reactions. As a result, the presence of significant mold or other airborne contaminants at any of our commercial real estate properties could require us to undertake a costly remediation program to contain or remove the mold or other airborne contaminants from the affected property or increase indoor ventilation. In addition, the presence of significant mold or other airborne contaminants could expose us to liability from our tenants, employees of our tenants and others if property damage or health concerns arise.

Acquired properties may expose us to unknown liabilities.

We may acquire properties subject to liabilities and without any recourse, or with only limited recourse, with respect to unknown liabilities. As a result, if a liability were asserted against us based upon ownership of those properties, we might have to pay substantial sums to settle or contest it, which could adversely affect our results of operations and cash flow. Unknown liabilities with respect to acquired properties might include:

•	liabilities for clean-up of undisclosed environmental contamination;

•	claims by tenants, vendors or other persons against the former owners of the properties;

•	liabilities incurred in the ordinary course of business; and

•	claims for indemnification by general partners, directors, officers and others indemnified by the former owners of the properties.

We may incur significant costs complying with the Americans with Disabilities Act of 1990 and similar laws.

Under the Americans with Disabilities Act of 1990, or the ADA, all public accommodations must meet federal requirements related to access and use by disabled persons. Although each of our properties will at acquisition and periodically thereafter be reviewed for ADA compliance, if one or more of the properties in our portfolio is not in compliance with the ADA, then we would be required to incur additional costs to bring the property into compliance. Additional or new federal, state and local laws also may require modifications to our properties, or restrict our ability to renovate our properties. We cannot predict the ultimate amount of the cost of compliance with the ADA or other legislation. If we incur substantial costs to comply with the ADA and any other similar legislation, our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate properties portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income, could be materially adversely affected.

We may incur significant costs complying with other regulations.

Our properties will be subject to various federal, state and local regulatory requirements, such as state and local fire and life safety requirements. If we fail to comply with these various requirements, we might incur governmental fines or private damage awards. Moreover, we do not know whether existing requirements will change or whether future changes will require us to make significant unanticipated expenditures that will materially adversely impact our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate properties portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income.

We will rely on third-party property managers to operate our properties and leasing agents to lease vacancies in our properties.

We intend to hire third-party property managers to manage our properties and leasing agents to lease vacancies in our properties. The third-party property managers will have significant decision-making authority with respect to the management of our properties. Our ability to direct and control how our properties are managed may be limited. We will not supervise any of the property managers or leasing agents or any of their respective personnel on a day-to-day basis. Thus, the success of our business may depend in large part on the ability of our third-party property managers to manage the day-to-day operations and the ability of our leasing agents to lease vacancies in our properties. Any adversity experienced by our property managers or leasing agents could adversely impact the operation and profitability of our properties and, consequently, our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate properties portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income.

Furthermore, we cannot assure you that the property managers will manage our properties or that the leasing agents will lease our properties in a manner that is consistent with their respective obligations under the applicable management or leasing agreements. We also cannot assure you that our property managers or leasing agents will not be negligent in their performance, will not engage in other criminal or fraudulent activity or will not otherwise default on their respective obligations to us. If any of the foregoing occurs, our relationships with our tenants could be damaged, which may cause the tenants not to renew their leases or dissuade new tenants from entering into leases for space in our properties. In addition, we could incur liabilities resulting from loss or injury to property or to persons at our properties. If we are unable to lease our properties or we become subject to significant liabilities as a result of third-party property management or leasing agent performance issues, our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate properties portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income, could be materially adversely affected.

Risks Related to Investments in Mortgage Loans

The mortgage loans in which we may invest and the mortgage loans underlying the mortgage-backed securities in which we may invest will be subject to delinquency, foreclosure and loss, which could result in losses to us.

The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by the risks particular to real property described above, as well as, among other things:

•	tenant mix;

•	success of tenant businesses;

•	property management decisions;

•	property location and condition;

•	competition from comparable types of properties;

•	changes in specific industry segments;

•	declines in regional or local real estate values, or rental or occupancy rates; and

•	increases in interest rates, real estate tax rates and other operating expenses.

In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate properties portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to that borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law. Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan.

The subordinate mortgage notes, mezzanine loans and participation interests in mortgage and mezzanine loans in which we may invest may be subject to risks relating to the structure and terms of the transactions, as well as subordination in bankruptcy, and there may not be sufficient funds or assets remaining to satisfy the subordinate notes in which we may have invested, which may result in losses to us.

We may invest in subordinate mortgage notes, mezzanine loans and participation interests in mortgage and mezzanine loans, to the extent consistent with our investment guidelines and the rules applicable to REITs. These investments are subordinate to first mortgages on commercial real estate properties and are secured by subordinate rights to the commercial real estate properties or by equity interests in the commercial entity. If a borrower defaults or declares bankruptcy, after senior obligations are met, there may not be sufficient funds or assets remaining to satisfy the subordinate notes in which we may have invested. Because each transaction is privately negotiated, subordinate mortgage notes can vary in their structural characteristics and lender rights. Our rights to control the default or bankruptcy process following a default will vary from transaction to transaction. The subordinate real estate related debt in which we intend to invest may not give us the right to demand foreclosure. Furthermore, the presence of intercreditor agreements may limit our ability to amend our loan documents, assign our loans, accept prepayments, exercise our remedies and control decisions made in bankruptcy proceedings relating to borrowers. Bankruptcy and borrower litigation can significantly increase the time needed for us to acquire underlying collateral in the event of a default, during which time the collateral may decline in value. In addition, there are significant costs and delays associated with the foreclosure process. The Internal Revenue Service, or IRS, has issued restrictive guidance as to when a loan secured by equity in an entity will be treated as a qualifying REIT asset. Failure to comply with such guidance could jeopardize our ability to qualify as a REIT.

The IRS has issued Revenue Procedure 2003-65, which provides a safe harbor pursuant to which a mezzanine loan that is secured by interests in a pass-through entity will be treated by the IRS as a real estate asset for purposes of the REIT qualification tests, and interest derived from such loan will be treated as qualifying mortgage interest for purposes of the REIT 75% income test. Although the Revenue Procedure provides a safe harbor on which taxpayers may rely, it does not prescribe rules of substantive tax law. We intend to structure any investments in loans secured by interests in pass-through entities in a manner that complies with the various requirements applicable to our qualification as a REIT. To the extent, however, that any such loans do not satisfy all of the requirements for reliance on the safe harbor set forth in the Revenue Procedure, there can be no assurance that the IRS will not challenge the tax treatment of such loans, which could jeopardize our ability to qualify as a REIT.

Interest rate fluctuations and changes in prepayment rates could reduce our ability to generate income on our investments in mortgage loans.

The yield on our investments in mortgage loans may be sensitive to changes in prevailing interest rates and changes in prepayment rates. Therefore, changes in interest rates may affect our net interest income, which is the difference between the interest income we earn on our interest-earning investments and the interest expense we incur in financing these investments. We will often price loans at a spread to either United States Treasury obligations, swaps or the London Inter-Bank Offered Rate, or LIBOR. A decrease in these indexes may lower the yield on our investments. Conversely, if these indexes rise materially, borrowers may become delinquent or default on the high-leverage loans we occasionally target. As discussed below with respect to mortgages underlying mortgage-backed securities, when a borrower prepays a mortgage loan more quickly than we expect, our expected return on the investment generally will be adversely affected.

Risks Related to Investments in Mortgage-Backed Securities

An increase in prepayment rates of the mortgages underlying our mortgage-backed securities may adversely affect the profitability of our investment in these securities.

The mortgage-backed securities we may acquire will be secured by pools of mortgage loans. When we acquire a mortgage-backed security, we anticipate that the underlying mortgages will be prepaid at a projected rate generating an expected yield. When borrowers prepay their mortgage loans more quickly than we expect, it results in redemptions that are earlier than expected on the mortgage-backed securities, and this may adversely affect the expected returns on our investments. Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict. Prepayment rates also may be affected by conditions in the housing and financial markets, general economic conditions and the relative interest rates on fixed-rate and adjustable-rate mortgage loans.

As the holder of mortgage-backed securities, a portion of our investment principal will be returned to us if and when the underlying mortgages are prepaid. In order to continue to earn a return on this returned principal, we must reinvest it in other mortgage-backed securities or other investments. If interest rates are falling, however, we may earn a lower return on the new investment as compared to the original mortgage-backed security.

We may invest in subordinate mortgage-backed securities which are subject to a greater risk of loss than more senior securities.

We may invest in a variety of subordinate mortgage-backed securities, to the extent consistent with our investment guidelines and the rules applicable to REITs. The ability of a borrower to make payments on the loan underlying these securities is dependent primarily upon the successful operation of the property rather than upon the existence of independent income or assets of the borrower. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which we invest, we may not be able to recover all of our investment in the securities we purchase.

Expenses of enforcing the underlying mortgage loans (including litigation expenses), expenses of protecting the properties securing the mortgage loans and the lien on the mortgaged properties, and, if such expenses are advanced by the servicer of the mortgage loans, interest on such advances will also be allocated to junior securities prior to allocation to more senior classes of securities issued in the securitization. Prior to the reduction of distributions to more senior securities, distributions to the junior securities may also be reduced by payments of compensation to any servicer engaged to enforce a defaulted mortgage loan. Such expenses and servicing compensation may be substantial and consequently, in the event of a default or loss on one or more mortgage loans contained in a securitization, we may not recover our investment.

An economic downturn could increase the risk of loss on our investments in subordinated mortgage-backed securities. The prices of lower credit-quality securities, such as the subordinated mortgage-backed securities in which we plan to invest, are generally less sensitive to interest rate changes than more highly rated investments, but are more sensitive to adverse economic downturns or individual property developments. An economic downturn or a projection of an economic downturn could cause a decline in the price of lower credit quality securities because the ability of obligors of mortgages underlying mortgage-backed securities to make principal and interest payments may be impaired. In such event, existing credit support to a securitized structure may be insufficient to protect us against loss of our principal on these securities.

Risks Related to Investments in Securities of Companies Engaged in Real Estate Activities

Investments in securities of REITs will expose us to many of the same general risks associated with direct real property ownership.

Investments we may make in other REITs, directly or indirectly through other real estate funds, will be subject to many of the same general risks associated with direct real property ownership. In particular, equity REITs may be affected by changes in the value of the underlying property owned by the trust, while mortgage REITs may be affected by the quality of any credit extended. Since REIT investments, however, are securities, they also may be exposed to market risk and price volatility due to changes in financial market conditions and changes as discussed below.

The value of the equity securities of companies engaged in real estate activities that we may invest in may be volatile.

The value of equity securities of companies engaged in real estate activities, including those of REITs, fluctuates in response to issuer, political, market and economic developments. In the short term, equity prices can fluctuate dramatically in response to these developments. Different parts of the market and different types of equity securities can react differently to these developments and they can affect a single issuer, multiple issuers within an industry or economic sector or geographic region or the market as a whole. The real estate industry is sensitive to economic downturns. The value of securities of companies engaged in real estate activities can be affected by changes in real estate values and rental income, property taxes, interest rates and tax and regulatory requirements. In addition, the value of a REIT’s equity securities can depend on the structure and amount of cash flow generated by the REIT.

Risks Related to Foreign Investments

Investments in properties outside of the United States will subject us to foreign currency risks.

Foreign real estate investments are subject to foreign currency risk due to potential fluctuations in exchange rates between foreign currencies and the U.S. dollar. Changes in the relation of any such foreign currency to U.S. dollars may adversely affect our cash flow, which in turn could adversely affect our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate properties portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income. In the future we may engage in hedging activities to mitigate the risks of exchange rate fluctuations.

Changes in foreign currency exchange rates used to value a REIT’s foreign assets may be considered changes in the value of the REIT’s assets. These changes may adversely affect our status as a REIT. Further, bank deposits in foreign currency which are not considered cash or cash equivalents may adversely affect our status as a REIT.

International investment risks, including adverse political or economic developments, the tax treatment of transaction structures, uncertainty of foreign laws and the difficulty of enforcing certain obligations in other countries may adversely affect our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate properties portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income.

Foreign real estate investments involve certain risks not generally associated with investments in the United States. These risks include unexpected changes in regulatory requirements, political and economic instability in certain geographic locations, potential imposition of adverse or confiscatory taxes, possible challenges to the anticipated tax treatment of the structures that allow us to acquire and hold investments, possible currency transfer restrictions, expropriation, the difficulty in enforcing obligations in other countries and the burden of complying with a wide variety of foreign laws. In addition, to preserve our qualification as a REIT, we generally will be required to operate non-U.S. investments in accordance with the rules applicable to U.S. REITs, which may be inconsistent with local practices. Each of these risks might adversely affect our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate properties portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income. Certain of these risks may be greater in emerging markets and less developed countries.

Requirements to obtain financial statements created in accordance with U.S. generally accepted accounting principles, or U.S. GAAP, from tenants in certain cases may cause us to have to forego an investment opportunity.

As an SEC registered reporting company, we will be subject to SEC rules and regulations that require us to provide financial information with respect to investments we make that are deemed significant under these rules and regulations. The financial information must be prepared in accordance with U.S. GAAP. Potential foreign lessees and owners of foreign properties we wish to purchase may not have available U.S. GAAP-based financial information that would enable us to satisfy our obligations. As a result, we may have to elect not to make a particular investment if it will prevent us from satisfying our reporting obligations.

Risks Related to an Investment in Our Shares

Conflicts of interest may arise between holders of our common shares and holders of partnership interests in our controlled partnership.

Our trustees and officers have duties to the trust and our shareholders under Maryland law in connection with their management of the trust. At the same time, we, as general partner will have fiduciary duties under Delaware law to our controlled partnership and to the limited partners in connection with the management of our controlled partnership. Our duties as general partner of our controlled partnership and its partners may come into conflict with the duties of our trustees and officers to the trust and our shareholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of our controlled partnership provides that, for so long as we own a controlling interest in our controlled partnership, any conflict that cannot be resolved in a manner not adverse to either our shareholders or the limited partners will be resolved in favor of our shareholders.

Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, trustees, agents and employees, will not be liable or accountable to our controlled partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, trustees, agents or employees acted in good faith. In addition, our controlled partnership is required to indemnify us and our officers, trustees, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our controlled partnership, unless it is established that: (1) the act or omission was committed in bad faith, was fraudulent or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties.

Our declaration of trust and Maryland law contain provisions that may delay, defer or prevent a change of control transaction.

Our declaration of trust contains a 9.8% ownership limit and other provisions designed to protect REIT status. Our declaration of trust authorizes our trustees to take such actions as are necessary and desirable to preserve our qualification as a REIT and, subject to certain exceptions, to limit any person to actual or constructive ownership of no more than 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding common shares and 9.8% (by value) of the aggregate of all classes and series of our outstanding shares of beneficial interest. Our board of trustees, in its sole discretion, may exempt a person from the ownership limit. Our board of trustees, however, may not grant an exemption from the ownership limit to any person whose direct or indirect ownership of more than 9.8% of our outstanding common shares or more than 9.8% of the aggregate of all classes and series of our outstanding shares of beneficial interest could jeopardize our status as a REIT. These restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. The ownership restrictions may delay, defer or prevent a transaction or a change of control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

We could increase the number of authorized shares and issue common shares without shareholder approval. Our declaration of trust authorizes our board of trustees, without shareholder approval, to increase the aggregate number of authorized shares or the number of authorized shares of any class or series, to issue authorized but unissued common shares or preferred shares and to classify or reclassify any unissued common or preferred shares and to set the preferences, rights and other terms of such classified or unclassified shares. Although our board of trustees has no such intention at the present time, it could establish a series of preferred shares that could, depending on the terms of such series, delay, defer or prevent a transaction or a change of control that might involve a premium price for our common shares or otherwise be in the best interest of our shareholders.

Certain provisions of Maryland law could inhibit changes in control. Certain provisions of Maryland General Corporation Law, or MGCL, as applicable to real estate investment trusts, may have the effect of inhibiting a third party from making a proposal to acquire us or of impeding a change of control under circumstances that otherwise could provide the holders of our common shares with the opportunity to realize a premium, including:

•

“business combination” provisions that, subject to limitations, prohibit certain business combinations between us and an “interested shareholder” (defined generally as any person who beneficially owns 10% or more of the voting power of our shares or an affiliate or associate of ours who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of our then outstanding voting shares) or an affiliate thereof for five years after the most recent date on which the shareholder becomes an interested shareholder, and thereafter imposes special appraisal rights and special shareholder voting requirements on these combinations; and

•

“control share” provisions that provide that “control shares” of the trust (defined as shares which, when aggregated with other shares controlled by the shareholder, entitle the shareholder to exercise one of three increasing ranges of voting power in electing trustees) acquired in a “control share acquisition” (defined as the direct or indirect acquisition of ownership or control of “control shares”) have no voting rights except to the extent approved by our shareholders by the affirmative vote of at least two-thirds of all the votes entitled to be cast on the matter, excluding all interested shares.

We have opted out of the control share provisions of the MGCL pursuant to a provision in our bylaws. Our board of trustees, however, may by amendment to our bylaws, opt in to the control share provisions of the MGCL in the future. If the provision in our bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could delay, defer or prevent a transaction or a change of control of the trust that might involve a premium price for holders of our common shares or otherwise be in their best interest.

We are subject to the business combination provisions of the MGCL, which also could delay, defer or prevent a transaction or change of control of the trust that might involve premium price or otherwise be in our shareholders’ best interest.

Our rights and the rights of our shareholders to take action against our trustees and officers and our advisor and its affiliates are limited.

Our declaration of trust contains provisions indemnifying our trustees and officers and our advisor and its affiliates for personal losses or liability reasonably incurred by such indemnitee in connection with any act or omission performed or omitted to be performed on behalf of the trust, provided that such indemnitee has determined in good faith, that the course of conduct which caused the loss, or liability was in the best interests of the trust. Such indemnification is subject to the conditions and limitations imposed by Article II.G of the NASAA Guidelines, and the MGCL. Among the conditions and limitations on indemnification are requirements that the loss or liability not be caused by the negligence or misconduct by an affiliated trustee or the gross negligence or willful misconduct of an independent trustee. As a result, we and our shareholders may have more limited rights against our trustees and officers and our advisor and its affiliates than might otherwise exist under common law. In addition, we may be obligated to fund the defense costs incurred by our trustees and officers.

Your percentage ownership of the trust will become diluted as we issue new common shares.

Shareholders have no rights, known as preemptive rights, to buy additional common shares as we issue new common shares pursuant to this offering. Therefore, investors purchasing common shares in this offering will experience dilution in the percentage of the issued and outstanding common shares they own.

Risks Related to Our Status as a REIT

Failure to qualify as a REIT would have significant adverse consequences to us.

We intend to operate in a manner that will allow us to qualify as a REIT for federal income tax purposes under the Code. We have not requested and do not plan to request a ruling from the IRS that we qualify as a REIT, and the statements in the prospectus are not binding on the IRS or any court. If we lose our REIT status, we will face serious tax consequences that would substantially reduce our cash flow, which in turn would materially adversely affect our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate properties portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income, for each of the years involved because:

•	we would not be allowed a deduction for dividends paid to shareholders in computing our taxable income and would be subject to federal income tax at regular corporate rates;

•	we also could be subject to the federal alternative minimum tax and possibly increased state and local taxes; and

•	unless we are entitled to relief under applicable statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified.

In addition, if we fail to qualify as a REIT, we will not be required to make distributions to shareholders, and all distributions to shareholders will be subject to tax as ordinary dividend income to the extent of our current and accumulated earnings and profits. As a result of all these factors, our failure to qualify as a REIT also could impair our ability to expand our business and raise capital.

Qualification as a REIT involves the application of highly technical and complex Code provisions for which there are only limited judicial and administrative interpretations. The complexity of these provisions and of the applicable Treasury Regulations that have been promulgated under the Code is greater in the case of a REIT that, like us, holds its assets through a partnership. The determination of various factual matters and circumstances not entirely within our control may affect our ability to qualify as a REIT. In order to qualify as a REIT, we must satisfy a number of requirements, including requirements regarding the composition of our assets and a requirement that at least 95% of our gross income in any year must be derived from qualifying sources, such as “rents from real property.” Also, we must make distributions to shareholders aggregating annually at least 90% of our net taxable income, excluding net capital gains and we generally may not pay preferential dividends, which could include dividend equivalent redemptions. See “Material Federal United States Federal Income Tax Considerations—Taxation of Shareholders—Redemptions of Our Common Shares” for a discussion of dividend equivalent redemptions and the measures we intend to take to avoid them. In addition, legislation, new regulations, administrative interpretations or court decisions may materially adversely affect our investors, our ability to qualify as a REIT for federal income tax purposes or the desirability of an investment in a REIT relative to other investments.

Even if we qualify as a REIT for federal income tax purposes, we may be subject to some federal, state and local taxes on our income or property and, in certain cases, a 100% penalty tax, in the event we sell property as a dealer.

To maintain our REIT status, we may be forced to borrow funds on a short-term basis during unfavorable market conditions.

To qualify as a REIT, we generally must distribute to our shareholders at least 90% of our net taxable income each year, excluding capital gains, and we will be subject to regular corporate income taxes to the extent that we distribute less than 100% of our REIT taxable income each year. We will also be subject to a 4% nondeductible excise tax on the amount, if any, by which distributions paid by us in any calendar year are less than the sum of 85% of our ordinary income, 95% of our capital gain net income and 100% of our undistributed income from prior years. In the event that we do not have sufficient cash to make distributions necessary to preserve our REIT status for any year, we may need to borrow funds or sell assets even if the then prevailing market conditions are not favorable for these borrowings or sales.

Ordinary dividends payable by REITs generally do not qualify for reduced U.S. federal income tax rates because qualifying REITs do not pay federal income tax on their net income.

The maximum U.S. federal income tax rate for ordinary dividends payable by domestic corporations to individual domestic shareholders (as such term is defined under “Material United States Federal Income Tax Considerations” below) is 15% (through 2010). Ordinary dividends payable by REITs, however, are generally not eligible for the reduced rates. This is because qualifying REITs receive an entity level tax benefit from not having to pay federal income tax on their net income.

Possible legislative or other actions affecting REITs could adversely affect our shareholders and us.

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. Changes to tax laws (which changes may have retroactive application) could adversely affect our shareholders or us. We cannot predict whether, when, in what forms, or with what effective dates, the tax laws applicable to our shareholders or us will be changed.

The ability of our board of trustees to revoke our REIT election without shareholder approval may cause adverse consequences to our shareholders.

Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without the approval of our shareholders, if it determines that it is not in our best interest to qualify as a REIT. In such a case, we would become subject to U.S. federal income tax on our taxable income and we would no longer be required to distribute most of our net income to our shareholders, which may have adverse consequences on the total return to our shareholders.

The IRS may treat sale-leaseback transactions as loans, which could jeopardize our REIT qualification.

The IRS may take the position that specific sale-leaseback transactions we will treat as true leases are not true leases for U.S. federal income tax purposes but are, instead, financing arrangements or loans. If a sale-leaseback transaction were so recharacterized, we might fail to satisfy the qualification requirements applicable to REITs. See “Material United States Federal Income Tax Considerations.”

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions.

The forward-looking statements contained in this prospectus reflect our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. You should carefully consider these risks and uncertainties before you make an investment decision with respect to our common shares. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. We disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Important factors that could cause our future performance to differ materially from our expectations include, without limitation:

•	We have no operating history as a REIT or a public company;

•

While our controlled partnership has acquired an initial portfolio of assets, we have not yet identified any new assets to be purchased with the net proceeds of this offering and, therefore, you will not be able to evaluate such assets prior to our investment therein;

•

We may not be able to generate an amount of cash sufficient to satisfy all redemption requests. In addition, our board of trustees may suspend or terminate our redemption plan, or delay or reject any one or more redemption requests;

•

As an externally advised REIT, we are dependent on our advisor and may not be able to find a suitable replacement if our advisor terminates the investment advisory agreement or its key personnel are no longer available to us;

•	If we fail to qualify as a REIT for federal income tax purposes and no relief provisions apply, the trust’s NAV and cash available for distribution to our shareholders could materially decrease;

•	The use of financial leverage will create increased risk of loss if our investments fail to perform as expected. In addition, covenants in our debt instruments may limit our flexibility;

•	We will be subject to risks generally associated with the ownership of commercial real estate properties, real estate related assets and real estate related securities;

•

Our advisor will face conflicts of interest as a result of, among other things, time constraints, competition for investments and the fact that its advisory fee will be based on our NAV which will be calculated by our advisor; and

•	The other factors discussed in “Risk Factors.”

USE OF PROCEEDS

The following table presents information about how we intend to use the proceeds raised in this offering. The table sets forth figures assuming the sale of common shares representing the maximum offering amount of $1,000,000,000. Raising less than the full $1,000,000,000 would alter the amounts set forth below.

	Amount		Percent
Gross Offering Proceeds(1)		$1,000,000,000	100%
Less: Estimated Offering Expenses(2)				%

Net Proceeds	$			%

(1)	We intend effectively to conduct a continuous offering of an unlimited number of common shares of our beneficial interest over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act; however, in certain states this offering is subject to annual extensions.
(2)	These amounts represent estimated expenses incurred in connection with the offering, including legal and accounting expenses. Our advisor, directly or through an affiliate, including FMR Corp., has agreed to fund organizational and pre-offering expenses through the effective date of the initial offering, in the approximate amount of $ , for which it has agreed not to seek reimbursement from us out of the proceeds from this offering or otherwise.

On the initial offering date and thereafter on an ongoing basis, we intend to contribute the net proceeds from this offering, which are not used to pay the advisory fee and other expenses attributable to the trust’s operations or to fund redemptions of common shares, to our controlled partnership. Our controlled partnership will use the net proceeds received from us: (1) to reduce borrowings under our line of credit and repay indebtedness incurred under various financing instruments into which we may enter in anticipation of the formation transactions until we reach our target financial leverage; (2) to fund acquisitions and investments in accordance with our investment guidelines; (3) for working capital purposes; and/or (4) to fund redemptions of our common shares and interests in the controlled partnership (including, under certain circumstances, interests held by the initial limited partner or its permitted assignees). See “Structure and Formation of the Trust.”

Upon the completion of the initial ramp-up period, the initial limited partner or its permitted assignee will be eligible to begin to withdraw its investment in our controlled partnership pursuant to the terms of a non-discretionary redemption program. According to the terms of this redemption program, each business day, to the extent such redemption does not cause the gross value of the controlled partnership’s assets to fall below $500 million, a portion of the amount designated for redemption by the initial limited partner equal to the lesser of (1) the remaining amount to be redeemed or (2) one-half of the sum of net proceeds from the sale of the trust’s common shares and interests in our controlled partnership on such day (after taking into account redemptions by existing shareholders and other limited partners and not including net proceeds generated from certain investors for whom Fidelity acts in a fiduciary capacity) will be redeemed. The initial limited partner, our advisor or one or more of our advisor’s affiliates will at all times maintain an aggregate investment in the trust or our controlled partnership equal to at least $200,000 or the minimum amount required by state regulators. The initial limited partner’s commitment to us and the limitations on withdrawal of its capital described above are conditioned on Pyramis or another affiliate of FMR Corp. acting as our advisor. If Pyramis’s relationship with us were to terminate and if we did not subsequently engage another affiliate of FMR Corp. to act as our advisor, the initial limited partner would have the right to seek a redemption of its limited partnership interest without restriction. See “Risk Factors—Risks Related to Our Relationship with Our Advisor and its Affiliates—The termination of Pyramis as our advisor and replacement with an entity that is not an affiliate of FMR Corp. would allow the initial limited partner to withdraw its seed capital without restriction” and “Description of Amended and Restated Partnership Agreement of Fidelity Property Income Trust Limited Partnership—Redemption Right/Exchange Right.”

As summarized above, we intend to repay a portion of our mortgage and revolving indebtedness, including prepayment penalties, with a weighted average interest rate of approximately     % and an average term to maturity of approximately         , as of             .

Our controlled partnership has been evaluating investment opportunities since                     , 2007 and consistent with our initial ramp-up period strategy is actively pursuing potential purchases of additional properties with the net proceeds of this offering. In light of the continuous nature of this offering, the identification and disclosure of actual property acquisitions will be an ongoing process. At any given point in time we will be actively pursuing multiple investment opportunities, with due diligence and negotiations at different stages of advancement. See “Risk Factors—Risks Related to this Offering—While our controlled partnership has acquired an initial portfolio of assets, we have not yet identified any new assets to be purchased with the net proceeds of this offering and, therefore, you will not be able to evaluate such assets prior to our investment therein.”

CAPITALIZATION

The following table sets forth the trust’s actual capitalization as of                     , 2007, and our aggregate pro forma capitalization as of                     , 2007, after giving effect to the consummation of the formation transactions, this offering and use of the net proceeds from this offering as set forth in “Use of Proceeds.” The figures assume the maximum offering size less estimated offering expenses incurred.

You should read this table in conjunction with “Use of Proceeds,” “Structure and Formation of the Trust,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and our financial statements and the notes thereto, included elsewhere in this prospectus.

As of , 2007
	Actual	Aggregate Pro Forma
(dollars in thousands)
Debt:
Mortgages and other secured loans	$	$

Shareholders’ equity:
Common shares, $.01 par value, 1,000 shares authorized, 100 shares issued and outstanding on an actual basis; 300,000,000 shares authorized, shares issued and outstanding on a pro forma basis
Preferred shares, $.01 par value, none authorized, issued or outstanding on an actual basis; 30,000,000 shares authorized, none issued or outstanding on a pro forma basis
Additional paid-in-capital
Total shareholders’ equity

Total capitalization	$	$

INVESTMENT OBJECTIVES, STRATEGY AND GUIDELINES

Investment Objectives

We seek to generate an attractive level of current income with the potential for capital appreciation, principally through moderately leveraged investments in U.S. core real estate, while maintaining low to moderate operating risk. “Core” real estate is defined generally as stabilized operating properties principally in the retail, office, industrial and multi-family sectors. It is anticipated that over time our commercial real estate property investment portfolio will reflect the broad trends and returns of the U.S. core commercial real estate property sector.

Investment Strategy

We intend to achieve our investment objectives by investing primarily in a diversified pool of income-producing commercial real estate properties (such as retail, office, industrial and multi-family residential properties, to which we collectively refer in this prospectus as “commercial real estate properties”) and other real estate related assets (such as conventional and participating mortgage loans, commercial mortgage-backed securities and common and preferred stock of REITs and other companies whose primary operations involve real estate, to which we collectively refer in this prospectus as “real estate related assets”). We will employ a research-driven approach to market selection and asset allocation and focus on core real estate assets with high functionality, good construction quality and no known material environmental risks. We will concentrate our efforts on commercial real estate properties located in major and secondary U.S. metropolitan areas with positive long-term economic and demographic drivers. We may make investments alone or together with funds, accounts and investors, through holding company structures or joint ventures, real estate partnerships, real estate investment trusts or other collective investment vehicles.

Initial Ramp-Up Period

Since                     , 2007, our controlled partnership has been acquiring assets in anticipation of this offering using “seed” equity capital invested by the initial limited partner prior to the initial offering date, and borrowings under our line of credit or under mortgage loans secured by the acquired properties. See “Structure and Formation of the Trust” and “Material Agreements—Credit Agreement.” As of the date of this prospectus, the aggregate market value of the assets acquired by our controlled partnership, as determined in accordance with our valuation guidelines, is $             million. As of the date of this prospectus, the outstanding principal amount of our controlled partnership’s debt on an aggregate basis is $             million, of which $             million can be prepaid without penalty. Before giving effect to the receipt of any proceeds from this offering, our aggregate debt outstanding represents approximately     % of the gross value of our assets. See “Risk Factors—Risks Related to this Offering—Our indebtedness could adversely affect our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, low to moderate operating risk and an attractive level of current income.”

On the initial offering date and thereafter on an ongoing basis, we intend to contribute the net proceeds from this offering, which are not used to pay the advisory fee and other expenses attributable to the trust’s operations or to fund redemptions of common shares, to our controlled partnership. Our controlled partnership will use the net proceeds received from us: (1) to reduce borrowings under our line of credit and repay indebtedness incurred under various financing instruments into which we may enter in anticipation of the formation transactions until we reach our target financial leverage; (2) to fund acquisitions and investments in accordance with our investment guidelines; (3) for working capital purposes; and/or (4) to fund redemptions of our common shares and interests in the controlled partnership (including, under certain circumstances, interests held by the initial limited partner or its permitted assignees). See “Use of Proceeds” and “Structure and Formation of the Trust.” We intend to use net proceeds as provided above while managing our outstanding debt to be in line with our financial leverage target, which is 25% of the gross value of our assets. See “—Leverage.” The initial closing of this offering, however, is not conditioned upon receipt of any minimum amount of proceeds and, therefore, we cannot predict when or whether we will achieve this financial leverage target, because we cannot predict the timing or amount of receipt of proceeds from this offering or requests for redemptions. In addition, from time to time we may identify investment opportunities we find attractive and choose to consummate acquisitions of additional properties even if that may slow the pace at which we reduce our financial leverage and cause our financial leverage to remain higher than our target for a longer period of time than would otherwise be the case. Accordingly, we cannot anticipate the extent to which our aggregate debt outstanding will decrease as a percentage of the gross value of our assets from the current     %. We currently anticipate, however, that when the gross value of the controlled partnership’s assets exceeds $500 million, we will be in a position to manage the growth of our investments while maintaining our financial leverage in line with our 25% target, taking into consideration incremental capital we receive from purchasers of our common shares and from institutional or other investors who invest directly as limited partners in our controlled partnership as a well as cash required to fund redemptions of our common shares and limited partnership interests. See “Our Principal Policies—Redemption of Shares” and “Description of the Amended and Restated Partnership Agreement of Fidelity Property Income Trust Limited Partnership—Redemption Right/Exchange Right.”

In this prospectus we refer to the period from the initial offering date to the time when the gross value of the controlled partnership’s assets exceeds $500 million as our “initial ramp-up period.” During our initial ramp-up period we will balance the competing goals of growth/diversification of our portfolio and reduction of our financial leverage. We have adopted a gross asset value of $500 million as a proxy for when the size of our controlled partnership’s portfolio should be sufficient for our advisor to adhere more closely to our investment guidelines. We cannot predict how long the initial ramp-up period will last, and there can be no assurances that the gross value of our controlled partnership’s assets will in fact exceed $500 million. As a result of all the factors described in the preceding paragraphs, we expect that during the initial ramp-up period our financial leverage, which is currently     % of the gross value of our assets, will exceed our 25% target. Further, although we do not currently intend to increase our aggregate leverage percentage by incurring additional debt to fund acquisitions, if the market value of our assets decreases or we use debt to fund redemption requests, our aggregate outstanding debt as a percentage of the gross value of our assets may increase. In addition, during the initial ramp-up period, the diversification of our investments may not be in line with our long-term investment guidelines, which are discussed later in this prospectus. See “—Investment Guidelines,” “Risk Factors—Risks Related to this Offering—We may not be able to raise sufficient funds pursuant to this offering to achieve diversification of our portfolio and financial leverage consistent with our investment guidelines” and “Risk Factors—Risks Related to this Offering—Our indebtedness could adversely affect our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, low to moderate operating risk and an attractive level of current income.”

The initial limited partner has agreed that it will not seek to have any of its seed capital returned until the end of this initial ramp-up period. Therefore, until the gross value of the controlled partnership’s assets exceeds $500 million, the initial limited partner will continue to hold its investment as a limited partner in our controlled partnership while the trust’s investment as a general partner increases with the contribution of proceeds from this offering to the controlled partnership.

Upon the completion of our initial ramp-up period, the initial limited partner or its permitted assignee will be eligible to begin to withdraw its investment in our controlled partnership pursuant to the terms of a non-discretionary redemption program. According to the terms of this redemption program, each business day, to the extent such redemption does not cause the gross value of the controlled partnership’s assets to fall below $500 million, a portion of the amount designated for redemption by the initial limited partner equal to the lesser of (1) the remaining amount to be redeemed or (2) one-half of the sum of net proceeds from the sale of the trust’s common shares and interests in our controlled partnership on such day (after taking into account redemptions by existing shareholders and other limited partners and not including net proceeds generated from certain investors for whom Fidelity acts in a fiduciary capacity) will be redeemed. The initial limited partner, our advisor or one or more of our advisor’s affiliates will at all times maintain an aggregate investment in the trust or our controlled partnership equal to at least $200,000 or the minimum amount required by state regulators. See “Use of Proceeds.” The initial limited partner’s commitment to us and the limitations on withdrawal of its capital described above are conditioned on Pyramis or another affiliate of FMR Corp. acting as our advisor. If Pyramis’s relationship with us were to terminate and if we did not subsequently engage another affiliate of FMR Corp. to act as our advisor, the initial limited partner would have the right to seek a redemption of its limited partnership interest without restriction. See “Risk Factors—Risks Related to Our Relationship with Our Advisor and its Affiliates—The termination of Pyramis as our advisor and replacement with an entity that is not an affiliate of FMR Corp. would allow the initial limited partner to withdraw its seed capital without restriction” and “Description of Amended and Restated Partnership Agreement of Fidelity Property Income Trust Limited Partnership—Redemption Right/Exchange Right.”

Investment Guidelines

Our investment guidelines have been proposed by our advisor and adopted by our board of trustees. Our trustees will review our investment guidelines on an annual basis and our investment portfolio on a quarterly basis or, in each case, as often as they deem appropriate. Changes to our investment guidelines must be approved by our board of trustees. The guidelines described below relate to the period after the conclusion of the initial ramp-up period.

We expect that:

•	75% to 90% of our gross assets will be invested in commercial real estate properties, which we may own in their entirety or through joint ventures;

•

up to 15% of our gross assets will be invested in real estate related assets (e.g., debt and equity interests backed principally by real estate, such as CMBS, conventional and participating mortgage loans and common and preferred stock of REITs and other companies whose primary operations involve real estate); and

•	up to 10% of our gross assets will be invested in cash, cash equivalents and other short-term investments.

Notwithstanding the above, the actual percentage of our portfolio that is invested in each asset class may from time to time fall below or rise above the target levels provided above due to factors such as a large inflow of capital over a short period of time, a lack of attractive investment opportunities or an increase in anticipated cash requirements or redemption requests.

We anticipate that investments in individual commercial real estate properties will be diversified by property type and geography. We will follow the investment guidelines below with respect to our investments in commercial real estate properties:

•	no more than 15% of our gross asset value may be invested in any single commercial real estate property;

•	no more than 20% of our gross asset value may be invested, in the aggregate, in commercial real estate properties located in the same metropolitan statistical area;

•	no more than 5% of our gross asset value may be invested, in the aggregate, in commercial real estate properties located outside the United States; and

•	we will seek to maintain property type diversification with respect to our investments in commercial real estate properties according to the following target allocations:

• office	15 – 45%
• retail	15 – 35%

• industrial	15 – 35%
• multi-family	15 – 35%
• other	0 – 15%

These guidelines will be tested at the time of investment in a particular commercial real estate property and may be waived or amended at any time with the consent of our board of trustees. It is our intention also to seek to diversify our investments in real estate related assets, subject to maintenance of our REIT status, compliance with the operating company exception under ERISA’s plan assets regulation and maintenance of our exemption from the Investment Company Act.

Leverage

Our target leverage after the conclusion of the initial ramp-up period is 25% of the gross value of our assets. We may leverage our portfolio by assuming or incurring secured or unsecured asset-level or controlled partnership-level debt. An example of asset-level debt is a mortgage loan secured by an individual commercial real estate property or portfolio of commercial real estate properties incurred or assumed in connection with the acquisition of such property or portfolio of properties by us. An example of controlled partnership-level debt is borrowing under our line of credit. Borrowings under our line of credit may be used to fund acquisitions, to redeem shares or for any other corporate purpose.

Our target leverage will be 25% of the gross value of our assets, but our actual leverage is likely to be higher or lower depending on a number of factors, including the availability of attractive investment and disposition opportunities, inflows and outflows of capital and increases and decreases in the value of our portfolio. In particular, large outflows of capital over short periods of time could cause our leverage to be substantially higher than our 25% target. In an effort to have adequate cash available to support our redemption plan, we intend to reserve borrowing capacity under our line of credit of up to 25% of our gross asset value to fund redemptions. See “Our Principal Policies—Redemption of Shares.” We will consider actual borrowings used to fund redemptions when determining whether or not we are at our leverage target, but not unused borrowing capacity, including any unused portion of the line of credit reserved for redemptions. If, therefore, we are at our target leverage of 25% and we borrow additional amounts to fund redemptions our leverage could reach or, if the value of our portfolio decreases, exceed 50% of the gross value of our assets. We believe, however, that these extreme circumstances are unlikely to occur. In the event that our leverage exceeds our 25% target, regardless of the reason, we will thereafter endeavor to manage our leverage back down to our 25% target.

Our board of trustees may from time to time modify our debt policy as described above in light of then-current economic conditions, relative costs of debt and equity capital, market values of our properties, general conditions in the market for debt and equity securities, growth and acquisition opportunities or other factors. Our declaration of trust and bylaws generally restrict the amount of indebtedness that we may incur to 300% of our net assets, but do not restrict the form of indebtedness we may incur (for example, we may incur recourse or non-recourse debt, cross collateralized debt, etc.). Notwithstanding the foregoing, our aggregate indebtedness may exceed such limit, but only if (1) such excess is approved by a majority of our independent trustees and (2) at least 80% of the trust’s net assets are comprised of first mortgage loans.

Our Investments

Commercial Real Estate Properties

We generally will buy direct ownership interests in existing or newly constructed properties, including retail, office, industrial and multi-family residential properties. In addition, we may acquire some of these properties in joint ventures. We mainly will invest in geographically diverse, established properties with existing rent and expense schedules or in newly constructed properties with predictable cash flows or in which a seller agrees to provide certain minimum income levels. On occasion, we may invest in real estate development or repositioning projects.

We can enter into purchase-leaseback transactions, or leasebacks, in which we typically will buy land and income-producing improvements on the land (such as buildings), and simultaneously lease the land and improvements to a third-party lessee. Leasebacks are generally for very long terms. Usually, the lessee will be responsible for operating the property and paying all operating costs, including taxes and mortgage debt. We may also give the lessee an option to buy the land and improvements. In some leasebacks, we may purchase only the land under an income-producing building and lease the land to the building owner. In those cases, we will often seek to share or participate in any increase in property value from building improvements or in the lessee’s revenues from the building above a base amount, in a manner consistent with the rules applicable to REITs. See “Risks Factors—Risks Related to Investments in Commercial Real Estate Properties.”

Real Estate Related Assets

Conventional Mortgage Loans. While we will emphasize equity real estate investments, we may invest in mortgages and other real estate interests consistent with the requirements for qualification as a REIT. We may originate or acquire interests in mortgage loans, generally on the same types of properties we might otherwise buy. These mortgage loans may pay fixed or variable interest rates or have “participating” features (as described below). Normally our mortgage loans will be secured by properties that have income-producing potential. They usually will not be insured or guaranteed by the U.S. government, its agencies or anyone else. They usually will be non-recourse, which means they will not be the borrower’s personal obligations. Most will be first mortgage loans on existing income-producing property, with first-priority liens on the property. These loans may provide for payments of principal and interest or may provide for interest-only payments, with a balloon payment at maturity.

Participating Mortgage Loans. We may make mortgage loans that permit us to participate in the revenues from or appreciation of the underlying property consistent with the rules applicable to qualification as a REIT. These participations will let us receive additional interest, usually calculated as a percentage of the gross income the borrower receives from operating, selling or refinancing the property above cost. We may also have an option to buy an interest in the property securing the participating loan. See “Risk Factors—Risks Related to Investments in Mortgage Loans.”

Mortgage-Backed Securities. We can invest in mortgage-backed securities and other mortgage-related or asset-backed instruments, including commercial mortgage-backed securities, or CMBS, residential mortgage-backed securities, mortgage-backed securities issued or guaranteed by agencies or instrumentalities of the U.S. Government, non-agency mortgage instruments, and collateralized mortgage obligations that are fully collateralized by a portfolio of mortgages or mortgage-related securities to the extent consistent with the requirements for qualification as a REIT. Mortgage-backed securities are instruments that directly or indirectly represent a participation in, or are secured by and payable from, one or more mortgage loans secured by real estate. In most cases, mortgage-backed securities distribute principal and interest payments on the mortgages to investors. Interest rates on these instruments can be fixed or variable. Some classes of mortgage-backed securities may be entitled to receive mortgage prepayments before other classes do. Therefore, the prepayment risk for a particular instrument may be different than for other mortgage-related securities. We currently do not intend to invest in mortgage-backed securities, including residual interests, that are not credit rated, but we are not prohibited from doing so. See “Risk Factors—Risks Related to Investments in Mortgage-Backed Securities.”

Investments in Securities of Companies Engaged in Real Estate Activities. Subject to the percentage of ownership limitations and gross income and asset requirements required for REIT qualification, we may invest in equity securities of companies engaged in real estate activities, including for the purpose of exercising control over such entities. Companies engaged in real estate activities and real estate related investments may include, for example, REITs that either own properties or make construction or mortgage loans, real estate developers, companies with substantial real estate holdings and other companies whose products and services are related to the real estate industry, such as building supply manufacturers, mortgage lenders or mortgage servicing companies. We may acquire all or substantially all of the securities or assets of companies engaged in real estate related activities where such investment would be consistent with our investment policies and our status as a REIT. In any event, we do not intend that our investments in securities will require us to register as an “investment company” under the Investment Company Act, and we intend to generally divest appropriate securities before any such registration would be required. See “Risk Factors—Risks Related to Investments in Securities of Companies Engaged in Real Estate Activities.”

Investment Vehicles Involved in Real Estate Activities. We can hold interests in limited partnerships, funds and other commingled investment vehicles involved in real estate related activities, including owning, financing, managing or developing real estate.

Cash, Cash Equivalents and Other Short-Term Investments

Our cash, cash equivalents and other short-term investments may include investments in the following, to the extent consistent with our qualification as a REIT:

•	U.S. government or government agency securities;

•

money market instruments, cash and other cash equivalents (such as high-quality short-term debt instruments, including commercial paper, certificates of deposit, bankers’ acceptances, repurchase agreements, interest-bearing time deposits and corporate debt securities); and

•	corporate debt or asset-backed securities of U.S. or foreign entities, or debt securities of foreign governments or multi-national organizations.

Foreign Real Estate and Other Foreign Investments

We may invest in foreign core and non-core real estate and real estate related investments and liquid investments of foreign governments or private issuers to the extent consistent with our status as a REIT. While the percentage will vary, we expect that investments in foreign commercial real estate properties will be no more than 5% of our portfolio, though we may invest a higher percentage in other foreign investments. Depending on investment opportunities, our foreign investments could at times be concentrated in one or two countries. We will consider the special risks involved in foreign assets before investing in them and will not invest unless our standards are met.

Other Investments

We may, but do not presently intend to, make investments other than as previously described. We have authority to offer our common shares or other equity or debt securities in exchange for cash or property and to repurchase or otherwise re-acquire our common shares or other equity or debt securities in exchange for cash or property. We may issue preferred shares from time to time, in one or more series, as authorized by our board of trustees without the need for shareholder approval. We have not engaged in trading, underwriting or the agency distribution or sale of securities of other issuers and do not intend to do so. At all times, we intend to make investments in such a manner consistent with the REIT requirements of the Code unless, because of business circumstances or changes in the Code (or the Treasury Regulations promulgated thereunder), our board of trustees determines that it is no longer in our best interests for us to qualify as a REIT. Our policies with respect to such activities may be reviewed and modified from time to time by our board of trustees without notice to or the vote of our shareholders.

General Investment and Operating Policies

Standards for Real Estate Investments

General Criteria for Buying Commercial Real Estate Properties or Buying or Making Mortgage Loans. Before we purchase commercial real estate properties or buy or originate a mortgage loan, we will consider such factors as:

•	location, condition and use of the underlying property;

•	tenant credit quality;

•	operating history, and future income-producing capacity; and

•	quality, operating experience and creditworthiness of the borrower.

We will analyze the fair market value of the underlying real estate, taking into account the property’s operating cash flow (based on the historical and projected levels of rental and occupancy rates, expenses and tenant credit risk), as well as the general economic conditions in the area where the property is located.

Our practices will include conducting, or requiring the seller or borrower to conduct, evaluations of the physical condition of properties and Phase I or similar environmental site assessments (including a visual inspection for the potential presence of asbestos) in an attempt to identify potential environmental liabilities associated with the property that is being acquired or that secures the loan that is being made or purchased. Sampling or testing generally will be conducted only if, and to the extent that, potential environmental liabilities are identified in the environmental site assessment. If potential environmental liabilities are identified, we may decide not to proceed, may require that identified environmental issues be resolved by the seller or borrower prior to acquisition or, where such issues cannot be resolved prior to acquisition, require that such liabilities be carved-out from the liabilities that we assume. See “Risk Factors—Risks Related to Investments in Commercial Real Estate Properties—We could incur significant costs related to government regulation and private litigation over environmental matters” and “Risk Factors—Risks Related to Investments in Commercial Real Estate Properties—Existing conditions at some of our properties may expose us to liability related to environmental matters.”

Diversification. We seek to diversify our investments by type of property, geographic location and tenant. How much we diversify will depend upon whether suitable investments are available and how much we have available to invest, subject to percentage limitations discussed above. See “Investment Objectives, Strategy and Guidelines—Investment Guidelines.”

Special Criteria for Buying or Making Mortgage Loans. Ordinarily, we will originate or purchase a mortgage loan only if the loan, when added to any existing debt, will not exceed 85 percent of the appraised value of the mortgaged property when the loan is made or purchased, unless we are compensated for taking additional risk. See “Risk Factors—Risks Related to Investments in Mortgage Loans.”

Selling Commercial Real Estate Properties. We do not intend to buy and sell our commercial real estate properties simply to make short-term profits. In general, we anticipate holding most property investments for 7 to 10 years. We may, however, sell our properties before or after such period as market conditions dictate, to raise cash or to rebalance our portfolio allocation. We intend to reinvest any sale proceeds that we do not need to pay operating expenses, or we are not required to distribute to our shareholders to maintain our qualification as a REIT or to meet redemption requests.

Joint Investments. We may participate with other entities in the ownership of properties through joint ventures or other types of co-ownership. We may enter into joint ventures from time to time, if we determine that doing so would be advantageous to our investment strategy.

Other Real Estate Related Policies

Valuation. Our advisor will calculate the trust’s NAV after the end of each business day by subtracting the trust’s liabilities, including the advisory fee and other expenses attributable to the trust’s operations, from the trust’s assets, which will consist almost entirely of the value of the trust’s interest in the controlled partnership. The value of the trust’s interest in the controlled partnership will be equal to the trust’s percentage interest as the general partner of the controlled partnership multiplied by the difference between the controlled partnership’s assets (including its commercial real estate properties, real estate related assets and other investments) and its liabilities (including its debt and the expenses attributable to the controlled partnership’s operations). The trust’s percentage interest in the controlled partnership will fluctuate over time depending on: (1) the amount of proceeds raised from this offering that are contributed to the controlled partnership; (2) the amount of capital that the trust may withdraw from the controlled partnership to fund redemptions of common shares by existing shareholders or to pay liabilities or expenses of the trust; and (3) the amount of capital contributed to or withdrawn from our controlled partnership by other investors. The trust’s NAV per share as of the end of any business day will be determined by dividing the trust’s NAV by the number of its common shares outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day. See “Our Principal Policies—Valuation” for a detailed description of the valuation guidelines that will be used to value each of our assets.

Property Management and Leasing Services. We intend to hire local management companies to perform the day-to-day management services for our properties, including creating business plans for each property, supervising any on-site personnel, negotiating maintenance and service contracts and providing advice on repairs and capital improvements. Each local manager will also recommend changes in rent schedules and create marketing and advertising programs to attain and maintain good occupancy rates by tenants. We may also hire leasing companies to perform or coordinate leasing and marketing services to fill any vacancies. The fees paid to the local management company, along with any leasing commissions and expenses, will reduce our cash flow from a property. See “Risk Factors—Risks Related to Investments in Commercial Real Estate Properties—We rely on third-party property managers to operate our properties and leasing agents to lease vacancies in our properties.”

Acquisition Fees and Acquisition Expenses. The acquisition fees and acquisition expenses that we pay and incur in connection with our purchase of commercial real estate properties and mortgage loans will be reasonable, and will not exceed an amount equal to 6% of the contract purchase price for any commercial real estate property acquired, or in the case of mortgage loans, 6% of the funds advanced.

Acquisition fees mean any and all fees and commissions, exclusive of acquisition expenses, paid by any person to any other person (including any fees or commissions paid by or to any affiliate of ours or our advisor) in connection with the originating or investing in mortgages or the purchase, development or construction of a property. Subject to the limitations set forth above, we may pay acquisition fees to third parties, but will not pay any acquisition fees to our trustees, FMR Corp., our advisor or any of their respective affiliates (except as described below in “—Real Estate Brokerage Fees on Transfers of Property”).

Acquisition expenses mean any and all expenses incurred by us, our advisor or any affiliate of either in connection with the selection, acquisition or development of any asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, environmental and structural reviews, nonrefundable option payments on property not acquired, accounting fees and expenses and title insurance premiums.

Real Estate Brokerage Fees on Transfers of Property. As permitted by the NASAA Guidelines, if any of our trustees, FMR Corp. or any of our affiliates provides a substantial amount of services in connection with the transfer of commercial real estate properties (whether we are the buyer or the seller) then that person may receive up to the lesser of: (1) one-half of the brokerage fees paid; and (2) 3% of the contract purchase price for such commercial real estate property. In addition, the amount paid, when added to the sums paid to unaffiliated parties in such a capacity, will not exceed the lesser of: (1) the competitive real estate commission and (2) an amount equal to 6% of the contract purchase price for such commercial real estate property. Competitive real estate commission means the real estate or brokerage fees paid for the purchase or sale of a property that is reasonable, customary and competitive in light of the size, type and location of such property.

Insurance. We will try to arrange for, or require proof of, comprehensive insurance, including liability, fire, and extended coverage, for our real property and properties securing mortgage loans. We will not carry insurance for generally uninsurable losses such as loss from riots, war, terrorist attacks or acts of God. Insurance policies on our properties currently include some coverage for terrorist acts, but we can not assure you that it will be adequate to cover all losses. Some of our policies, like those covering losses due to floods, will be insured subject to limitations involving large deductibles or co-payments and policy limits which may not be sufficient to cover losses. See “Risk Factors—Risks Related to Investments in Commercial Real Estate Properties—Potential losses or damage to our properties may not be covered by insurance.”

Lending. Subject to our conflicts of interest policies as described elsewhere in this prospectus, we do not anticipate having a policy limiting our ability to originate loans to other persons. Subject to REIT qualification rules, we may originate loans to third parties. For example, we may consider offering purchase money financing in connection with the sale of a property where the provision of that financing will increase the value to be received by us for the property sold or we may consider making loans to joint ventures in which we participate or may participate in the future.

Discretion to Evict or Foreclose. We may evict defaulting tenants or foreclose on defaulting borrowers to maintain the value of an investment.

Other Policies

Liquid Assets. At times, a significant percentage of our portfolio may be invested in liquid assets (which may or may not be real estate related) while we look for suitable real property investments. We can temporarily increase the percentage of our liquid assets under some circumstances, including the rapid inflow of shareholders’ funds, lack of suitable real estate investments or a need for greater liquidity.

Derivative Instruments and Hedging Activities. In the normal course of business, we will be exposed to the effect of interest rate changes and may seek to limit these risks by following established risk management policies and procedures including the use of derivatives. To mitigate exposure to variability in interest rates, derivatives may be used primarily to fix the rate on debt based on floating-rate indices and manage the cost of borrowing obligations.

We may use a variety of commonly used derivative products, including interest rate swaps, caps, collars and floors. We have a policy of entering into contracts with only major financial institutions based upon minimum credit ratings and other factors. We will periodically review the effectiveness of each hedging transaction. See “Risk Factors—Risks Related to this Offering—Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate properties portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Quantitative and Qualitative Disclosures about Market Risk.”

Non-Core Commercial Real Estate Properties. We currently do not intend to invest a significant portion of our portfolio in non-core commercial real estate properties. Non-core commercial real estate properties include specialized properties and properties that require substantial repositioning, releasing, redevelopment and/or construction. Non-core commercial real estate properties are generally less liquid and have higher risk than core commercial real estate properties and are usually acquired by investors pursuing a “value add” or “opportunistic” investment strategy where returns are driven more by capital appreciation than current income.

Unimproved Real Property. We do not intend to invest in unimproved real property, but in no event will we invest more than 10% of our total assets in unimproved real property. Unimproved real property means a property in which we have an equity interest that was not acquired for the purpose of producing rental or other income that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

Investment Company Act. We intend to operate so that we do not have to register as an “investment company” under the Investment Company Act. Generally, a company is an “investment company” and required to register under the Investment Company Act if, among other things, it holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities, or it is engaged or proposes to engage in the business of investing, reinvesting, owning, holding, or trading in securities and owns or proposes to acquire investment securities having a value exceeding 40% of the value of such company’s total assets (exclusive of government securities and cash items) on an unconsolidated basis. In addition, as an alternative to the 40% of assets tests described above, Rule 3a-1 of the rules and regulations promulgated under the Investment Company Act provides flexibility by exempting from the definition of “investment company” a company that maintains at least 55% of the value of its assets (exclusive of government securities and cash items) and derives at least 55% of its net income (after taxes for the past four fiscal quarters combined) in securities other than government securities, securities issued by employees’ securities companies, securities issued by certain majority owned subsidiaries of such company and securities issued by certain companies that are controlled primarily by such company, provided that certain other requirements are met. We believe we currently are not required to register under the Investment Company Act and we intend to continue to conduct our operations so as not to have to do so. To maintain compliance with the exemptions from the Investment Company Act, we may be unable to sell assets we would otherwise want to sell and may be unable to purchase securities we would otherwise want to purchase. See “Risk Factors—Risks Related to this Offering—Your investment return may be reduced if we are required to register as an investment company under the Investment Company Act.”

ERISA. We intend to operate so as to qualify as a “venture capital operating company” under ERISA and, in turn, to cause our controlled partnership to qualify as a “real estate operating company” under ERISA. To accomplish the latter, at least 50% of our controlled partnership’s assets (valued at cost and disregarding short-term investments held pending commitment or distribution) on its initial investment date and annually thereafter must consist of real estate that is being managed or developed and as to which our controlled partnership has the right to substantially participate directly in the management or development of the real estate. As a consequence of this requirement, we may be unable to sell assets we would otherwise want to sell, required to sell assets we would otherwise not want to sell or unable to purchase assets we would otherwise want to purchase. See “Risk Factors—Risks Related to this Offering—Your investment return may be reduced because we intend to qualify as a venture capital operating company under ERISA.”

OUR PRINCIPAL POLICIES

The following is a discussion of our policies regarding our redemption plan, valuation of our assets and our distribution reinvestment plan. These policies have been proposed by our advisor and adopted by our board of trustees. In general, these policies may be amended or revised from time to time by our board of trustees or by our advisor with the consent of our board of trustees, in each case without a vote of our shareholders.

Redemption of Shares

General

In an effort to provide our shareholders with liquidity in respect of their investment in our common shares, we adopted a redemption plan, which will be effective as of the initial offering date, whereby on a daily basis, but subject to specified limitations, shareholders may request that the trust redeem all or any portion of their shares, in accordance with the procedures outlined herein. Affiliates of our advisor are eligible to have their shares redeemed on the same terms as other shareholders.

On each business day, shareholders may request that we redeem all or any portion of their shares at the current offering price, which will be available after the end of such business day. Redemption requests received prior to the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Standard Time) on any business day, hereafter, the “close of business,” will be considered for redemption on that day. The redemption price per share on any business day will be the same price per share at which new shares are offered to the public on that day, which will be equal to the trust’s NAV divided by the number of its common shares outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day.

Subject to limited exceptions discussed below, shares redeemed within 270 days of the date of purchase will be subject to a short-term trading fee equal to 2% of the gross proceeds payable with respect to the redemption of shares. Short-term trading fees will inure to the benefit of the trust. See “—Short-Term Trading Fees.” The NAV per share of our common shares will be calculated and posted on our website after the end of each business day. Generally, we will pay redemption proceeds, less any applicable short-term trading fees, on the first business day after the redemption transaction closes. For a discussion of the tax treatment of such redemptions, see “Material United States Federal Income Tax Considerations—Taxation of Shareholders—Taxation of Taxable U.S. Shareholders.”

Our advisor will calculate the trust’s NAV after the end of each business day by subtracting the trust’s liabilities, including the advisory fee and other expenses attributable to the trust’s operations, from the trust’s assets, which will consist almost entirely of the value of the trust’s interest in the controlled partnership. The value of the trust’s interest in the controlled partnership will be equal to the trust’s percentage interest as the general partner of the controlled partnership multiplied by the difference between the controlled partnership’s assets (including its commercial real estate properties, real estate related assets and other investments) and its liabilities (including its debt and the expenses attributable to the controlled partnership’s operations). The value of the controlled partnership’s assets will be determined in accordance with the procedures described in “—Valuation.” The trust’s percentage interest in the controlled partnership will fluctuate over time depending on: (1) the amount of proceeds raised from this offering that are contributed to the controlled partnership; (2) the amount of capital that the trust may withdraw from the controlled partnership to fund redemptions of common shares by existing shareholders or to pay liabilities or expenses of the trust; and (3) the amount of capital contributed to or withdrawn from our controlled partnership by other investors.

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result, among other things, of the supply and demand of securities in the trading market, the trust’s NAV per share will be calculated once daily using our valuation methodologies, and the price at which the trust sells new shares and redeems outstanding shares that day will not change depending on the level of demand by investors or the volume of requests for redemption. In conducting its redemption plan the trust intends to generally follow the policies and practices that Fidelity adopts over time for redemptions of shares of its mutual funds and other products, to the extent such policies and practices are applicable. As would be the case if your redemption related to shares of a Fidelity mutual fund, you will not know at the time you request that your shares be redeemed precisely the price at which such redemption request will be processed later that evening (or on the next business day if you place your redemption request on a day that is not a business day or if you place your redemption request the close of business on a business day), though you will be contractually committed to redeem the shares as of the close of business on the date such redemption request would otherwise be processed. Investors will be allowed to cancel their redemption requests until such time.

We may, in our advisor’s discretion after taking our interests and the interests of our remaining shareholders into consideration, use proceeds from any available sources at our disposal to satisfy redemption requests, including, but not limited to, proceeds from sales of additional shares, cash flow from operations, sales of our liquid investments, incurrence of indebtedness and divestitures of our assets. In order to support redemptions we intend to use commercially reasonable efforts to (1) manage our portfolio with the objective of maintaining between 5% and 20% of our gross asset value in liquid investments and (2) reserve a significant amount of credit under our line of credit to be used principally to fund redemptions. Our objective is for our line of credit to afford us borrowing availability of up to 25% of our gross asset value to fund redemptions. As our assets increase, however, it may not be commercially feasible or we may not be able to secure a line of credit of that size. Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund redemptions or for other corporate purposes.

We do not intend to maintain any quantitative ceilings or other automatic limitations on the number of shares that may be redeemed at any particular time. We may not, however, always hold, or be able to borrow or generate, an amount of cash sufficient to satisfy all redemption requests. Our board may in its reasonable discretion suspend or terminate the redemption of shares, or delay or reject any one or more individual redemption requests, at any time, including, without limitation, if it determines that such suspension, termination, delay or rejection is in our and our remaining shareholders’ best interest or is necessary or advisable to protect non-redeeming shareholders, to ensure our continued qualification as a REIT for federal income tax purposes, to avoid any change in our tax or regulatory status or to avoid any violation of applicable law, rule or regulation. See “Risk Factors—Risks Related to this Offering—Our ability to redeem your common shares may be limited and our board of trustees may suspend or terminate our redemption plan at any time.”

If the full amount of all shares requested to be redeemed as of any given date are not redeemed, we may, but will not be obligated to: (1) give priority to redemption requests that have been outstanding for the longest period of time; or (2) if necessary, reduce the number of shares to be redeemed in respect of redemption requests of equal priority on a pro rata basis. Notwithstanding the foregoing, we reserve the right to redeem shares that are the subject of outstanding redemption requests in any order or priority and to reduce the number of shares to be redeemed on any pro rata basis (or any non pro rata basis if necessary to ensure our continued qualification as a REIT for federal income tax purposes). All unsatisfied redemption requests will continue to be automatically considered for redemption as provided above, unless we receive notification from the applicable shareholder before the close of business on the next business day that the redemption request is being withdrawn.

Short-Term Trading Fees

There is no minimum holding period for our shares and shareholders can redeem their shares at any time. Subject to limited exceptions discussed below, however, shares redeemed within 270 days of the date of purchase will be subject to a short-term trading fee equal to 2% of the gross proceeds payable with respect to the redemption of shares. This short-term trading fee will also apply to shares redeemed by us for failure to maintain the minimum balance described in “Shareholder Information—Features and Policies—Policies.” For this purpose, shares held for the longest period of time will be treated as being redeemed first and shares held for the shortest period of time as being redeemed last. Short-term trading fees will inure to the benefit of the trust. The short-term trading fee does not apply to shares purchased with reinvested distributions pursuant to our distribution reinvestment plan. We may assess trading fees in any of the preceding transactions if the transaction is intended to circumvent our short-term trading fee policy.

We may waive the short-term trading fee for the following transactions: (1) redemptions related to death, or due to a divorce decree; (2) certain types of IRA account transactions, including redemptions pursuant to systematic withdrawal programs, withdrawals due to disability, return of excess contribution amounts, minimum required distributions and redemptions related to payment of custodian fees; and (3) certain types of employer-sponsored and 403(b) retirement plan transactions, including loans or hardship withdrawals, minimum required distributions, redemptions pursuant to systematic withdrawal programs, forfeiture of assets under the plan’s vesting rules, return of excess contribution amounts, redemptions related to payment of plan fees and redemptions related to death, disability or qualified domestic relations order.

The application of the short-term trading fee and any waivers may vary among intermediaries and certain intermediaries may not apply the waivers listed above. If you purchase our shares through an intermediary, you should contact your intermediary for more information on whether the short-term trading fee will be applied to redemptions of shares. We reserve the right to modify or eliminate the short-term trading fee or waivers at any time.

The short-term trading fee applies to all accounts, including retirement accounts and wrap program accounts. Investment advisers that manage accounts that invest in us, including Strategic Advisers Inc., an affiliate of FMR Corp., or an affiliate, may pay short-term trading fees on behalf of their investors. Strategy funds, which are unitized group accounts consisting of qualified plan assets, will be treated as a single entity under the short-term trading fee policy. In addition, intermediaries that hold shares on behalf of investors are required to track short-term trading fees based upon the age of the shares of each individual investor, and to remit the short-term trading fees to us. We will refuse purchase orders from any identified intermediary who does not agree to track and remit short-term trading fees based on the transactions of underlying investors.

Signature Guarantee

Certain redemption requests must include a signature guarantee. It is designed to protect you and us from fraud. If you submit your request to us by mail, your request must be made in writing and include a signature guarantee if any of the following situations apply:

•	You wish to have more than $100,000 worth of shares redeemed;

•	The address on your account (record address) has changed within the last 15 or 30 days, depending on your account, and you wish to have $10,000 or more worth of shares redeemed;

•	You are requesting that a check be mailed to a different address than the record address; or

•	You are requesting that redemption proceeds be paid to someone other than the account owner.

You should be able to obtain a signature guarantee from a bank, broker (including Fidelity Investor Centers), dealer, credit union (if authorized under state law), securities exchange or association, clearing agency, or savings association. A notary public cannot provide a signature guarantee.

Other

When you make a request to have shares redeemed, note the following:

•	If you are requesting that some but not all of your shares be redeemed, keep your balance above $2,000 to keep your position open;

•	You will not receive interest on amounts represented by uncashed redemption checks; and

•	Under applicable anti-money laundering regulations and other federal regulations, redemption requests may be suspended, restricted, canceled, or processed and the proceeds may be withheld.

The redemption plan will commence on the initial offering date and continue until terminated by our board of trustees; provided, however, that the board may not terminate the plan before the date which is 12 months from the date of this prospectus. Notwithstanding the foregoing, the board has no current intention to terminate the redemption plan and it is expected that the redemption plan will continue indefinitely. Any material modifications to, or termination or suspension of, the redemption plan will be disclosed to shareholders in the periodic reports we file with the SEC, a press release and/or via our website.

The redemption plan will terminate, and we no longer will accept shares for redemption, if and when our shares are listed on an exchange or other trading market. We do not, however, intend to list our common shares for trading on an exchange or other trading market.

Valuation

General

Our advisor will calculate the trust’s NAV after the end of each business day by subtracting the trust’s liabilities, including the advisory fee and other expenses attributable to the trust’s operations, from the trust’s assets, which will consist almost entirely of the value of the trust’s interest in the controlled partnership. The value of the trust’s interest in the controlled partnership will be equal to the trust’s percentage interest as the general partner of the controlled partnership multiplied by the difference between the controlled partnership’s assets (including its commercial real estate properties, real estate related assets and other investments) and its liabilities (including its debt and the expenses attributable to the controlled partnership’s operations). The trust’s percentage interest in the controlled partnership will fluctuate over time depending on: (1) the amount of proceeds raised from this offering that are contributed to the controlled partnership; (2) the amount of capital that the trust may withdraw from the controlled partnership to fund redemptions of common shares by existing shareholders or to pay liabilities or expenses of the trust; and (3) the amount of capital contributed to or withdrawn from our controlled partnership by other investors. The trust’s NAV per share as of the end of any business day will be determined by dividing the trust’s NAV by the number of its common shares outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day.

The fair value of the controlled partnership’s investments will be the starting point for determining NAV. Our advisor has proposed and our board of trustees, including a majority of our independent trustees, has adopted valuation guidelines that contain a comprehensive set of methodologies that will be used by our advisor, our independent valuation expert, our third-party appraisal manager and our independent appraisers, as applicable, when valuing our commercial real estate properties and other assets and liabilities in connection with the calculation of the trust’s NAV. These valuation methodologies are largely based upon standard industry practices used by open-ended real estate funds.

Upon the recommendation of our advisor, we will retain an independent valuation expert, and we have retained a third-party appraisal manager, to assist in the valuation of our commercial real estate properties. The independent valuation expert will provide broad oversight and approval of our commercial real estate valuation process and our third-party appraisal manager will calculate quarterly valuations of our commercial real estate properties and manage the independent appraisers, all as further described below. We expect to engage only one independent valuation expert and only one third-party appraisal manager at any given time. We will only engage independent valuation experts and third-party appraisal managers that are engaged to a substantial extent in the business of rendering opinions regarding the value of commercial real estate properties of the type held by us. Neither our independent valuation expert nor our third-party appraisal manager will be an affiliate of us, our advisor or Fidelity. In addition, our independent valuation expert will not have any other material current or prior business or personal relationships with our advisor or our trustees. Initially, our independent valuation expert will be              and our third-party appraisal manager will be Cushman & Wakefield of Long Island, Inc. Our board of trustees may replace the independent valuation expert or the third-party appraisal manager at any time. In the event that the third-party appraisal manager is terminated and not replaced, with the consent of our board of trustees and the independent valuation expert, our advisor may assume the duties and responsibilities of the third-party appraisal manager described herein. For more important information, including a summary of the valuation guidelines and a description of our contracts with the independent valuation expert and the third-party appraisal manager, see “—Valuation Guidelines,” “Material Agreements—Independent Valuation Expert Agreement” and “Material Agreements—Appraisal Manager Agreement.”

In addition, with the consent of our advisor and our independent valuation expert, our third-party appraisal manager will retain multiple independent appraisers to appraise each of our commercial real estate properties at least once during every calendar year after the respective calendar years in which such properties were acquired. The independent appraisers will be MAI certified appraisers from a national or regional firm with relevant property type experience and market knowledge and will not have any other material current or prior business or personal relationships with our advisor or our trustees. Independent appraisers may be removed or replaced by our third-party appraisal manager at any time with the consent of our advisor.

The overarching principle when valuing our investments is to produce a valuation that represents a fair and accurate estimate of the fair value of our investments as defined as the price that would be received for an investment in an orderly transaction between market participants. While the methodologies contained in the valuation guidelines have been designed to produce such results under most circumstances, it is possible that in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature) a more accurate valuation could be obtained by using different assumptions. In these unusual circumstances, our advisor or our third-party appraisal manager may propose that a different methodology be used to value our investments and such methodology will be used if approved by our independent valuation expert. The use of any such alternative methodology will be reported to our board of trustees. Our advisor or our third-party appraisal manager will provide our board of trustees with periodic valuation reports on a quarterly basis in connection with regularly scheduled board meetings. In its discretion, our board of trustees will have the right to engage additional independent experts to confirm the valuation of our investments.

Valuation Guidelines

The following description is a summary of the valuation guidelines that have been proposed by our advisor, adopted by our board of trustees and will be approved by our independent valuation expert:

Valuation of Commercial Real Estate Properties. Commercial real estate properties consist of investment interests in income-producing commercial real estate properties such as retail, office, industrial and multi-family residential properties. The provisions of the valuation guidelines described below regarding the valuation of commercial real estate properties will be reviewed and approved by the independent valuation expert.

Wholly Owned Commercial Real Estate Properties:

•

Initial Valuations. Wholly owned commercial real estate properties will initially be valued at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs). Costs and expenses incurred in connection with the acquisition of multiple wholly owned commercial real estate properties that are not directly related to any single wholly owned commercial real estate property generally will be allocated among the applicable wholly owned commercial real estate properties pro rata based on relative values.

•	Quarterly Valuations. Every quarter, our third-party appraisal manager will value all of our wholly owned commercial real estate properties that are not being valued by independent appraisers during such quarter as provided below. In undertaking these valuations our third-party appraisal manager will use one or a combination of valuation methodologies consistent with industry practice, and will take into consideration the specific criteria and parameters applied in the most recent independent valuation described below. The primary methodology used by our third-party appraisal manager to value commercial real estate properties is expected to be the income approach, whereby value is derived by determining the present value of an asset’s stream of future cash flows (i.e., discounted cash flow analysis). Consistent with industry practices, the income approach incorporates subjective judgments regarding comparable rental and operating expense data, the capitalization and/or discount rate, and projections of future rent and expenses based on appropriate evidence. Other methodologies that may also be used by our third-party appraisal manager to value commercial real estate properties include the sales comparison and cost approaches. The methodology or combination of methodologies utilized to value a particular property will be selected by our third-party appraisal manager based on a determination of which approach or approaches best meets the valuation assignment and provides the strongest evidence and support for the fair market value of the property. Approval of the independent valuation expert will be required for any valuation of a wholly owned commercial real estate property by our third-party appraisal manager that results in a positive or negative change in excess of 7.5% of the gross value of the property since the most recent of the last appraisal by an independent appraiser, our acquisition of the property or the last such approval by our independent valuation expert. The independent valuation expert may require an appraisal of any commercial real estate property by an independent appraiser if the independent valuation expert believes that the most recent valuation of the commercial real estate property by our third-party appraisal manager is materially incorrect.

•

Independent Valuations. At the beginning of each calendar year, our advisor, our third-party appraisal manager and our independent valuation expert will jointly develop a staggered valuation plan with the objective of having approximately one-quarter of all of our wholly owned commercial real estate properties, by value, valued each quarter by independent appraisers. The valuation plan will be updated quarterly as necessary such that each wholly owned commercial real estate property will be valued by an independent appraiser at least once during every calendar year in accordance with the Uniform Standards of Professional Appraisal Practice. Our advisor may request that the independent valuation expert review any appraisal conducted by an independent appraiser. Our advisor, our third-party appraisal manager and our independent valuation expert will collectively determine if any corrective action, including, without limitation, a new appraisal, is necessary. Any dispute between our advisor, our third-party appraisal manager and/or our independent valuation expert regarding the appropriate corrective action will be submitted to and resolved by our board of trustees.

Commercial Real Estate Properties Held Through Joint Ventures:

•

Investments in joint ventures that hold commercial real estate properties will be valued by our third-party appraisal manager in a manner which is consistent with the guidelines described above for wholly owned commercial real estate properties. Because we will own less than a 100% interest in the underlying commercial real estate properties, however, the valuation premise used to estimate the fair value of joint venture investments will consider the highest and best use of the investment, considered from the perspective of a marketplace participant. The highest and best use premise recognizes the maximum amount that would be received for the investment that is physically possible, appropriately justified, legally permissible and financially feasible. For example, if a buyer of the joint venture investment would expect to realize the greatest future cash in-flows from the investment through a sale of the underlying joint venture net assets together with a distribution of such proceeds to the respective joint venture partners, the highest and best use premise would require that such marketplace assumptions be used as the basis for our fair value estimate. In this regard, dependent upon specific facts and circumstances, we expect an in-exchange valuation premise to be utilized which is based on a hypothetical fair value liquidation of the joint venture in accordance with the distribution provisions of the applicable joint venture agreements.

Off-Cycle Valuations:

•

Wholly owned commercial real estate properties and joint ventures may be valued by our third-party appraisal manager more frequently than quarterly if our advisor, our third-party appraisal manager or the independent valuation expert believes that the value of a wholly owned commercial real estate property or joint venture has changed materially since the most recent quarterly valuation. For example, a sudden dislocation in the capital markets, an unexpected termination or renewal of a material lease, a material change in vacancies or an unanticipated structural or environmental event at a property may cause the value of a wholly owned commercial real estate property to change materially. In general, we expect that an off-cycle valuation will be performed within 14 days of a determination by our advisor, our third-party appraisal manager or our independent valuation expert that a material change has occurred. If such determination is within 14 days before a scheduled quarterly valuation, however, only the scheduled quarterly valuation will be performed.

Valuation of Real Estate Related Assets. Real estate related assets include conventional, participating and mezzanine mortgage loans, mortgage-backed securities, common and preferred stock of real estate investment trusts and ownership interests in other entities whose primary business operations involve real estate and real estate related assets. Real estate related assets will be valued by our advisor upon acquisition or issuance and then daily or quarterly, as applicable, thereafter. Off-cycle valuations of real estate related assets that generally are valued quarterly may be conducted if our advisor believes the value of the applicable asset has changed materially since the most recent valuation. In addition, our advisor or our board of trustees may, from time to time, retain additional experts to assist with the valuation of real estate related assets.

Private Mortgage Loans:

•

Mortgages will initially be valued by our advisor at our acquisition cost and will be marked-to-market quarterly on a staggered basis. For example, fixed rate mortgages will be valued at our acquisition cost and thereafter marked-to-market on a quarterly basis, with principal and interest payments discounted to their present value using a discount rate based on current market rates. In addition, the quarterly valuations of participating mortgages will reflect the changes in value of the underlying real estate, with anticipated sale proceeds (estimated cash flows) discounted to their present value using a discount rate based on current market rates.

Publicly Traded Real Estate Related Securities:

•

Publicly traded debt and equity real estate related securities (such as mortgage-backed securities and shares in public REITs) that are not restricted as to salability or transferability will generally be valued by our advisor daily, primarily on the basis of information provided by third-party pricing vendors. Generally, such securities will be valued at the price of the last trade executed at or prior to closing on the valuation day or, in the absence of such trade, the last “bid” price. The value of publicly traded equity and debt real estate related securities that are restricted as to salability or transferability may be adjusted for a liquidity discount. In determining the amount of such discount our advisor will give consideration to the nature and length of such restriction and the relative volatility of the market price of the security.

Private Real Estate Related Securities:

•

Investments in privately placed, illiquid securities of real estate related operating businesses (other than joint ventures), such as real estate development or management companies, will initially be valued by our advisor at cost (purchase price plus all related acquisition costs and expenses, such as legal fees and closing costs) and thereafter will be valued quarterly on a staggered basis at fair value as determined by our advisor in good faith. In evaluating the fair value of our interests in certain commingled investment vehicles (such as private real estate funds), our advisor will generally rely on the values periodically assigned to such interests by the respective issuers.

Although our valuation guidelines are designed to determine the accurate market value of our assets, appraisals of our commercial real estate properties and valuations of our investments in real estate related assets will be only estimates of market value and therefore may not correspond to realizable value upon a sale of those assets. See “Risk Factors—Risks Related to this Offering—Appraisals of our commercial real estate properties and valuations of our investments in real estate related assets are estimates of market value and may not necessarily correspond to realizable value.”

Valuation of Liquid Non-Real Estate Related Assets. Liquid non-real estate related assets include government and corporate debt securities, publicly traded equity securities and cash and cash equivalents. Liquid non-real estate related assets will be valued by our advisor daily, generally based on information provided by third-party pricing vendors.

Cash Equivalents:

•	Cash equivalent investments will be valued primarily on the basis of information provided by third-party pricing vendors.

Publicly Traded Non-Real Estate Related Securities:

•

Publicly traded non-real estate related equity and debt securities that are listed on an exchange or traded over the counter will be valued primarily on the basis of information provided by third-party pricing vendors. Generally, such securities will be valued at the price of the last trade executed at or prior to closing on the valuation day or, in the absence of such trade, the last “bid” price.

Net Operating Income and Liabilities. On an annual basis, our advisor will review and approve monthly operating budgets with respect to each of our applicable investments and monthly expense budgets with respect to our liabilities (including the advisory fee and other expenses attributable to our operation). Such budgets will be updated monthly on a prospective basis. Budgeted income and expenses will generally be accrued daily. At the conclusion of each month, we will “true up” actual operating results and adjust the outstanding daily accrued receivable, payable and other accounts appropriately.

Review and Changes to the Guidelines. The independent valuation expert and our advisor will review the valuation guidelines and methodologies applicable to commercial real estate properties with our board of trustees on an annual basis or as often as deemed necessary. In addition, our advisor will review our valuation guidelines and methodologies applicable to real estate related assets and liquid non-real estate related assets with our board of trustees on an annual basis or as often as deemed necessary. Any changes to the valuation guidelines proposed by our advisor must be approved by our board of trustees, and any such changes that impact the valuation of commercial real estate properties must also be approved by the independent valuation expert.

Distribution Reinvestment Plan

We have adopted a distribution reinvestment plan, which will be effective as of the initial offering date, whereby investors will be able to elect to have their cash distributions reinvested in additional common shares. All such distributions will be immediately reinvested on behalf of the participants in our common shares on the business day such distribution would have been paid to such investor. Participants will not have the option to make voluntary contributions to the distribution reinvestment plan to purchase shares in excess of the amount of shares that can be purchased with their distributions. The distribution reinvestment plan will be administered by us or one of our affiliates.

The per-share purchase price for common shares purchased pursuant to the distribution reinvestment plan will be equal to the trust’s NAV divided by the number of common shares outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as those purchased by the participants in this offering.

We reserve the right to amend any aspect of the plan without the consent of our shareholders, provided that notice of any material amendment is sent to participants at least ten days prior to the effective date of that amendment. In addition, we may terminate the distribution reinvestment plan for any reason at any time upon ten days’ prior written notice to participants. A shareholder’s participation in the plan will be terminated to the extent that a reinvestment of such shareholder’s distributions in our shares would cause the percentage ownership or other limitations contained in our declaration of trust to be violated. Participants may terminate their participation in the distribution reinvestment plan with ten days’ prior written notice to us.

Within 90 days after the end of each fiscal year, we will mail to each participant a statement of account describing, as to such participant: (1) the distributions reinvested during the year; (2) the number of shares purchased during the year; (3) the per-share purchase price for such shares; and (4) the total number of shares purchased on behalf of the participant under the plan. In addition, tax information with respect to income earned on shares under the plan for the calendar year will be sent to each applicable participant.

If a shareholder elects to participate in the distribution reinvestment plan and is subject to federal income taxation, the shareholder will most likely incur a tax liability for distributions allocated to him or her even though the shareholder has elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the plan. Specifically, the shareholder will be treated as if he or she has received the distribution from us in cash and then applied such distribution to the purchase of additional shares. The shareholder will be taxed on the amount of such distribution as ordinary income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the dividend as a capital gain dividend in which event the dividend may be eligible for the maximum 15% tax rate. See “Material United States Federal Income Tax Considerations” and “Shareholder Information—Distribution Options—1. Reinvestment Option.”

SHAREHOLDER INFORMATION

You may buy or redeem our shares through a Fidelity brokerage account. If you buy or redeem shares of the trust through a Fidelity brokerage account, your transactions generally involve your Fidelity brokerage core (a settlement vehicle included as part of your Fidelity brokerage account).

If you do not currently have a Fidelity brokerage account and would like to invest in us, you may need to complete an application. For more information about a Fidelity brokerage account, please visit Fidelity’s web site at www.fidelity.com, call 1-800-FIDELITY, or visit a Fidelity Investor Center (call 1-800-544-9797 for the center nearest you).

You may also buy or redeem shares of the trust through a retirement account (such as an IRA or an account funded through salary deduction) or an investment professional. Fidelity retirement specialists are available at 1-800-544-4774 to answer your questions about Fidelity retirement products. If you buy or redeem shares of the trust through a retirement account or an investment professional, the procedures for buying and redeeming shares of the trust and the account features, policies, and fees may differ from those discussed in this prospectus. Fees in addition to those discussed in this prospectus may also apply. For example, you may be charged a transaction fee if you buy or redeem shares of the trust through a non-Fidelity broker or other investment professional.

Buying and Redeeming Information

Internet

www.fidelity.com

Phone

Fidelity Automated Service Telephone (FAST) 1-800-544-5555; to reach a Fidelity representative call 1-800-544-6666

Mail

Purchases:

Fidelity Investments

P.O. Box 770001

Cincinnati, OH 45277-0003

Redemptions:

Fidelity Investments

P.O. Box 770001

Cincinnati, OH 45277-0035

TDD—Service for the Deaf and Hearing Impaired

1-800-544-0118 (9:00 a.m. – 9:00 p.m. Eastern Standard Time)

You should include the following information with any order to buy or redeem shares:

•	Your name;

•	Your account number;

•	Name of the trust; and

•	Dollar amount or number of shares you want to buy or redeem.

Certain methods of contacting Fidelity, such as by telephone or electronically, may be unavailable or delayed (for example, during periods of unusual market activity). In addition, the level and type of service available may be restricted based on criteria established by Fidelity.

Minimums

Initial Purchase: $2,500

For Fidelity Simplified Employee Pension-IRA, Keogh, and Non-Fidelity Prototype Retirement accounts: $500

Through regular investment plans in Fidelity Traditional IRA, Roth IRA, and Rollover IRAs:* $200

Subsequent Purchase: $250

Through regular investment plans: $100

Balance: $2,000

For Fidelity Simplified Employee Pension-IRA, Keogh, and Non-Fidelity Prototype Retirement accounts: $500

See “—Features and Policies—Policies” below for a description of the possible redemption of your shares if the minimum balance is not maintained.

*	Requires monthly purchases of $200 until balance is $2,500.

There is no minimum balance or initial or subsequent purchase minimum for investments through Portfolio Advisory ServicesSM, a mutual fund or a qualified tuition program for which Fidelity Management & Research Company, or FMR, or an affiliate serves as investment manager, certain Fidelity retirement accounts funded through salary deduction, or fund positions opened with the proceeds of distributions from such retirement accounts.

In addition, we may, in our sole discretion, waive the foregoing minimum investment amounts at any time.

We may reject for any reason, or cancel as permitted or required by law, any purchase orders. For example, we may reject any purchase orders from market timers or investors that, in our opinion, may be disruptive to our operations.

Frequent purchases and sales of our shares can harm shareholders in various ways, including reducing the returns to long-term shareholders by increasing our costs, disrupting portfolio management strategies, and diluting the value of the shares of long-term shareholders. Accordingly, our board of trustees has adopted policies and procedures designed to discourage excessive or short-term trading of our shares. See “Our Principal Policies—Redemption of Shares.” There is the risk, however, that our policies and procedures will prove ineffective in whole or in part to detect or prevent frequent trading. We may alter these policies at any time without prior notice to shareholders.

There is no minimum holding period and shareholders can request that the trust redeem their shares at any time. Shareholders will ordinarily comply with our policies regarding excessive trading by allowing 90 days to pass after each investment before they redeem our shares. We reserve the right, but do not have the obligation, to reject any purchase transaction at any time. In addition, we reserve the right to impose restrictions on purchases at any time or conditions that are more restrictive on disruptive, excessive, or short-term trading than those that are otherwise stated in this prospectus. In addition to these policies, we impose a short-term trading fee on redemptions of our shares which is discussed in “Our Principal Policies—Redemption of Shares—Short-Term Trading Fees.”

Excessive trading activity is measured by the number of roundtrip transactions in a shareholder’s account. A roundtrip transaction occurs when a shareholder buys and then redeems shares of the trust within 30 days. Shareholders are limited to two roundtrip transactions within any rolling 90-day period. Transactions of $1,000 or less, systematic withdrawal and/or contribution programs, mandatory retirement distributions, and transactions initiated by a plan sponsor will not count toward the roundtrip limits.

Shareholders with two or more roundtrip transactions in the trust within a rolling 90-day period will be blocked from making additional purchases for 85 days. For repeat offenders, Fidelity may, but does not have the obligation to, impose long-term or permanent blocks on purchase transactions in any account under the shareholder’s common control at any time, other than a participant’s account held through an employer-sponsored retirement plan. Employer-sponsored retirement plan participants whose activity triggers a purchase will be permitted one trade every calendar quarter. In the event of a block, employer and participant contributions and loan repayments by the participant may still be invested in our common shares.

Qualified wrap programs will be monitored by matching the adviser’s orders for purchase or sale transactions in shares of the trust to determine if the adviser’s orders comply with our frequent trading policies. Additions to and withdrawals from a qualified wrap program by the adviser’s client will not be matched with transactions initiated by the adviser. Therefore if the adviser buys shares of the trust and an individual client subsequently sells or redeems shares of the trust within 30 days, the client’s transaction is not matched with the adviser’s and therefore does not count as a roundtrip. Client initiated transactions, however, are subject to our policies on frequent trading and individual clients will be subject to restrictions due to their frequent trading in a wrap account. Excessive trading by an adviser will lead to blocks in purchasing our common shares and the wrap program will cease to be a qualified wrap program. If the wrap program is blocked from making additional purchases or exchange purchases of the trust because of excessive trading by the adviser, the wrap program will no longer be considered qualified and any transaction whether initiated by the adviser or the client will be matched when counting roundtrips. Wrap account client purchases and sale transactions will be monitored under Fidelity’s monitoring policy as though the wrap clients were our shareholders. A qualified wrap program is: (1) a program whose adviser certifies that it has investment discretion over $100 million or more in client assets invested in mutual funds and the trust at the time of the certification; (2) a program in which the adviser directs transactions in the accounts participating in the program in concert with changes in a model portfolio; and (3) managed by an adviser who agrees to give Fidelity sufficient information to permit it to identify the individual accounts in the wrap program.

Fidelity’s excessive trade monitoring policy described above does not apply to transactions initiated by the trustee or adviser to a donor-advised charitable gift fund, qualified fund-of-fund(s) or other strategy funds, or omnibus accounts. Trustees or advisers of donor advised charitable gift funds must certify to Fidelity’s satisfaction that they either work from an asset allocation model or direct transactions in their accounts in concert with changes in a model portfolio and that participants are limited in their ability to influence investments by the trust. A qualified fund-of-fund(s) is a mutual fund, qualified tuition program, or other strategy fund consisting of qualified plan assets that either applies our policies on frequent trading to stockholders at the fund-of-fund(s) level, or demonstrates that the fund-of-fund(s) has policies designed to control frequent trading and that they are reasonably likely to be effective as determined by Fidelity. The adviser to the fund-of-fund(s) must also demonstrate to Fidelity that its investment strategy will not lead to excessive trading. Omnibus accounts are maintained by intermediaries acting on behalf of multiple investors whose individual trades are not ordinarily disclosed to the trust. Short-term trading by these investors is likely to go undetected and may increase costs and disrupt portfolio management. Fidelity will monitor aggregate trading in qualified fund-of-funds and known omnibus accounts to attempt to identify disruptive trades, focusing on transactions in excess of $250,000. There is no assurance that these policies will be effective, or will successfully detect or deter market timing.

Fidelity is authorized to suspend these policies during periods of severe market turbulence or national emergency.

Buying Shares

On the initial offering date, the per-share purchase price for our common shares will be $10.00. Thereafter, the per-share purchase price for our common shares in our continuous offering to the public will vary from day to day and, on any given day, will be equal to the trust’s NAV divided by the number of common shares outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day.

The trust will generally adhere to the following procedures in conducting this continuous offering:

•

On any given business day, or trade date, the trust will make publicly available and file with the SEC a supplement to this prospectus setting forth the NAV per share as of the end of business on the immediately preceding business day.

•

On the trade date, the trust will collect purchase orders until the close of the New York Stock Exchange (generally, 4:00 p.m. Eastern Standard Time), hereafter, the “close of business,” which orders, subject to acceptance as discussed below, will be executed at a price equal to the trust’s NAV per share determined as soon as practicable after the close of business on the trade date. Investors will be allowed to cancel their orders until the close of business on the trade date, but not thereafter. Orders placed after the close of business on the trade date will be executed at a price equal to the trust’s NAV per share determined after the close of business on the business day immediately following the trade date. In such circumstances, investors will be allowed to cancel their orders until the close of business on the business day immediately following the trade date, but not thereafter.

•

The trust’s NAV per share will be posted on our website, www.fidelity.com, and will be available through Fidelity’s automated call centers after it is determined on the trade date. Prior to the opening of business on the business day immediately following the trade date, the trust will make publicly available and file with the SEC a new supplement to this prospectus disclosing such NAV per share as the price per share to the public for sales effected on the trade date.

•

A confirmation statement accompanied by this prospectus and the applicable pricing supplement will be sent promptly after the trade date to each investor whose order was effected on the trade date (except for purchases made through the reinvestment of distributions pursuant to our distribution reinvestment plan).

•	Settlement of share purchases will be on the business day immediately following the trade date.

•	Purchase orders placed on a day that is not a business day will be effected as if they were received prior to the close of business on the immediately following business day.

•

If you purchase our common shares through a Fidelity brokerage account, Fidelity will send monthly or quarterly account statements to you detailing balances and all transactions completed during the prior month or quarter.

In conducting its continuous offering of shares the trust intends to generally follow the policies and practices that Fidelity adopts over time for sales of shares of its mutual funds and other products, to the extent such policies and practices are applicable. As would be the case if your order related to shares of a Fidelity mutual fund, you will not know at the time you place an order to purchase shares of the trust precisely the price at which your order will be executed later that evening (or on the next business day if you place your order on a day that is not a business day or if you place your order after the close of business on a business day), though you will be contractually committed to purchase the shares as of the close of business on the date such order would otherwise be processed. Investors will be allowed to cancel their order until such time.

You will have available through the trust’s latest prospectus, including the most recent pricing supplement thereto, information about the price (NAV per share) at which shares of the trust were sold on the prior business day and the methodology pursuant to which the trust’s NAV, and thus the price at which shares will be sold on the current business day, is determined. You will also have access through prior filings to information concerning the trend in the trust’s historical NAV since the initial offering date. Though under normal circumstances the trust would not anticipate that its NAV will generally vary significantly from one day to the next, there can be no assurance that will be the case. The actual price of the shares you agreed to purchase will be disclosed to you in accordance with the procedures discussed above, though you will not be allowed to revoke or cancel your order after the close of business on the day such price is disclosed.

Our advisor will calculate the trust’s NAV after the end of each business day by subtracting the trust’s liabilities, including the advisory fee and other expenses attributable to the trust’s operations, from the trust’s assets, which will consist almost entirely of the value of the trust’s interest in the controlled partnership. The value of the trust’s interest in the controlled partnership will be equal to the trust’s percentage interest as the general partner of the controlled partnership multiplied by the difference between the controlled partnership’s assets (including its commercial real estate properties, real estate related assets and other investments) and its liabilities (including its debt and the expenses attributable to the controlled partnership’s operations). The value of the controlled partnership’s assets will be determined in accordance with the procedures described in “Our Principal Policies—Valuation.” The trust’s percentage interest in the controlled partnership will fluctuate over time depending on: (1) the amount of proceeds raised from this offering that are contributed to the controlled partnership; (2) the amount of capital that the trust may withdraw from the controlled partnership to fund redemptions of common shares by existing shareholders or to pay liabilities or expenses of the trust; and (3) the amount of capital contributed to or withdrawn from our controlled partnership by other investors. See “Description of the Amended and Restated Partnership Agreement of Fidelity Property Income Trust Limited Partnership—Capital Contributions.”

In contrast to securities traded on an exchange or over-the-counter, where the price often fluctuates as a result, among other things, of the supply and demand of securities in the trading market, the trust’s NAV per share will be calculated once daily using our valuation methodologies, and the price at which the trust sells new shares and redeems outstanding shares that day will not change depending on the level of demand by investors or the volume of requests for redemption. The trust will generally sell as many shares as orders are received from investors, subject to acceptance as discussed below, each day at the same price (NAV per share without premium or discount) regardless of when orders are received during the day. If, however, we become aware of facts or circumstances that are likely to materially affect the trust’s NAV on any particular day, we may decline to accept orders from investors until we have disclosed publicly such information.

If you buy our common shares through a Fidelity brokerage account, they will be sold without a sales charge. If you purchase our shares through an investment professional, please speak with your investment professional to find out whether any fees and/or commissions will be charged to you by your investment professional.

We may stop offering shares completely or may offer shares only on a limited basis for a period of time or permanently.

If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.

Certain financial institutions that have entered into sales agreements with Fidelity Brokerage Services LLC, or FBS, which is an affiliate of FMR Corp., may enter confirmed purchase orders on behalf of customers by phone, with payment to follow no later than the time when our shares are priced after the end of the following business day. If payment is not received by that time, the order will be canceled and the financial institution could be held liable for resulting fees or losses.

Under applicable anti-money laundering regulations and other federal regulations, purchase orders may be suspended, restricted, or canceled and the monies may be withheld.

Features and Policies

Features

The following features may be available to buy and redeem our shares or to move money to and from your account, depending on whether you are investing through a Fidelity brokerage account. Please visit Fidelity’s web site at www.fidelity.com or call 1-800-544-6666 for more information.

Electronic Funds Transfer: electronic money movement through the Automated Clearing House

•	To transfer money between a bank account and a Fidelity brokerage account or Fidelity.

Wire: electronic money movement through the Federal Reserve wire system

•	To transfer money between a bank account and a Fidelity brokerage account.

Automatic Transactions: periodic (automatic) transactions

•	To directly deposit all or a portion of your compensation from your employer (or the U.S. Government, in the case of Social Security) into a Fidelity brokerage account.

Policies

To reduce expenses, only one copy of most financial reports and prospectuses may be mailed to households, even if more than one person in a household holds our shares. Call Fidelity at 1-800-544-8544 if you need additional copies of financial reports or prospectuses. If you do not want the mailing of these documents to be combined with those for other members of your household, contact Fidelity in writing at P.O. Box 770001, Cincinnati, Ohio 45277-0002.

Electronic copies of most financial reports and prospectuses are available at Fidelity’s web site. To participate in Fidelity’s electronic delivery program, call Fidelity or visit Fidelity’s web site for more information.

You may initiate many transactions by telephone or electronically. Fidelity will not be responsible for any loss, cost, expense, or other liability resulting from unauthorized transactions if it follows reasonable security procedures designed to verify the identity of the investor. Fidelity will request personalized security codes or other information, and may also record calls.

For transactions conducted through the Internet, Fidelity recommends the use of an Internet browser with 128-bit encryption. You should verify the accuracy of your confirmation statements upon receipt and notify Fidelity immediately of any discrepancies in your account activity. If you do not want the ability to redeem by telephone, call Fidelity for instructions.

You may be asked to provide additional information in order for Fidelity to verify your identity in accordance with requirements under anti-money laundering regulations. Accounts may be restricted and/or closed, and the monies withheld, pending verification of this information or as otherwise required under these and other federal regulations.

If your balance falls below $2,000 ($500 for balances in Fidelity Simplified Employee Pension-IRA, Keogh, and Non-Fidelity Prototype Retirement accounts), for any reason, including solely due to declines in the trust’s NAV, Fidelity may redeem your shares in full. You will be given 30 days’ notice to reestablish the minimum balance.

If you do not reestablish the minimum balance within this time period and Fidelity elects to redeem your shares in full, you will receive redemption proceeds per share equal to the trust’s NAV, divided by the number of our shares outstanding, minus the short-term trading fee, if applicable, on the day Fidelity closes your position. Certain positions are not subject to these balance requirements and will not be closed for failure to maintain a minimum balance.

Fidelity may charge a fee for certain services, such as providing historical account documents.

“Business day” means any day on which the New York Stock Exchange, Inc. is open for trading.

Distributions

See “Distribution Policy.”

Distribution Options

When you open an account, specify on your application how you want to receive your distributions. The following distribution options are available:

1. Reinvestment Option.

Your distributions will be automatically reinvested in additional shares of the trust. If you do not indicate a choice on your application, you will be assigned this option. See “Our Principal Policies— Distribution Reinvestment Plan.”

2. Cash Option.

Your distributions will be paid in cash.

If the distribution option you prefer is not listed on your account application, or if you want to change your current distribution option, visit Fidelity’s web site at www.fidelity.com or call 1-800-544-6666 for more information.

If you elect to receive distributions paid in cash by check and the U.S. Postal Service does not deliver your checks, your distribution option may be converted to the Reinvestment Option. You will not receive interest on amounts represented by uncashed distribution checks.

Tax Consequences

As with any investment, your investment in the trust could have tax consequences for you. See “Material United States Federal Income Tax Considerations.”

STRUCTURE AND FORMATION OF THE TRUST

Following the consummation of the formation transactions, we will become the sole general partner of our controlled partnership and all of our assets will be held, and our operations conducted through, our controlled partnership. We intend to contribute the net proceeds of this offering, which are not used to pay the advisory fee and other expenses attributable to the trust’s operations or to fund redemptions of common shares, to our controlled partnership. In general, our interest in our controlled partnership will entitle us to share in cash distributions from, and in the profits and losses of, our controlled partnership in proportion to our percentage ownership; provided, that we have the ability to admit limited partners in the future whose limited partnership interest in our controlled partnership may entitle them to share in such distributions, profits and losses in a different manner than the trust. As the sole general partner of our controlled partnership, we will generally have the exclusive power under the partnership agreement to manage and conduct its business, subject to certain limited approval and voting rights of the limited partners described more fully in “Description of the Amended and Restated Partnership Agreement of Fidelity Property Income Trust Limited Partnership.” Pursuant to the terms of an investment advisory agreement, which will be effective as of the initial offering date, we will delegate to our advisor authority to make decisions related to our and our controlled partnership’s day-to-day business, the acquisition, management and disposition of assets and the selection of property mangers and other service providers. See “Our Advisor.”

Prior to or simultaneous with the initial offering date, we will engage in the formation transactions described below, which are designed to: (1) transfer to us the general partnership interest in our controlled partnership; and (2) enable us to qualify as a REIT for federal income tax purposes commencing with the taxable year ending December 31 of the year in which the initial offering date occurs. Pursuant to the formation transactions:

•	Fidelity Property Income Trust was formed as a Maryland real estate investment trust on June 22, 2006, with an affiliate of FMR Corp. as its sole shareholder.

•

Our controlled partnership was formed as a Delaware limited partnership on June 22, 2006, by Fidelity Property Income Trust LLC, or the initial general partner, an affiliate of FMR Corp. and our controlled partnership’s sole general partner until the initial offering date, and by the initial limited partner, an affiliate of FMR Corp. and our controlled partnership’s sole limited partner as of the date of this prospectus and the initial offering date.

•

Between                     , 2007, and the date of this prospectus, the initial limited partner contributed $             million to our controlled partnership. With the contributed funds, our controlled partnership purchased several commercial real estate properties and other assets for aggregate consideration, including proceeds of indebtedness and transaction expenses, of $             million.

•	Pursuant to an assignment agreement and concurrently with the initial offering date, the initial general partner will assign the sole general partnership interest in our controlled partnership to us.

•

We and the initial limited partner will enter into an amended and restated controlled partnership agreement, which will be effective as of the initial offering date. See “Description of the Amended and Restated Partnership Agreement of Fidelity Property Income Trust Limited Partnership.”

•

The relative percentage interests in the controlled partnership that the trust and the initial limited partner will hold immediately after the initial offering date will be determined based on the aggregate appraised value of the properties owned by our controlled partnership as determined by independent MAI certified appraisers. The trust’s percentage interest in the controlled partnership will be determined by dividing (1) the amount of net proceeds from this offering on the initial offering date contributed to the controlled partnership in exchange for general partner interests in the controlled partnership by (2) the fair value of the controlled partnership’s net assets (including the net proceeds so contributed) on such date. The controlled partnership’s net assets will consist principally of its portfolio of commercial real estate properties. Based on independent appraisals conducted between             and             , the aggregate appraised value of the portfolio to be used to determine the relative percentage interests in the controlled partnership on the initial offering date is $             million. See Risk

Factors—Risks Related to this Offering—Appraisals of our commercial real estate properties and valuations of our investments in real estate related assets are estimates of market value and may not necessarily correspond to realizable value.”

The following chart shows our ownership structure and our relationship with our advisor upon consummation of the formation transactions. The Trust, as general partner of the controlled partnership, has the authority to admit additional limited partners to the controlled partnership from time to time. Our controlled partnership owns commercial real estate properties and other assets depicted below, directly or indirectly, generally through special purpose entities.

We expect to incur various expenses in connection with the offering and with our continuing operations. We will pay some of these expenses directly and our controlled partnership will pay other of these expenses. Additional expenses will be paid by our advisor on behalf of us or our controlled partnership that, subject to specified limitations, we or our controlled partnership, as appropriate, will reimburse the advisor for. Finally, there are certain expenses that will be paid by our advisor and will not be paid or reimbursed, directly or indirectly, by us or our controlled partnership. Expenses paid or reimbursed by us or our controlled partnership will reduce cash available for distribution to you and reduce the amount of assets of the trust or the controlled partnership, respectively, which will reduce NAV. Expenses paid by our advisor and not reimbursed by us or our controlled partnership will have no impact on cash available for distribution or NAV.

Expenses that we will pay directly include primarily the following: the advisory fee; federal, state and NASD filing fees; printing expenses; legal and audit expenses related to our on-going operations; transfer agent fees; liability insurance premiums for trustees and officers; trustee compensation; custody fees; and pricing and bookkeeping fees.

Expenses that our controlled partnership will pay directly include primarily the following: expenses related to establishing the line of credit; expenses related to the selection and acquisition of assets; appraisal costs; and fees of the independent valuation expert. Because the controlled partnership’s accounts are consolidated with our financial statements under GAAP, any expenses paid by the controlled partnership will be presented as expenses of ours, subject to applicable minority interests.

Subject to certain limitations, we will reimburse our advisor for expenses it incurs in connection with the services it provides to us, including: the cost of goods and services used by us and obtained from third parties; expenses of managing and operating our properties; and acquisition expenses related to the selection and acquisition of assets.

Our advisor, directly or through an affiliate, including FMR Corp., has agreed to fund our organizational and pre-offering expenses incurred through the effective date of the initial offering, in the approximate amount of $            , for which it has agreed not to seek reimbursement from us or our controlled partnership out of the proceeds from this offering or otherwise. These expenses consist primarily of legal and accounting fees incurred up to the effective date of the initial offering relating to our formation, preparation of the registration statement and blue sky matters. In addition, our advisor will pay directly the following expenses for which it will not be reimbursed by us or our controlled partnership: employee compensation and benefits of all personnel of the advisor; and rent, administrative and other overhead charges and costs of any office maintained by the advisor.

OUR ADVISOR

We will be externally managed and advised by Pyramis Global Advisors Trust Company, an affiliate of FMR Corp. Pyramis is an investment management company focused on serving corporate and public retirement funds, endowments, foundations, other institutions and non-U.S. investors. It offers active and risk controlled domestic equity, international equity, fixed income and real estate disciplines. Pyramis employs over 400 people, including more than 150 dedicated investment professionals.

In 1993, Fidelity formed its Real Estate Group to broaden its historical investment activity in the U.S. property markets from investing in real estate securities to include private equity real estate and high yield real estate debt securities. Fidelity was one of the first firms to establish a fund dedicated to investing in real estate securities and Fidelity’s Real Estate Group currently manages over $11 billion in REIT portfolios on behalf of individual and institutional investors. Some of the investment professionals in Fidelity’s Real Estate Group became a part of Pyramis in connection with its establishment in 2005 to offer market insight and relative value perspective gained through public and private investing, as well as proprietary market and property fundamental research. All of the professionals who comprise Fidelity’s Real Estate Group, including the officers and employees who are part of Pyramis profiled below, are currently responsible for managing more than $15 billion of capital on behalf of 90 institutional clients as well as individual investors.

Real estate investing is positioned as an investment boutique operating within Pyramis. Over the last 12 years Fidelity’s Real Estate Group has invested over $1.5 billion of equity on behalf of institutional clients in more than 145 value-added transactions with a gross property value in excess of $5 billion. The Real Estate Group is currently investing on behalf of a value-added fund with $625 million of committed capital. In addition, a dedicated team within the Real Estate Group focuses exclusively on property fundamentals, economic and market research. This team provides top-down research on the major property sectors in over 70 metropolitan areas throughout the U.S. This research focuses on drivers for demand of space and trends in new supply of space in local markets. Since 1995, Fidelity’s Real Estate Group has also had a team of professionals dedicated to investing in high yield real estate securities, and currently manages nearly $2.8 billion on behalf of nearly 30 institutional clients, as well as individual investors.

We will leverage the personnel, infrastructure, relationships and experience of our advisor to enhance the growth of our business. We will have no employees, and each of our executive officers is also an executive officer of our advisor. The executive offices of our advisor are located at 500 Salem Street, Smithfield, RI 02917.

Officers and Key Employees of Our Advisor

The following sets forth certain information with respect to select officers and key employees of our advisor.

Name	Age	Position with Pyramis
Michael Elizondo*	50	Head of Real Estate Group and Vice President
John R. Barrie*	44	Managing Director and Vice President
Jeffrey R. Gauthier, CPA*	39	Vice President, Finance
Catherine Polleys	45	Director of Research
Mark P. Snyderman, CFA	50	Portfolio Manager & Group Leader, High Yield Real Estate Debt Securities
David A. Bagnani	43	Portfolio Manager & Research Analyst, High Yield Real Estate Debt Securities
Stephen B. Rosen	43	Portfolio Manager & Research Analyst, High Yield Real Estate Debt Securities
Sam Wald, CFA	33	Portfolio Manager

*	Denotes persons who are also our officers.

The following is a biographical summary of the experience of the executive officers and certain key employees of our advisor.

Michael Elizondo. Mr. Elizondo is the Head of the Real Estate Group and Vice President of our advisor and the Treasurer and Secretary of the trust. He is responsible for the general oversight of the firm’s real estate investment activity. For nearly ten years, he was one of two managing directors in charge of value-added private equity investments. Prior to joining Fidelity in 1995, he was a senior vice president of Colony Advisors, Inc. Prior to that, Mr. Elizondo was a managing director and executive vice president of Trammell Crow Company. Michael earned his B.B.A. from Emory University and his M.B.A. from Harvard University.

John R. Barrie. Mr. Barrie is a Managing Director and Vice President of our advisor and the President and Chief Executive Officer of the trust. Mr. Barrie has been active in real estate acquisition, development and management activities for over 17 years. Prior to joining our advisor, Mr. Barrie was a managing director at GE Commercial Finance Real Estate, where his primary focus was business development and investments, including public-to-private transactions and large debt and equity portfolio acquisitions. During Mr. Barrie’s tenure at GE Commercial Finance Real Estate, he worked on or led over $7 billion of commercial real estate acquisitions and dispositions. Prior to that, Mr. Barrie worked for CB Richard Ellis where his activities included corporate finance, mergers and acquisitions and operations. Mr. Barrie holds a B.A. in Economics from McGill University, an M.St. in History from the University of Oxford, an M.B.A. from Boston University and an M.S. in Real Estate Development from the Massachusetts Institute of Technology.

Jeffrey R. Gauthier, CPA. Mr. Gauthier is a Vice President, Finance of our advisor and the Chief Financial Officer of the trust. Mr. Gauthier has been active in the real estate industry for over 16 years. From 2002 to 2006, Mr. Gauthier was the controller of Heritage Property Investment Trust, a $2.5 billion owner of neighborhood and community shopping centers, where he oversaw the accounting, control and financial reporting department, including compliance with the Sarbanes-Oxley Act. Prior to that, Mr. Gauthier was a senior manager with PricewaterhouseCoopers LLP where he specialized in working with publicly held companies, principally real estate investment trusts. Mr. Gauthier holds a B.S. in Accounting and Operations from Boston College. Mr. Gauthier is a certified public accountant.

Catherine Polleys. Ms. Polleys is the Director of Research for the Real Estate Group of our advisor. In this role, Ms. Polleys is responsible for directing research activities in support of the group’s investment management services; this includes formulating the investment strategy and asset allocation framework for the trust. Ms. Polleys has over 17 years experience in real estate, with a unique blend of public/private and domestic/global experience. She is a past-chair of NCREIF’s Research Committee (2002-2004) and currently serves on NCREIF’s Index Oversight Committee, which oversees policies and procedures for the NCREIF Property Index. Ms. Polleys holds an Sc.B. in Engineering from Brown University and an M.S. in Real Estate Development from the Massachusetts Institute of Technology.

Mark P. Snyderman, CFA. Mr. Snyderman is the Group Leader of our advisor’s High Yield Real Estate Debt Securities group. He is also Portfolio Manager of the Fidelity Real Estate Income Fund, a retail mutual fund investing in real estate debt-oriented securities. Mr. Snyderman joined Fidelity in 1994 to establish a high yield debt team within the real estate group and has been principally responsible for developing and overseeing the team’s research process and investment philosophy. Prior to joining Fidelity, he was a director at Aldrich, Eastman & Waltch, where he was responsible for the management of an $800 million portfolio comprised of commercial mortgage whole loans and CMBS. Mr. Snyderman began his career as a consultant at Bain & Co. consulting for both financial service firms and industrial companies. He has over 22 years of real estate investment experience. Mr. Snyderman earned his A.B. in Chemistry from Dartmouth College and his M.B.A. from Stanford University. He is also a CFA charterholder. He has completed extensive research and published numerous articles on commercial mortgage risk and mortgage investing, including “Commercial Mortgages: Default Occurrence and Estimated Yield Impact” and “A Commercial Mortgage Performance Index,” both in the Journal of Portfolio Management.

David A. Bagnani. Mr. Bagnani is the Portfolio Manager of institutional separate accounts for our advisor, with over $730 million of assets, investing in high yield CMBS. He is also a Research Analyst responsible for collateral credit and structural analysis of high yield real estate debt securities. Mr. Bagnani has been with Pyramis’s High Yield Real Estate Debt Securities group since 1994. Prior to joining Fidelity, Mr. Bagnani was a senior consultant in Coopers & Lybrand’s Real Estate Advisory Group, where he provided services to public and private clients in strategic management, valuation and dispositions. Mr. Bagnani also coordinated the real estate valuation on several commercial mortgage sales and securitizations with a combined balance in excess of $1.5 billion. Prior to that, he was a financial analyst with a real estate management company in Los Angeles where he managed a portfolio of 20 properties. Mr. Bagnani has over 20 years of real estate experience, including property management, acquisitions, consulting and due diligence. Mr. Bagnani earned his B.S.C. from the University of Santa Clara and his M.B.A. from Boston College.

Stephen B. Rosen. Mr. Rosen is the Portfolio Manager of our advisor’s Real Estate High Income Fund, an institutional mutual fund with over $560 million of assets dedicated to investing in high yield CMBS. He is also a Research Analyst responsible for collateral credit and structural analysis of high yield real estate debt securities. Mr. Rosen joined Pyramis’s Real Estate Group’s High Yield Team in 1995. Prior to coming to Fidelity, Mr. Rosen was an investment officer at Heller Financial. In this role, he was responsible for identifying, structuring and underwriting commercial real estate investments in the Mid-Atlantic and Northeast markets. Mr. Rosen managed the investment process from sourcing and negotiating transactions to presenting them to Heller's investment committees. Mr. Rosen earned his B.S. in Systems Engineering from the University of Pennsylvania and his M.B.A. from Columbia University.

Sam Wald, CFA. Mr. Wald is the Portfolio Manager for the Fidelity Advisor Real Estate Fund, VIP: Real Estate Portfolio and the REIT sub portfolio of Fidelity Strategic Dividend and Income Fund. Mr. Wald joined Fidelity in 1996 in the Equity Research Group. He followed real estate stocks, REITs, and specialty and generic pharmaceutical stocks. In January 2003, Mr. Wald began assisting in the management of some institutional real estate accounts and, in December 2003, he began managing the REIT sub-portfolio of Fidelity Strategic Dividend and Income Fund. He assumed responsibility for Fidelity Advisor Real Estate Fund in October 2004 and for VIP: Real Estate Portfolio in October 2005. Mr. Wald received a B.S. degree in Finance from Yeshiva University in 1996. He is also a CFA charterholder.

The Investment Advisory Agreement

Our board of trustees will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the trust and our controlled partnership. Pursuant to an investment advisory agreement, which will be effective as of the initial offering date, however, we will delegate to our advisor authority to make decisions related to our and our controlled partnership’s day-to-day business, the acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations. Our advisor will have a fiduciary responsibility to act on our and our shareholders’ behalf.

Services

Pursuant to the terms of the investment advisory agreement, our advisor will, among other things:

•	participate in formulating an investment strategy and asset allocation framework consistent with achieving our investment objectives;

•	research and identify investment opportunities consistent with our investment objectives, strategy and guidelines;

•	structure the terms and conditions of transactions pursuant to which acquisitions and dispositions of commercial real estate properties and real estate related assets will be made;

•	actively oversee and manage our investment portfolio for purposes of meeting our investment objectives;

•	provide executive and administrative personnel;

•	manage our day-to-day affairs, including financial accounting and reporting, investor relations, marketing, information systems and other administrative services on our behalf;

•	select joint venture and strategic partners, structure corresponding agreements and oversee and monitor these relationships; and

•	arrange for financing and refinancing of our assets.

The above summary is provided to illustrate the material functions which our advisor will perform for us as our advisor and it is not intended to include all of the services which may be provided to us by our advisor or third parties.

Term and Termination Rights

The initial term of the investment advisory agreement will be for one year, with one-year renewals at the end of each year thereafter, subject to approval of our board of trustees. The investment advisory agreement may be terminated:

•	immediately by us for “cause,” or upon the bankruptcy of our advisor, or upon a material breach of the investment advisory agreement by our advisor subject to a 30-day cure period;

•	without cause or penalty by a majority of the independent trustees of the trust or a majority of all trustees of the trust, in each case, upon 60 days’ written notice; or

•	by our advisor upon 60 days’ written notice.

“Cause” is defined in the investment advisory agreement to mean fraud, criminal conduct, willful misconduct or willful or negligent breach of fiduciary duty by our advisor or in connection with performing its duties under the investment advisory agreement.

Advisory Fee and Expense Reimbursements

Our advisor will be paid an advisory fee for its services, which advisory fee will accrue daily and be payable quarterly in arrears. The trust will pay an advisory fee to our advisor at the annualized rate of 1.1% of the trust’s daily NAV. Each limited partner in the controlled partnership will also pay an advisory fee to our advisor in respect of the capital invested directly in the controlled partnership by such limited partner. The advisory fee payable by the initial limited partner in respect of its investment in the controlled partnership will be at the same annualized rate of 1.1% applicable to the trust. Future limited partners will pay advisory fees at annualized rates that may be equal to or less than 1.1% of the daily net asset value of such partners’ respective interests in the controlled partnership. The trust and the limited partners will each bear economically advisory fees payable in respect of their respective investments. Payment by the trust of the advisory fee will be reflected in the trust’s NAV. The trust, in its capacity as general partner of the controlled partnership, will have the authority to admit additional limited partners to the controlled partnership from time to time and to approve advisory fee rates payable by such limited partners in respect of their investments that are less than 1.1%, if the trust’s board of trustees determines that doing so is in the best interests of the trust. In making such determinations, the trustees may take into consideration factors such as the size of the additional limited partners’ investments and the duration of the “lock up” or other redemption restrictions applicable to such investments.

Subject to certain limitations, we will reimburse our advisor for costs and expenses it incurs in connection with the services it provides to us, including, but not limited to: (1) organization and offering expenses, which include, legal, accounting and printing fees and expenses attributable to our organization, preparation of the registration statement, qualification of our common shares for sale in the various states and filing fees incurred by our advisor; (2) the annual cost of goods and services used by us and obtained from third parties, including brokerage fees paid in connection with the purchase and sale of securities; (3) expenses of managing and operating our properties, whether payable to an affiliate of ours, our controlled partnership, our advisor or a non-affiliated person; and (4) acquisition expenses related to the selection and acquisition of assets.

Notwithstanding the foregoing, our advisor, directly or through an affiliate, including FMR Corp., has agreed to fund organizational and pre-offering expenses through the effective date of the initial offering, in the approximate amount of $            , for which it has agreed not to seek reimbursement from us out of the proceeds from this offering or otherwise.

Our advisor must reimburse us at least quarterly for reimbursements paid to our advisor in any four consecutive fiscal quarters to the extent that such reimbursements cause our operating expenses to exceed the greater of: (1) 2% of our average invested assets, which means the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves; and (2) 25% of our net income, which means our total revenues less total expenses excluding reserves for depreciation, bad debts and other similar non-cash reserves. Notwithstanding the foregoing, to the extent that operating expenses payable or reimbursable by us exceed these limits and the independent trustees determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, our advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year. Within 60 days after the end of any fiscal quarters for which our total operating expenses for the four consecutive fiscal quarters then ended exceed these limits, we will send our shareholders a written disclosure of such fact, together with an explanation of the factors our independent trustees considered in arriving at the conclusion that such excess expenses were justified. Our independent trustees will review the total fees and reimbursements for operating expenses paid to our advisor to determine if they are reasonable in light of our performance, our net assets and our net income and the fees and expenses of other comparable unaffiliated REITs. For purposes of this determination, net assets are our total assets (other than intangibles), calculated at cost before deducting depreciation, bad debts and similar non-cash reserves, less total liabilities, calculated quarterly on a basis consistently applied.

Our total operating expenses are our aggregate expenses of every character paid or incurred as determined under U.S. GAAP, including the advisory fee, but excluding: (1) the expenses of raising capital such as organization and offering expenses, legal, audit, accounting, underwriting, brokerage, listing, registration and other fees, printing and other such expenses, and tax incurred in connection with the issuance, distribution, transfer and registration of our shares; (2) interest payments; (3) taxes; (4) non-cash expenditures such as depreciation, amortization and bad debt reserves; and (5) acquisition fees, acquisition expenses, brokerage fees on resale of commercial real estate properties and other expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).

Our independent trustees will evaluate at least annually whether the compensation that we contract to pay to our advisor is reasonable in relation to the nature and quality of services performed and that such compensation is within the limits prescribed by our declaration of trust. The independent trustees will supervise the performance of our advisor and the compensation we pay to it to determine that the provisions of our compensation arrangements are being carried out. This evaluation will be based on the factors set forth below as well as any other factors deemed relevant by the independent trustees:

•	the amount of fees paid to our advisor in relation to the size, composition and performance of our investments;

•	the success of our advisor in generating investments that meet our investment objectives;

•	rates charged to other externally advised REITs and other similar investors by advisors performing similar services;

•	additional revenues realized by our advisor and its affiliates through their relationship with us;

•	the quality and extent of the services and advice furnished by our advisor;

•	the performance of the assets, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations; and

•	the assurance of fair allocation of opportunities among Fidelity affiliated entities.

Control of Our Advisor

FMR Corp., organized in 1972, is the ultimate parent of our advisor. The voting common stock of FMR Corp. is divided into two classes. Class B is held predominantly by members of the Edward C. Johnson 3rd family and is entitled to 49% of the vote on any matter acted upon by the voting common stock. Class A is held predominantly by non-Johnson family member employees of FMR Corp. and its affiliates and is entitled to 51% of the vote on any such matter. The Johnson family group and all other Class B shareholders have entered into a shareholders’ voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares.

At present, the primary business activities of FMR Corp. and its subsidiaries are: (1) the provision of investment advisory, management, shareholder, investment information and assistance and certain fiduciary services for individual and institutional investors; (2) the provision of securities brokerage services; (3) the management and development of real estate; and (4) the investment in and operation of a number of emerging businesses.

Prior Investment Programs

The information presented in this section represents the historical experience of real estate programs sponsored and/or managed by our advisor and its affiliates. Investors in Fidelity Property Income Trust should not assume that they will experience returns, if any, comparable to those experienced by investors in such prior real estate programs.

Our advisor and/or its affiliates have been active in investing in real estate on behalf of institutional clients since January 1995. Through June 30, 2007, our advisor or its affiliates had sponsored and/or managed 10 portfolios, including six private placement limited partnerships and four separately managed accounts, that have raised more than $2.5 billion of committed capital. Separately managed accounts are individual investment accounts where an investor’s assets are not commingled with those of other investors as in a mutual fund. These portfolios have invested more than $1.5 billion of equity in 147 different transactions. The investment objectives of these portfolios are dissimilar to Fidelity Property Income Trust as described below.

In terms of equity invested by the portfolios, the properties are located 29% in the Southeast, 21% in the West, 16% in the Northeast, 16% in the Mideast, 9% in the Southwest and 9% in the Midwest. Also in terms of equity invested, the portfolios consist 54% of residential properties (both rental and for sale), 21% of office properties, 7% of hotel properties, 6% of retail properties, 5% of entitled land, 4% of self storage properties, and 3% of industrial properties. By equity investment, 69% of the properties were purchased and 31% were developed. Of the 147 transactions, 108 have been fully liquidated.

The prior real estate programs sponsored and/or managed by our advisor or its affiliates have investment objectives dissimilar to those of Fidelity Property Income Trust in that such programs have sought returns through investing principally in value-added private equity real estate transactions with defined exit strategies generally within three to five years. Conversely, Fidelity Property Income Trust seeks to generate an attractive level of current income with the potential for capital appreciation by investing primarily in a diversified pool of stabilized operating commercial real estate properties with anticipated holding periods of seven to 10 years. Prior real estate programs also used higher amounts of leverage, up to 70%, to increase their returns. Fidelity Property Income Trust on the other hand intends to use moderate amounts of leverage and has a target leverage for the post initial ramp-up period of 25% of the gross value of its assets.

MANAGEMENT

Trustees and Executive Officers

We operate under the direction of a board of trustees, the members of which are accountable to us and our shareholders. The NASAA Guidelines require review and ratification of our declaration of trust by a majority vote of our trustees and of our independent trustees. Prior to the initial offering date, all of our trustees will have reviewed and ratified our declaration of trust and will have adopted our bylaws. Our board of trustees is responsible for the management and control of our affairs.

Our board consists of three trustees, two of whom are independent trustees. Our declaration of trust requires that at least one of our independent trustees must have at least three years of relevant real estate experience. An independent trustee for purposes of the NASAA Guidelines is a trustee who is not and has not, for the last two years, been associated with FMR Corp. or our advisor. A trustee is deemed to be associated with FMR Corp., or our advisor if he or she:

•	owns an interest in FMR Corp. or our advisor or any of their affiliates (other than an interest in us);

•	is employed by FMR Corp. or our advisor or any of their affiliates;

•	is an officer or director of FMR Corp. or our advisor or any of their affiliates (other than service as one of our trustees);

•	performs services, other than as a trustee, for the trust;

•	is a trustee for more than three REITS organized by FMR Corp. or advised by our advisor;

•	has any material business or professional relationship with FMR Corp. or advisor or any of their affiliates; or

•	has a family member who is or has been associated with FMR Corp. or our advisor or any of their affiliates.

An argument could be made that a trustee who owns shares of a Fidelity mutual fund that is an affiliate of FMR Corp. is not independent because the trust is also an affiliate of FMR Corp. We affirmatively take the position that the ownership of shares of a Fidelity mutual fund for investment purposes is not inconsistent with a trustee’s designation as independent because the relationship is too attenuated to influence the trustee’s conduct or judgment.

A trustee’s business or professional relationship is material if the aggregate gross revenue derived by the prospective trustee from FMR Corp., our advisor and any of their respective affiliates exceeds 5% of the trustee’s annual gross revenue during either of the last two years or 5% of the trustee’s net worth on a fair market value basis. An indirect association with FMR Corp. or our advisor shall include circumstances in which a trustee’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law or brother- or sister-in-law is or has been associated with FMR Corp., our advisor, any of their affiliates or the trust. Our determination of independence is not made in accordance with the listing standards of the New York Stock Exchange or Nasdaq, although our board has determined that each of our independent trustees currently satisfies the definition of an independent director under the rules of the New York Stock Exchange.

Trustees will be elected annually by the shareholders, and each trustee will hold office until the next annual meeting of shareholders or until his or her successor has been duly elected and qualifies. There is no limit on the number of times that a trustee may be elected to office. There is no cumulative voting in the election of trustees. Consequently, at each annual meeting of our shareholders, the holders of a majority of the outstanding common shares present in person or by proxy at a meeting at which a quorum is present will be able to elect all of our trustees.

Any trustee may resign at any time and may be removed with or without cause by the shareholders by the affirmative vote of a majority of the votes entitled to be cast in the election of trustees. The notice of the meeting must indicate that the purpose, or one of the purposes, of the meeting is to determine if the trustee will be removed.

A vacancy created by an increase in the number of trustees or the death, resignation, removal, adjudicated incompetence or other incapacity of a trustee will be filled by a vote of a majority of the remaining trustees and, in the case of an independent trustee, by the nomination of the remaining independent trustees and by a vote of a majority of the remaining independent trustees, unless there are no remaining independent trustees to so fill a vacancy, in which case a majority vote of the remaining trustees will be sufficient.

The trustees generally meet quarterly or more frequently if necessary.

Our general investment and operating policies and principal policies that our board of trustees has adopted are set forth in this prospectus. See “Investment Objectives, Strategy and Guidelines—General Investment and Operating Policies” and “Our Principal Policies.” The board of trustees may waive, amend or remove our policies or establish additional policies and will monitor our administrative procedures, investment operations and performance to assure that the policies are in the best interest of the shareholders and are fulfilled.

Certain information regarding our executive officers and trustees of the trust is set forth below:

Name	Age	Position with the Trust
John R. Barrie	44	President and Chief Executive Officer
Jeffrey R. Gauthier, CPA	39	Chief Financial Officer
Michael Elizondo	50	Treasurer, Secretary and Trustee
Andrew Wasynczuk*	50	Trustee
Lenore M. Sullivan*	50	Trustee

*	Denotes independent trustee

The following is a biographical summary of the experience of our trustees. The backgrounds of Messrs. Barrie, Gauthier and Elizondo are described under “Our Advisor—Officers and Key Employees of Our Advisor.”

Andrew Wasynczuk. Mr. Wasynczuk is currently a senior lecturer in Advanced Negotiations at the Harvard Business School. Prior to joining the Harvard faculty in 2005, he worked for the New England Patriots and related enterprises for 16 years. As Chief Operating Officer for the New England Patriots and Gillette Stadium, Mr. Wasynczuk was responsible for the day-to-day operations of every department of the organization from marketing and public relations to salary cap management to stadium operations. In addition, Mr. Wasynczuk was heavily involved in the campaign to secure property for a permanent home for the franchise. He led the negotiations to obtain the requisite local, state and federal zoning and other approvals and for nearly two years, oversaw the real estate development and construction of Gillette Stadium, a privately financed $325 million project. Mr. Wasynczuk’s scope of responsibilities expanded to include the overall operation of the real estate complex, a premier sports and entertainment venue, and one of New England’s leading conference and convention centers. His activities included the development of real estate for a wide variety of uses, anticipating the expansion of the property for a super-regional retail and entertainment center. Prior to joining the New England Patriots, Mr. Wasynczuk was a consultant at Bain & Company, Inc. Mr. Wasynczuk holds a B.S. and an M.S. in Electrical Engineering from Case Western Reserve University and an M.B.A. from Harvard Business School.

Lenore M. Sullivan. Ms. Sullivan is a consultant with Perella Weinberg Partners, L.P., a financial services firm providing corporate advisory and asset management services. Prior to joining Perella Weinberg Partners in 2007, Ms. Sullivan lectured in real estate finance and was an Associate Director at the University of Texas at

Austin Real Estate Finance & Investment Center since 2002. From 2000 to 2002, she was Vice President of Hunt Private Equity Group, Inc. (a subsidiary of Hunt Consolidated Inc.), where she was a partner in the Lafayette Investment Fund, a private equity fund specializing in middle-market corporate buyouts. Ms. Sullivan has over 20 years experience in financial management and real estate, serving as Chief Financial Officer for Joseph C. Canizaro Interests (now Columbus Properties, L.P.) from 1995 to 1996, Corporate Vice President—Finance of the Wyndham Hotel Company from 1990 to 1992, Partner of The Trammell Crow Company from 1986 to 1990 and a financial analyst at Morgan Stanley & Co., Inc from 1979 to 1981. Ms. Sullivan continues to lecture in real estate finance at the University of Texas at Austin Real Estate Finance & Investment Center, and serves as a director and member of the Audit Committee of Parkway Properties, Inc. Ms. Sullivan holds a B.A. in Economics and Government from Smith College and an M.B.A. from Harvard Business School.

Board Compensation

Each independent trustee is entitled to receive annual compensation for his/her services as a trustee as follows: $40,000 per year and $1,000 per meeting or teleconference meeting attended.

Affiliated trustees do not receive any compensation for their services as trustees. Each member of our board of trustees is reimbursed for out-of-pocket expenses associated with service on our behalf and associated with attendance at or participation in board meetings or committee meetings.

Board Committees

Our board of trustees has established an audit committee consisting of             ,              and             , each of whom is independent.              is the chairperson of the audit committee. Other committees may be formed from time to time as deemed appropriate by our board of trustees, provided the majority of the members of each committee are independent trustees.

Audit Committee

All committee members are able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement. The audit committee has direct responsibility for the appointment, compensation and oversight of the work of the outside auditors employed by us. The committee assists our trustees in overseeing and monitoring: (1) the systems of our internal accounting and financial controls; (2) our financial reporting processes; (3) the independence, objectivity and qualification of the auditors; (4) the annual audits of our financial statements; and (5) our accounting policies and disclosures. The committee considers and acts upon (1) the provision by any outside auditor of any non-audit services and (2) the provision by any outside auditor of certain non-audit services to our advisor and its affiliates to the extent that such approval (in the case of this clause (2)) is required under applicable regulations of the SEC. The committee is responsible for approving all audit engagement fees and terms, resolving disagreements between us and the outside auditor regarding financial reporting, and has sole authority to hire and fire any auditor. Our auditors report directly to the committee. The committee normally meets quarterly or more frequently as called by the chairperson. The committee meets separately at least four times a year with personnel responsible for the internal audit function and with the outside auditors. The committee also plays an oversight role in respect of our compliance with our code of ethics. Our board of trustees has determined that              is an “audit committee financial expert,” as defined by the SEC.

Indemnification Agreements

Our declaration of trust contains provisions indemnifying each trustee and officer for personal losses or liability reasonably incurred by the trustee or officer in connection with any act or omission performed or omitted to be performed on behalf of the trust, provided that the trustee or officer has determined in good faith that the course of conduct which caused the loss or liability was in the best interests of the trust. Such indemnification is subject to the conditions and limitations imposed by the NASAA Guidelines and the MGCL. Among the conditions and limitations on indemnification are requirements that the loss or liability not be caused by the negligence or misconduct by an affiliated trustee or the gross negligence or willful misconduct of an independent trustee and that any indemnification be recoverable only out of our net assets and not from the shareholders. In addition, our declaration of trust provides for the advancement of costs, expenses and attorneys’ fees, in accordance with the procedures under the MGCL and subject to the NASAA Guidelines. These rights are contract rights fully enforceable by each beneficiary. For a full discussion of indemnification of trustees and officers, see “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Indemnification and Limitation of Trustees’ and Officers’ and Others’ Liability.”

Operating Expenses

Our independent trustees have the fiduciary responsibility of limiting our operating expenses in any four consecutive fiscal quarters to no more than the greater of: (1) 2% of our average invested assets, which means the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves; and (2) 25% of our net income, which means our total revenues less total expenses excluding reserves for depreciation, bad debts and other similar non-cash reserves; provided that the limitations may be exceeded if our independent trustees determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient. Within 60 days after the end of any fiscal quarters for which our total operating expenses for the four consecutive fiscal quarters then ended exceed these limits, we will send our shareholders a written disclosure of such fact, together with an explanation of the factors our independent trustees considered in arriving at the conclusion that such excess expenses were justified. See “Our Advisor—The Investment Advisory Agreement—Advisory Fee and Expense Reimbursements.”

Executive Compensation

We will not pay any compensation to our officers. John Barrie, Jeffrey Gauthier and Michael Elizondo are our executive officers and are currently our only officers. Each is also an officer of our advisor and receives compensation pursuant to employment arrangements with our advisor.

CONFLICTS OF INTEREST

We are subject to various conflicts of interest arising out of our relationship with our advisor and its affiliates. Our trustees have an obligation to function on our behalf in all situations in which a conflict of interest may arise and have a fiduciary obligation to act on behalf of the shareholders. In an effort to eliminate certain conflicts of interest, our board of trustees has adopted a policy that prohibits our officers and trustees from owning any of our common shares. In addition, our declaration of trust contains provisions, and our advisor has adopted policies and procedures, that are designed to eliminate many of the various conflicts of interest. Determining who is an affiliate always involves a delicate analysis of the facts and circumstances. This analysis is rendered more difficult here by the fact that Fidelity is a large and complex organization that includes many mutual funds and other investment vehicles that collectively may hold sizeable equity positions in a large number of portfolio companies across many industries. Insofar as our advisor is an affiliate of FMR Corp. and Fidelity’s investment vehicles may also be affiliates of FMR Corp., an argument could be made that certain portfolio companies are affiliates of the trust. We affirmatively take the position that the relationship of the trust and our advisor with Fidelity portfolio companies is too attenuated to justify the application of conflict of interests policies and procedures even if Fidelity collectively holds a sizeable equity interest therein.

The provisions in our declaration of trust and the policies our advisor has adopted may not be able to successfully address all possible conflicts of interests we may encounter. See “Risk Factors—Risks Related to Our Relationship with Our Advisor and its Affiliates—There are conflicts of interest in our relationship with our advisor and its affiliates, which could result in decisions that are not in the best interest of our shareholders.”

These conflicts include, but are not limited to, the following:

Non-Arm’s-Length Agreements

The agreements and arrangements, including those relating to compensation, between the trust and our advisor, will not be the result of arm’s-length negotiations, but are expected to approximate the terms of arm’s-length transactions. See “Our Advisor—The Investment Advisory Agreement” for a description of the investment advisory agreement. Also see “Certain Relationships and Related Transactions” and “Plan of Distribution.”

Interests in Investment Programs

In addition to the services it will provide to us, our advisor will advise affiliates of FMR Corp. with respect to several investment programs that invest in commercial real estate properties and real estate related assets and other investments in which we may be interested. Our advisor and its affiliates could face conflicts of interest in determining which programs will have the opportunity to acquire such assets and participate in such investments as they become available. As a result, funds advised by our advisor may compete with us with respect to certain investments that we may want to acquire. Our advisor has adopted allocation policies designed to address these potential conflicts of interests.

Competition for the Time and Service of Our Advisor and Its Affiliates and for Investment Opportunities

We will rely on the personnel of our advisor and its affiliates to manage our assets and daily operations. Our officers and our non-independent trustee are also officers of our advisor and therefore will have conflicts of interest in allocating their time, services and functions among us and other real estate programs or business ventures that our advisor organizes or serves. Our advisor has informed us that it and its affiliates will employ sufficient staff to be fully capable of discharging their responsibilities to us in light of the other real estate programs that from time to time will be advised or managed by our advisor.

Our Advisor Will Receive an Advisory Fee Based On Our NAV Which Will Be Calculated By Our Advisor.

Our advisor will be paid an advisory fee for its services at the annualized rate of 1.1% of the trust’s daily NAV, which daily NAV will be calculated by our advisor in accordance with our valuation guidelines. The calculation of our NAV by our advisor includes certain subjective judgments on the part of the advisor, including estimates of market value of particular assets, and therefore may not correspond to realizable value upon a sale of those assets.

We May Purchase Properties From Persons With Whom Our Advisor or Its Affiliates Have Had Prior Dealings

We may purchase properties from sellers with whom our advisor or its affiliates have purchased properties in the past and may purchase properties in the future. If we purchase properties from such sellers, our advisor may experience a conflict between the current interests of the trust and its interests in preserving any ongoing business relationship with such seller. Our advisor has informed us that it will not consummate such purchases in a manner that it believes would effect a breach of any fiduciary obligations to the trust.

Lack of Separate Representation

Goodwin Procter LLP is counsel to us and our advisor in connection with this offering and is currently acting, has acted and/or may act in the future as counsel to FMR Corp., our advisor and certain of their respective affiliates in connection with other offerings and matters. There is a possibility that in the future the interests of various parties may become adverse. In the event that such a dispute were to arise between us, our advisor or any of our or its affiliates, separate counsel for such matters would be retained as and when appropriate. None of us, FMR Corp. or our advisor has determined which party, if any, Goodwin Procter LLP might represent in the event of a dispute or conflict.

Our UPREIT Structure

Our trustees and officers have duties to the trust and our shareholders under Maryland law in connection with their management of the trust. At the same time, we, as general partner, have fiduciary duties under Delaware law to our controlled partnership and to the limited partners in connection with the management of our controlled partnership. Our duties as general partner to our controlled partnership and its partners may come into conflict with the duties of our trustees and officers to the trust and our shareholders. Under Delaware law, a general partner of a Delaware limited partnership owes its limited partners the duties of good faith and fair dealing. Other duties, including fiduciary duties, may be modified or eliminated in the partnership’s partnership agreement. The partnership agreement of our controlled partnership provides that for so long as we own a controlling interest in our controlled partnership, any conflict that cannot be resolved in a manner not adverse to either our shareholders or the limited partners will be resolved in favor of our shareholders.

Additionally, the partnership agreement expressly limits our liability by providing that we and our officers, trustees, agents and employees, will not be liable or accountable to our controlled partnership for losses sustained, liabilities incurred or benefits not derived if we or our officers, trustees, agents or employees acted in good faith. In addition, our controlled partnership is required to indemnify us and our officers, trustees, employees, agents and designees to the extent permitted by applicable law from and against any and all claims arising from operations of our controlled partnership, unless it is established that: (1) the act or omission was committed in bad faith, was fraudulent or was the result of active and deliberate dishonesty; (2) the indemnified party received an improper personal benefit in money, property or services; or (3) in the case of a criminal proceeding, the indemnified person had reasonable cause to believe that the act or omission was unlawful.

The provisions of Delaware law that allow the fiduciary duties of a general partner to be modified by a partnership agreement have not been tested in a court of law, and we have not obtained an opinion of counsel covering the provisions set forth in the partnership agreement that purport to waive or restrict our fiduciary duties. See “Risk Factors—Risk Related to an Investment in our Shares—Conflicts of interest may arise between holders of our common shares and holders of partnership interests in our controlled partnership.”

Process for Resolution of Conflicting Opportunities

In order to minimize or eliminate certain potential conflicts of interest, our declaration of trust and certain policies adopted by us and our advisor contain a number of restrictions, including, among other things, the following:

•

We will not purchase or lease properties in which our officers, our trustees, our advisor, FMR Corp. or any of their respective affiliates has an interest without a determination by a majority of our trustees not otherwise interested in the transaction (including a majority of the independent trustees) that such transaction is competitive and commercially reasonable to us and at a price no greater than the cost of the property to such officer, such trustee, our advisor, FMR Corp. or such affiliate, as applicable, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its appraised value. We will not sell or lease properties to our officers, our trustees, our advisor, FMR Corp. or any of their respective affiliates unless a majority of our trustees not otherwise interested in the transaction (including a majority of the independent trustees) determines the transaction is fair and reasonable to us. Notwithstanding the foregoing, no such determinations need be made with respect to the properties to be acquired pursuant to the formation transactions.

•

We will not make any loans to our officers, our trustees, our advisor, FMR Corp. or any of their respective affiliates. In addition, our officers, our trustees, our advisor, FMR Corp. and their respective affiliates will not make loans to us or to joint ventures in which we are a venture partner for the purpose of acquiring properties, unless a majority of our trustees not otherwise interested in the transaction (including a majority of the independent trustees) approve the transaction as being fair, competitive and commercially reasonable and no less favorable to us than loans between unaffiliated parties under the same circumstances. Our advisor and its affiliates will be entitled to reimbursement for operating expenses incurred by them on our behalf, subject to the limitation on reimbursement of total fees and operating expenses described in the “Our Advisor—The Investment Advisory Agreement—Advisory Fee and Expense Reimbursements.”

•

We will not invest in joint ventures with our officers, our trustees, our advisor, FMR Corp. or any of their respective affiliates unless a majority of our trustees not otherwise interested in the transaction (including a majority of our independent trustees) approve the transaction as being fair and reasonable to us and on substantially the same terms and conditions as those received by other joint ventures.

•

All other transactions between us and our officers, our trustees, our advisor, FMR Corp. or any of their respective affiliates require approval by a majority of our trustees not otherwise interested in the transaction (including a majority of our independent trustees) as being fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

•

Investment opportunities that fit our objectives and those of other accounts and investment vehicles advised by our advisor and its affiliates will be allocated among us and such accounts and investment vehicles in accordance with various applicable allocation policies maintained by our advisor and its affiliates. These allocation policies, which are subject to revision from time to time, may allocate investment opportunities on a degree of concordance with investment mandate, pro rata or other basis. It is not anticipated that this allocation process will materially adversely affect our ability to otherwise participate in a sufficient quantity of desirable investments. It is expected that we will invest our applicable allocation, unless our advisor determines a different allocation to be prudent based on our investment guidelines.

The following is a condensed summary of the policy that governs the allocation of opportunities to invest in commercial real estate properties:

Allocations of opportunities generally will be made based upon the highest degree of concordance between the opportunity and each program’s investment mandates and compliance with the respective investment policies and guidelines of each of the programs. It is anticipated that, in most cases, opportunities will be distinguishable and will closely align with only one program’s investment mandate, policies and guidelines. If an opportunity is in concord with the investment mandate of more than one interested program and the relative degrees of concordance between the opportunity and the interested program’s respective investment mandates are not readily ascertainable, the allocation will be determined by an individual approved by the appropriate compliance group to act as arbiter in such circumstances. The arbiter’s allocation decision must be approved by the appropriate compliance group, which in most instances will include the compliance group of our advisor.

The following is a condensed summary of a policy that governs the allocation of opportunities to invest in certain non real property assets:

When purchase orders or indications of interest for opportunities exceed available supply, allocations will be made to all programs on a pro rata basis, generally based on net assets. When sell orders for opportunities exceed available demand in the marketplace, allocations will be to all programs on a pro rata basis, generally based on the relative size of the security position of each program.

These allocation policies are subject to review and change from time to time by us, our advisor or Fidelity. Any changes will be made in accordance with policies maintained by Fidelity for all of its investment vehicles, which includes approval by one or more officers or compliance committees.

Under Maryland law, a contract or other transaction between us and any of our trustees and any other entity in which that trustee is also a director or has a material financial interest is not void or voidable solely on the grounds of the common directorship or interest, the fact that the trustee was present at the meeting at which the contract or transaction is approved or the fact that the trustee’s vote was counted in favor of the contract or transaction, if:

•

the fact of the common directorship or interest is disclosed to our board or a committee of our board, and our board or that committee authorizes the contract or transaction by the affirmative vote of a majority of the disinterested trustees (including a majority of disinterested independent trustees), even if the disinterested trustees constitute less than a quorum;

•

the fact of the common directorship or interest is disclosed to our shareholders entitled to vote, and the contract or transaction is approved by a majority of the votes cast by the shareholders entitled to vote, other than votes of shares owned of record or beneficially by the interested trustee, corporation, firm or other entity; or

•	the contract or transaction is fair and reasonable to us.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Assignment Agreement

We, the initial general partner and the initial limited partner, are parties to an assignment agreement pursuant to which the initial general partner will assign to the trust on the initial offering date its general partnership interest in our controlled partnership.

Aggregate Consideration for Properties

The following table sets forth information about the properties our controlled partnership has acquired.

Property / Location	Cost	Appraised Value	Debt Assumed and Repaid	Debt Assumed and Not Repaid	Total Value of Consideration	Appraiser
	$	$	$	$	$

Total	$	$	$	$	$

Transfer and Service Agent Agreement

We will enter into a transfer agent agreement, which will be effective as of the initial offering date, with Fidelity Service Company, or FSC, an affiliate of FMR Corp. Under the terms of the agreement, FSC (or an agent, including an affiliate) will perform transfer agency, distribution disbursing and shareholder services for us.

For providing transfer agency services, FSC will receive an account fee and an asset-based fee each paid monthly with respect to each position. FSC will also collect fees charged in connection with providing certain types of services such as exchanges, closing out balances in our common shares, maintaining shareholders’ positions with low balances, check writing, wire transactions and providing historical account research. FSC will pay out of pocket expenses associated with providing transfer agent services. In addition, FSC will bear the expense of typesetting, printing and mailing prospectuses, statements of additional information and all other reports, notices and statements to existing shareholders, with the exception of proxy statements.

Many of our shares will be owned by certain intermediaries for the benefit of their customers. Since we will not maintain an account for shareholders in those instances, some or all of the recordkeeping services for these accounts may be performed by third parties. FSC or an affiliate may make payments to intermediaries for recordkeeping and other services. Retirement plans may also hold our shares in the name of the plan or its trustee, rather than the plan participant. In situations where FSC or an affiliate does not provide recordkeeping services to a retirement plan, plan record keepers, who may have affiliated financial intermediaries who sell our shares, may, upon direction, be paid for providing recordkeeping services to plan participants by FSC. Payments may also be made, upon direction, for other plan expenses. In certain situations where FSC or an affiliate provides recordkeeping services to a retirement plan, payments may be made to pay for plan expenses by FSC. The amount of such payments may be based on investments in our shares or may be fixed for a given period of time. Upon direction, payments may be made to plan sponsors, or at the direction of plan sponsors, third parties, for expenses incurred in connection with the plan.

Placement Agent Agreement

We will enter into a placement agent agreement, which will be effective as of the initial offering date, with Fidelity Brokerage Services LLC, or FBS, an affiliate of FMR Corp. See “Plan of Distribution” for a description of this agreement.

The Investment Advisory Agreement

We will enter into an investment advisory agreement, which will be effective as of the initial offering date, with Pyramis Global Advisors Trust Company, an affiliate of FMR Corp. See “Our Advisor—The Investment Advisory Agreement” for a description of this agreement.

DISTRIBUTION POLICY

We intend to pay regular distributions to holders of our common shares on a quarterly basis. Any distributions we make, however, will be at the discretion of our board of trustees, in accordance with our earnings, cash flow, capital needs, general financial condition and will be subject to maintenance of our REIT status. Except as otherwise required to maintain our REIT status, we intend to pay our first distribution with respect to the first full quarter ending after the initial offering date. We cannot assure you that our intended distribution policy will be sustained. Our actual results of operations may differ materially from our current expectations. Our actual results of operations and, accordingly, cash available for distribution as quarterly distributions, will be affected by a number of factors, including the revenue we receive from our operations, our operating expenses, interest expense, the ability of our tenants to meet their obligations and unanticipated expenditures. For more information regarding risk factors that could materially adversely affect our actual results of operations, see “Risk Factors.”

In addition, variations in the net proceeds from this offering may affect our cash available for distributions and available reserves, which may affect our ability to pay the contemplated distributions.

We are required to make distributions sufficient to satisfy the requirements for qualification as a REIT for tax purposes. Our board of trustees’ discretion as to the payment of distributions will be directed, in substantial part, by its obligation to cause us to comply with the REIT requirements. Generally, we must distribute annually at least 90% of our REIT taxable income to maintain our REIT status and must distribute 100% of our income to avoid incurring corporate tax on retained earnings. For more information, see “Material United States Federal Income Tax Considerations—Annual Distribution Requirement.” Our income will depend in part on the income or profits derived by our subsidiaries that will hold the fee simple title or other interests in our properties and other investments. None of our tax losses will be passed through to you. Our taxable income and actual cash available for distribution are not the same. In some circumstances we may be required to pay distributions in excess of our cash available for distribution in order to meet these distribution requirements, and we may need to use proceeds from this offering, borrow funds, issue new securities or sell assets to make these required distributions. We intend to establish an annual distribution rate that approximates our estimate of cash available for distribution; however, we cannot assure you that our estimate will prove accurate, and actual distributions may therefore be significantly different from the expected distributions. Distributions to our shareholders generally will be taxable to our shareholders as ordinary income to the extent of our current or accumulated earnings and profits, although a portion of these distributions may be designated by us as long-term capital gains to the extent they are attributable to net capital gain income recognized by us, and may constitute a return of capital to the extent they exceed our earnings and profits as determined for tax purposes. Dividends received from REITs are generally not eligible to be treated at the preferential qualified dividend income tax rates, which have a maximum 15% tax rate to non-corporate investors. See “Material United States Federal Income Tax Considerations.”

SELECTED FINANCIAL DATA

We have no operating history as a REIT or a public company. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes thereto, included elsewhere in this prospectus.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The discussion in this section contains forward-looking statements that involve risks and uncertainties. See “Risk Factors” included elsewhere in this prospectus for a discussion of important factors that could cause actual results to differ materially from those described or implied by the forward-looking statements contained herein.

Overview

We are a Maryland real estate investment trust that will invest primarily in a diversified pool of income-producing commercial real estate properties and other real estate related assets. We expect to qualify as a REIT for federal income tax purposes beginning with our taxable year ending December 31 of the year in which the initial offering date occurs. We were formed as an externally advised, open-ended REIT to pursue the investment objectives and strategies described elsewhere in this prospectus. We will focus on evaluating and selecting assets for investment or disposition, and will retain third-party managers for the day-to-day operation of the commercial real estate properties we acquire. We intend to hold our commercial real estate properties and other investments through our controlled partnership, of which we will be the sole general partner as of the initial offering date.

Our board of trustees will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to the trust and our controlled partnership. Pursuant to an investment advisory agreement, which will be effective as of the initial offering date, however, we will delegate to our advisor authority to make decisions related to our and our controlled partnership’s day-to-day business, the acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations.

The trust has neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through our initial public offering of our equity securities.

We intend to use the net proceeds from this offering to, among other things, make investments in commercial real estate properties, real estate related assets and other assets in accordance with our investment guidelines. See “Use of Proceeds.”

We have not entered into any arrangements to acquire any commercial real estate properties, real estate related assets or other assets with the net proceeds from this offering. The number and type of commercial real estate properties, real estate related assets and other assets that we acquire will depend upon commercial real estate market conditions, the amount of proceeds we raise in this offering and other circumstances existing at the time we are acquiring commercial real estate properties, real estate related assets and liquid investments.

We are not aware of any material trends or uncertainties, favorable or unfavorable, other than national economic conditions affecting real estate generally, that may be reasonably anticipated to have a material impact on either capital resources or the revenues or income to be derived from acquiring commercial real estate properties, real estate related assets and liquid investments, other than those referred to in this prospectus.

Critical Accounting Policies

In June 2007, the AICPA issued Statement of Position 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies, or SOP 07-1. SOP 07-1 is effective for fiscal years beginning on or after December 15, 2007 with earlier application encouraged. SOP 07-1 provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies, or the Guide, and provides guidance for determining whether the specialized industry accounting principles of the Guide should be retained in the financial statements of a parent company of an investment company or an equity method investor in an investment company. Effective January 1, 2007, the trust adopted SOP 07-1 and is required to apply the provisions of the Guide which, among other things, requires that investments be reported at fair value in our financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The trust does not expect the adoption of SFAS No. 157 to have a material impact on the trust’s cash flows, results of operations, financial position or liquidity.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits entities to choose, at specified election dates, to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses shall be reported on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The trust does not expect the adoption of SFAS No. 159 to have a material impact on the trust’s cash flows, results of operations, financial position or liquidity.

Liquidity and Capital Resources

Our primary needs for liquidity and capital resources are to fund our investments, to repurchase shares and limited partnership interests presented for redemption, to pay for our offering and operating expenses and fees, to pay interest on our outstanding indebtedness and to make distributions to our shareholders and limited partners. We presently anticipate such fees and expenses will include, among other things, the advisory fee that we will pay to our advisor commencing on the initial offering date, which will accrue daily at the annualized rate of 1.1% of the trust’s daily NAV, legal and audit expenses, federal and state filing fees, printing expenses, transfer agent fees, marketing and distribution expenses and fees related to appraising and managing our properties. We will not have any office or personnel expenses as such services will be provided to us by our advisor in consideration of the advisory fee. Our advisor will incur certain of these expenses and fees, which we will reimburse our advisor for, subject to limitations. See “Our Advisor—The Investment Advisory Agreement—Advisory Fee and Expense Reimbursements.”

Our advisor, directly or through an affiliate, including FMR Corp., has agreed to fund organizational and pre-offering expenses through the effective date of the initial offering, in the approximate amount of $            , for which it has agreed not to seek reimbursement from us out of the proceeds from this offering or otherwise.

Over time, we generally intend to fund our cash needs for items, other than asset acquisitions, from operations. Our cash needs for acquisitions will be funded primarily from the sale of our common shares, including those offered for sale through our distribution reinvestment plan and through the assumption of debt. We anticipate that in the 12 months following the initial offering we will require approximately $             to fund our operations, including costs incurred in connection with the formation transactions, but excluding asset acquisitions.

We have received a commitment letter with respect to a              -year, $             million unsecured line of credit with                               . We anticipate that we will enter into a credit agreement governing this line of credit prior to the initial offering date. We expect to borrow against this line of credit to fund acquisitions, to redeem shares and for any other corporate purpose. Our objective is for our line of credit to afford us borrowing availability of up to 25% of our gross asset value to fund redemptions. As our assets increase, however, it may not be commercially feasible or we may not be able to secure a line of credit of that size. Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund redemptions or for other corporate purposes.

Potential future sources of capital include proceeds from additional sales of common shares, cash flow from operations and secured or unsecured financings from banks or other lenders and proceeds from the sale of assets. If necessary, we may use financings or other sources of capital in the event of unforeseen significant capital expenditures. We have not identified any sources for these types of financings.

Results of Operations

We are in our organizational and initial ramp-up period and have not commenced significant operations.

Inflation

The commercial real estate property sector has not been affected significantly by inflation in the past several years due to the relatively low inflation rate. With the exception of leases with tenants in multi-family properties, we will seek to include provisions in our tenant leases designed to protect us from the impact of inflation. These provisions will include reimbursement billings for operating expense pass-through charges, real estate tax and insurance reimbursements, or in some cases, annual reimbursement of operating expenses above a certain allowance. Due to the generally long-term nature of these leases, annual rent increases may not be sufficient to cover inflation and rent may be below market. Leases in multi-family properties generally turn over on an annual basis and do not typically present the same issue regarding inflation protection due to their short-term nature.

REIT Compliance

In order to qualify as a REIT for tax purposes, we will be required to distribute at least 90% of our REIT taxable income to our shareholders. We must also meet certain asset and income tests, as well as other requirements. We will monitor the business and transactions that may potentially impact our REIT status. If we fail to qualify as a REIT in any taxable year and certain relief provisions do not apply, we will be subject to federal income tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates.

Quantitative and Qualitative Disclosures about Market Risk

Market risk is the adverse effect on the value of a financial instrument that results from a change in interest rates. We may be exposed to market risk primarily as a result of the anticipated incurrence of long-term debt that may be used to fund our investments, to repurchase shares presented for redemption, to pay our offering and operating expenses and fees and to make distributions to our shareholders. The market risk associated with interest-rate contracts is managed by establishing and monitoring parameters that limit the types and degree of market risk that may be undertaken. With regard to variable rate financing, our advisor will assess our interest rate cash flow risk by continually identifying and monitoring changes in interest rate exposures that may adversely impact expected future cash flows and by evaluating hedging opportunities. Our advisor will maintain risk management control systems to monitor interest rate cash flow risk attributable to both our outstanding and forecasted debt obligations as well as our potential offsetting hedge positions. While this hedging strategy will be designed to minimize the impact on our net income from changes in interest rates, the overall returns on your investment may be reduced. To limit the impact of market risk on earnings and cash flows and to lower our overall borrowing costs, we may use derivative financial instruments to hedge exposures to changes in interest rates on loans secured by our assets, to the extent consistent with the requirement for qualification as a REIT. See “Risk Factors—Risks Related to this Offering—Failure to hedge effectively against interest rate changes may materially adversely affect our ability to achieve our investment objectives, including, without limitation, diversification of our commercial real estate property portfolio by property type and location, moderate financial leverage, low to moderate operating risk and an attractive level of current income.”

Also, derivative contracts we may enter into will expose us to credit risk. Credit risk is the failure of the counterparty to perform under the terms of the derivative contract. If the fair value of a derivative contract is positive, the counterparty will owe us, which creates credit risk for us. If the fair value of a derivative contract is negative, we will owe the counterparty and, therefore, do not have credit risk. We will seek to minimize the credit risk in derivative instruments by entering into transactions with high-quality counterparties. We have adopted a policy of only entering into contracts with major financial institutions based upon their credit ratings and other factors.

MATERIAL AGREEMENTS

Credit Agreement

We anticipate that we will enter into a credit agreement governing a line of credit prior to the initial offering date. Borrowings under our line of credit may be used to fund acquisitions, to redeem shares or for any other corporate purpose. Our objective is for our line of credit to afford us borrowing availability of up to 25% of our gross asset value to fund redemptions. As our assets increase, however, it may not be commercially feasible or we may not be able to secure a line of credit of that size. Moreover, actual availability may be reduced at any given time if we use borrowings under the line of credit to fund redemptions or for other corporate purposes.

Independent Valuation Expert Agreement

Upon the recommendation of our advisor, we will enter into an agreement, which will be effective as of the initial offering date, with             , to act as our independent valuation expert. Pursuant to this agreement, our independent valuation expert will assist in the valuation of our commercial real estate properties.

Services

Our independent valuation expert will, among other things, perform the following functions:

•	reviewing and approving our valuation guidelines applicable to commercial real estate properties;

•

reviewing and approving alternative valuation methodologies used to value a commercial real estate property proposed by our advisor or our third-party appraisal manager in certain unanticipated situations or after the occurrence of certain extraordinary events (such as a terrorist attack or an act of nature) when a more accurate valuation could be obtained by using an alternative approach;

•

requesting appraisals of any commercial real estate property by an independent appraiser if the independent valuation expert believes that the most recent appraisal of the commercial real estate property is materially incorrect;

•

requesting valuations of wholly owned commercial real estate properties and joint ventures by our third-party appraisal manager more frequently than quarterly if the independent valuation expert believes that the value of a wholly owned commercial real estate property or joint venture has changed materially since the most recent quarterly valuation;

•

at the beginning of each calendar year, jointly developing with our advisor and our third-party appraisal manager a staggered valuation plan with the objective of having approximately one-quarter of all of our commercial real estate properties, by value, valued each quarter by independent appraisers;

•

in connection with quarterly valuations by our third-party appraisal manager of properties not subject to appraisal by independent appraisers in such quarter, approving adjustments by our third-party appraisal manager to property valuations that result in a positive or negative change in excess of 7.5% of the gross value of the property since the most recent of: (1) the last appraisal by an independent appraiser; (2) our acquisition of the property; and (3) the last such approval by the independent valuation expert. The independent valuation expert may require an appraisal of any commercial real estate property by an independent appraiser if the independent valuation expert believes that the most recent appraisal of the commercial real estate property is materially incorrect;

•

reviewing appraisals conducted by independent appraisers at the request of our advisor and collectively determining with our advisor and our third-party appraisal manager if any corrective action, including, without limitation, a new appraisal, is necessary (any dispute between our advisor, our third-party appraisal manager and/or the independent valuation expert regarding the appropriate corrective action will be submitted to and resolved by our board of trustees);

•	in the event that our third-party appraisal manager is terminated and not replaced, consenting to our advisor assuming the duties and responsibilities of the third-party appraisal manager;

•	approving any changes to the valuation guidelines related to commercial real estate properties proposed by our advisor; and

•	reviewing the valuation guidelines and methodologies applicable to commercial real estate properties with our board of trustees on an annual basis or as often as deemed necessary.

The above summary is provided to illustrate the material functions which our independent valuation expert will perform for us and it is not intended to include all of the services which may be provided to us by our independent valuation expert.

Term and Termination Rights

The initial term of our agreement with our independent valuation expert will be for         years, with         -year renewals at the end of each year thereafter, subject to approval of our board of trustees. The agreement may be terminated:

•	by the independent valuation expert at any time upon days’ written notice;

•

without cause, by our board of trustees at any time upon         days’ written notice, upon which termination we will owe the independent valuation expert an amount equal to the remaining fees payable under the terms of the agreement; and

•	with cause, by our board of trustees at any time without notice and without additional payment.

“Cause” will be defined in the agreement to mean fraud, criminal conduct or willful misconduct by the independent valuation expert or a breach of the agreement by the independent valuation expert.

Fees and Expense Reimbursements

We will pay our independent valuation expert a fee equal to $             annually and will reimburse our independent valuation expert for travel and out-of-pocket expenses.

Appraisal Manager Agreement

We have entered into an agreement, dated July 1, 2007, with Cushman & Wakefield of Long Island, Inc. to act as our third-party appraisal manager. Pursuant to this agreement, the third-party appraisal manager will assist in the valuation of our commercial real estate properties.

The third-party appraisal manager will perform, among other things, the following functions:

•

working with our advisor and our independent valuation expert to review, revise, implement and test, as applicable, systems and policies and procedures related to the valuation and independent appraisal of our commercial real estate properties;

•	managing, coordinating and reviewing independent appraisals of our commercial real estate properties; and

•	conducting quarterly valuations of our commercial real estate properties that are not being valued by an independent appraiser in that quarter.

The Investment Advisory Agreement

We will enter into an investment advisory agreement, which will be effective as of the initial offering date, with Pyramis Global Advisors Trust Company, an affiliate of FMR Corp. See “Our Advisor—The Investment Advisory Agreement” for a description of this agreement.

DESCRIPTION OF OUR PROPERTIES

We will actively seek and evaluate various potential property acquisitions and will engage in discussions with sellers regarding the purchase of properties. During the continuation of this offering, and at such time during the negotiations of a potential property acquisition when we believe a reasonable probability exists that such property will be acquired by us, this prospectus will be supplemented if required under federal or state security laws to disclose such potential property acquisition. This generally will occur upon the signing of a legally binding purchase agreement or after the execution of a letter of intent to purchase a property and the obtaining of a commitment for financing and approval by our advisor, but may occur before or after such events depending on the particular circumstances surrounding each potential acquisition. Any such supplement to this prospectus will set forth available data with respect to the acquisition including the proposed terms of the purchase, a description of the property to be acquired, and other information considered appropriate for an understanding of the transaction. Further data will be made available after any acquisition has been consummated during this offering also by means of a supplement to this prospectus. As of the date of this prospectus, we have not made any property acquisitions.

Environmental Matters

Pursuant to U.S. federal, state and local environmental laws and regulations, a current or previous owner or operator of real property may be required to investigate, remove and/or remediate a release of hazardous substances or other regulated materials at or emanating from such property. Further, under certain circumstances, such owners or operators of real property may be held liable for property damage, personal injury and/or natural resource damage resulting from or arising in connection with such releases. Certain of these laws have been interpreted to be joint and several unless the harm is divisible and there is a reasonable basis for allocation of responsibility. The failure to properly remediate the property may also adversely affect the owner’s ability to lease, sell or rent the property or to borrow funds using the property as collateral.

In connection with the ownership, operation and management of any properties, we could be legally responsible for environmental liabilities or costs relating to a release of hazardous substances or other regulated materials at or emanating from such property. In order to assess the potential for such liability, we will conduct an environmental assessment of each property prior to acquisition and we will require that the third-party managers that we hire agree to manage the properties in accordance with environmental laws. We intend for all of our leases to contain a comprehensive environmental provision that requires lessees to conduct all activities in compliance with environmental laws and to indemnify the owner for any harm caused by the failure to do so. In addition, we will engage qualified, reputable and adequately insured environmental consulting firms to perform environmental site assessments of our properties. See “Risk Factors—Risks Related to Investments in Commercial Real Estate Properties.”

PRINCIPAL SHAREHOLDERS

The following table sets forth information as of                     , 2007, regarding the number and percentage of shares owned by each trustee, each executive officer, all trustees and executive officers as a group, and any person known to us to be the beneficial owner of more than 5% of our outstanding shares. As of                     , 2007, we had one shareholder. Beneficial ownership includes outstanding shares and shares which are not outstanding that any person has the right to acquire within 60 days after the date of this table. Except as indicated, the person named in the table has sole voting and investing power with respect to all shares beneficially owned by it. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Unless otherwise indicated, the address for each of the persons named below is 500 Salem Street, Smithfield, RI 02917.

Name and Address	Number of Shares Beneficially Owned	Percent of All Shares
Trustees and Executive Officers(1):
John R. Barrie	0	0%
Jeffrey R. Gauthier	0	0%
Michael Elizondo	0	0%
Andrew Wasynczuk	0	0%
Lenore M. Sullivan	0	0%
All trustees and executive officers as a group	0	0%

5% Shareholders:
FMR Corp.(2)	100	100%

(1)	Our board of trustees has adopted a policy that prohibits our officers and trustees from owning any of our common shares.
(2)	Record ownership is held through a wholly owned subsidiary of FMR Corp.

DESCRIPTION OF OUR SHARES

The following summary of the material terms of the shares of the trust does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our amended and restated declaration of trust and bylaws, each of which will be effective as of the initial offering date. See “Where You Can Find More Information.”

General

Fidelity Property Income Trust was formed on June 22, 2006. Our declaration of trust provides that we may issue up to 300,000,000 common shares and 30,000,000 preferred shares. Our declaration of trust authorizes our board of trustees to amend our declaration of trust to increase the aggregate number of authorized shares or the number of authorized shares of any class or series without shareholder approval. At the commencement of this offering, 100 common shares were issued and outstanding, all of which were owned by an affiliate of FMR Corp., and no preferred shares were issued and outstanding. Under Maryland law, shareholders generally are not liable for the trust’s debts or obligations.

Common Shares

All of our common shares offered hereby will be duly authorized, validly issued, fully paid and nonassessable. Subject to the preferential rights of any other class or series of shares and to the provisions of our declaration of trust regarding the restrictions on transfer of shares, holders of our common shares are entitled to receive distributions on such shares if, as and when authorized by our board of trustees out of assets legally available therefor and declared by us and the holders of our common shares are entitled to share ratably in the assets of the trust legally available for distribution to our shareholders in the event of our liquidation, dissolution or winding up after payment of or adequate provision for all known debts and liabilities of the trust.

Subject to the provisions of our declaration of trust regarding the restrictions on transfer of shares, and except as may otherwise be specified in the terms of any class or series of common shares, each outstanding common share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees and, except as provided with respect to any other class or series of shares, the holders of such shares will possess the exclusive voting power. Generally, the affirmative vote of a majority of all votes entitled to be cast is necessary to take shareholder action authorized by our declaration of trust, except that a majority of the votes represented in person or by proxy at a meeting at which a quorum is present is sufficient to elect a trustee. There is no cumulative voting in the election of our board of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election and the holders of the remaining shares will not be able to elect any trustees. Under Maryland law and our declaration of trust, shareholders are entitled to vote at a duly held meeting at which a quorum is present on (1) amendment to our declaration; (2) our liquidation or dissolution; (3) our reorganization; (4) a merger, consolidation or sale of all or substantially all of our assets; and (5) election or removal of our trustees.

Holders of our common shares have no preference, conversion, exchange, sinking fund or appraisal rights and have no preemptive rights to subscribe for any securities of the trust. Subject to the provisions of our declaration of trust regarding the restrictions on transfer of shares, our common shares will have equal distribution, liquidation and other rights.

Our declaration of trust authorizes our board of trustees to reclassify any of our unissued common shares into other classes or series of classes of shares and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption for each such class or series.

Preferred Shares

Our declaration of trust authorizes our board of trustees to classify any unissued preferred shares and to reclassify any previously classified but unissued shares of any class or series of preferred shares. Prior to issuance of shares of each class or series, our board of trustees is required under Maryland law and our declaration of trust to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms or conditions of redemption for each such class or series. Thus, our board of trustees could authorize the issuance of preferred shares that have priority over the common shares with respect to distributions and rights upon liquidation and with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change of control of the trust that might involve a premium price for holders of our common shares or otherwise be in their best interests. We will not offer any of our preferred shares to any of our promoters except on the same terms offered to other purchasers. Our declaration of trust requires that any issuance of preferred shares must be approved by a majority of our independent trustees who do not have any interest in the transaction and who have access, at our expense, to our or independent counsel. As of the date hereof, no preferred shares are outstanding and we have no present plans to issue any preferred shares.

Power to Increase or Decrease Authorized Shares and Issue Additional Common Shares and Preferred Shares

We believe that the power of our board of trustees to increase or decrease the number of authorized shares, approve additional authorized but unissued common shares or preferred shares and to classify or reclassify unissued common shares or preferred shares and thereafter to cause us to issue such classified or reclassified shares will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as the common shares, will be available for issuance without further action by the trust’s shareholders, unless such action is required by applicable law or the rules, if applicable, of any stock exchange or automated quotation system on which the trust’s securities may be listed or traded. Although our board of trustees does not intend to do so, it could authorize us to issue a class or series that could, depending upon the terms of the particular class or series, delay, defer or prevent a transaction or a change of control of the trust that might involve a premium price for our shareholders or otherwise be in their best interests.

Restrictions on Ownership and Transfer

In order for us to qualify as a REIT under the Code, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the outstanding shares may be owned, directly or indirectly, by five or fewer individuals and certain entities during the last half of a taxable year (other than the first year for which an election to be a REIT has been made). To qualify as a REIT, we must satisfy other requirements as well. See “Material United States Federal Income Tax Considerations—Requirements for Qualification—General.”

Our declaration of trust contains restrictions on the ownership and transfer of any class or series of our outstanding shares of beneficial interest which are intended to assist us in complying with these requirements and continuing to qualify as a REIT. The relevant sections of our declaration of trust provide that, subject to the exceptions described below, no person may beneficially own, or be deemed to own by virtue of certain constructive ownership provisions of the Code, more than 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding common shares (the “common share ownership limit”) or 9.8% (by value) of the aggregate of all classes and series of our outstanding shares of beneficial interest (the “aggregate share ownership limit”). We refer to these restrictions collectively as the “ownership limit.” To the extent a person’s ownership of shares exceeds either the common share ownership limit or the aggregate share ownership limit, such excess shares will be automatically transferred to a charitable trust, as set forth below. A person that becomes subject to the ownership limit by virtue of a violative transfer that results in a transfer to a charitable trust is referred to as a “purported beneficial transferee” if, had the violative transfer been effective, the person would have been a record owner and beneficial owner or solely a beneficial owner of any class or series of our outstanding shares of beneficial interest, or is referred to as a “purported record transferee” if, had the violative transfer been effective, the person would have been solely a record owner of any class or series of our outstanding shares of beneficial interest.

The constructive ownership rules under the Code that apply to our ownership limits are complex and may cause shares owned actually or constructively by a group of related individuals and/or entities to be owned constructively by one individual or entity. As a result, the ownership of less than 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding common shares or 9.8% (by value) of the aggregate of all classes and series of our outstanding shares of beneficial interest (or the ownership of an interest in an entity that owns, actually or constructively, our shares by a person), could, nevertheless, cause that person, or another person, to own constructively in excess of 9.8% (by value or by number of shares, whichever is more restrictive) of our outstanding common shares or 9.8% (by value) of the aggregate of all classes and series of outstanding shares of beneficial interest and thereby subject the common shares or other class or series of shares to the applicable ownership limit.

Our board of trustees may, in its sole discretion, waive the above-referenced 9.8% ownership limits with respect to a particular shareholder if:

•

our board of trustees obtains such representations and undertakings from such shareholder as the board determines are reasonably necessary to ascertain that no person’s beneficial or constructive ownership of our shares will result in the ownership of our shares causing us to satisfy the stock ownership requirement for being a personal holding company under section 542(a)(2) of the Code, in our being “closely held” under Section 856(h) of the Code or otherwise failing to qualify as a REIT;

•

such shareholder does not, and represents that it will not, own, actually or constructively, an interest in a lessee of ours (or a lessee of any entity owned in whole or in part by us) that would cause us to own, actually or constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such lessee (or the board of trustees determines that revenue derived from such lessee will not affect our ability to qualify as a REIT) and our board of trustees obtains such representations and undertakings from such shareholder as the board determines are reasonably necessary to ascertain this fact; and

•	such shareholder agrees that any violation or attempted violation of such representations or undertakings will result in shares being automatically transferred to a charitable trust.

As a condition of its waiver, our board of trustees may require the applicant to submit such information as the board of trustees may reasonably need to make the determination regarding our REIT status and an opinion of counsel or IRS ruling satisfactory to our board of trustees with respect to our REIT qualification.

In connection with the waiver of an ownership limit or at any other time, our board of trustees may from time to time increase or decrease the ownership limit for all other persons; provided, however, that any decrease may be made only prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law, in which case the decrease will be effective immediately); and the ownership limit may not be increased if, after giving effect to such increase, five or fewer persons could beneficially own or constructively own in the aggregate, more than 49.9% of the shares then outstanding. A reduced ownership limit will not apply to any person or entity whose percentage ownership in our common shares or all of our shares of beneficial interest, as applicable, is in excess of such decreased ownership limit until such time as such person’s percentage of our common shares or total equity interests, as applicable, equals or falls below the decreased ownership limit, but any further acquisition of our common shares or other equity interests, as applicable, in excess of such percentage ownership of our common shares or total equity interests will be in violation of the ownership limit.

Our declaration of trust further prohibits:

•

any person from beneficially or constructively owning our shares of beneficial interest that would result in the ownership of our shares causing us to satisfy the stock ownership requirement for being a personal holding company under section 542(a)(2) of the Code, in us being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT (including, but not limited to, ownership of shares that would result in the trust owning, actually or constructively, an interest in a tenant if the income derived from the tenant would cause the trust to fail to satisfy the applicable REIT gross income tests); and

•

any person from transferring our common shares if such transfer would result in our shares being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution).

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of our shares that will or may violate any of the foregoing restrictions on transferability and ownership will be required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing provisions on transferability and ownership will not apply if our board of trustees determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

The automatic transfer will be effective as of the close of business on the business day prior to the date of the violative transfer or other event that results in a transfer to the charitable trust. Any distribution paid to the purported record transferee, prior to our discovery that the shares had been automatically transferred to a charitable trust as described above, must be repaid to the trustee upon demand for distribution to the beneficiary of the charitable trust.

If the transfer to the charitable trust as described above is not automatically effective, for any reason, to prevent violation of the applicable ownership limit or as otherwise permitted by our board of trustees, then our declaration of trust provides that the transfer of the excess shares will be void ab initio.

Common shares transferred to the trustee are deemed offered for sale to us, or our designee, at a price per share equal to the then current offering price of our common shares.

If we do not buy the shares, the trustee must, within 20 days of receiving notice from us of the transfer of shares to the charitable trust, sell the shares to a person or entity designated by the trustee who could own the shares without violating the ownership limits. After that, the trustee must distribute to the purported record transferee an amount equal to the lesser of (1) the price paid by the purported record transferee for the shares and (2) the sales proceeds (net of brokerage fees and other expenses of sale) received by the charitable trust for the shares. The purported beneficial transferee or purported record transferee has no rights in the shares held by the trustee.

The trustee will be designated by us and will be unaffiliated with us and with any purported record transferee or purported beneficial transferee. Prior to the sale of any excess shares by the charitable trust, the trustee will receive, in trust for the beneficiary, all distributions paid by us with respect to the excess shares, and may also exercise all voting rights with respect to the excess shares.

Subject to Maryland law, effective as of the date that the shares have been transferred to the charitable trust, the trustee will have the authority, at the trustee’s sole discretion:

•	to rescind as void any vote cast by a purported record transferee prior to our discovery that the shares have been transferred to the charitable trust; and

•	to recast the vote in accordance with the desires of the trustee acting for the benefit of the beneficiary of the charitable trust.

If, however, we have already taken irreversible trust action, then the trustee may not rescind and recast the vote.

Any beneficial owner or constructive owner of our common shares and any person or entity (including the shareholder of record) who is holding our common shares for a beneficial owner must, on request, provide us with a completed questionnaire containing the information regarding their ownership of such shares, as set forth in the applicable Treasury Regulations. In addition, any person or entity that is a beneficial owner or constructive owner of our common shares and any person or entity (including the shareholder of record) who is holding our common shares for a beneficial owner or constructive owner will, on request, be required to disclose to us in writing such information as we may request in order to determine the effect, if any, of such shareholder’s actual and constructive ownership of our common shares on our status as a REIT and to ensure compliance with the ownership limit, or as otherwise permitted by our board of trustees.

These ownership limits could delay, defer or prevent a transaction or a change of control of the trust that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders. These limits also could cause a non-redeeming shareholder’s shares to be transferred to the charitable trust to the extent redemptions by other shareholders caused the non-redeeming shareholder to exceed the ownership limit. It is anticipated, however, that our board of trustees generally would waive the ownership limits with respect to such a non-redeeming shareholder if the shareholder furnishes the board of trustees with the representations and undertakings described above with respect to ownership limit waivers.

Share Certificates

We will not issue certificates for our shares. Shares will be held in “uncertificated” form which will eliminate the physical handling and safekeeping responsibilities inherent in owning transferable share certificates and eliminate the need to return a duly executed share certificate to effect a transfer.

DESCRIPTION OF THE AMENDED AND RESTATED PARTNERSHIP

AGREEMENT OF FIDELITY PROPERTY INCOME TRUST LIMITED PARTNERSHIP

We have summarized the material terms and provisions of the Amended and Restated Agreement of Limited Partnership of Fidelity Property Income Trust Limited Partnership, which we refer to as the “partnership agreement” and which will be effective as of the initial offering date. This summary is not complete. For more detail, you should refer to the partnership agreement itself, a form of which is filed as an exhibit to the registration statement of which this prospectus is part. For purposes of this section, references to “we,” “our,” “us” and “the trust” refer to Fidelity Property Income Trust.

Management of Our Controlled Partnership

Fidelity Property Income Trust Limited Partnership, the controlled partnership, was formed on June 22, 2006, to acquire and hold assets on our behalf. For purposes of satisfying the asset and income tests for qualification as a REIT for federal income tax purposes, the trust’s proportionate share of the assets and income of the controlled partnership will be deemed to be assets and income of the trust.

We intend to hold substantially all of our assets in the controlled partnership or in subsidiary entities in which the controlled partnership owns an interest, and we intend to make future acquisitions of real properties using this umbrella partnership real estate investment trust, or UPREIT, structure.

Pursuant to an assignment agreement, among us, the initial general partner and the initial limited partner, on the initial offering date, we will be the sole general partner of the controlled partnership. As the sole general partner of the controlled partnership, we will have the exclusive power to manage and conduct the business of the controlled partnership. A general partner is accountable to a limited partnership as a fiduciary and consequently must exercise good faith and integrity in handling partnership affairs. Neither the initial limited partner nor any other limited partner of our controlled partnership may transact business for the controlled partnership, or participate in management activities or decisions, except as provided in the partnership agreement and as required by applicable law. We may not be removed as general partner by the limited partners. Our board of trustees will at all times have ultimate oversight and policy-making authority, including responsibility for governance, financial controls, compliance and disclosure with respect to our controlled partnership. Pursuant to an investment advisory agreement, which will be effective as of the initial offering date, however, we will delegate to our advisor authority to make decisions related to our and our controlled partnership’s day-to-day business, the acquisition, management and disposition of assets and the selection of property managers and other service providers, in accordance with our investment objectives, strategy, guidelines, policies and limitations. See “Our Advisor.”

The initial limited partner has expressly acknowledged and any future limited partners of our controlled partnership will expressly acknowledge that we, as general partner, are acting for the benefit of us, the limited partners of our controlled partnership and our shareholders collectively. Neither we nor our board of trustees is under any obligation to give priority to the separate interests of the limited partners of our controlled partnership or our shareholders in deciding whether to cause the controlled partnership to take or decline to take any actions. If there is a conflict between the interests of our shareholders on one hand and our controlled partnership’s limited partners on the other, we will endeavor in good faith to resolve the conflict in a manner not adverse to either our shareholders or our controlled partnership’s limited partners; provided, however, that for so long as we own a controlling interest in our controlled partnership, any conflict that cannot be resolved in a manner not adverse to either our shareholders or our controlled partnership’s limited partners will be resolved in favor of our shareholders. We are not liable under the partnership agreement to the controlled partnership or to any of its limited partners for monetary damages for losses sustained, liabilities incurred, or benefits not derived by such limited partners in connection with such decisions; provided, that we have acted in good faith.

The partnership agreement requires that the controlled partnership be operated in a manner that will enable us to (1) satisfy the requirements for being classified as a REIT for federal income tax purposes, unless we otherwise cease to qualify as a REIT; (2) avoid any federal income or excise tax liability; and (3) ensure that the controlled partnership will not be classified as a “publicly traded partnership” for purposes of Section 7704 of the Code, which classification could result in the controlled partnership being taxed as a corporation, rather than as a partnership. See “Material United States Federal Income Tax Considerations.”

Capital Contributions; Distributions and Allocations

We intend to contribute the net proceeds from this offering, which are not used to pay the advisory fee and other expenses attributable to the trust’s operations or to fund redemptions of common shares, to our controlled partnership as a capital contribution. These capital contributions will be reflected in the trust’s relative interest in the controlled partnership. The value of the trust’s interest in the controlled partnership will be equal to the trust’s percentage interest as the general partner of the controlled partnership multiplied by the difference between the controlled partnership’s assets (including its commercial real estate properties, real estate related assets and other investments) and its liabilities (including its debt and the expenses attributable to the controlled partnership’s operations). The trust’s percentage interest in the controlled partnership will fluctuate over time depending on: (1) the amount of proceeds raised from this offering that are contributed to the controlled partnership; (2) the amount of capital that the trust may withdraw from the controlled partnership to fund redemptions of common shares by existing shareholders or to pay liabilities or expenses of the trust; and (3) the amount of capital contributed to or withdrawn from our controlled partnership by other investors.

If the controlled partnership requires additional funds at any time in excess of capital contributions made by us, the controlled partnership may borrow funds from a financial institution or other lender. In addition, the controlled partnership may admit additional limited partners whose investments may be subject to different management fees and redemption limitations if our board of trustees concludes in good faith that such admittance is in our best interest.

The partnership agreement generally provides that the controlled partnership will distribute cash flow from operations and, except as provided below, net sales proceeds from disposition of assets, to the partners of the controlled partnership in accordance with their relative percentage interests, generally on at least a quarterly basis, in amounts determined by us as general partner. Similarly, the partnership agreement of the controlled partnership provides that income of the controlled partnership from operations and, except as provided below, income of the controlled partnership from disposition of assets, normally will be allocated to the partners of the controlled partnership in accordance with their relative percentage interests, subject to compliance with the provisions of Sections 704(b) and 704(c) of the Code and corresponding Treasury Regulations. Losses, if any, will generally be allocated among the partners in accordance with their respective percentage interests in the controlled partnership. Upon the liquidation of the controlled partnership, after payment of debts and obligations, any remaining assets of the controlled partnership will be distributed in accordance with the distribution provisions of the partnership agreement to the extent of each partner’s positive capital account balance. If we were to have a negative balance in our capital account following a liquidation, we would be obligated to contribute cash to the controlled partnership equal to such negative balance for distribution to other partners, if any, having positive balances in their capital accounts.

Redemption Right/Exchange Right

Any limited partner of the controlled partnership generally has the right to request that the controlled partnership redeem all or any portion of such limited partner’s interest therein, in whole or in part from time to time, for cash in an amount equal to the value of such interest, or the portion to be redeemed, based on the net asset value of the controlled partnership on the date such interest is redeemed, subject to all of the limitations applicable to the redemption plan related to our common shares as well as any additional limitations such limited partner agreed to in connection with its acquisition of such interest. Notwithstanding the foregoing, the trust may, in its sole discretion, elect to acquire from a limited partner all or any portion of any interest in the controlled partnership held by such limited partner that would otherwise be redeemed by the controlled partnership as provided above in exchange for common shares of the trust equal in value to the value of the limited partnership interest that would otherwise be redeemed. The value of the limited partnership interest tendered for exchange will be equal to the percentage ownership in the controlled partnership represented by such interest multiplied by the net asset value of the controlled partnership, in each case, as of the end of business on the date of redemption and prior to giving effect to any limited partnership interest purchases or redemptions on such day. The number of common shares such limited partner will receive in exchange for its limited partnership interest tendered for exchange will be equal to the value of such interest divided by the per-share price at which our shares are offered pursuant to this prospectus on the redemption date. Upon the trust’s acquisition of a limited partner’s interest in the controlled partnership, such interest shall be automatically converted into a general partner interest and the trust’s percentage interest in the controlled partnership will increase accordingly.

This exchange right may not be exercised, however, if and to the extent that our board of trustees determines that the delivery of our shares upon such exercise would: (1) result in any person owning shares in excess of the ownership limits in our declaration of trust; (2) result in our shares being owned by fewer than 100 persons; (3) result in us satisfying the stock ownership requirement for being a personal holding company under Section 542(a)(2) of the Code or being “closely held” within the meaning of Section 856(h) of the Code; (4) cause us to own 9.9% or more of the ownership interests in a tenant of ours, the controlled partnership's or a subsidiary entity's real property within the meaning of Section 856(d)(2)(B) of the Code; (5) cause the acquisition of shares by a redeemed limited partner to be “integrated” with any other distribution of our shares for purposes of complying with the Securities Act; or (6) result in the violation of any applicable law, rule or regulation.

Upon the completion of the initial ramp-up period, the initial limited partner or its permitted assignee will be eligible to begin to withdraw its investment in our controlled partnership pursuant to the terms of a non-discretionary redemption program. According to the terms of this redemption program, each business day, to the extent such redemption does not cause the gross value of the controlled partnership’s assets to fall below $500 million, a portion of the amount designated for redemption by the initial limited partner equal to the lesser of (1) the remaining amount to be redeemed or (2) one-half of the sum of net proceeds from the sale of the trust’s common shares and interests in our controlled partnership on such day (after taking into account redemptions by existing shareholders and other limited partners and not including net proceeds generated from certain investors for whom Fidelity acts in a fiduciary capacity) will be redeemed. The initial limited partner, our advisor or one or more of our advisor’s affiliates will at all times maintain an aggregate investment in the trust or our controlled partnership equal to at least $200,000 or the minimum amount required by state regulators. See “Use of Proceeds.”

The initial limited partner’s commitment to us and the limitations on withdrawal of its capital described above are conditioned on Pyramis or another affiliate of FMR Corp. acting as our advisor. If Pyramis’s relationship with us were to terminate and if we did not subsequently engage another affiliate of FMR Corp. to act as our advisor, the initial limited partner would have the right to seek a redemption of its limited partnership interest without restriction. See “Risk Factors—Risks Related to Our Relationship with Our Advisor and its Affiliates—The termination of Pyramis as our advisor and replacement with an entity that is not an affiliate of FMR Corp. would allow the initial limited partner to withdraw its seed capital without restriction.”

Issuance of Additional Limited Partnership Interests

As sole general partner of the controlled partnership, effective as of the initial offering date, the trust will have the ability to cause the controlled partnership to issue additional limited partnership interests. These additional interests may include preferred limited partnership interests. In addition, the trust may issue additional common shares or convertible securities, but only if it causes the controlled partnership to issue to it partnership interests (which may be convertible or exchangeable securities if applicable) having designations, preferences and other rights, so that the economic terms of the partnership interests issued are substantially similar to the economic terms of the securities that the trust has issued.

Transferability of Interests

We may not (1) voluntarily withdraw as the general partner of the controlled partnership, (2) engage in any merger, consolidation or other business combination, or (3) transfer our general partnership interest in the controlled partnership (except to a wholly owned subsidiary), unless: (A) the transaction in which such withdrawal, business combination or transfer occurs results in the limited partners receiving or having the right to receive an amount of cash, securities or other property equal in value to the amount they would have received if they had exercised their exchange rights immediately prior to such transaction or, (B) in the case of a merger or other business combination, the successor entity contributes substantially all of its assets to the controlled partnership in return for an interest in the controlled partnership and agrees to assume all obligations of the general partner of the controlled partnership.

We may also enter into a business combination or we may transfer our general partnership interest upon the receipt of the consent of a majority-in-interest of the limited partners of the controlled partnership, other than interests held by us. With certain exceptions, the limited partners may not transfer their interests in the controlled partnership, in whole or in part, without our written consent, as general partner; provided, that the initial limited partner or its permitted assignees may redeem all but $200,000 of its interest in the controlled partnership after the gross value of our controlled partnership’s assets exceeds $500 million without our consent, subject to exceptions and limitations. See “—Redemption Right/Exchange Right.”

The initial limited partner, our advisor or one or more of our advisor’s affiliates will at all times maintain an aggregate investment in the trust or our controlled partnership equal to at least $200,000 or the minimum amount required by state regulators.

Exculpation

We, as general partner, will not be liable to the controlled partnership or limited partners for errors in judgment or other acts or omissions not amounting to willful misconduct or gross negligence since provision has been made in the partnership agreement for exculpation of the general partner. Therefore, purchasers of interests in the controlled partnership have a more limited right of action than they would have absent the limitation in the partnership agreement.

Indemnification

The partnership agreement provides for the indemnification of us, as general partner, by the controlled partnership for liabilities we incur in dealings with third parties on behalf of the controlled partnership. To the extent that the indemnification provisions purport to include indemnification of liabilities arising under the Securities Act, in the opinion of the SEC, such indemnification is contrary to public policy and therefore unenforceable.

Tax Matters

We are our controlled partnership’s tax matters partner and, as such, have the authority to make tax elections under the Code on our controlled partnership’s behalf.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION

OF TRUST AND BYLAWS

The following summary of certain provisions of Maryland law and of our declaration of trust and bylaws does not purport to be complete and is subject to and qualified in its entirety by reference to Maryland law and our amended and restated declaration of trust and bylaws, each of which will be effective as of the initial offering date and forms of which are filed as exhibits to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”

Our Board of Trustees

Our declaration of trust and bylaws provide that the number of trustees of the trust will not be less than three and not more than 15 and may be increased or decreased by a vote of the majority of our trustees. Our board of trustees is currently comprised of three trustees. As required by the NASAA Guidelines, a majority of the board and each committee of the board are comprised of independent trustees. As of the date of this prospectus our board has established only one committee, our audit committee, and such committee is comprised of only independent trustees. An independent trustee is a trustee who is not and has not been, for the last two years, associated with FMR Corp. or our advisor. A trustee is deemed to be associated with FMR Corp. or our advisor if he or she, directly or indirectly (including through a member of his or her immediate family), owns any interest in, is employed by, has any material business or professional relationship with, or serves as an officer or director of FMR Corp., our advisor or any of their respective affiliates (other than an ownership interest in us or serves as our trustee). An independent trustee may not perform material services for us, except to carry out the responsibilities of a trustee. In addition, an independent trustee may not serve as a director or trustee of more than three real estate investment trusts organized by FMR Corp. or it affiliates, or advised by our advisor. Our determination of independence is not made in accordance with the listing standards of the New York Stock Exchange or Nasdaq, although our board has determined that each of our independent trustees currently satisfies the definition of an independent director under the rules of the New York Stock Exchange.

An argument could be made that a trustee who owns shares of a Fidelity mutual fund that is an affiliate of FMR Corp. is not independent because the trust is also an affiliate of FMR Corp. We affirmatively take the position that the ownership of shares of a Fidelity mutual fund for investment purposes is not inconsistent with a trustee’s designation as independent because the relationship is too attenuated to influence the trustee’s conduct or judgment.

A vacancy created by an increase in the number of trustees or the death, resignation, removal, adjudicated incompetence or other incapacity of a trustee will be filled by a vote of a majority of the remaining trustees and, in the case of an independent trustee, by the nomination of the remaining independent trustees and by a vote of a majority of the remaining independent trustees, unless there are no remaining independent trustees to so fill a vacancy, in which case a majority vote of the remaining trustees will be sufficient.

Pursuant to our declaration of trust, each of our trustees is elected by our common shareholders entitled to vote to serve until the next annual meeting and until his or her successor is duly elected and qualifies. Holders of our common shares will have no right to cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of the common shares represented in person or by proxy at a meeting at which a quorum is present will be able to elect all of our trustees.

Removal of Trustees

Our declaration of trust provides that a trustee may be removed with or without cause by the affirmative vote of a majority of the votes entitled to be cast in the election of trustees.

Business Combinations

Under the MGCL, as applicable to real estate investment trusts, certain “business combinations” (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and an interested shareholder (i.e., any person who beneficially owns 10% or more of the voting power of the trust’s shares or an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the trust, or an affiliate of such an interested shareholder) are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by the affirmative vote of at least (1) 80% of the votes entitled to be cast by holders of outstanding voting shares of the trust and (2) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom (or with whose affiliate) the business combination is to be effected or held by an affiliate or associate of the interested shareholder, unless, among other conditions, the trust’s common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares. A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which the person otherwise would have become an interested shareholder. The board of trustees may provide that its approval is subject to compliance with any terms and conditions determined by it.

These provisions of the MGCL do not apply, however, to business combinations that are approved or exempted by a board of trustees prior to the time that the interested shareholder becomes an interested shareholder. As a result, any person described above may be able to enter into business combinations with us that may not be in the best interests of our shareholders without compliance by the trust with the supermajority vote requirements and the other provisions of the statute.

Control Share Acquisitions

The MGCL, as applicable to real estate investment trusts, provides that “control shares” of a Maryland REIT acquired in a “control share acquisition” have no voting rights except to the extent approved at a special meeting by the affirmative vote of two-thirds of the votes entitled to be cast on the matter, excluding shares in respect of which any of the following persons is entitled to exercise or direct the exercise of the voting power of shares of beneficial interest of the trust in the election of trustees: (1) a person who makes or proposes to make a control share acquisition; (2) an officer of the trust; or (3) an employee of the trust who is also a trustee of the trust. “Control shares” are voting shares which, if aggregated with all other such shares of beneficial interest previously acquired by the acquirer or in respect of which the acquirer is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquirer to exercise voting power in electing trustees within one of the following ranges of voting power: (1) one-tenth or more but less than one-third; (2) one-third or more but less than a majority; or (3) a majority or more of all voting power. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.

A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquirer or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquirer becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquirer in the control share acquisition.

The control share acquisition statute does not apply (1) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (2) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

We have opted out of the control share provisions of the MGCL pursuant to a provision in our bylaws. Our board of trustees, however, may, by amendment to our bylaws, elect to opt in to the control share provisions of the MGCL in the future.

Unsolicited Takeover Statutes

Subtitle 8 of Title 3 of the MGCL permits a Maryland real estate investment trust with a class of equity securities registered under the Securities Exchange Act of 1934 and at least three independent trustees to elect to be subject, without a shareholder vote, by provision in its declaration of trust or bylaws or a resolution of its board of trustees and notwithstanding any contrary provision in the declaration of trust or bylaws, to any or all of five provisions:

•	maintaining a classified board;

•	requiring two-thirds shareholder vote for removing a trustee;

•	requiring that the number of trustees be fixed only by vote of the board of trustees;

•	requiring that a vacancy on the board be filled only by the remaining trustees and for the remainder of the full term of the class of trustees in which the vacancy occurred; and

•	a request by a majority of shareholders for the calling of a special meeting of shareholders.

Through provisions in our declaration of trust and bylaws unrelated to Subtitle 8, we already vest in the board the exclusive power to fix the number of trustees.

Amendment to Our Declaration of Trust and Bylaws

Our declaration of trust may be amended by the affirmative vote of the holders of a majority of our shares then outstanding and entitled to vote thereon, without the concurrence of our board of trustees. Our board of trustees may not amend our declaration of trust (without the concurrence by our shareholders) except (1) to enable us to qualify as a real estate investment trust under the Code and for purposes of maintaining such qualification, (2) to increase the authorized but unissued common shares that we may issue and (3) to change the name of the trust or the designation or par value of any class or series of shares of the trust. Our board of trustees has the exclusive power to adopt, alter or repeal any provision of our bylaws or to make new bylaws.

Voting with Respect to Certain Matters

With respect to shares owned by our advisor, the trustees or any of their respective affiliates, none of our advisor, our trustees, nor any of their respective affiliates may vote or consent on matters submitted to the shareholders regarding the removal of our advisor, trustees or any of their respective affiliates or any transaction between us and any of them. In determining the requisite percentage in interest of shares necessary to approve a matter on which our advisor, trustees or any affiliate may not vote or consent, any shares owned by any of them will not be included.

Advance Notice of Trustee Nominations and New Business

Our bylaws provide that with respect to an annual meeting of shareholders, nominations of individuals for election to our board of trustees and the proposal of business to be considered by shareholders may be made at an annual meeting of shareholders at which trustees are to be elected only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees or (3) by a shareholder who was a shareholder of record both at the time of provision of notice and at the time of the meeting, is entitled to vote at the meeting and has complied with the advance notice procedures set forth in our bylaws.

With respect to special meetings of shareholders, only the business specified in our notice of meeting may be brought before the meeting. Nominations of individuals for election to our board of trustees may be made at a special meeting of shareholders at which trustees are to be elected only (1) pursuant to our notice of the meeting, (2) by or at the direction of our board of trustees or (3) provided that our board of trustees has determined that trustees will be elected at such meeting, by a shareholder who was a shareholder of record both at the time of provision of notice and at the time of the meeting, is entitled to vote at the meeting and has complied with the advance notice provisions set forth in our bylaws.

Meetings of Shareholders

Under our bylaws, annual meetings of shareholders for the purpose of electing trustees and for the transaction of such other business as may come before the meeting are to be held in June of each year at a date and time as determined by our board of trustees. Special meetings of shareholders may be called by our president, chief executive officer, a majority of our trustees or independent trustees. In addition, special meetings must be called by our Secretary upon the written request of the holders of not less than 10% of our common shares entitled to vote at a meeting. Upon receipt of such a written request, either in person or by mail, stating the purpose or purposes of the meeting, we will provide all shareholders, within ten days of receipt of the written request, written notice, either in person or by mail, of the meeting and its purpose. Such meeting will be held not less than 15 nor more than 60 days after distribution of the notice, at the time and place specified in the request, or if none is specified, at a time and place convenient to shareholders. Only matters set forth in the notice of the meeting may be considered and acted upon at a special meeting.

At any meeting of shareholders, each shareholder is entitled to one vote per common share owned of record on the applicable record date. In general, the presence in person or by proxy of 50% of the common shares then outstanding will constitute a quorum, and except with respect to the election of trustees or as otherwise provided in the declaration of trust, the majority vote of the common shares entitled to vote will be binding on all our shareholders.

Anti-Takeover Effect of Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws

Our declaration of trust and bylaws and Maryland law contain provisions that may delay, defer or prevent a change of control or other transaction that might involve a premium price for our common shares or otherwise be in the best interests of our shareholders, including the power of our board to issue additional shares of beneficial interest, the restrictions on ownership and transfer of our shares, advance notice requirements for trustee nominations and shareholder proposals and the application of the Maryland business combination provisions. Likewise, if the provision in the bylaws opting out of the control share acquisition provisions of the MGCL were rescinded, these provisions of the MGCL could have similar anti-takeover effects. See “Risk Factors—Risk Related to an Investment in our Shares—Our Declaration of Trust and Maryland law contain provisions that may delay, defer or prevent a change of control transaction.”

Inspection of Books and Records

Our advisor will keep, or cause to be kept, on our behalf, full and true books of account on an accrual basis of accounting, in accordance with generally accepted accounting principles. All of such books of account, together with all of our other records, including a copy of our declaration of trust and bylaws and any amendments thereto, will at all times be maintained at our principal office, and will be open to inspection, examination, and, for a reasonable charge, duplication upon reasonable notice and during normal business hours by a shareholder or his or her agent.

As a part of our books and records, we will maintain at our principal office an alphabetical list of names of shareholders, along with their addresses and telephone numbers and the number of shares held by each shareholder. Such list will be updated at least quarterly and will be available for inspection at our principal office by a shareholder or his or her agent upon such shareholder's request. Such list also will be mailed to any shareholder requesting the list within 10 days of a request. The copy of the shareholder list will be printed in alphabetical order, on white paper, and in readily readable type size that is not smaller than 10-point type. We may impose a reasonable charge for expenses incurred in reproducing and mailing such list. The list may not be sold or used for commercial purposes and we may require the shareholder requesting the shareholder list to represent that the list is not requested for a commercial purpose unrelated to the shareholder’s interest in the trust.

Indemnification and Limitation of Trustees’, Officers’ and Others’ Liability

Our organizational documents limit the personal liability of our shareholders, trustees and officers for monetary damages to the extent permitted under current provisions of Maryland law in effect from time to time and the limitations of the NASAA Guidelines. In addition, our trustees and officers are covered by a liability insurance policy. Maryland law allows trustees and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the trustee or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the trustee or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the trustee or officer had reasonable cause to believe his or her act or omission was unlawful.

This provision does not reduce the exposure of trustees and officers to liability under federal or state securities laws, nor does it limit the shareholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a trustee’s or an officer’s duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

Our declaration of trust provides, however, that the trustees, our advisor and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

•	the trustees, our advisor or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the trustees, our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated trustees, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent trustees, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the shareholders.

The general effect to investors of any arrangement under which any of our controlling persons, trustees or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or to the extent any such loss is not covered by insurance, our payment of indemnified loss.

The SEC takes the position that indemnification against liabilities arising under the Securities Act is against public policy and unenforceable. Indemnification of the trustees, officers, our advisor or their affiliates will not be allowed for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•

a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Extraordinary Transactions

Under Maryland law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge unless such is approved by the affirmative vote of shareholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the trust’s declaration of trust. Our declaration of trust provides that such actions must be approved by a majority of all of the votes entitled to be cast on the matter. Similarly, our declaration of trust requires the affirmative vote of a majority of the votes entitled to be cast to approve a dissolution or sale of all or substantially all of our assets. Because operating assets may be held by a trust’s subsidiaries, as in our situation, this may mean that a subsidiary of a trust can transfer all of its assets without any vote of the trust’s shareholders.

REIT Qualification

Our declaration of trust provides that our board of trustees may revoke or otherwise terminate our REIT election, without approval of our shareholders, if it determines that it is no longer in our best interests to qualify, or to attempt to qualify, as a REIT.

Restrictions on Roll-Up Transactions

In accordance with our declaration of trust, in connection with any proposed transaction considered a “roll-up transaction” (as defined below) involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the roll-up transaction, an appraisal of all of our assets shall be obtained from a competent independent appraiser. The assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the assets as of a date immediately prior to the announcement of the proposed roll-up transaction. The appraisal shall assume an orderly liquidation of the assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for our benefit and the benefit of our shareholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to shareholders in connection with any proposed roll-up transaction.

A “roll-up transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a roll-up entity, that would be created or would survive after the successful completion of such transaction. The term roll-up transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange or traded through Nasdaq’s National Market System; or

•

a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: shareholder voting rights; the term of our existence; compensation to our advisor; or our investment objectives.

In connection with a proposed roll-up transaction, the person sponsoring the roll-up transaction must offer to shareholders who vote “no” on the proposal the choice of:

(1)	accepting the securities of a roll-up entity offered in the proposed roll-up transaction; or

(2)	one of the following:

(a)	remaining as holders of our shares of beneficial interest and preserving their interests therein on the same terms and conditions as existed previously; or

(b)	receiving cash in an amount equal to the shareholder’s pro rata share of the appraised value of our net assets.

We are prohibited from participating in any proposed roll-up transaction:

•

that would result in the shareholders having democracy rights in a roll-up entity that are less than those provided in our declaration of trust, including rights with respect to the election and removal of trustees, annual reports, annual and special meetings, amendment of our declaration of trust, and our dissolution;

•

that includes provisions that would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the roll-up entity, except to the minimum extent necessary to preserve the tax status of the roll-up entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the roll-up entity on the basis of the number of shares held by that investor;

•

in which investor’s rights to access of records of the roll-up entity will be less than those provided in the section of this prospectus entitled “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Inspection of Books and Records”; or

•	in which any of the costs of the roll-up transaction would be borne by us if the roll-up transaction is not approved by the shareholders.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material United States federal income tax consequences relating to our qualification and taxation as a REIT and the acquisition, holding and disposition of our common shares. For purposes of this section under the heading “Material United States Federal Income Tax Considerations,” references to “the trust,” “we,” “our” and “us” mean only Fidelity Property Income Trust and not its subsidiaries or other lower-tier entities, except as otherwise indicated. You are urged to both review the following discussion and to consult your tax advisor to determine the effect of ownership and disposition of our shares on your individual tax situation, including any state, local or non-U.S. tax consequences.

This summary is based upon the Code, the regulations promulgated by the U.S. Treasury Department, or the Treasury Regulations, current administrative interpretations and practices of the IRS (including administrative interpretations and practices expressed in private letter rulings which are binding on the IRS only with respect to the particular taxpayers who requested and received those rulings) and judicial decisions, all as currently in effect, and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. No advance ruling has been or will be sought from the IRS regarding any matter discussed in this summary. This summary is also based upon the assumption that the operation of the trust, and of its subsidiaries and other lower-tier and affiliated entities, will in each case be in accordance with its applicable organizational documents or partnership agreements. This summary is for general information only, and does not purport to discuss all aspects of U.S. federal income taxation that may be important to a particular shareholder in light of its investment or tax circumstances, or to shareholders subject to special tax rules, such as:

•	expatriates;

•	persons who mark-to-market our common shares;

•	subchapter S corporations;

•	U.S. shareholders (as defined below) whose functional currency is not the U.S. dollar;

•	financial institutions;

•	insurance companies;

•	broker-dealers;

•	regulated investment companies;

•	trusts and estates;

•	holders who receive our common shares through the exercise of employee stock options or otherwise as compensation;

•	persons holding our common shares as part of a “straddle,” “hedge,” “conversion transaction,” “synthetic security” or other integrated investment;

•	persons subject to the alternative minimum tax provisions of the Code;

•	persons holding their interest through a partnership or similar pass-through entity;

•	persons holding a 10% or more (by vote or value) beneficial interest in us;

•	and, except to the extent discussed below:

•	tax-exempt organizations; and

•	non-U.S. shareholders (as defined below).

This summary assumes that shareholders will hold our common shares as capital assets, which generally means as property held for investment.

THE U.S. FEDERAL INCOME TAX TREATMENT OF HOLDERS OF OUR COMMON SHARES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE TAX CONSEQUENCES OF HOLDING OUR COMMON SHARES TO ANY PARTICULAR SHAREHOLDER WILL DEPEND ON THE SHAREHOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING AND DISPOSING OF OUR COMMON SHARES.

Taxation of the Trust

We intend to elect to be taxed as a REIT under the Code, commencing with our taxable year ending December 31 of the year in which the initial offering date occurs. We believe that we are organized and will operate in a manner that will allow us to qualify for taxation as a REIT under the Code commencing with our taxable year ending December 31 of the year in which the initial offering date occurs, and we intend to continue to be organized and to operate in such a manner.

The law firm of Goodwin Procter LLP has acted as our counsel in connection with the offering. We have received the opinion of Goodwin Procter LLP to the effect that, commencing with our taxable year ending December 31 of the year in which the initial offering date occurs, we have been organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and our proposed ownership and operations, as represented by us, will enable us to meet the requirements for qualification and taxation as a REIT under the Code. The opinion of Goodwin Procter LLP is based on various assumptions and on our representations to them concerning our organization and proposed ownership and operations, and other matters relating to our ability to qualify as a REIT, and will be expressly conditioned upon the accuracy of such assumptions and representations, which Goodwin Procter LLP will not verify. The opinion of Goodwin Procter LLP will be based upon current law, which is subject to change either prospectively or retroactively. Changes in applicable law could modify the conclusions expressed in the opinion and Goodwin Procter LLP will have no obligation to advise us or the holders of our common shares of any subsequent change in the matters stated, represented or assumed, or of any subsequent change in the applicable law. You should be aware that opinions of counsel are not binding on the IRS, and no assurance can be given that the IRS will not challenge the conclusions set forth in such opinions.

Our qualification and taxation as a REIT will depend upon our ability to meet, through actual annual operating results, distribution levels and diversity of share ownership the various and complex REIT qualification tests imposed under the Code, the results of which will not be reviewed or verified by Goodwin Procter LLP. See “—Requirements for Qualification—General” below. Accordingly, no assurance can be given that we will in fact satisfy such requirements. While we believe that we are organized and intend to operate so that we will qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, the possibility of future changes in our circumstances and circumstances not entirely within our control, no assurance can be given by Goodwin Procter LLP or us that we will so qualify for any particular year.

Taxation of REITs in General

As indicated above, our qualification and taxation as a REIT depend upon our ability to meet, on a continuing basis, various qualification requirements imposed upon REITs by the Code. The material qualification requirements are summarized below under “—Requirements for Qualification—General.” While we intend to operate so that we qualify as a REIT, no assurance can be given that the IRS will not challenge our qualification as a REIT, or that we will be able to operate in accordance with the REIT requirements in the future. See “—Failure to Qualify.”

Provided that we qualify as a REIT, we will generally be entitled to a deduction for dividends that we pay and therefore will not be subject to U.S. federal corporate income tax on our net income that is currently distributed to our shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from investment in a corporation. Rather, income generated by a REIT generally is taxed only at the shareholder level upon a dividend by the REIT.

For tax years through 2010, shareholders who are individual U.S. shareholders (as defined below) are generally taxed on corporate dividends at a maximum rate of 15% (the same as long-term capital gains). With limited exceptions, however, dividends received by individual U.S. shareholders from us or from other entities that are taxed as REITs will continue to be taxed at rates applicable to ordinary income, which will be as high as 35% through 2010.

Net operating losses, foreign tax credits and other tax attributes of a REIT generally do not pass through to the shareholders of the REIT, subject to special rules for certain items such as capital gains recognized by REITs. See “Material United States Federal Income Tax Considerations—Taxation of Shareholders.”

If we qualify as a REIT, we will nonetheless be subject to U.S. federal tax in the following circumstances:

•	We will be taxed at regular corporate rates on any undistributed income, including undistributed net capital gains.

•	We may be subject to the “alternative minimum tax.”

•

If we have net income from prohibited transactions such income will be subject to 100% tax. “Prohibited transactions” are, in general, sales or other dispositions of property held primarily for sale to customers in the ordinary course of business, rather than for investment, other than foreclosure property. See “—Prohibited Transactions,” and “—Foreclosure Property,” below.

•

If we elect to treat property that we acquire in connection with a foreclosure of a mortgage loan or leasehold as “foreclosure property,” we may thereby avoid (a) the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), and (b) the inclusion of any income from such property not qualifying for purposes of the REIT gross income tests discussed below, but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

•

If we fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below, but nonetheless maintain our qualification as a REIT because other requirements are met, we will be subject to a 100% tax on an amount equal to (a) the greater of (1) the amount by which we fail the 75% gross income test or (2) the amount by which we fail the 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

•

If we fail to satisfy any of the REIT asset tests, as described below, other than a failure by a de minimis amount of the 5% or 10% asset tests, as described below, but our failure is due to reasonable cause and not due to willful neglect and we nonetheless maintain our REIT qualification because of specified cure provisions, we will be required to pay a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the asset tests.

•

If we fail to satisfy any provision of the Code that would result in our failure to qualify as a REIT (other than a gross income or asset test requirement) and that violation is due to reasonable cause and not due to willful neglect, we may retain our REIT qualification, but we will be required to pay a penalty of $50,000 for each such failure.

•	If we fail to distribute during each calendar year at least the sum of (a) 85% of our REIT ordinary income for such year, (b) 95% of our REIT capital gain net income for such year and (c) any undistributed taxable income from prior periods, or the “required distribution,” we will be subject to a 4% excise tax on the excess of the required distribution over the sum of (1) the amounts actually distributed (taking into account excess distributions from prior years), plus (2) retained amounts on which U.S. federal income tax is paid at the corporate level.

•

We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record-keeping requirements intended to monitor our compliance with rules relating to the composition of our shareholders, as described below in “—Requirements for Qualification—General.”

•

A 100% excise tax may be imposed on some items of income and expense that are directly or constructively paid between us, our lessees and/or a “taxable REIT subsidiary” (as described below) if and to the extent that the IRS successfully adjusts the reported amounts of these items.

•

If we acquire appreciated assets from a C corporation (i.e., a corporation taxable under subchapter C of the Code) in a transaction in which the adjusted tax basis of the assets in our hands is determined by reference to the adjusted tax basis of the assets in the hands of the C corporation, we may be subject to tax on such appreciation at the highest corporate income tax rate then applicable if we subsequently recognize gain on a disposition of such assets during the ten-year period following their acquisition from the C corporation. The results described in this paragraph assume that the non-REIT corporation will not elect in lieu of this treatment to be subject to an immediate tax when the asset is acquired by us.

•

We may elect to retain and pay income tax on our net long-term capital gain. In that case, a shareholder would include its proportionate share of our undistributed long-term capital gain (to the extent we make a timely designation of such gain to the shareholder) in its income, would be deemed to have paid the tax that we paid on such gain, and would be allowed a credit for its proportionate share of the tax deemed to have been paid, and an adjustment would be made to increase the shareholder’s basis in our common shares.

•

We may have subsidiaries or own interests in other lower-tier entities that are C corporations, such as “taxable REIT subsidiaries,” the earnings of which would be subject to U.S. federal corporate income tax.

In addition, we and our subsidiaries may be subject to a variety of taxes other than U.S. federal income tax, including payroll taxes and state, local, and foreign income, franchise property and other taxes on assets and operations. We could also be subject to tax in situations and on transactions not presently contemplated.

Requirements for Qualification—General

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	that would be taxable as a domestic corporation but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to specific provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding shares is owned, directly or indirectly, by or for five or fewer “individuals” (as defined in the Code to include specified entities);

(7)	which meets other tests described below, including with respect to the nature of its income and assets and the amount of its distributions; and

(8)	that makes an election to be a REIT for the current taxable year or has made such an election for a previous taxable year that has not been terminated or revoked.

The Code provides that conditions (1) through (4) must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Conditions (5) and (6) do not need to be satisfied for the first taxable year for which an election to become a REIT has been made. Our declaration of trust provides restrictions regarding the ownership and transfer of our shares, which are intended to assist us in satisfying the share ownership requirements described in conditions (5) and (6) above. For purposes of condition (6), an “individual” generally includes a supplemental unemployment compensation benefit plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes.

To monitor compliance with the share ownership requirements, we are required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain percentages of our shares in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. Failure by us to comply with these record-keeping requirements could subject us to monetary penalties. If we satisfy these requirements and have no reason to know that condition (6) is not satisfied, we will be deemed to have satisfied such condition. A shareholder that fails or refuses to comply with the demand is required by Treasury Regulations to submit a statement with its tax return disclosing the actual ownership of the shares and other information.

In addition, a corporation generally may not elect to become a REIT unless its taxable year is the calendar year. We satisfy this requirement.

Effect of Subsidiary Entities

Disregarded Subsidiaries. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary is disregarded for U.S. federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a taxable REIT subsidiary (as described below), that is wholly owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Single member limited liability companies are also generally disregarded subsidiaries for U.S. federal income tax purposes, including for purposes of the REIT gross income and asset tests. Disregarded subsidiaries, along with partnerships in which we hold an equity interest, are sometimes referred to herein as “pass-through subsidiaries.”

In the event that a disregarded subsidiary ceases to be wholly owned by us—for example, if any equity interest in the subsidiary is acquired by a person other than us or another disregarded subsidiary of us—the subsidiary’s separate existence would no longer be disregarded for U.S. federal income tax purposes. Instead, it would have multiple owners and would be treated as either a partnership or a taxable corporation. Such an event could, depending on the circumstances, adversely affect our ability to satisfy the various asset and gross income tests applicable to REITs, including the requirement that REITs generally may not own, directly or indirectly, more than 10% of the value or voting power of the outstanding securities of another entity. See “—Asset Tests” and “—Gross Income Tests.”

Taxable Subsidiaries. A REIT generally may jointly elect with a subsidiary corporation, whether or not wholly owned, to treat the subsidiary corporation as a taxable REIT subsidiary. The separate existence of a taxable REIT subsidiary or other taxable corporation, unlike a disregarded subsidiary as discussed above, is not ignored for U.S. federal income tax purposes. Accordingly, such an entity would generally be subject to corporate U.S. federal, state, local and income and franchise tax on its earnings, which may reduce the cash flow generated by us and our subsidiaries in the aggregate, and our ability to make distributions to our shareholders.

A REIT is not treated as holding the assets of a taxable REIT subsidiary or other taxable subsidiary corporation or as receiving any income that the subsidiary earns. Rather, the stock issued by the subsidiary is an asset in the hands of the REIT, and the REIT recognizes as income the dividends, if any, that it receives from the subsidiary. This treatment can affect the gross income and asset test calculations that apply to the REIT, as described below. Because a REIT does not include the assets and income of such subsidiary corporations in determining the REIT’s compliance with the REIT requirements, such entities may be used by the parent REIT to undertake indirectly activities that the REIT rules might otherwise preclude it from engaging in directly or through pass-through subsidiaries (for example, activities that give rise to certain categories of income such as management fees).

Certain restrictions imposed on taxable REIT subsidiaries are intended to ensure that such entities will be subject to appropriate levels of U.S. federal income taxation. First, if a taxable REIT subsidiary has a debt to equity ratio as of the close of the taxable year exceeding 1.5 to 1, it may not deduct interest payments made in any year to an affiliated REIT to the extent that such payments exceed, generally, 50% of the taxable REIT subsidiary’s adjusted taxable income for that year (although the taxable REIT subsidiary may carry forward to, and deduct in, a succeeding year the disallowed interest amount if the 50% test is satisfied in that year). In addition, if amounts are paid to a REIT or deducted by a taxable REIT subsidiary due to transactions between a REIT, its lessees and/or a taxable REIT subsidiary, that exceed the amount that would be paid to or deducted by a party in an arm’s-length transaction, the REIT generally will be subject to an excise tax equal to 100% of such excess.

Rents we receive that include amounts for services furnished by a taxable REIT subsidiary to any of our lessees will not be subject to the excise tax if such amounts qualify for the safe harbor provisions contained in the Code. Safe harbor provisions are provided where (1) amounts are excluded from the definition of impermissible tenant service income as a result of satisfying a 1% de minimis exception, (2) a taxable REIT subsidiary renders a significant amount of similar services to unrelated parties and the charges for such services are substantially comparable, (3) rents paid to us by lessees that are not receiving services from the taxable REIT subsidiary are substantially comparable to the rents paid by our lessees leasing comparable space that are receiving such services from the taxable REIT subsidiary and the charge for the services is separately stated or (4) the taxable REIT subsidiary’s gross income from the service is not less than 150% of the taxable REIT subsidiary’s direct cost of furnishing the service.

Gross Income Tests

In order to qualify as a REIT, we annually must satisfy two gross income tests. First, at least 75% of our gross income for each taxable year, excluding gross income from prohibited transactions, must be derived from investments relating to real property or mortgages on real property, including “rents from real property,” dividends received from other REITs, interest income derived from mortgage loans secured by real property (including certain types of mortgage-backed securities), and gains from the sale of real estate assets, as well as income from certain kinds of temporary investments. Second, at least 95% of our gross income in each taxable year, excluding gross income from prohibited transactions, must be derived from sources of income that qualify under the 75% income test described above, as well as other dividends, interest, and gain from the sale or disposition of stock or securities, which need not have any relation to real property.

Rents received by us will qualify as “rents from real property” in satisfying the gross income tests described above, only if several conditions are met, including the following. The rent must not be based in whole or in part on the income or profits of any person. An amount will not be excluded, however, from rents from real property solely by being based on a fixed percentage or percentages of receipts or sales or, if it is based on the net income or profits of a lessee which derives substantially all of its income with respect to such property from subleasing of substantially all of such property, to the extent that the rents paid by the sublessees would qualify as rents from real property, if earned directly by us. If rent is partly attributable to personal property leased in connection with a lease of real property, the portion of the total rent that is attributable to the personal property will not qualify as rents from real property unless it constitutes 15% or less of the total rent received under the lease. Moreover, for rents received to qualify as rents from real property, we generally must not operate or manage the property or furnish or render certain services to the lessees of such property, other than through an “independent contractor” who is adequately compensated and from which we derive or receive no income, or through a taxable REIT subsidiary, as discussed below. We are permitted, however, to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property. In addition, we may directly or indirectly provide non-customary services to lessees of our properties if the gross income from such services does not exceed 1% of the total gross income from the property. In such a case, only the amounts for non-customary services are not treated as rents from real property and the provision of the services does not disqualify the rents from treatment as rents from real property. For purposes of this test, the gross income received from such non-customary services is deemed to be at least 150% of the direct cost of providing the services. Moreover, we are permitted to provide services to lessees through a taxable REIT subsidiary without disqualifying the rental income received from lessees as rents from real property. Also, rental income will qualify as rents from real property only to the extent that we do not directly or indirectly (through application of certain constructive ownership rules) own, (1) in the case of any lessee which is a corporation, stock possessing 10% or more of the total combined voting power of all classes of stock entitled to vote, or 10% or more of the total value of shares of all classes of stock of such lessee, or (2) in the case of any lessee which is not a corporation, an interest of 10% or more in the assets or net profits of such lessee. Rental payments from a taxable REIT subsidiary, however, will qualify as rents from real property even if we own more than 10% of the total value or combined voting power of the taxable REIT subsidiary if (1) at least 90% of the property is leased to unrelated lessees and the rent paid by the taxable REIT subsidiary is substantially comparable to the rent paid by the unrelated lessees for comparable space and (2) the property is a “qualified lodging facility” and certain additional requirements are satisfied.

Unless we determine that the resulting nonqualifying income under any of the following situations, taken together with all other nonqualifying income earned by us in the taxable year, will not jeopardize our status as a REIT, we do not intend to:

•

charge rent for any property that is based in whole or in part on the income or profits of any person, except by reason of being based on a fixed percentage or percentages of receipts or sales, as described above;

•

rent any property to a related party lessee, including a taxable REIT subsidiary, unless the rent from the lease to the taxable REIT subsidiary would qualify for the special exception from the related party lessee rule applicable to certain leases with a taxable REIT subsidiary;

•

derive rental income attributable to personal property other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease; or

•

directly perform services considered to be noncustomary or rendered to the occupant of the property unless the amount we receive or accrue (directly or indirectly) for performing such services for any taxable year will not exceed 1% of all amounts we receive or accrue during such year with respect to the property.

We may indirectly receive distributions from our taxable REIT subsidiary or other corporations that are not REITs or qualified REIT subsidiaries. These distributions will be classified as dividend income to the extent of the earnings and profits of the distributing corporation. Such distributions will generally constitute qualifying income for purposes of the 95% gross income test, but not for purposes of the 75% gross income test. Any dividends received by us from a REIT, however, will be qualifying income for purposes of both the 95% and 75% gross income tests.

Interest income constitutes qualifying mortgage interest for purposes of the 75% gross income test (as described above) to the extent that the obligation is secured by a mortgage on real property. If we receive interest income with respect to a mortgage loan that is secured by both real property and other property, and the highest principal amount of the loan outstanding during a taxable year exceeds the fair market value of the real property on the date that we acquired or originated the mortgage loan, the interest income will be apportioned between the real property and the other property, and our income from the loan will qualify for purposes of the 75% gross income test only to the extent that the interest is allocable to the real property. Even if a loan is not secured by real property or is undersecured, the income that it generates may nonetheless also qualify for purposes of the 95% gross income test.

To the extent that the terms of a loan provide for contingent interest that is based on the cash proceeds realized upon the sale of the property securing the loan, income attributable to the participation feature will be treated as gain from sale of the underlying property, which generally will be qualifying income for purposes of both the 75% and 95% gross income tests. The REIT requirements relating to mortgages make it difficult for us to invest in certain loans secured by a pledge of equity in an entity holding real estate (as compared to a mortgage in the underlying real property) and in certain mortgage-backed securities.

If we fail to satisfy one or both of the 75% or 95% gross income tests for any taxable year, we may still qualify as a REIT for the year if we are entitled to relief under applicable provisions of the Code. These relief provisions will generally be available if the failure of the trust to meet these tests was due to reasonable cause and not due to willful neglect and, following the identification of such failure, we set forth a description of each item of our gross income that satisfies the gross income tests in a schedule for the taxable year filed in accordance with regulations prescribed by the Treasury. It is not possible to state whether we would be entitled to the benefit of these relief provisions in all circumstances. If these relief provisions are inapplicable to a particular set of circumstances involving us, we will not qualify as a REIT. As discussed above under “—Taxation of REITs in General,” even where these relief provisions apply, a tax would be imposed upon the profit attributable to the amount by which we fail to satisfy the particular gross income test.

Asset Tests

At the close of each calendar quarter we must also satisfy four tests relating to the nature of our assets. First, at least 75% of the value of our total assets must be represented by some combination of “real estate assets,” cash, cash items and U.S. government securities. For this purpose, real estate assets include interests in real property, such as land, buildings, leasehold interests in real property, stock of other REITs, certain kinds of mortgage-backed securities, mortgage loans and certain loans secured by a pledge of equity in an entity holding real property, and, under some circumstances, stock or debt instruments purchased with new capital. Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

Second, the value of any one issuer’s securities owned by us may not exceed 5% of the value of our gross assets. Third, we may not own more than 10% of any one issuer’s outstanding securities, as measured by either voting power or value. Fourth, the aggregate value of all securities of taxable REIT subsidiaries held by us may not exceed 20% of the value of our gross assets.

The 5% and 10% asset tests do not apply to securities of taxable REIT subsidiaries, qualified REIT subsidiaries or securities that are “real estate assets” for purposes of the 75% gross asset test described above. The 10% value test does not apply to certain “straight debt” and other excluded securities, as described in the Code including, but not limited to, any loan to an individual or estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, (a) a REIT’s interest as a partner in a partnership is not considered a security for purposes of applying the 10% value test to securities issued by the partnership; (b) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership if at least 75% of the partnership’s gross income is derived from sources that would qualify for the 75% REIT gross income test; and (c) any debt instrument issued by a partnership (other than straight debt or another excluded security) will not be considered a security issued by the partnership to the extent of the REIT’s interest as a partner in the partnership. In general, straight debt is defined as a written, unconditional promise to pay on demand or at a specific date a fixed principal amount, and the interest rate and payment dates on the debt must not be contingent on profits or the discretion of the debtor. In addition, straight debt may not contain a convertibility feature.

After initially meeting the asset tests at the close of any quarter, we will not lose our qualification as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values. If we fail to satisfy the asset tests because we acquire securities during a quarter, we can cure this failure by disposing of the non-qualifying assets within 30 days after the close of that quarter. If we fail the 5% asset test or the 10% asset test at the end of any quarter, and such failure is not cured within 30 days thereafter, we may dispose of sufficient assets or otherwise satisfy the requirements of such asset tests within six months after the last day of the quarter in which our identification of the failure to satisfy those asset tests occurred to cure the violation, provided that the non-permitted assets do not exceed the lesser of 1% of the total value of our assets at the end of the relevant quarter or $10,000,000. If we fail any of the other asset tests, or our failure of the 5% and 10% asset tests is in excess of this amount, as long as the failure was due to reasonable cause and not willful neglect and, following our identification of the failure, we filed a schedule in accordance with the Treasury Regulations describing each asset that caused the failure, we are permitted to avoid disqualification as a REIT, after the 30 day cure period, by taking steps to satisfy the requirements of the applicable asset test within six months after the last day of the quarter in which our identification of the failure to satisfy the REIT asset test occurred, including the disposition of sufficient assets to meet the asset tests and paying a tax equal to the greater of $50,000 or 35% of the net income generated by the nonqualifying assets during the period in which we failed to satisfy the relevant asset test.

We believe that our holdings of securities and other assets will comply with the foregoing REIT asset requirements, and we intend to monitor compliance with such tests on an ongoing basis. The values of some of our assets, including the securities of our taxable REIT subsidiary, however, may not be precisely valued, and values are subject to change in the future. Furthermore, the proper classification of an instrument as debt or equity for U.S. federal income tax purposes may be uncertain in some circumstances, which could affect the application of the REIT asset tests. Accordingly, there can be no assurance that the IRS will not contend that our assets do not meet the requirements of the REIT asset tests.

Annual Distribution Requirements

In order to qualify as a REIT, we are required to distribute dividends, other than capital gain dividends, to our shareholders in an amount at least equal to:

•	the sum of:

•	90% of our “REIT taxable income” (computed without regard to our deduction for dividends paid and our net capital gains), and

•	90% of the net income, if any (after tax), from foreclosure property (as described below); minus

•	the sum of specified items of non-cash income that exceeds a percentage of our income.

These distributions must be paid in the taxable year to which they relate, or in the following taxable year if such distributions are declared in October, November or December of the taxable year, are payable to shareholders of record on a specified date in any such month, and are actually paid before the end of January of the following year. Such distributions are treated as both paid by us and received by our shareholders on December 31 of the year in which they are declared. In addition, at our election, a distribution for a taxable year may be declared before we timely file our tax return for the year provided we pay such distribution with or before our first regular dividend payment after such declaration, and such payment is made during the 12-month period following the close of such taxable year. These distributions are taxable to our shareholders in the year in which paid, even though the distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

In order for distributions to be counted towards our distribution requirement, and to provide a tax deduction to us, they must not be “preferential dividends.” A dividend is not a preferential dividend if it is pro rata among all outstanding shares within a particular class, and is in accordance with the preferences among our different classes of shares as set forth in our organizational documents.

To the extent that we distribute at least 90%, but less than 100%, of our net taxable income, we will be subject to tax at ordinary corporate tax rates on the retained portion. In addition, we may elect to retain, rather than distribute, our net long-term capital gains and pay tax on such gains. In this case, we would elect to have our shareholders include their proportionate share of such undistributed long-term capital gains in their income and receive a corresponding credit for their proportionate share of the tax paid by us. Our shareholders would then increase their adjusted basis in our shares by the difference between the amount included in their long-term capital gains and the tax deemed paid with respect to their shares.

If we fail to distribute during each calendar year at least the sum of (1) 85% of our REIT ordinary income for such year, (2) 95% of our REIT capital gain net income for such year and (3) any undistributed taxable income from prior periods, we will be subject to a 4% excise tax on the excess of such amount over the sum of (A) the amounts actually distributed (taking into account excess distributions from prior periods) and (B) the amounts of income retained on which we have paid corporate income tax. We intend to make timely distributions so that we are not subject to the 4% excise tax.

Under certain technical rules governing deficiency dividends, we could lose our ability to cure an under-distribution in a year with a subsequent year deficiency dividend if we pay preferential dividends, potentially including “dividend equivalent redemptions.” Accordingly, we intend to pay dividends pro rata within each class, to abide by the rights and preferences of each class of our shares if there is more than one, and to avoid dividend equivalent redemptions. (See “Taxation of Shareholders—Redemptions of Our Common Shares” below for a discussion of when redemptions are dividend equivalent and measures we intend to take to avoid them.)

It is possible that we, from time to time, may not have sufficient cash to meet the REIT distribution requirements because cash is needed to fund redemptions or due to timing differences between (1) the actual receipt of cash, including the receipt of distributions from our pass-through subsidiaries and (2) the inclusion of items in income by us for U.S. federal income tax purposes. Additional potential sources of non-cash taxable income include loans or mortgage-backed securities held by us as assets that are issued at a discount and require the accrual of taxable interest income in advance of our receipt in cash, loans on which the borrower is permitted to defer cash payments of interest and distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current interest payments in cash. In addition, we may not have sufficient funds to pay deficiency dividends, in the event we were required to pay them to preserve our REIT status with respect to any taxable year. In the event that we do not have sufficient cash to satisfy our distribution requirements, it might be necessary to sell assets, arrange for short-term, or possibly long-term, borrowings, or to pay dividends in the form of taxable in-kind distributions of property, including potentially, our shares, in order to satisfy such requirements.

Failure to Qualify

In the event we violate a provision of the Code that would result in our failure to qualify as a REIT, specified relief provisions will be available to us to avoid such disqualification if (1) the violation is due to reasonable cause and not due to willful neglect, (2) we pay a penalty of $50,000 for each failure to satisfy the provision and (3) the violation does not include a violation under the gross income or asset tests described above (for which other specified relief provisions are available) or the failure to meet the minimum distribution requirements. This cure provision reduces the instances that could lead to our disqualification as a REIT for violations due to reasonable cause and not due to willful neglect. If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Code do not apply, we will be subject to tax, including any applicable alternative minimum tax, on our taxable income at regular corporate rates. Distributions to our shareholders in any year in which we are not a REIT will not be deductible by us, nor will they be required to be made. In this situation, to the extent of current and accumulated earnings and profits, and, subject to limitations of the Code, distributions to our shareholders through 2010 will generally be taxable to shareholders who are individual U.S. shareholders at a maximum rate of 15%, and dividends received by our corporate U.S. shareholders may be eligible for the dividends received deduction. Unless we are entitled to relief under specific statutory provisions, we will also be disqualified from re-electing to be taxed as a REIT for the four taxable years following a year during which qualification was lost. It is not possible to state whether, in all circumstances, we will be entitled to this statutory relief.

Prohibited Transactions

Net income derived from prohibited transactions is subject to a 100% tax. The term “prohibited transactions” generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. We intend to hold our properties for investment with a view to long-term appreciation, to engage in the business of owning and operating properties and to make sales of properties that are consistent with our investment objectives. Whether property is held “primarily for sale to customers in the ordinary course of a trade or business,” however, depends on the specific facts and circumstances. No assurance can be given that any particular property in which we hold a direct or indirect interest will not be treated as property held for sale to customers, or that certain safe-harbor provisions of the Code that prevent such treatment will apply. The 100% tax will not apply to gains from the sale of property held through a taxable REIT subsidiary or other taxable corporation, although such income will be subject to tax at regular corporate income tax rates.

Foreclosure Property

Foreclosure property is real property (including interests in real property) and any personal property incident to such real property (1) that is acquired by a REIT as a result of the REIT having bid in the property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of the property or a mortgage loan held by the REIT and secured by the property, (2) for which the related loan or lease was made, entered into or acquired by the REIT at a time when default was not imminent or anticipated and (3) for which such REIT makes an election to treat the property as foreclosure property. REITs generally are subject to tax at the maximum corporate rate (currently 35%) on any net income from foreclosure property, including any gain from the disposition of the foreclosure property, other than income that would otherwise be qualifying income for purposes of the 75% gross income test. Any gain from the sale of property for which a foreclosure property election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property is held primarily for sale to customers in the ordinary course of a trade or business.

Hedging Transactions

We may enter into hedging transactions with respect to one or more of our assets or liabilities. Hedging transactions could take a variety of forms, including interest rate swaps or cap agreements, options, futures contracts, forward rate agreements or similar financial instruments. Except to the extent provided by Treasury Regulations, any income from a hedging transaction to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred by us to acquire or own real estate assets, which is clearly identified as such before the close of the day on which it was acquired, originated or entered into, including gain from the disposition of such a transaction, will not constitute gross income for purposes of the 95% gross income test (but generally will constitute non-qualifying gross income for purposes of the 75% income test). To the extent we enter into other types of hedging transactions, the income from those transactions is likely to be treated as non-qualifying income for purposes of both the 75% and 95% gross income tests. We intend to structure any hedging transactions in a manner that does not jeopardize our ability to qualify as a REIT.

Sale-Leaseback Transactions

We may enter into sale-leaseback transactions. It is possible that the IRS could take the position that specific sale-leaseback transactions we treat as true leases are not true leases for U.S. federal income tax purposes but are, instead, financing arrangements or loans. Successful recharacterization of a sale-leaseback transaction as a financing arrangement or loan could jeopardize our REIT status.

Foreign Investments

To the extent that we hold or acquire any investments and, accordingly, pay taxes in foreign countries, taxes paid by us in foreign jurisdictions may not be passed through to, or used by, our shareholders as a foreign tax credit or otherwise. In addition, certain passive income earned by a foreign taxable REIT subsidiary must be taken in account by us currently (whether or not distributed by the taxable REIT subsidiary) and may not be qualifying income under the 95% and 75% gross income tests.

Tax Aspects of Investments in Partnerships

General

We intend to hold our investments through our controlled partnership, which may hold investments through other entities that are classified as partnerships for U.S. federal income tax purposes. In general, partnerships are “pass-through” entities that are not subject to U.S. federal income tax. Rather, partners are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of a partnership, and are subject to tax on these items without regard to whether the partners receive a distribution from the partnership. We will include in our income our proportionate share of these partnership items for purposes of the various REIT income tests, based on our capital interest in our controlled partnership and any other subsidiary partnerships, and in the computation of our REIT taxable income. Moreover, for purposes of the REIT asset tests, we will include our proportionate share of assets held by our controlled partnership and any other subsidiary partnerships, based on our capital interest in such partnerships (other than for purposes of the 10% value test, for which the determination of our interest in partnership assets will be based on our proportionate interest in any securities issued by the partnership excluding, for these purposes, certain excluded securities as described in the Code). Consequently, to the extent that we hold an equity interest in a partnership, the partnership’s assets and operations may affect our ability to qualify as a REIT, even though we may have no control, or only limited influence, over the partnership.

Entity Classification

The investment by us in partnerships involves special tax considerations, including the possibility of a challenge by the IRS of the status of our controlled partnership or a subsidiary partnership as a partnership, as opposed to an association taxable as a corporation, for U.S. federal income tax purposes. Under applicable Treasury Regulations, an unincorporated domestic entity with at least two members is classified as a partnership unless it elects to be treated as an association taxable as a corporation. Our controlled partnership intends to be classified as a partnership for federal income tax purposes and will not elect to be treated as an association taxable as a corporation.

Even though our controlled partnership will not elect to be treated as an association for federal income tax purposes, our controlled partnership or a subsidiary partnership may be taxed as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market or the substantial equivalent thereof. Applicable Treasury Regulations, which we refer to as the “PTP Regulations,” provide limited safe harbors from treatment as a publicly traded partnership. Pursuant to one of those safe harbors, interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (1) all interests in the partnership were issued in a transaction (or transactions) that were not required to be registered under the Securities Act and (2) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow-through entity (including a partnership, grantor trust or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's direct or indirect interest in the partnership, and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100 partner limitation. Even if our controlled partnership or a subsidiary partnership were considered a publicly traded partnership under the PTP Regulations, it would not be treated as a corporation for federal income tax purposes as long as 90% or more of its gross income consists of "qualifying income" under section 7704(d) of the Code. In general, qualifying income includes interest, dividends, real property rents (as defined under the REIT rules discussed above) and gain from the sale or disposition of real property, which generally includes income that is qualifying income for purposes of the 95% gross income test applicable to REITs. We intend that our controlled partnership will operate such that it is not taxed as a corporation under the publicly traded partnership rules.

We have not requested, and do not intend to request, a ruling from the IRS that our controlled partnership or any subsidiary partnership will be classified as a partnership for federal income tax purposes. Instead, Goodwin Procter LLP has issued an opinion that, based on certain factual assumptions and representations, our controlled partnership will be treated for federal income tax purposes as a partnership and not as an association taxable as a corporation or as a publicly traded partnership. Unlike a tax ruling, an opinion of counsel is not binding upon the IRS, and no assurance can be given that the IRS will not challenge the status of our controlled partnership as a partnership for federal income tax purposes. If such challenge were sustained by a court, our controlled partnership would be treated as a corporation for federal income tax purposes, as described below. The opinion of Goodwin Procter LLP is based on existing law, which is to a great extent the result of administrative and judicial interpretation. No assurance can be given that administrative or judicial changes would not modify the conclusions expressed in the opinion.

If our controlled partnership or a subsidiary partnership were treated as an association for U.S. federal income tax purposes, it would be taxable as a corporation and, therefore, could be subject to an entity-level tax on its income. In such a situation, the character of our assets and items of our gross income would change and could preclude us from satisfying the REIT asset tests (particularly the tests generally preventing a REIT from owning more than 10% of the voting securities, or more than 10% of the value of the securities, of a corporation) or the gross income tests as discussed in “Material United States Federal Income Tax Considerations—Taxation of the Trust—Asset Tests” and “—Income Tests” above, and in turn could prevent us from qualifying as a REIT. See “Material United States Federal Income Tax Considerations—Taxation of the Trust—Failure to Qualify,” above, for a discussion of the effect of our failure to meet these tests for a taxable year. In addition, any change in the status of any of our controlled partnership or a subsidiary partnership for tax purposes might be treated as a taxable event, in which case we could have taxable income that is subject to the REIT distribution requirements without receiving any cash.

Tax Allocations with Respect to Partnership Properties

If the partnership agreements of our controlled partnership and any subsidiary partnerships do not allocate partnership income or loss in accordance with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be allocated in accordance with the partners’ interests in the partnership. This allocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Under

Section 704(c) of the Code and the Treasury Regulations, income, gain, loss and deduction attributable to appreciated or depreciated property that is revalued by a partnership as provided in applicable Treasury Regulations or contributed to a partnership in exchange for an interest in the partnership must be allocated for tax purposes in a manner such that the partners who held interests in the partnership at the time of a revaluation or the contributing partner, as the case may be, is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the revaluation or contribution, as applicable. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property and the adjusted tax basis of such property at the time of the contribution. Such allocations are solely for U.S. federal income tax purposes and do not affect partnership capital accounts or other economic or legal arrangements among the partners.

To the extent that our controlled partnership or any of our subsidiary partnerships acquires appreciated (or depreciated) properties by way of capital contributions from its partners, allocations would need to be made in a manner consistent with these requirements.

Taxation of Shareholders

Taxation of Taxable U.S. Shareholders

This section summarizes the taxation of U.S. shareholders that are not tax-exempt organizations. For these purposes, a U.S. shareholder is a beneficial owner of our common shares that for U.S. federal income tax purposes is:

•	a citizen or resident of the United States;

•

a corporation (including an entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of a political subdivision thereof (including the District of Columbia);

•	an estate whose income is subject to U.S. federal income taxation regardless of its source; or

•

any trust if (1) a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our shares, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership holding our common shares should consult its tax advisor regarding the U.S. federal income tax consequences to the partner of the acquisition, ownership and disposition of our shares by the partnership.

Distributions. Provided that we qualify as a REIT, distributions made to our taxable U.S. shareholders out of our current and accumulated earnings and profits, and not designated as capital gain dividends, will generally be taken into account by them as ordinary dividend income and will not be eligible for the dividends received deduction for corporations. In determining the extent to which a distribution with respect to our common shares constitutes a dividend for U.S. federal income tax purposes, our earnings and profits will be allocated first to distributions with respect to our preferred shares, if any, and then to our common shares. Dividends received from REITs are generally not eligible to be taxed at the preferential qualified dividend income rates applicable to individual U.S. shareholders who receive dividends from taxable subchapter C corporations.

In addition, distributions from us that are designated as capital gain dividends will be taxed to U.S. shareholders as long-term capital gains, to the extent that they do not exceed our actual net capital gains for the taxable year, without regard to the period for which the U.S. shareholder has held its shares. To the extent that we elect under the applicable provisions of the Code to retain our net capital gains, U.S. shareholders will be treated as having received, for U.S. federal income tax purposes, our undistributed capital gains as well as a corresponding credit for taxes paid by us on such retained capital gains. U.S. shareholders will increase their adjusted tax basis in our common shares by the difference between their allocable share of such retained capital gain and their share of the tax paid by us. Corporate U.S. shareholders may be required to treat up to 20% of some capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum U.S. federal rates of 15% (through 2010) in the case of U.S. shareholders who are individuals, and 35% for corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum U.S. federal income tax rate for individual U.S. shareholders who are individuals, to the extent of previously claimed depreciation deductions.

Distributions in excess of our current and accumulated earnings and profits will not be taxable to a U.S. shareholder to the extent that they do not exceed the adjusted tax basis of the U.S. shareholder’s shares in respect of which the distributions were made, but rather will reduce the adjusted tax basis of these shares. To the extent that such distributions exceed the adjusted tax basis of an individual U.S. shareholder’s shares, they will be included in income as long-term capital gain, or short-term capital gain if the shares have been held for one year or less. In addition, any dividend declared by us in October, November or December of any year and payable to a U.S. shareholder of record on a specified date in any such month will be treated as both paid by us and received by the U.S. shareholder on December 31 of such year, provided that the dividend is actually paid by us before the end of January of the following calendar year.

With respect to U.S. shareholders who are taxed at the rates applicable to individuals, we may elect to designate a portion of our distributions paid to such U.S. shareholders as “qualified dividend income.” A portion of a distribution that is properly designated as qualified dividend income is taxable to non-corporate U.S. shareholders as net capital gain, provided that the U.S. shareholder has held the common shares with respect to which the distribution is made for more than 60 days during the 121-day period beginning on the date that is 60 days before the date on which such common shares became ex-dividend with respect to the relevant distribution. The maximum amount of our distributions eligible to be designated as qualified dividend income for a taxable year is equal to the sum of:

(a)	the qualified dividend income received by us during such taxable year from C corporations (including any taxable REIT subsidiary);

(b)	the excess of any “undistributed” REIT taxable income recognized during the immediately preceding year over the U.S. federal income tax paid by us with respect to such undistributed REIT taxable income; and

(c)	the excess of any income recognized during the immediately preceding year attributable to the sale of a built-in-gain asset that was acquired in a carry-over basis transaction from a C corporation over the U.S. federal income tax paid by us with respect to such built-in gain.

Generally, dividends that we receive will be treated as qualified dividend income for purposes of (a) above if the dividends are received from a domestic C corporation, such as our taxable REIT subsidiary, and specified holding period and other requirements are met.

To the extent that we have available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “Material United States Federal Income Tax Considerations—Taxation of the Trust—Annual Distribution Requirements.” Such losses, however, are not passed through to U.S. shareholders and do not offset income of U.S. shareholders from other sources, nor do they affect the character of any distributions that are actually made by us, which are generally subject to tax in the hands of U.S. shareholders to the extent that we have current or accumulated earnings and profits.

Dispositions of Our Common Shares. In general, a U.S. shareholder will realize gain or loss upon the sale or other taxable disposition of our common shares in an amount equal to the difference between the sum of the fair market value of any property and the amount of cash received in such disposition and the U.S. shareholder’s adjusted tax basis in the common shares at the time of the disposition. In general, a U.S. shareholder’s adjusted tax basis will equal the U.S. shareholder’s acquisition cost, increased by the excess of net capital gains deemed distributed to the U.S. shareholder (discussed above) less tax deemed paid on it and reduced by returns of capital. In general, capital gains recognized by individuals and other non-corporate U.S. shareholders upon the sale or disposition of our common shares will be subject to a maximum U.S. federal income tax rate of 15% for taxable years through 2010, if our common shares are held for more than 12 months, and will be taxed at ordinary income rates (of up to 35% through 2010) if our common shares are held for 12 months or less. Gains recognized by U.S. shareholders that are corporations are subject to U.S. federal income tax at a maximum rate of 35%, whether or not classified as long-term capital gains. The IRS has the authority to prescribe, but has not yet prescribed, regulations that would apply a capital gain tax rate of 25% (which is generally higher than the long-term capital gain tax rates for non-corporate holders) to a portion of capital gain realized by a non-corporate holder on the sale of REIT shares that would correspond to the REIT’s “unrecaptured Section 1250 gain.” Holders are advised to consult their tax advisors with respect to their capital gain tax liability. Capital losses recognized by a U.S. shareholder upon the disposition of our common shares held for more than one year at the time of disposition will be considered long-term capital losses, and are generally available only to offset capital gain income of the U.S. shareholder but not ordinary income (except in the case of individuals, who may offset up to $3,000 of ordinary income each year). In addition, any loss upon a sale or exchange of our common shares by a U.S. shareholder who has held the shares for six months or less, after applying holding period rules, will be treated as a long-term capital loss to the extent of distributions received from us that were required to be treated by the U.S. shareholder as long-term capital gain.

If a U.S. shareholder recognizes a loss upon a subsequent disposition of our common shares in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury Regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transactions to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. Significant penalties apply for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our common shares, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in transactions involving us (including our advisors) might be subject to disclosure or other requirements pursuant to these regulations.

Redemptions of Our Common Shares

A redemption of our common shares will be treated as a distribution in exchange for the redeemed shares and taxed in the same manner as other taxable sales discussed above, provided that the redemption satisfies one of the tests enabling the redemption to be treated as a sale or exchange. A redemption will be treated as a sale or exchange if it (1) is “substantially disproportionate” with respect to a shareholder, (2) results in a “complete termination” of a shareholder’s interest in our shares, or (3) is “not essentially equivalent to a dividend” with respect to a shareholder, all within the meaning of applicable provisions of the Code. In determining whether any of these tests have been met, shares considered to be owned by a shareholder by reason of certain constructive ownership rules, as well as shares actually owned, must generally be taken into account.

A redemption that does not qualify as an exchange under such tests will constitute a dividend equivalent redemption that is treated as a taxable distribution and taxed in the same manner as regular distributions (i.e., ordinary dividend income to the extent paid out of earnings and profits unless properly designated as a capital gain dividend). In addition, although guidance is sparse, the IRS could take the position that shareholders who do not participate in any redemption treated as a dividend should be treated as receiving a constructive share distribution taxable as a dividend in the amount of their increased percentage ownership of our shares as a result of the redemption, even though such shareholder did not actually receive cash or other property as a result of such redemption.

To avoid certain issues related to our ability to comply with the REIT distribution requirements and utilize the deficiency dividend procedure (see “Taxation of the Trust—Annual Distribution Requirements”), we have implemented procedures designed to track our shareholders’ percentage interests in our common shares in order to identify any such dividend equivalent redemptions and will decline to effect a redemption to the extent that we believe that it would constitute a dividend equivalent redemption. We cannot assure you, however, that we will be successful in preventing all dividend equivalent redemptions.

Passive Activity Losses and Investment Interest Limitations

Distributions made by us and gain arising from the sale, redemption or exchange by a U.S. shareholder of our common shares will not be treated as passive activity income. As a result, U.S. shareholders will not be able to apply any “passive losses” against income or gain relating to our common shares. Distributions made by us, to the extent they do not constitute a return of capital, generally will be treated as investment income for purposes of computing the investment interest limitation. A U.S. shareholder that elects to treat capital gain dividends, capital gains from the disposition of shares or qualified dividend income as investment income for purposes of the investment interest limitation will be taxed at ordinary income rates on such amounts.

Taxation of Tax-Exempt U.S. Shareholders

U.S. tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from U.S. federal income taxation. They are subject to taxation, however, on their unrelated business taxable income or UBTI. The IRS has ruled that dividend distributions from a REIT to a tax-exempt entity do not constitute UBTI. Based on that ruling, and provided that (1) a tax-exempt U.S. shareholder has not held our common shares as “debt financed property” within the meaning of the Code (i.e., where the acquisition or ownership of the property is financed through a borrowing by the tax-exempt shareholder) and (2) our common shares are not otherwise used in an unrelated trade or business, distributions from us and income from the sale or redemption of our common shares generally should not give rise to UBTI to a tax-exempt U.S. shareholder.

Tax-exempt U.S. shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans exempt from U.S. federal income taxation under sections 501(c)(7), (c)(9), (c)(17) and (c)(20) of the Code, respectively, are subject to different UBTI rules, which generally will require them to characterize distributions from us as UBTI.

In certain circumstances, a pension trust that (1) is described in Section 401(a) of the Code, (2) is tax exempt under section 501(a) of the Code and (3) owns more than 10% of the value of our shares could be required to treat a percentage of the dividends from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless (1) either (A) one pension trust owns more than 25% of the value of our shares or (B) a group of pension trusts, each individually holding more than 10% of the value of our shares, collectively owns more than 50% of the value of such shares and (2) we would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that REIT shares owned by such trusts will be treated as held directly by their beneficiaries for purposes of the requirement that not more than 50% of the value of the outstanding shares of a REIT is owned, directly or indirectly, by five or fewer “individuals” (as defined in the Code to include certain entities). Certain restrictions on ownership and transfer of our shares should generally prevent a tax-exempt entity from owning more than 10% of the value of our shares or us from becoming a pension-held REIT.

Taxation of Non-U.S. Shareholders

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of our common shares applicable to non-U.S. shareholders. For purposes of this summary, a non-U.S. shareholder is a beneficial owner of our common shares that is not a U.S. shareholder. The discussion is based on current law and is for general information only. It addresses only selective and not all aspects of U.S. federal income taxation.

Ordinary Dividends. The portion of dividends received by non-U.S. shareholders payable out of our earnings and profits that are not attributable to gains from sales or exchanges of U.S. real property interests and which are not effectively connected with a U.S. trade or business of the non-U.S. shareholder generally will be treated as ordinary income and will be subject to U.S. federal withholding tax at the rate of 30%, unless reduced or eliminated by an applicable income tax treaty. Under some treaties, however, lower rates generally applicable to dividends do not apply to dividends from REITs.

In general, non-U.S. shareholders will not be considered to be engaged in a U.S. trade or business solely as a result of their ownership of our shares. In cases where the dividend income from a non-U.S. shareholder’s investment in our common shares is, or is treated as, effectively connected with the non-U.S. shareholder’s conduct of a U.S. trade or business, the non-U.S. shareholder generally will be subject to U.S. federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such dividends, and may also be subject to the 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty) on the income after the application of the income tax in the case of a non-U.S. shareholder that is a corporation.

Non-Dividend Distributions. Distributions by us to non-U.S. shareholders which are not dividends out of our earnings and profits will not be subject to U.S. federal income tax unless (1) our common shares constitute a U.S. real property interest, or USRPI, or (2) either (A) if the non-U.S. shareholder’s investment in our common shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder (in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such distributions) or (B) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. shareholder will be subject to a 30% tax on the individual’s net capital gain for the year). If it cannot be determined at the time at which a distribution is made whether or not the distribution will exceed current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. The non-U.S. shareholder, however, may seek a refund from the IRS of any amounts withheld if it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits. If our common shares constitute a USRPI, as described below, distributions by us in excess of the sum of our earnings and profits plus the non-U.S. shareholder’s adjusted tax basis in our common shares will be taxed under the Foreign Investment in Real Property Tax Act of 1980, or FIRPTA, at the rate of tax, including any applicable capital gains rates, that would apply to a U.S. shareholder of the same type (e.g., an individual or a corporation, as the case may be), and the collection of the tax will be enforced by a refundable withholding at a rate of 10% of the amount by which the distribution exceeds the shareholder’s share of our earnings and profits.

Capital Gain Dividends. Under FIRPTA, a distribution made by us to a non-U.S. shareholder, to the extent attributable to gains from dispositions of USRPIs held by us directly or through pass-through subsidiaries (“USRPI capital gains”), will be considered effectively connected with a U.S. trade or business of the non-U.S. shareholder and will be subject to U.S. federal income tax at the rates applicable to U.S. shareholders, without regard to whether the distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of capital gain dividends to the extent the dividends constitute USRPI capital gains. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax (or a lower rate of tax under the applicable income tax treaty) in the hands of a non-U.S. shareholder that is a corporation. The 35% withholding tax, however, will not apply to any capital gain dividend with respect to any class of our shares which is regularly traded on an established securities market located in the United States if the non-U.S. shareholder did not own more than 5% of such class of shares at any time during the one-year period ending on the date of the distribution (the “5% regularly traded test”). Instead, any such capital gain dividend will be treated as a distribution subject to the rules discussed above under “– Ordinary Dividends.” Also, the branch profits tax will not apply to such a distribution. Non-U.S. shareholders should be aware that we do not expect our common shares to be regularly traded on an established securities market at any time, and therefore do we not expect such modifications of the withholding tax rules to apply. A distribution is not a USRPI capital gain if we held the underlying asset solely as a creditor, although the holding of a shared appreciation mortgage loan would not be solely as a creditor. Capital gain dividends received by a non-U.S. shareholder from a REIT that are not USRPI capital gains are generally not subject to federal income or withholding tax, unless either (1) if the non-U.S. shareholder’s investment in our common shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder (in which case the non-U.S. shareholder will be subject to the same treatment as U.S. shareholders with respect to such dividends) or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States (in which case the non-U.S. shareholder will be subject to a 30% tax on the individual’s net capital gain for the year).

Dispositions and Redemptions of Our Common Shares. Unless our common shares constitute a USRPI or the distribution is attributable to gain from our sale of a USRPI (as discussed below), a sale of the shares or a redemption of the shares that is treated as a sale or exchange by a non-U.S. shareholder generally will not be subject to U.S. federal income taxation under FIRPTA. A redemption that is not treated as an exchange will be taxed in the same manner as regular distributions under the rules described above. See “Material United States Federal Income Tax Considerations—Taxation of Shareholders—Redemptions of Our Common Shares” for a discussion of when a redemption will be treated as a sale or exchange and related matters.

The shares will not be treated as a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interests in real property solely in a capacity as a creditor. We expect, however, that more than 50% of our assets will consist of interests in real property located in the United States.

Still, our common shares nonetheless will not constitute a USRPI if we are a “domestically controlled qualified investment entity.” A domestically controlled qualified investment entity includes a REIT in which, at all times during a specified testing period, less than 50% in value of its outstanding shares are held directly or indirectly by non-U.S. shareholders. We believe we are a domestically controlled qualified investment entity and, therefore, the sale of our common shares should not be subject to taxation under FIRPTA. Because our shares may be redeemed daily, however, no assurance can be given that we will be, or that if we are, that we will remain a domestically controlled qualified investment entity.

In the event that we do not constitute a domestically controlled qualified investment entity, a non-U.S. shareholder’s sale of our common shares nonetheless will generally not be subject to tax under FIRPTA as a sale of a USRPI, provided that (1) our common shares are “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and (2) the selling non-U.S. shareholder owned, actually or constructively, 5% or less of our outstanding common shares at all times during a specified testing period. As previously noted, however, we do not expect any of our shares to be regularly traded on an established securities market.

In addition, even if we are a domestically controlled qualified investment entity, upon disposition of our shares, a non-U.S. shareholder may be treated as having gain from the sale or exchange of a United States real property interest if the non-U.S. shareholder (1) disposes of an interest in our shares during the 30-day period preceding the ex-dividend date of a distribution, any portion of which, but for the disposition, would have been treated as gain from sale or exchange of a United States real property interest and (2) acquires, enters into a contract or option to acquire, or is deemed to acquire, other shares of our shares within 30 days after such ex-dividend date. The foregoing rules do not apply to a transaction if the 5% regularly traded test described above is satisfied with respect to the non-U.S. shareholder. As previously noted, however, we do not expect our common shares to be regularly traded on an established securities market at any time, and therefore do we not expect the exception for non-U.S. shareholders that satisfy the 5% regularly traded test to apply.

A redemption of shares generally will be taxable under FIRPTA to the extent the distribution in redemption of the shares is attributable to gains from our dispositions of USRPIs.

If gain on the sale of our common shares were subject to taxation under FIRPTA, the non-U.S. shareholder would be subject to the same treatment as a U.S. shareholder with respect to such gain, subject to applicable alternative minimum tax and a special alternative minimum tax in the case of non-resident alien individuals, and the purchaser of the shares could be required to withhold 10% of the purchase price and remit such amount to the IRS.

Gain from the sale of our common shares that would not otherwise be subject to FIRPTA will nonetheless be taxable in the United States to a non-U.S. shareholder in two cases: (1) if the non-U.S. shareholder’s investment in our common shares is effectively connected with a U.S. trade or business conducted by such non-U.S. shareholder, the non-U.S. shareholder will be subject to the same treatment as a U.S. shareholder with respect to such gain or (2) if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

Backup Withholding and Information Reporting

We will report to our U.S. shareholders and the IRS the amount of dividends paid during each calendar year and the amount of any tax withheld. Under the backup withholding rules, a U.S. shareholder may be subject to backup withholding at the current rate of 28% with respect to dividends paid unless the holder is (1) a corporation or comes within other exempt categories and, when required, demonstrates this fact or (2) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such holder is not subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. A U.S. shareholder that does not provide a correct taxpayer identification number or social security number may also be subject to penalties imposed by the IRS. In addition, we may be required to withhold a portion of capital gain distribution to any U.S. shareholder who fails to certify its non-foreign status.

We must report annually to the IRS and to each non-U.S. shareholder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. shareholder resides under the provisions of an applicable income tax treaty. A non-U.S. shareholder may be subject to back-up withholding unless applicable certification requirements are met.

Payment of the proceeds of a sale of our common shares within the United States is subject to both backup withholding and information reporting unless the beneficial owner certifies under penalties of perjury that it is a non-U.S. shareholder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person) or the holder otherwise establishes an exemption. Payment of the proceeds of a sale of our common shares conducted through certain United States related financial intermediaries is subject to information reporting (but not backup withholding) unless the financial intermediary has documentary evidence in its records that the beneficial owner is a non-U.S. shareholder and specified conditions are met or an exemption is otherwise established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against such holder’s U.S. federal income tax liability provided the required information is furnished to the IRS.

State, Local and Foreign Taxes

We and our subsidiaries and shareholders may be subject to state, local and foreign taxation in various jurisdictions, including those in which they or we transact business, own property or reside. We expect to own interests in properties located in a number of jurisdictions, and we may be required to file tax returns and pay taxes in certain of those jurisdictions. The state, local or foreign tax treatment of the trust and our shareholders may not conform to the U.S. federal income tax treatment discussed above. Any foreign taxes incurred by us would not pass through to shareholders as a credit against their U.S. federal income tax liability. Prospective shareholders should consult their tax advisor regarding the application and effect of state, local and foreign income and other tax laws on an investment in our common shares.

Other Tax Considerations

Legislative or Other Actions Affecting REITs

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when, or in what form, the U.S. federal income tax laws applicable to us and our shareholders may be enacted. Changes to the federal tax laws and interpretations of federal tax laws could adversely affect an investment in our common shares.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), is a broad statutory framework that governs most U.S. retirement and other U.S. employee benefit plans. ERISA and the rules and regulations of the Department of Labor (the “DOL”) under ERISA contain provisions that should be considered by fiduciaries of employee benefit plans subject to the provisions of Title I of ERISA (“ERISA Plans”) and their legal advisors. In particular, a fiduciary of an ERISA Plan should consider whether an investment in our common shares (or, in the case of a participant-directed defined contribution plan (a “Participant-Directed Plan”), making our common shares available for investment under the Participant-Directed Plan)) satisfies the requirements set forth in Part 4 of Title I of ERISA, including the requirements that (1) the investment satisfy the prudence and diversification standards of ERISA, (2) the investment be in the best interests of the participants and beneficiaries of the ERISA Plan, (3) the investment be permissible under the terms of the ERISA Plan’s investment policies and governing instruments and (4) the investment does not give rise to a non-exempt prohibited transaction under ERISA.

In determining whether an investment in our common shares (or making our shares available as an investment under a Participant-Directed Plan) is prudent for ERISA purposes, a fiduciary of an ERISA Plan should consider all relevant facts and circumstances including, without limitation, possible limitations on the transferability of our common shares, whether the investment provides sufficient liquidity in light of the foreseeable needs of the ERISA Plan, and whether the investment is reasonably designed, as part of the ERISA Plan’s portfolio, to further the ERISA Plan’s purposes, taking into consideration the risk of loss and the opportunity for gain (or other return) associated with the investment. It should be noted that we will invest our assets in accordance with the investment objectives and guidelines described herein, and that neither our advisor nor any of its affiliates, nor our board of trustees, has any responsibility for developing any overall investment strategy for any ERISA Plan or for advising any ERISA Plan as to the advisability or prudence of an investment in the trust. Rather, it is the obligation of the appropriate fiduciary for each ERISA Plan to consider whether an investment in our common shares by the ERISA Plan (or making such shares available for investment under a Participant-Directed Plan), when judged in light of the overall portfolio of the ERISA Plan, will meet the prudence, diversification and other applicable requirements of ERISA.

Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan, as well as those plans that are not subject to ERISA but that are subject to Section 4975 of the Code, such as individual retirement accounts (collectively with ERISA Plans, “Plans”), and certain persons (referred to as “parties in interest” for purposes of ERISA or “disqualified persons” for purposes of the Code) having certain relationships to Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to non-deductible excise taxes and other penalties and liabilities under ERISA and the Code, and the transaction might have to be rescinded. In addition, a fiduciary who causes an ERISA Plan to engage in a non-exempt prohibited transaction may be personally liable for any resultant loss incurred by the ERISA Plan and may be subject to other potential remedies.

A Plan that proposes to invest in our common shares (or to make our shares available for investment under a Participant-Directed Plan) may already maintain a relationship with our advisor or one or more of its affiliates, as a result of which our advisor or such affiliate may be a “party in interest” under ERISA or a “disqualified person” under the Code, with respect to such Plan (e.g., if our advisor or such affiliate provides investment management, investment advisory or other services to that Plan). ERISA (and the Code) prohibits plan assets from being used for the benefit of a party in interest (or disqualified person). This prohibition is not triggered by “incidental” benefits to a party in interest (or disqualified person) that result from a transaction involving the Plan that is motivated solely by the interests of the Plan. ERISA (and the Code) also prohibits a fiduciary from using its position to cause the Plan to make an investment from which the fiduciary, its affiliates or certain parties in which it has an interest would receive a fee or other consideration. In this circumstance, Plans that propose to invest in our common shares should consult with their counsel to determine if an investment in our common shares would result in a transaction that is prohibited by ERISA or the Code.

The DOL has promulgated a final regulation under ERISA, 29 C.F.R. §2510.3-101 (the “Plan Assets Regulation”), that specifies the circumstances under which the underlying assets of an entity in which a Plan invests will be considered to be assets of the Plan for purposes of applying the fiduciary requirements of Title I of ERISA (including the prohibited transaction rules of Section 406 of ERISA) and the prohibited transaction provisions of Code Section 4975. If our assets were considered to be assets of a Plan, our management might be deemed to be fiduciaries of the investing Plan for ERISA Title I and/or Code Section 4975 purposes. In this event, the operation of the trust could become subject to the restrictions of the fiduciary responsibility and prohibited transaction provisions of Title I of ERISA and/or the prohibited transaction rules of the Code.

Under the Plan Assets Regulation, our assets will not be considered assets of any investing Plan if either we qualify as a “venture capital operating company” (a “VCOC”) and the controlled partnership qualifies as a “real estate operating company” (a “REOC”) or our securities acquired by Plans are “publicly offered securities,” in each case within the meaning of the Plan Assets Regulation. In general, under the Plan Assets Regulation, an entity will qualify as (1) a VCOC if (A) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in operating companies (including REOCs) with respect to which the entity has direct contractual rights to substantially participate in the management of such operating companies and (B) the entity in the ordinary course of its business actually exercises such management rights; and (2) a REOC if (A) on certain specified testing dates, at least 50% of the entity’s assets, valued at cost, are invested in real estate that is managed or developed and with respect to which the entity has the right to substantially participate directly in the management or development of the real estate and (B) the entity in the ordinary course of its business is engaged directly in real estate management or development activities. In general, under the Plan Assets Regulation, securities will qualify as “publicly offered securities” if such securities are (1) part of a class of securities that is registered under the Securities Exchange Act of 1934, (2) part of a class of securities that is owned by at least 100 holders who are independent of the issuer and of one another and (3) “freely transferable.”

It is intended that we will qualify as a VCOC and that our controlled partnership will qualify as a REOC. It is also intended that all of our common shares that will be acquired by Plans will qualify as “publicly offered securities.” Consequently, our management will proceed on the basis that our assets will not constitute “plan assets” and that we therefore will not be subject to Title I of ERISA or Code Section 4975.

Prospective investors that are subject to the provisions of Title I of ERISA and/or Code Section 4975 should consult with their counsel and advisors as to the provisions of Title I of ERISA and/or Code Section 4975 relevant to an investment in our common shares.

Governmental plans and most church plans, while not subject to the fiduciary responsibility provisions of ERISA or the provisions of Code Section 4975, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before deciding to invest in our common shares.

PLAN OF DISTRIBUTION

We will enter into a placement agent agreement that will be effective as of the initial offering date, with Fidelity Brokerage Services LLC, or FBS (which is an affiliate of FMR Corp, is registered with the SEC as a broker-dealer and is a member of the National Association of Securities Dealers, Inc.), pursuant to which FBS will distribute our common shares in this offering. The placement agent agreement requires FBS to use all reasonable efforts, consistent with its other business, to secure purchasers for our common shares. A portion of our advisor’s management fee will be paid by our advisor to FBS as compensation for its services.

FBS or an affiliate may compensate, or upon direction of our board make payments for certain retirement plan expenses to, intermediaries, including retirement plan sponsors, service-providers and administrators. A number of factors are considered in determining whether to pay these additional amounts. Such factors may include, without limitation, the level or type of services provided by the intermediary, the level or expected level of assets or sale of shares, and other factors. In addition to such payments, FBS or an affiliate may offer other incentives such as sponsorship of educational or client seminars relating to current products and issues, payments or reimbursements for travel and related expenses associated with due diligence trips that an intermediary may undertake in order to explore possible business relationships with affiliates of FBS, and/or payments of costs and expenses associated with attendance at seminars, including travel, lodging, entertainment and meals. Certain of the payments described above may be significant to an intermediary. As permitted by SEC and the National Association of Securities Dealers rules, FBS or any affiliate may pay or allow other incentives or payments to intermediaries.

Our transfer agent or an affiliate may also make payments and reimbursements to certain intermediaries, including retirement plan sponsors, service providers and administrators, for providing recordkeeping and administrative services to plan participants or for providing other services to retirement plans. See “Certain Relationships and Related Transactions—Transfer and Service Agent Agreement” for more information.

FBS or an affiliate may also make payments to banks, broker-dealers and other service providers for distribution-related activities and/or shareholder services. If you have purchased our common shares through an investment professional, please speak with your investment professional to learn more about any payments his or her firm may receive from FMR Corp., FBS and/or their affiliates, as well as fees and/or commissions the investment professional charges. You should also consult disclosures made by your investment professional at the time of purchase.

Pursuant to the terms of the placement agent agreement, we may suspend FBS’s authority to process orders for our common shares if we believe such suspension is in our best interest.

We have agreed to indemnify FBS against certain liabilities, including liabilities under the Securities Act.

If you choose to purchase common shares in this offering, the purchase price will not be held in escrow but rather will become the property of the trust upon its acceptance of such purchase.

SALES LITERATURE

In addition to and apart from this prospectus, and any supplement thereto, we will use sales material in connection with this offering. This material may include:

•	an investor sales promotion brochure;

•	prospecting letters or mailers and seminar invitations;

•	a presentation using a computer;

•	reprints of articles about us or the real estate industry;

•	fact sheets describing our acquisitions;

•	broker-dealer updates;

•	an electronic media presentation;

•	a video presentation;

•	a CD-Rom presentation;

•	a script for telephonic marketing; and

•	certain third-party articles.

In some jurisdictions the sales material will not be available. Other than as described herein, we have not authorized the use of other sales material. This offering is made only by means of this prospectus, and any supplements thereto. Although the information contained in the sales material will not conflict with any of the information contained in this prospectus, the material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or said registration statement by reference, or as forming the basis of this offering.

REPORTS TO SHAREHOLDERS

We will provide periodic reports to shareholders regarding our operations over the course of the year. Financial information contained in all reports to shareholders will be prepared on the accrual basis of accounting in accordance with generally accepted accounting principles. Tax information will be mailed to the shareholders by January 31 of each year. Our annual report, which will include financial statements audited and reported upon by independent public accountants, will be furnished within 90 days following the close of each fiscal year, or such shorter period if required by law. Our quarterly report on Form 10-Q will be furnished within 45 days after the close of each quarterly fiscal period, or such shorter period if required by law. The annual financial statements will contain or be accompanied by a complete statement of any transactions between us and our advisor or its affiliates, and of fees, compensation and other benefits paid, or accrued to our advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed. All material information regarding distributions to participants in our distribution reinvestment plan and the effect of reinvesting such distributions, including the tax consequences thereof, will be provided to our shareholders annually.

Investors have the right under applicable federal and Maryland laws to obtain information about us and, at their expense, may obtain a list of names and addresses of all of the shareholders under certain conditions. See “Description of Our Shares” and “Certain Provisions of Maryland Law and of Our Declaration of Trust and Bylaws—Inspection of Books and Records.” In the event that the SEC promulgates rules and/or in the event that the applicable NASAA guidelines are amended so that, taking these changes into account, our reporting requirements are reduced, we may cease preparing and filing some of the aforementioned reports if our board of trustees determines this action to be in the best interest of the trust and if this cessation is in compliance with the rules and regulations of the SEC and state securities laws and regulations, both as then amended.

LEGAL MATTERS

Certain legal matters, including the validity of common shares offered hereby will be passed upon for us by Venable LLP. Our qualification as a real estate investment trust will be passed upon for us by Goodwin Procter LLP.

EXPERTS

The valuation of our initial portfolio included in this prospectus was conducted by             and             , given on the authority of each such firm as an expert with respect to the matters contained in its appraisal report.

The financial statements as of September 30, 2007 and December 31, 2006 and for the periods from June 22, 2006 (Inception) through September 30, 2006, June 22, 2006 (Inception) through December 31, 2006 and for the nine months ended September 30, 2007 included in this prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to our common shares to be sold in the offering. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to the trust and our common shares to be sold in the offering, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E. Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement can be obtained from the public reference room of the SEC upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you on the SEC’s website at www.sec.gov.

INDEX TO FINANCIAL STATEMENTS

Page
Report of Independent Registered Public Accounting Firm	F-2

Statements of Net Assets as of September 30, 2007 and December 31, 2006	F-3

Statements of Operations for the nine months ended September 30, 2007 and for the period from June 22, 2006 (inception) through September 30, 2006 and for the period from June 22, 2006 (inception) through December 31, 2006

F-4

Statements of Changes in Net Assets for the nine months ended September 30, 2007 and for the period from June 22, 2006 (inception) through September 30, 2006 and for the period from June 22, 2006 (inception) through December 31, 2006

F-5

Statements of Cash Flows for the nine months ended September 30, 2007 and for the period from June 22, 2006 (inception) through September 30, 2006 and for the period from June 22, 2006 (inception) through December 31, 2006

F-6

Notes to Financial Statements	F-7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Trustees and Shareholder

of Fidelity Property Income Trust:

In our opinion, the accompanying statements of net assets and related statements of operations, of changes in net assets and of cash flows present fairly, in all material respects, the financial position of Fidelity Property Income Trust (the “Trust”) at September 30, 2007 and December 31, 2006 and the results of its operations, changes in its net assets and its cash flows for the periods from June 22, 2006 (Inception) through September 30, 2006, June 22, 2006 (Inception) through December 31, 2006, and the nine months ended September 30, 2007, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Trust’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

December 14, 2007

FIDELITY PROPERTY INCOME TRUST

STATEMENTS OF NET ASSETS

September 30, 2007 and December 31, 2006

ASSETS
	September 30, 2007	December 31, 2006
Cash	$1,061	$1,020

Total assets	$1,061	$1,020

LIABILITIES

Trustee fees payable	$20,000	$—

Total liabilities	20,000	—
Commitments and contingencies	—	—

Net assets	$(18,939)	$1,020

Analysis of net assets:
Common shares of beneficial interest, $.01 par value, 1,000 shares authorized; 100 shares issued and outstanding	1	1
Additional paid in capital	20,999	999
(Accumulated deficit)/Retained earnings	(39,939)	20

Total net assets	$(18,939)	$1,020

The accompanying notes are an integral part of these financial statements.

FIDELITY PROPERTY INCOME TRUST

STATEMENTS OF OPERATIONS

For the nine months ended September 30, 2007 and

for the period from June 22, 2006 (inception) to September 30, 2006 and for the period from June 22, 2006 (inception) to December 31, 2006

	Nine months ended September 30, 2007	Period from June 22, 2006 (inception) to September 30, 2006	Period from June 22, 2006 (inception) to December 31, 2006
Investment income:
Interest income	$41	$7	$20

Total investment income	41	7	20

Expenses:
Trustee fees	40,000	—	—

Total expenses	40,000	—	—

Net investment (loss) income	$(39,959)	$7	$20

Basic and diluted earnings per share:
Net investment (loss) income available to common shares	$(399.59)	$0.07	$0.20

Weighted average number of common shares outstanding	100	100	100

The accompanying notes are an integral part of these financial statements.

FIDELITY PROPERTY INCOME TRUST

STATEMENTS OF CHANGES IN NET ASSETS

For the nine months ended September 30, 2007 and

for the period from June 22, 2006 (inception) to September 30, 2006 and for the period from June 22, 2006 (inception) to December 31, 2006

	Nine months ended September 30, 2007	Period from June 22, 2006 (inception) to September 30, 2006	Period from June 22, 2006 (inception) to December 31, 2006
Decrease in net assets from operations:
Net investment (loss) income	$(39,959)	$7	$20
Net realized gain (loss) from investments	—	—	—
Unrealized appreciation (depreciation) on investments	—	—	—

Net (decrease)/increase in net assets resulting from operations	(39,959)	7	20

Dividends paid to shareholders	—	—	—
Capital contributions	20,000	1,000	1,000

Total (decrease) increase in net assets	(19,959)	1,007	1,020

Net assets:
Beginning of period	1,020	—	—

End of period	$(18,939)	$1,007	$1,020

The accompanying notes are an integral part of these financial statements.

FIDELITY PROPERTY INCOME TRUST

STATEMENTS OF CASH FLOWS

For the nine months ended September 30, 2007 and

for the period from June 22, 2006 (inception) to September 30, 2006 and for the period from June 22, 2006 (inception) to December 31, 2006

	Nine months ended September 30, 2007	Period from June 22, 2006 (inception) to September 30, 2006	Period from June 22, 2006 (inception) to December 31, 2006
Cash flows from operating activities
Net investment (loss) income	$(39,959)	$7	$20
Adjustments to reconcile net investment (loss)/income to net cash (used for)/provided by operating activities:
Increase in trustee fees payable	20,000	—	—

Net cash (used for)/provided by operating activities	(19,959)	7	20

Cash flows from financing activities
Capital contributions	20,000	1,000	1,000

Net cash provided by financing activities	20,000	1,000	1,000

Net increase in cash	41	1,007	1,020
Beginning of period	1,020	—	—

End of period	$1,061	$1,007	$1,020

The accompanying notes are an integral part of these financial statements.

FIDELITY PROPERTY INCOME TRUST

NOTES TO FINANCIAL STATEMENTS

1.	ORGANIZATION AND NATURE OF BUSINESS

Fidelity Property Income Trust (the “Trust”), a Maryland real estate investment trust, was formed on June 22, 2006. If we meet the qualification requirements, we intend to elect to be treated as a real estate investment trust, or REIT for federal income tax purposes commencing with our taxable year ending December 31 of the year in which the initial offering occurs. We were incorporated to raise capital and acquire ownership interests primarily in a diversified pool of income-producing commercial real estate properties and other real estate related assets. As of September 30, 2007, we did not own any properties nor did we own any interest in Fidelity Property Income Trust Limited Partnership (the “Controlled Partnership”), a Delaware limited partnership. The use of the words “we,” “us” or “our” refers to the Trust and the Controlled Partnership, except where the context otherwise requires.

We are planning to commence an initial public offering in which we intend to offer a maximum of $1,000,000,000 of our common shares of beneficial interest for an initial price of $10.00 per share. We intend effectively to conduct a continuous offering of an unlimited number of our common shares of beneficial interest over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act.

Our day-to-day operations will be managed by Pyramis Global Advisors Trust Company (the “Advisor”), under an advisory agreement. We and the Advisor have common management. The Advisor may engage affiliated entities to provide various services to us and our properties.

We intend to operate in an umbrella partnership REIT structure in which our Controlled Partnership, or wholly owned subsidiaries of our Controlled Partnership, will own substantially all of the properties acquired on our behalf. Upon the consummation of the formation transactions, we will be the sole general partner of our Controlled Partnership. An affiliate of the Advisor is a limited partner of the Controlled Partnership.

2.	SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

In June 2007, the AICPA issued Statement of Position 07-1, Clarification of the Scope of the Audit and Accounting Guide Investment Companies and Accounting by Parent Companies and Equity Method Investors for Investments in Investment Companies (“SOP 07-1”). SOP 07-1 is effective for fiscal years beginning on or after December 15, 2007 with earlier application encouraged. SOP 07-1 provides guidance for determining whether an entity is within the scope of the AICPA Audit and Accounting Guide Investment Companies (“the Guide”) and provides guidance for determining whether the specialized industry accounting principles of the Guide should be retained in the financial statements of a parent company of an investment company or an equity method investor in an investment company. Effective January 1, 2007, the Trust adopted SOP 07-1 and is required to apply the provisions of the Guide which, among other things, requires that investments be reported at fair value in our financial statements.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). SFAS No. 157 defines fair value, establishes a framework for measuring fair value generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. SFAS No. 157 applies under other accounting pronouncements that require or permit fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007. The Trust does not expect the adoption of SFAS No. 157 to have a material impact on the Trust’s cash flows, results of operations, financial position or liquidity.

FIDELITY PROPERTY INCOME TRUST

NOTES TO FINANCIAL STATEMENTS—(Continued)

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115” (“SFAS No. 159”). SFAS No. 159 permits entities to choose, at specified election dates, to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value. Unrealized gains and losses shall be reported on items for which the fair value option has been elected in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Trust does not expect the adoption of SFAS No. 159 to have a material impact on the Trust’s cash flows, results of operations, financial position or liquidity.

The accounts of our Controlled Partnership are consolidated in the Trust’s financial statements. All significant intercompany accounts and transactions are eliminated in consolidation.

Income and Expense Recognition

Interest income is recognized on an accrual basis as earned. Expenses are recognized as incurred.

Earnings Per Share

Basic and diluted earnings per share are computed as net income available to common shareholders divided by the weighted average number of common shares outstanding for the period.

Income Taxes

We intend to elect to be treated as a REIT for federal income tax purposes commencing with our taxable year ending December 31 of the year in which the initial offering occurs. We intend to pay regular distributions to holders of our common shares on a quarterly basis. Generally, we must distribute annually at least 90% of our REIT taxable income to maintain our REIT status and must distribute 100% of our income to avoid incurring corporate tax on retained earnings. For the nine months ended September 30, 2007 and the period from June 22, 2006 (inception) to September 30, 2006, the Trust is taxed as a corporation. No income tax benefit has been provided because the Trust does not expect to realize such benefits.

3.	RELATED PARTY TRANSACTIONS

Initial Organization

On July 11, 2006, an affiliate of FMR Corp., which is an affiliate of the Advisor, purchased 100 shares of common shares of beneficial interest of the Trust for total cash consideration of $1,000.

On June 22, 2006, an affiliate of FMR Corp., which is an affiliate of the Advisor, became a limited partner in the Controlled Partnership.

General Partnership Interest Assignment Agreement

We have entered into an assignment agreement with the initial general partner and the initial limited partner of the Controlled Partnership, pursuant to which the initial general partner will assign to the Trust on the initial offering date its general partnership interest in our controlled partnership.

The Investment Advisory Agreement

The Trust anticipates executing an Investment Advisory Agreement with the Advisor. The Advisor will be paid an advisory fee for its services, which advisory fee will accrue daily and be payable quarterly in arrears. The Trust will pay an advisory fee to the Advisor at the annualized rate of 1.1% of the Trust’s daily net asset value, or NAV. Each limited partner in the Controlled Partnership will also pay an advisory fee to the Advisor in respect of the capital invested directly in the Controlled Partnership by such limited partner. The advisory fee payable by the initial limited partner in respect of its investment in the Controlled Partnership will be at the same annualized

FIDELITY PROPERTY INCOME TRUST

NOTES TO FINANCIAL STATEMENTS—(Continued)

rate of 1.1% applicable to the Trust. Future limited partners will pay advisory fees at annualized rates that may be equal to or less than 1.1% of the daily net asset value of such partners’ respective interests in the Controlled Partnership.

Subject to certain limitations, we will reimburse the Advisor for costs and expenses it incurs in connection with the services it provides to us, including, but not limited to: (1) the annual cost of goods and services used by us and obtained from third parties, including brokerage fees paid in connection with the purchase and sale of securities; (2) expenses of managing and operating our properties, whether payable to an affiliate of the Trust, the Controlled Partners, the Advisor or a non-affiliated person; and (3) acquisition expenses related to the selection and acquisition of assets. The Advisor, directly or through an affiliate, has agreed to fund organizational and pre-offering expenses through the effective date of the initial offering for which it has agreed not to seek reimbursement from the Trust out of the proceeds from the planned offering or otherwise.

The Advisor must reimburse us at least quarterly for reimbursements paid to the Advisor in any four consecutive fiscal quarters to the extent that such reimbursements cause our operating expenses to exceed the greater of (1) 2% of our average invested assets, which means the average of the aggregate book value of our assets invested, directly or indirectly, in equity interests in and loans secured by real estate, before deducting depreciation, bad debts or other non-cash reserves, and (2) 25% of our net income, which means our total revenues less total expenses excluding reserves for depreciation, bad debts and other similar non-cash reserves. Notwithstanding the foregoing, to the extent that operating expenses payable or reimbursable by us exceed these limits and the independent trustees determine that the excess expenses were justified based on unusual and nonrecurring factors which they deem sufficient, the Advisor may be reimbursed in future years for the full amount of the excess expenses, or any portion thereof, but only to the extent the reimbursement would not cause our operating expenses to exceed the limitation in any year.

Transfer and Service Agent Agreement

The Trust anticipates executing a transfer agent agreement, which will be effective as of the initial offering date, with Fidelity Service Company, or FSC, an affiliate of FMR Corp. Under the terms of the agreement, FSC (or an agent, including an affiliate) will perform transfer agency, distribution disbursing and shareholder services for us.

For providing transfer agency services, FSC will receive an account fee and an asset-based fee each paid monthly with respect to each position.

FSC will also collect fees charged in connection with providing certain types of services such as exchanges, closing out balances in our common shares, maintaining shareholders’ positions with low balances, check writing, wire transactions and providing historical account research.

FSC will pay out of pocket expenses associated with providing transfer agent services. In addition, FSC will bear the expense of typesetting, printing and mailing prospectuses, statements of additional information and all other reports, notices and statements to existing shareholders, with the exception of proxy statements.

Many of our shares may be owned by certain intermediaries for the benefit of their customers. Since we will not maintain an account for shareholders in those instances, some or all of the recordkeeping services for these accounts may be performed by third parties. FSC or an affiliate may make payments to intermediaries for recordkeeping and other services.

Retirement plans may also hold our shares in the name of the plan or its trustee, rather than the plan participant. In situations where FSC or an affiliate does not provide recordkeeping services to a retirement plan,

FIDELITY PROPERTY INCOME TRUST

NOTES TO FINANCIAL STATEMENTS—(Continued)

plan record keepers, who may have affiliated financial intermediaries who sell our shares, may, upon direction, be paid for providing recordkeeping services to plan participants by FSC. Payments may also be made, upon direction, for other plan expenses.

In certain situations where FSC or an affiliate provides recordkeeping services to a retirement plan, payments may be made to pay for plan expenses by FSC. The amount of such payments may be based on investments in our shares or may be fixed for a given period of time. Upon direction, payments may be made to plan sponsors, or at the direction of plan sponsors, third parties, for expenses incurred in connection with the plan.

Placement Agent Agreement

The Trust anticipates executing a placement agent agreement, which will be effective as of the initial offering date, with Fidelity Brokerage Services LLC, or FBS, which is an affiliate of FMR Corp. The placement agent agreement will require FBS to use all reasonable efforts, consistent with its other business, to secure purchasers for our common shares. A portion of the Advisor’s management fee will be paid by the Advisor to FBS as compensation for its services.

4.	SHAREHOLDER EQUITY

Common Shares of Beneficial Interest

We are offering and selling to the public up to $1,000,000,000 of our $.01 par value common shares of beneficial interest.

The Trust anticipates executing an amendment to its declaration of trust, which will be effective as of the initial offering date, to authorize 300,000,000 common shares of beneficial interest and 30,000,000 preferred shares of beneficial interest.

Capital contribution

On July 6, 2007, an affiliate of FMR Corp. made an additional capital contribution in the amount of $20,000 to the Trust. No additional shares were issued by the Trust. The additional capital contribution was used by the Trust to pay trustee fees.

Share redemption plan

We expect that there will be no regular secondary trading market for our common shares of beneficial interest. In an effort to provide our shareholders with liquidity in respect of their investment in our common shares of beneficial interest, we adopted a redemption plan, which will be effective as of the initial offering date, whereby on a daily basis, but subject to specified limitations, shareholders may request that the trust redeem all or any portion of their shares. The redemption price per share on any business day will be the same price per share at which new shares are offered to the public on that day, which will be equal to the trust’s NAV divided by the number of its common shares outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day.

Subject to limited exceptions, shares redeemed within 270 days of the date of purchase will be subject to a short-term trading fee equal to 2% of the gross proceeds payable with respect to the redemption of such shares. Short-term trading fees will inure to the benefit of the Trust. We generally will pay redemption proceeds, less any applicable short-term trading fees, on the first business day after the redemption transaction closes.

FIDELITY PROPERTY INCOME TRUST

NOTES TO FINANCIAL STATEMENTS—(Continued)

Distribution reinvestment plan

We adopted a distribution reinvestment plan, which will be effective as of the initial offering date, whereby investors will be able to elect to have their cash distributions reinvested in additional common shares of beneficial interest. All such distributions will be immediately reinvested on behalf of the participants in our common shares of beneficial interest on the business day such distribution would have been paid to such investor. Participants will not have the option to make voluntary contributions to the distribution reinvestment plan to purchase shares in excess of the amount of shares that can be purchased with their distributions. The distribution reinvestment plan will be administered by us or one of our affiliates.

The per-share purchase price for common shares purchased pursuant to the distribution reinvestment plan will be equal to the Trust’s NAV divided by the number of common shares of beneficial interest outstanding as of the end of business on such day prior to giving effect to any share purchases or redemptions to be effected on such day. Shares acquired under the distribution reinvestment plan will entitle the participant to the same rights and be treated in the same manner as those purchased by the participants in this offering.

5.	SUBSEQUENT EVENT

On October 19, 2007, an affiliate of FMR Corp. made an additional capital contribution in the amount of $20,000 to the Trust. No additional shares were issued by the Trust. The additional capital contribution was used by the Trust to pay accrued trustee fees.

PRIOR PERFORMANCE TABLES

The following prior performance tables (the “Tables”) provide information relating to certain real estate investment programs managed by Pyramis Global Advisors Trust Company and its affiliates (the “Prior Programs”). These Prior Programs are dissimilar to Fidelity Property Income Trust in both their business structure and investment objectives.

The Prior Programs are all structured as private limited partnerships with a finite life ranging from approximately five to nine years. Affiliates of FMR Corp. are the general partners and the investment manager of the Prior Programs. This is in contrast to Fidelity Property Income Trust which is structured as an open-ended real estate investment trust with no time limit on the period during which it can accept additional investors and remain active.

The Prior Programs have investment objectives dissimilar to those of Fidelity Property Income Trust in that such programs have sought returns driven by a value added strategy that focused on the potential increase in the value of their private equity real estate transactions. The Prior Programs were organized to invest in real estate investments either through privately held securities or other investments collateralized by investments in real estate and invested primarily in a combination of development and non-stabilized commercial real estate properties with anticipated holding periods of three to five years. Conversely, Fidelity Property Income Trust seeks to generate returns driven by a core strategy that focuses on an attractive level of current income with the potential for capital appreciation through investment primarily in a diversified pool of stabilized operating commercial real estate properties with anticipated holding periods of seven to ten years.

The Prior Programs also may employ higher amounts of leverage, up to 70%, to increase their returns. Fidelity Property Income Trust on the other hand intends to use moderate amounts of leverage and has a target leverage for the post initial ramp-up period of 25% of the gross value of its assets. As a result, Fidelity Property Income Trust’s performance will depend on factors that may not be applicable to or affect the performance of the Prior Programs.

Prospective investors should read the following Tables carefully, together with the summary narrative information set forth under “Our Advisor—Prior Investment Program” elsewhere in this prospectus.

The information contained in the Tables does not relate to any properties Fidelity Property Income Trust may acquire and if you purchase the trust’s common shares you will not own any interest in the Prior Programs. Investors should not assume that they will experience returns, if any, that are comparable to those experienced by investors in such Prior Programs.

The following Tables are included herein:

Table II—Compensation to Sponsor

Table III—Operating Results of Prior Programs

Table IV—Results of Completed Programs

TABLE II

COMPENSATION TO SPONSOR

January 01, 2004 through December 31, 2006

(Unaudited)

The table below sets forth the aggregated annual compensation received by Pyramis Global Advisors Trust Company and its affiliates, including compensation paid out of offering proceeds and compensation paid from ongoing operations, from two Prior Programs that have investment objectives that are dissimilar to Fidelity Property Income Trust’s investment objective and that have closed offerings since January 1, 2004. The two Prior Programs, Fidelity Real Estate Growth Fund, L.P. and Fidelity Real Estate Growth Fund II, L.P., are both private limited partnerships that have investment objectives dissimilar to those of Fidelity Property Income Trust in that such programs have sought returns driven by a value added strategy that focused on the potential increase in the value of their private equity real estate transactions.

Type of Compensation	2004		2005		2006
Date offering commenced	various	[1]	various	[1]	various	[1]
Dollar amount raised (called capital)[2]	$98,203,365		$193,231,685		$158,676,724
Dollar amount raised (total committed capital)[3]	$946,806,782		$946,806,782		$946,806,782
Amount paid to sponsor from proceeds of offering:
Underwriting fees	—		—		—
Acquisition fees	—		—		—
- Real estate commissions	—		—		—
- Advisory fees	—		—		—
Other	—		—		—

Dollar amount of cash generated from operations before deducting payments to sponsor	$140,146,820		$(118,468,687)[4]		$36,396,783

Amount paid to sponsor from operations:
Property management fees	—		—		—
Partnership management fees	$2,301,603		$2,367,304		$3,325,621
Reimbursements	—		—		—
Leasing commissions	—		—		—
Other	—		—		—

Dollar amount of property sales and refinancing before deducting payments to sponsor:
- Cash	$208,178,832		$91,448,692		$155,253,752
- Notes	—		—		—

Amount paid to sponsor from property sales and refinancing:
Real estate commissions	—		—		—
Incentive fees	—		$6,200,000		$16,916,799
Other	—		—		—

[1]	The limited partnerships commenced operations on October 27, 2000 and July 18, 2003, respectively.
[2]

Represents the amount of committed capital that has been contributed to the limited partnerships during the fiscal year. As of the fiscal year ended December 31, 2006, the limited partnerships called $737,596,735 of their combined total committed capital.

[3]	Represents the collective amount of capital that has been committed to be contributed to the limited partnership by their limited partners and general partners.
[4]	The negative cash generated from operations reflects the purchase of approximately $240,000,000 in properties, as the limited partnership commenced its real estate acquisition activities.

TABLE III

OPERATING RESULTS OF PRIOR PROGRAMS

FIDELITY REAL ESTATE FUNDS

January 01, 2002 through December 31, 2006

(Unaudited)

The table below sets forth the aggregated annual operating results of two Prior Programs that have investment objectives that are dissimilar to the Fidelity Property Income Trust’s investment objective and that have closed offerings since January 1, 2002. The two Prior Programs, Fidelity Real Estate Growth Fund, L.P. and Fidelity Real Estate Growth Fund II, L.P., are both private limited partnerships that have investment objectives dissimilar to those of Fidelity Property Income Trust in that such programs have sought returns driven by a value added strategy that focused on the potential increase in the value of their private equity real estate transactions.

	2002	2003	2004	2005	2006
Gross revenues	$17,043,562	$19,536,901	$14,166,809	$3,400,482	$820,721
Profit on sale of properties	633,587	(220,060)	50,192,343	42,318,532	57,911,729
Unrealized gain (loss) on investments held	1,186,756	2,895,646	(2,697,504)	32,206,854	25,617,074
Less: Operating expenses	1,428,124	2,757,956	2,690,383	2,855,509	4,181,264
Interest expense	—	—	—	1,072,596	1,135,405
Depreciation & amortization	—	—	—	—	—

Net Income - GAAP Basis	$17,435,781	$19,454,531	$58,971,265	$73,997,763	$79,032,855

Taxable Income (Loss):
- from operations	$7,914,504	$29,203,051	$51,293,791	$16,700,356	$25,921,738
- from gain on sale	$—	$(552,204)	$(36,040)	$32,961,777	$36,499,956
Cash generated from operations	$(38,486,919)[1]	$(127,483,060)[1]	$(70,333,615)[1]	$(212,284,683)[1]	$(122,182,590)[1]
Cash generated from sales	6,883,053	21,233,375	208,178,832	91,448,692	155,253,752
Cash generated from refinancing	—	—	—	—	—

Cash generated from operations, sales, and refinancing	(31,603,866)	(106,249,685)	137,845,217	(120,835,991)	33,071,162
Less: Cash distributions to investors
- from operating cash flow	5,816,947	9,936,548	46,260,810	14,785,199	11,389,996
- from sales and refinancing	6,883,053	20,013,452	167,354,190	117,158,446	100,460,004
- from other	—	—	—	—	—

	12,700,000	29,950,000	213,615,000	131,943,645	111,850,000

Add: Partners’ contributions	53,773,000	128,246,716	98,203,365	193,231,685	158,676,723
Cash generated (deficiency) after cash distributions	9,469,134	(7,952,969)	22,433,582	(59,547,951)	79,897,885
Less: Special items - Net change in revolving credit facility	—	—	—	(40,000,000)	31,933,333

Cash generated (deficiency) after cash distributions and special items	$9,469,134	$(7,952,969)	$22,433,582	$(19,547,951)	$47,964,552

Tax and Distribution Data per $1,000 Invested
Federal Income Tax Results:
Ordinary income (loss):
- from operations	—	—	—	—	$(11.08)
- from recapture	—	—	—	$13.78	$6.26
Capital gain (loss)	$21.84	$63.33	$87.11	$(6.17)	$24.06
Cash Distributions to Investors Source (on GAAP basis)
- Investment income	$78.39	$61.75	$232.60	$209.79	$116.98
- Return of capital	$42.03	$124.06	$526.83	$485.81	$273.49
Source (on cash basis)
- Sales	$65.26	$124.16	$594.96	$617.65	$350.70
- Refinancing	$—	$—	$—	$—	$—
- Operations	$55.16	$61.65	$164.46	$77.95	$39.77
- Other	—	—	—	—	—
Amount remaining invested at the end of period (expressed as a percentage of the amount originally invested in the property)	61%	32%	21%	32%	44%

[1]	The negative cash generated from operations is the result of purchases of properties by the limited partnerships.

TABLE IV

RESULTS OF COMPLETED PROGRAMS

January 01, 2002 through December 31, 2006

(Unaudited)

The table below sets forth the aggregated annual results of two Prior Programs that have investment objectives that are dissimilar to Fidelity Property Income Trust’s investment objective and that have completed operations since January 1, 2002. The two Prior Programs, Fidelity Real Estate Asset Manager III, L.P. and Summer Federal Partners, L.P., are both private limited partnerships that have investment objectives dissimilar to those of Fidelity Property Income Trust in that such programs have sought returns driven by a value added strategy that focused on the potential increase in the value of their private equity real estate transactions.

	2002		2003		2004		2005		2006
Dollar amount raised[1]	$336,487,907		$336,487,907		$336,487,907		$336,487,907		$336,487,907
Number of Properties Purchased (total)[2]	42		42		42		42		42
Date of Closing of Offering	various	[3]	various	[3]	various	[3]	various	[3]	various	[3]
Date of First Sale of Property	various	[4]	various	[4]	various	[4]	various	[4]	various	[4]
Date of Final Sale of Property	12/28/2005		12/28/2005		12/28/2005		12/28/2005		12/28/2005
Tax and Distribution Data per $1,000 Investment
Federal Income Tax Results:
Ordinary income (loss):
- from operations	$(2.98)		$(5.77)		$(7.48)		—	[5]	—	[5]
- from recapture	—		—		$204.58		—		—
Capital gain (loss)	$111.91		$195.70		$85.27		—		—
Deferred gain
Capital	$11.93		$52.24		$104.80		—		—
Ordinary	—		—		—
Cash Distributions to Investors	$785.20		$941.89		$1,763.06		—		—
Source (on GAAP basis)
- Investment income	$163.70		$78.46		$763.06		—		—
- Return of capital	$621.50		$863.43		$1,000.00		—		—
Source (on cash basis)
- Sales	$676.71		$827.62		$1,510.99		—		—
- Refinancing
- Operations	$108.50		$114.27		$252.07		—		—
- Other

[1]	All committed capital was called by the limited partnerships prior to 2002.
[2]	Both limited partnerships purchased all of their properties prior to 2002.
[3]	The limited partnerships closed their offerings on June 18, 1999 and July 13, 1999, respectively.
[4]	The limited partnerships sold their first properties on July 19, 2000 and December 19, 2001, respectively.
[5]	All invested capital was returned by the limited partnerships as of December 31, 2004.

$1,000,000,000 of Common Shares

Fidelity Property Income Trust

P R O S P E C T U S

                    , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31.	Other Expenses of Issuance and Distribution.

The following table itemizes the expenses incurred by us in connection with the issuance and registration of the securities being registered hereunder. All amounts shown are estimates except the Securities and Exchange Commission registration fee and the National Association of Securities Dealers, Inc. filing fee.

Securities and Exchange Commission’s registration fee		$107,000
National Association of Securities Dealers, Inc. filing fee		75,500
Printing and engraving fees
Legal fees and expenses
Accounting fees and expenses
Blue sky fees and expenses		102,165
Miscellaneous expenses

Total	$

Item 32.	Sales to Special Parties.

None

Item 33.	Recent Sales of Unregistered Securities.

On July 11, 2006, a wholly owned subsidiary of FMR Corp. purchased 100 shares of common stock of Fidelity Property Income Trust for total cash consideration of $1,000 to provide our initial capitalization. The issuance of such shares was effected and the purchase of such shares will be effected in reliance upon an exemption from registration provided by Section 4(2) under the Securities Act of 1933, as amended (the “Act”).

Item 34.	Indemnification of Trustees, Officers and Others.

Maryland law allows trustees and officers to be indemnified against judgments, penalties, fines, settlements and reasonable expenses actually incurred in connection with a proceeding unless the following can be established:

•	an act or omission of the trustee or officer was material to the cause of action adjudicated in the proceeding, and was committed in bad faith or was the result of active and deliberate dishonesty;

•	the trustee or officer actually received an improper personal benefit in money, property or services; or

•	with respect to any criminal proceeding, the trustee or officer had reasonable cause to believe his act or omission was unlawful.

Indemnification could reduce the legal remedies available to us and the shareholders against the indemnified individuals, however.

This provision does not reduce the exposure of trustees and officers to liability under federal or state securities laws, nor does it limit the shareholder’s ability to obtain injunctive relief or other equitable remedies for a violation of a trustee’s or an officer’s duties to us or our shareholders, although the equitable remedies may not be an effective remedy in some circumstances.

Our declaration of trust, however, provides that the trustees, our advisor and its affiliates will be indemnified by us for losses arising from our operation only if all of the following conditions are met:

•	the trustees, our advisor or its affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the trustees, our advisor or its affiliates were acting on our behalf or performing services for us;

•	in the case of affiliated trustees, our advisor or its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification;

•	in the case of independent trustees, the liability or loss was not the result of gross negligence or willful misconduct by the party seeking indemnification; and

•	the indemnification or agreement to hold harmless is recoverable only out of our net assets and not from the shareholders.

We will not, however, indemnify our advisor and its affiliates for losses and liabilities arising from or out of alleged violations of federal or state securities laws unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; or

•

a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which securities of our company were offered or sold as to indemnification for violation of securities laws.

We have agreed to indemnify and hold harmless our advisor and its affiliates performing services for us from specific claims and liabilities arising out of the performance of their obligations under the investment advisory agreement. As a result, we and our shareholders may be entitled to a more limited right of action than we would otherwise have if these indemnification rights were not included in the investment advisory agreement.

The general effect to investors of any arrangement under which any of our controlling persons, trustees or officers are insured or indemnified against liability is a potential reduction in distributions resulting from our payment of premiums associated with insurance or, to the extent any such loss is not covered by insurance, our payment of indemnified loss. In addition, indemnification could reduce the legal remedies available to us and our shareholders against the officers and trustees.

Item 35.	Treatment of Proceeds from Shares Being Registered.

None.

Item 36.	Financial Statements and Exhibits.

(a)	Financial Statements.

See page F-1 for an index of the financial statements included in the registration statement.

(b)	Exhibits.

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form S-11, which Exhibit Index is incorporated herein by reference.

Item 37.	Undertakings.

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Act, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

(e) That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to the offering, other than a registration statement relying on Rule 430B or other than a prospectus filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) That, for the purpose of determining liability of the registrant under the Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(iv) Any other communication that is an offer in the offering made by the registrant to the purchaser.

2. The registrant undertakes to send to each shareholder, at least on an annual basis, a detailed statement of any transactions with the advisor or its affiliates, and of fees, commissions, compensation and other benefits paid or accrued to the advisor or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

3. The registrant undertakes to provide to the shareholders the financial statements required by Form 10-K for the first full fiscal year of operations of the registrant.

4. The registrant undertakes to file a sticker supplement pursuant to Rule 424(c) under the Act during the distribution period describing each property not identified in the prospectus at such time as there arises a reasonable probability that such property will be acquired and to consolidate all such stickers into a post-effective amendment filed at least once every three months, with the information contained in such amendment provided simultaneously to the existing shareholders. Each sticker supplement will disclose all compensation and fees received by the advisor and its affiliates in connection with any such acquisition. The post-effective amendment will include audited financial statements meeting the requirements Rule 3-14 of Regulation S-X only for properties acquired during the distribution period.

5. The registrant undertakes to file, after the end of the distribution period, a current report on Form 8-K containing the financial statements and additional information required by Rule 3-14 of Regulation S-X, to reflect each commitment (i.e., the signing of a binding purchase agreement) made after the end of the distribution period involving the use of 10% or more (on a cumulative basis) of the net proceeds of the offering and to provide the information contained in such report to the shareholders at least once each quarter after the distribution period of the offering has ended.

6. Insofar as indemnification for liabilities arising under the Act may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions and otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, in the State of Massachusetts, on this 14th day of December, 2007.

Fidelity Property Income Trust

By:	/s/ JOHN R. BARRIE
Name: John R. Barrie
Title: President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Name	Title	Date

/s/ JOHN R. BARRIE John R. Barrie	President and Chief Executive Officer (Principal Executive Officer)	December 14, 2007

* Jeffrey R. Gauthier	Chief Financial Officer (Principal Financial Officer)	December 14, 2007

* Michael Elizondo	Treasurer, Secretary and Trustee	December 14, 2007

* Lenore Sullivan	Trustee	December 14, 2007

* Andrew Wasynczuk	Trustee	December 14, 2007

*By:	/s/ JOHN R. BARRIE
Attorney-in-Fact

EXHIBIT INDEX

1.1*	Form of Placement Agent Agreement.

3.1	Form of Amended and Restated Declaration of Trust of Fidelity Property Income Trust.

3.2†	Form of Amended and Restated Bylaws of Fidelity Property Income Trust.

3.3*	Form of Amended and Restated Agreement of Limited Partnership of Fidelity Property Income Trust Limited Partnership.

5.1*	Opinion of Venable LLP.

8.1*	Tax Opinion of Goodwin Procter LLP.

10.1†	Form of Investment Advisory Agreement.

10.2*	Independent Valuation Expert Agreement.

10.3†	Appraisal Manager Agreement.

10.4*	Form of Transfer Agent Agreement.

23.1	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Venable LLP (included in Exhibit 5.1).

23.4*	Consent of Goodwin Procter LLP (included in Exhibit 8.1).

23.5*	Consent of independent valuation expert.

23.6*	Consent of independent appraiser(s).

24.1	Power of Attorney (included on the signature page).

*	To be filed by amendment.
†	Previously filed.